UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

SUNEDISON SEMICONDUCTOR LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SunEdison Semiconductor Limited

(Incorporated in the Republic of Singapore)

(Company Registration Number 201334164H)

11 Lorong 3 Toa Payoh,

Singapore 319579

Dear Shareholder,

You are cordially invited to attend a meeting of SunEdison Semiconductor Limited (“SSL” or the “Company”) on November 7, 2016 at 7:00 a.m. Central Time directed to be convened by the High Court of the Republic of Singapore, which we refer to as the “Singapore court.” On August 17, 2016, the Company entered into an implementation agreement with GlobalWafers Co., Ltd. (“GWC”) and GWafers Singapore Pte. Ltd. (“Acquiror”), a direct wholly owned subsidiary of GWC, pursuant to which Acquiror proposes to acquire all of the Company’s outstanding ordinary shares (other than those held by GWC, Acquiror and their subsidiaries) for $12.00 per share, in cash, without interest. After the completion of the transaction, the Company will be a direct subsidiary of Acquiror, and an indirect wholly owned subsidiary of GWC.

The acquisition of the Company’s ordinary shares will be implemented by an administrative procedure supervised by the Singapore court known as a scheme of arrangement, which we refer to generally as the “scheme.” The governing document of the scheme is the document referred to as the “scheme of arrangement.” The Company’s shareholders must adopt and approve the scheme of arrangement at a meeting that is directed to be convened by the Singapore court rather than by the Company. This is why, throughout the attached proxy statement, we refer to the meeting as the “Court Meeting.” The Court Meeting is not held in the Singapore court. For the convenience of all, the Court Meeting will be held at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303. At the Court Meeting, you will be asked to consider and vote upon a proposal to adopt and approve the scheme of arrangement. The Singapore court must also approve the scheme of arrangement.

After careful consideration, our board of directors has unanimously determined that it is in the interests of the Company that the Company enter into the implementation agreement and consummate the transaction with GWC and Acquiror, and unanimously recommends that you vote “FOR” the adoption and approval of the scheme of arrangement.

Your vote is very important, regardless of the number of the Company’s ordinary shares that you own. We cannot consummate the transaction with GWC unless the scheme of arrangement is adopted and approved by the affirmative vote of a majority in number of Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, representing not less than 75% in value of the Company’s ordinary shares held by the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting. For purposes of this proxy statement, “Scheme Shareholders” refer to (a) persons who are registered as holders of the Company’s ordinary shares in the Register of Members of the Company, other than CEDE & Co., GWC, Acquiror and their subsidiaries, and (b) persons other than GWC, Acquiror and their subsidiaries, that are registered as holders of the Company’s ordinary shares in book entry form on the register of The Depository Trust Company, which shares are held through CEDE & Co. as the registered holder of such Company ordinary shares on the Register of Members of the Company.

The attached proxy statement provides you with detailed information about the Court Meeting, the implementation agreement and the scheme. A copy of the implementation agreement is attached as Annex A to the proxy statement, and a copy of the scheme of arrangement is attached as Annex B. We encourage you to read the proxy statement, the implementation agreement and the scheme of arrangement carefully and in their entirety. You may also obtain information about the Company from documents we have filed with the Securities and Exchange Commission.

Whether or not you plan to attend the Court Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. If you attend the Court Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on the proposal to adopt and approve the scheme of arrangement, without your instructions.

If you have any questions or need assistance voting your ordinary shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Attn: Richard Grubaugh

(888) 869-7406

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

SHAKER SADASIVAM
Director, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transaction, passed upon the merits or fairness of the transaction described in this document or passed upon the adequacy or accuracy of the disclosure herein. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 13, 2016 and is first being mailed to shareholders on or about October 13, 2016.

NOTICE OF COURT MEETING

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE

Originating Summons	)

Number 949 of 2016)
In the Matter of SunEdison Semiconductor Limited (RC No. 201334164H)

and

In the Matter of Section 210 of the Companies Act, Chapter 50

SCHEME OF ARRANGEMENT

under Section 210 of the Companies Act, Chapter 50

between

SunEdison Semiconductor Limited

and

the Scheme Shareholders (as defined herein).

and

GWafers Singapore Pte. Ltd.

and

GlobalWafers Co., Ltd

NOTICE OF COURT MEETING

NOTICE IS HEREBY GIVEN that by an Order of Court dated October 4, 2016 made in the above matter, the High Court of the Republic of Singapore (the “Court”) has directed a Court Meeting to be convened of the Scheme Shareholders (as defined in the Schedule below) of the Company, and such Court Meeting shall be held at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303 on November 7, 2016 at 7:00 a.m. Central Time, for the purpose of considering and, if thought fit, adopting and approving (with or without modification) the following resolution:

“That the Scheme of Arrangement dated October 13, 2016 proposed to be made pursuant to Section 210 of the Companies Act, Chapter 50 of Singapore, between (a) SunEdison Semiconductor Limited, (b) the Scheme Shareholders, (c) GlobalWafers Co., Ltd. and (d) GWafers Singapore Pte. Ltd., a copy of which has been circulated with the Notice convening this Court Meeting, be and is hereby adopted and approved.”

A copy of the scheme of arrangement (the “Scheme of Arrangement”) and the information required to be furnished pursuant to Section 211 of the Companies Act, Chapter 50 of Singapore, are incorporated in the printed document of which this Notice forms a part.

A Scheme Shareholder may vote in person at the Court Meeting or may appoint one (and not more than one) person, whether a member of SunEdison Semiconductor Limited or not, as his or her proxy to attend and vote in his or her stead.

A form of proxy applicable for the Court Meeting is enclosed with the proxy statement of which this Notice forms a part.

It is requested that forms appointing proxies be lodged with Vote Processing, care of Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, not later than November 4, 2016, and if the forms are not so lodged, they must be handed to the Chairman of the Court Meeting.

In the case of joint Scheme Shareholders, any one of such persons may vote, but if more than one of such persons are present at the Court Meeting, the person whose name stands first on the Register of Members of SunEdison Semiconductor Limited shall alone be entitled to vote.

By the said Order of Court, the Court has appointed Antonio R. Alvarez, or failing him, any other director of the Company, to act as Chairman of the said Court Meeting and has directed the Chairman to report the results thereof to the Court.

The Scheme of Arrangement will be subject to the subsequent approval of the Court.

THE SCHEDULE

Expression	Meaning
“Scheme Shareholders”

(a) Persons who are registered as holders of ordinary shares of SunEdison Semiconductor Limited in the Register of Members of SunEdison Semiconductor Limited, other than CEDE & Co., GlobalWafers Co., Ltd., GWafers Singapore Pte. Ltd. and their subsidiaries; and

(b) persons, other than GlobalWafers Co., Ltd., GWafers Singapore Pte. Ltd. and their subsidiaries, who are registered as holders of ordinary shares of SunEdison Semiconductor Limited in book entry form on the register of The Depository Trust Company, which shares are held through The Depository Trust Company’s nominee CEDE & Co., as the registered holder of such ordinary shares on the Register of Members of SunEdison Semiconductor Limited.

Dated this 13th day of October, 2016

RAJAH & TANN SINGAPORE LLP

9 Battery Road #25-01

Straits Trading Building

Singapore 049910

Solicitors for the Company

Additional Information

For questions about the transaction, assistance in submitting proxies or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Attn: Richard Grubaugh

Shareholders May Call Toll-Free: (888) 869-7406

Banks and Brokers May Call Collect: (212) 269-5550

Email: semi@dfking.com

Registered holders of Company ordinary shares who have questions regarding their share ownership may write to the Company’s transfer agent, Computershare Investor Services, L.L.C., by first class, registered or certified mail at P. O. Box 30170, College Station, Texas 77842-3170, or by overnight courier at 211 Quality Circle, Suite 210, College Station, Texas 77845. Registered holders may call Computershare Investor Services, L.L.C. toll-free at (877) 373 6374 or non toll-free at (781) 575-2879.

i

ii

QUESTIONS AND ANSWERS ABOUT

THE TRANSACTION AND THE COURT MEETING

The following questions and answers briefly address some commonly asked questions about the proposed transaction with GlobalWafers Co., Ltd. and GWafers Singapore Pte. Ltd., including the implementation agreement, the scheme and the Court Meeting. This section may not address every question you have or include all the information that is important to you. SunEdison Semiconductor Limited urges shareholders to carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Except as specifically noted in this proxy statement, the terms “Company,” “we,” “our” or “us” and similar words refer to SunEdison Semiconductor Limited, including in certain cases its subsidiaries. Throughout this proxy statement, we refer to GlobalWafers Co., Ltd. as “GWC” and GWafers Singapore Pte. Ltd. as the “Acquiror.” Additionally, unless otherwise specified, references to “$” refer to the legal currency of the United States.

Shareholder votes are important. We encourage our shareholders to vote as soon as possible. For more specific information on how to vote, please see the questions and answers in the “The Court Meeting” section below.

The Transaction

Q:	What is the Transaction?

A:	The Company, GWC and Acquiror have entered into an implementation agreement pursuant to which Acquiror proposes to acquire all of the outstanding ordinary shares of the Company (other than those held by GWC, Acquiror and their subsidiaries) for $12.00 per share in cash, without interest, which we refer to as the “scheme price.” The acquisition of all of the Company’s ordinary shares is implemented through a process called a “scheme” that is supervised by the Singapore court under Section 210 of the Companies Act, Chapter 50 of Singapore, in which a company proposes a transaction to its shareholders and which, if adopted and approved by the requisite statutory majority of shareholders, is binding on all shareholders once it is sanctioned by the Singapore court and becomes effective. The governing document of the scheme is called the “scheme of arrangement,” and it describes the technical aspects of the scheme, or how the acquisition of the Company’s ordinary shares will be effected. The implementation agreement, among other things, describes the terms and conditions for the acquisition of the Company’s ordinary shares. Together, the transactions contemplated by the implementation agreement and the scheme of arrangement are the “Transaction” for purposes of this proxy statement. The implementation agreement and the scheme of arrangement are attached to this proxy statement as Annex A and Annex B, respectively. We encourage you to review both documents in their entirety.

Q:	What will the Company’s shareholders receive when the Transaction occurs?

A:	For every Company ordinary share held at the effective time of the Transaction, the Company’s shareholders (other than GWC, Acquiror and their subsidiaries) will be entitled to receive $12.00 in cash, without interest, less any applicable withholding taxes.

Q:	How does the scheme price compare to the market price of the Company’s ordinary shares?

A:

The scheme price of $12.00 per share to be received by the Company’s shareholders represents a premium of approximately (i) 226.1% over the closing price of the Company’s ordinary shares on the Nasdaq Global Select Market on February 17, 2016, the last completed trading day prior to the date that the Company announced that it had received unsolicited indications of interest and would be considering its strategic alternatives, (ii) 103.4% over the average closing price for the Company’s ordinary shares on the Nasdaq

Global Select Market for the 90 trading days preceding the Company’s announcement that it entered into the implementation agreement, and (iii) 44.9% over the closing price of the Company’s ordinary shares on the Nasdaq Global Select Market on August 17, 2016, the last completed trading day prior to the Company’s announcement that it entered into the implementation agreement.

The closing sale price of a Company ordinary share on the Nasdaq Global Select Market on October 7, 2016, which was the last practicable trading day before this proxy statement was printed, was $11.58. You are encouraged to obtain current market quotations for the Company’s ordinary shares in connection with voting your shares.

Q:	When do you expect the Transaction to be completed?

A:	The Transaction is subject to various closing conditions, including Company shareholder approval, sanction by the Singapore court, and regulatory approvals. We hope to complete the transaction prior to the end of 2016.

Q:	How does the Company’s board of directors recommend that I vote on the proposal to adopt and approve the scheme of arrangement?

A:	The Company’s board of directors unanimously determined that it is in the interest of the Company that the Company enter into the implementation agreement and consummate the Transaction, and unanimously recommends that you vote “FOR” the adoption and approval of the scheme of arrangement.

You should read the section entitled “The Transaction—Reasons for the Transaction; Recommendation of the Company’s Board of Directors” beginning on page 31.

Q:	What effects will the Transaction have on the Company?

A:	As a result of the Transaction, the Company will cease to be a standalone public company and will be a direct subsidiary of Acquiror, and an indirect wholly owned subsidiary of GWC. The Company’s ordinary shares will no longer be publicly traded and will be delisted from the Nasdaq Global Select Market. In addition, the Company’s ordinary shares will be deregistered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon application to the U.S. Securities and Exchange Commission (the “SEC”), and we will no longer file periodic reports with the SEC.

Q:	What will happen in the Transaction to the Company’s stock option awards?

A:	Each Company stock option, whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the effective time of the scheme, and that has a per share exercise price that is less than the scheme price of $12.00, will vest and terminate in its entirety at the effective time, and the holder of each such stock option will be entitled to receive an amount in cash funded by GWC or Acquiror equal to the product of: (i) the excess of (x) $12.00 over (y) the per share exercise price of such option, and (ii) the number of ordinary shares underlying each such option, which amount will be paid less any applicable withholding taxes. To the extent any unexpired and outstanding company stock option has an exercise price that is equal to or greater than the scheme price of $12.00, such option will be terminated immediately prior to the effective time, and the holder thereof shall be entitled to no consideration in connection with such cancellation.

Q:	What will happen in the Transaction to the Company’s restricted share unit awards?

A:

Company restricted share units (“RSUs” or “Company RSUs”) issued and outstanding immediately prior to the effective time of the scheme shall vest in their entirety and each such Company RSU so vested will thereupon be converted into the right to receive a cash payment with respect thereto equal to the scheme price of $12.00 per share, less any applicable withholding taxes. With respect to any award of Company RSUs that vests in whole or in part upon the achievement of one or more performance goals, the number of Company RSUs to be accelerated pursuant to such award shall be determined by assuming achievement of the applicable performance goal(s) at 100% of the target level.

Q:	Do any of the Company’s directors or executive officers have interests in the Transaction that may differ from those of the Company’s shareholders?

A:	Yes, some of our directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of the Company’s shareholders generally. The Company’s board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve entry into the implementation agreement and the consummation of the Transaction. See “The Transaction—Interests of the Company’s Directors and Executive Officers in the Transaction” beginning on page 52 for a description of such interests.

Q:	What are the material U.S. federal income tax consequences of the Transaction to the Company’s shareholders?

A:	The receipt of cash for Company ordinary shares by U.S. holders (as defined in “The Transaction—Material U.S. Federal Income Tax Consequences of the Transaction,” below) pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of the Company’s ordinary shares will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Transaction and (ii) the U.S. holder’s adjusted tax basis in the shares. Non-U.S. holders (as defined in “The Transaction—Material U.S. Federal Income Tax Consequences of the Transaction,” below) of the Company’s ordinary shares generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for the Company’s ordinary shares in the Transaction unless such non-U.S. holder has certain connections to the United States. See “The Transaction—Material U.S. Federal Income Tax Consequences of the Transaction” beginning on page 59 for a more detailed discussion of the tax treatment of the Transaction.

Shareholders, including non-U.S. shareholders, should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Transaction in light of their particular circumstances.

Q:	Should I send in my share certificates or other proof of ownership now?

A:	No. Promptly after the effectiveness of the scheme, shareholders listed on the Register of Members of the Company (the “registered shareholders”), other than GWC, Acquiror and their subsidiaries, that hold certificated ordinary shares will be sent a letter of transmittal describing the procedures to submit share certificates to the address of the share registrar (transfer agent) of the Company. If you are a registered shareholder and you hold your shares in book entry form, there is nothing that you need to submit to the Company’s share registrar. CEDE & Co., which holds the Company’s ordinary shares as nominee for The Depository Trust Company, is a registered shareholder. If you are a “street name” holder, meaning that you hold your Company ordinary shares through your broker, your shares are technically held by The Depository Trust Company, and the procedures for voting at the Court Meeting and payment of the scheme consideration are somewhat different, as described in the questions and answers below in “The Court Meeting,” and elsewhere in this proxy statement.

Q:	How will I be paid the scheme consideration?

A:

On or prior to the effective date of the scheme, GWC or Acquiror will deposit with the paying agent cash in an amount equal to the aggregate scheme consideration payable to all registered shareholders (other than GWC, Acquiror and their subsidiaries) as of the effective date of the scheme, as payment for all Company ordinary shares held by such registered shareholders. The paying agent will (i) send to each registered shareholder a check payable to such registered shareholder, or (ii) credit the designated bank account of each registered shareholder with an amount equal to the aggregate scheme consideration payable with respect to the Company ordinary shares held by such shareholder, net of applicable withholding tax, if any, as payment for the transfer of such Company ordinary shares to Acquiror under the scheme. If you are not a registered shareholder and instead your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, your account will be credited in accordance with your brokerage firm, bank, trust or other nominee’s applicable procedures.

Q:	Am I entitled to appraisal rights in connection with the Transaction?

A:	No. There are no appraisal rights under Singapore law. Once the scheme of arrangement is adopted and approved by the requisite majority of the Scheme Shareholders, is sanctioned by the Singapore court and becomes effective, it will be binding on all shareholders. Dissenting shareholders may file an objection with the Singapore court against the granting of the Singapore court sanction, but no appraisal rights are available to dissenting shareholders in connection with a scheme effected under Singapore law.

Q:	Is the Scheme of Arrangement subject to The Singapore Take-over Code?

A:	No. On August 11, 2016, the Securities and Industry Council of Singapore (the “SIC”) granted a waiver of the application of The Singapore Code on Take-overs and Mergers (the “Singapore Take-over Code”) to the Company in its entirety in respect of the scheme of arrangement.

Q:	What happens if I sell my ordinary shares before the Court Meeting?

A:	The record date to determine the Scheme Shareholders entitled to vote at the Court Meeting is October 10, 2016. The date for determining which shareholders will be entitled to receive the scheme consideration for their ordinary shares is as of 5:00 p.m. Singapore time on the effective date of the scheme. If you are a Scheme Shareholder as of the record date, you will be entitled to vote at the Court Meeting, but if you transfer your ordinary shares before the effective date of the scheme, you will not be entitled to receive the scheme consideration. After the date of the Court Meeting, the Company will give notice to registered shareholders of the proposed effective date of the scheme for the purpose of determining shareholders who are entitled to the scheme consideration.

Q:	What happens if the scheme of arrangement is not approved by our shareholders or if the Transaction is not completed for any other reason?

A:	If the scheme of arrangement is not approved by our shareholders or if the Transaction is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the Transaction. Instead, we will remain a standalone public company, the Company’s ordinary shares will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

The Company will be required to pay GWC a termination fee of $19.2 million upon the termination of the implementation agreement under specified circumstances, and GWC will be required to pay the Company a termination fee of $40 million if the implementation agreement is terminated under different specified circumstances, in each case as described under the section entitled “The Implementation Agreement—Termination Fees” beginning on page 82.

The Court Meeting

Q:	What is the Court Meeting? Who will be entitled to vote?

A:	The Court Meeting is similar to an extraordinary general meeting of shareholders, except that it is convened by the Company by way of an order of the Singapore court rather than called by the Company pursuant to its Constitution. The Court Meeting was directed to be convened by the Singapore court for the purpose of approving the scheme.

Every Scheme Shareholder of the Company as of the record date is entitled to vote at the Court Meeting. Shareholders who hold their shares in “street name” through a broker, bank or nominee vote in accordance with the voting procedures received from their broker, bank or nominee. GWC, Acquiror and their subsidiaries will not be eligible to vote their ordinary shares (whether directly or indirectly held) at the Court Meeting. The record date for determining the Scheme Shareholders who are entitled to vote at the Court Meeting is October 10, 2016. See “The Court Meeting” beginning on page 20.

Q:	When and where is the Court Meeting?

A:	The Court Meeting will be held at 7:00 a.m., Central Time, on November 7, 2016 at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303.

Q:	What quorum and shareholder vote are required to approve the scheme of arrangement?

A:	A quorum is required for the transaction of business at the Court Meeting. The presence, in person or by proxy, at the Court Meeting of the Scheme Shareholders holding a majority of the outstanding ordinary shares of the Company held by all Scheme Shareholders as of the record date of October 10, 2016 will constitute a quorum.

The affirmative vote of a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, representing not less than 75% in value of the outstanding ordinary shares of the Company held by the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, is required for the adoption and approval of the scheme of arrangement. GWC, Acquiror and their subsidiaries will not be entitled to vote at the Court Meeting.

Pursuant to the directions of the Singapore court, for the purposes of determining the number of Company shareholders present and voting at the Court Meeting, Company shares that are deposited in book entry form with The Depository Trust Company, which we refer to as “DTC,” and registered in the name of CEDE & Co. as nominee of DTC, and holders of record in the Register of Members of the Company, will be treated as follows:

(i)	CEDE & Co. shall be deemed not to be a shareholder of the Company; and

(ii)	Each shareholder whose name appears on the register of DTC as a holder of the Company’s ordinary shares, which we refer to as a “sub-depositor,” shall be deemed to be a shareholder of the Company in respect of such number of ordinary shares held in its account under CEDE & Co.

If your shares are held in “street name,” through a bank, broker or other nominee that is a DTC sub-depositor, then that organization will be the Scheme Shareholder for the purposes of the scheme. Each sub-depositor need not vote the shares registered in its name in the same way. Accordingly, a sub-depositor may:

(a)	vote all or part of its ordinary shares FOR the scheme of arrangement, which part shall be counted in value for adopting and approving the scheme;

(b)	vote all or part of its ordinary shares AGAINST the scheme of arrangement, which part shall be counted in value against adopting and approving the scheme; and/or

(c)	abstain from voting in respect of all part of its ordinary shares, which part shall not be counted in determining the value of shares which are present and voting on the scheme of arrangement.

For purposes of determining the number of shareholders present and voting at the Court Meeting, a sub-depositor will be taken to have voted FOR the scheme of arrangement, if the number of ordinary shares voted FOR the scheme of arrangement by it exceeds the number of ordinary shares voted AGAINST the scheme of arrangement by it, or AGAINST the scheme of arrangement, if the number of ordinary shares voted AGAINST the scheme of arrangement by it exceeds or is equal to the number of ordinary shares voted FOR the scheme of arrangement by it.

A shareholder (including a sub-depositor) voting by proxy shall be included in the count of shareholders present and voting at the Court Meeting as if that shareholder was voting in person, such that the votes of a proxy who has been appointed to represent more than one shareholder at the Court Meeting shall be counted as the votes of such number of appointing shareholders.

Q:	How can I vote?

A:	If you are a Scheme Shareholder who is a registered holder, you may vote by personally attending the Court Meeting or attending by proxy, by completing and returning a proxy card. If you are a Scheme Shareholder who is a DTC sub-depositor, vote your shares through the DTC procedures. All Scheme Shareholders may attend the meeting in person. If you hold your shares in “street name” through a bank, broker or other nominee, you will be able to exercise your vote for the scheme of arrangement through such organization by completing a voting instruction form in accordance with the procedures issued by such organization. Most “street name” holders may also be able to submit their voting instructions to their bank, broker or other nominee by telephone or through the Internet.

The method by which Scheme Shareholders vote will in no way limit the right to vote at the Court Meeting if such Scheme Shareholders later decide to attend in person. If shares are held in “street name,” beneficial holders must vote in accordance with the instructions received from their bank, broker or other nominee.

Q:	If my ordinary shares are held in “street name” by my bank, broker or other nominee, will they vote my shares for me?

A:	The vote on the scheme of arrangement is considered a “non-routine” matter, and your bank, broker or other nominee is not permitted to exercise discretion to vote your ordinary shares. If you hold your ordinary shares in “street name,” you should follow the procedures provided by your bank, broker or other nominee regarding how to instruct them to vote your shares. Typically, you would submit your voting instructions by mail, by telephone or through the Internet in accordance with the procedures provided by your bank, broker or other nominee.

All shares entitled to vote and represented by properly completed proxies received prior to the Court Meeting and not revoked will be voted at the meeting in accordance with your instructions. If a signed proxy card is returned without indicating how shares should be voted on a matter and the proxy is not revoked, the shares represented by such proxy will be voted as the Company’s board of directors recommends and, therefore, “FOR” the adoption and approval of the scheme of arrangement.

Q:	How are votes counted?

A:	You may vote FOR or AGAINST the adoption and approval of the scheme of arrangement, or you may abstain from voting on the scheme of arrangement. Abstentions will not be counted as votes cast or shares voting on the proposal, but will count for the purposes of determining whether a quorum is present. The Singapore court has directed that the votes of sub-depositors be counted in a specific manner, as described above.

Q:	Can I revoke or change my vote?

A:

Yes, Scheme Shareholders have the right to revoke a proxy at any time prior to voting at the Court Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us no later than 48 hours before the appointed time of the meeting or (ii) by attending the meeting and voting in person, provided that you are a Scheme Shareholder. If you hold ordinary shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by such organization to revoke or change your vote.

Q:	What happens if I do not submit a proxy card or otherwise vote?

A:	Failure to submit a proxy card or otherwise vote could make it more difficult for us to achieve the requisite thresholds we need for approval of the scheme of arrangement. Therefore, we urge all Company shareholders to vote, and we request that you return the proxy card as soon as possible.

Q:	What do Company shareholders need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. In order for Company ordinary shares to be represented at the Court Meeting, Scheme Shareholders must vote in person or by proxy. If your shares are held in “street name” through your broker, bank or other nominee, please follow the procedures provided by such organization regarding how to instruct them to vote your shares.

Q:	Who can answer questions?

A:	Company shareholders with questions about the Transaction or the Court Meeting, or who desire additional copies of this proxy statement or additional proxy cards should contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Attn: Richard Grubaugh

(888) 869-7406

Registered holders of Company ordinary shares who have questions regarding their share ownership may write to the Company’s transfer agent, Computershare Investor Services, L.L.C., by first class, registered or certified mail at P. O. Box 30170, College Station, Texas 77842-3170, or by overnight courier at 211 Quality Circle, Suite 210, College Station, Texas 77845. Registered holders may call Computershare Investor Services, L.L.C. toll-free at (877) 373 6374 or non toll-free at (781) 575-2879.

SUMMARY

This summary highlights selected information from this proxy statement related to the Transaction, and may not contain all of the information that is important to you. To understand the Transaction more fully and for a more complete description of the legal terms of the Transaction, you should carefully read this entire proxy statement, including the annexes and other documents referred to herein. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The implementation agreement is attached as Annex A to this proxy statement and the scheme of arrangement is attached as Annex B. We encourage you to read these documents, which are the legal documents that govern the Transaction, carefully and in their entirety.

The Company, GWC and Acquiror have entered into an implementation agreement pursuant to which Acquiror proposes to acquire all of the Company’s outstanding ordinary shares (other than those held by GWC, Acquiror and their subsidiaries) for $12.00 per share in cash, without interest and less any applicable withholding taxes. The acquisition of all of the Company’s ordinary shares will be implemented through a process called a “scheme of arrangement” or “scheme” that is supervised by the Singapore court. If GWC obtains the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion, and obtains all applicable SIC clearances, GWC may affect the Transaction by way of a Company-recommended takeover offer on the terms and conditions set forth in the implementation agreement in lieu of proceeding by way of the scheme.

Parties to the Transaction

SunEdison Semiconductor Limited

SunEdison Semiconductor is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, SunEdison Semiconductor has been a pioneer in the design and development of silicon wafer technologies. The Company has developed a broad product portfolio, an extensive global manufacturing footprint, process technology expertise, and supply chain flexibility.

The Company’s business was established in 1959 and was known during most of its history as MEMC Electronic Materials, Inc. In 2014, the Company was spun-off from SunEdison, Inc. and listed on the NASDAQ Global Select Market. The Company’s principal executive offices are located at 11 Lorong 3 Toa Payoh, Singapore 319579. The offices of the Company’s subsidiary in the U.S. are located at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. The Company’s telephone number at its principal office in Singapore is +65 6681-9300, and at its U.S. subsidiary is (636) 474-5000. The Company’s website address is www.sunedisonsemi.com.

GlobalWafers Co., Ltd.

GWC is a leading manufacturer of semiconductor silicon wafers. Founded in 1981, GWC was the semiconductor business unit of Sino-American Silicon Product Inc. (“SAS”) and spun off as GlobalWafers Co., Ltd. in 2011 and listed on the Taipei Exchange. GWC’s principal executive offices are located at No. 8. Industrial East Road 2, Science-Based Industrial Park, Hsinchu, Taiwan, R.O.C. and its telephone number is 886-3-577-2255. GWC’s website address is www. sas-globalwafers.com.

GWafers Singapore Pte. Ltd.

Acquiror is a wholly owned subsidiary of GWC that was incorporated as a private limited Singapore company on February 2, 2016, solely for the purpose of engaging in the Transaction. Acquiror has not engaged in any business other than in connection with the Transaction and arranging debt financing in connection with the Transaction.

The Scheme Shareholders

The Scheme Shareholders are: (a) persons who are registered as holders of Company ordinary shares in the Register of Members of the Company, other than CEDE & Co.; and (b) persons who are holders of Company ordinary shares in book entry form on the register of The Depository Trust Company (“DTC”), which shares are held through DTC’s nominee CEDE & Co., as the registered holder of such ordinary shares on the Register of Members of the Company. Scheme Shareholders shall in no event include GWC, Acquiror or their subsidiaries.

The Court Meeting

Date, Time and Place

The Court Meeting will be held at 7:00 a.m., Central Time, on November 7, 2016 at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303.

Purpose

This Court Meeting was directed to be convened by the Singapore court for the purpose of adopting and approving the scheme.

Record Date and Quorum

The record date for determining the Scheme Shareholders who are entitled to vote at the Court Meeting is October 10, 2016.

A quorum is required for the transaction of business at the Court Meeting. The presence, in person or by proxy, at the Court Meeting of the Scheme Shareholders holding at least a majority of the outstanding ordinary shares of the Company held by all Scheme Shareholders as of record as of October 10, 2016 will constitute a quorum. GWC, Acquiror and their subsidiaries will not be entitled to vote the Court Meeting.

Vote Required

The affirmative vote of a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, representing not less than 75% in value of the Company’s outstanding ordinary shares held by the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, is required for the approval of the scheme of arrangement. CEDE & Co. will not be deemed to be a Scheme Shareholder for the purposes of determining the number of Company shareholders present and voting at the Court Meeting. Instead, each sub-depositor will be considered a Scheme Shareholder for the purpose of determining the required vote to approve the scheme of arrangement. GWC, Acquiror and their subsidiaries will not be entitled to vote at the Court Meeting.

Recommendation of the Company’s Board of Directors

After careful consideration, the Company’s board of directors unanimously determined that it is in the interest of the Company that the Company enter into the implementation agreement and consummate the Transaction, and unanimously recommends that you vote “FOR” the adoption and approval of the scheme of arrangement.

The Scheme

The Scheme of Arrangement

The purpose of the scheme is to implement the acquisition of the Company’s ordinary shares by Acquiror. The scheme involves the transfer of all of the Company’s ordinary shares held by Scheme Shareholders to Acquiror, in exchange for the scheme price of $12.00 per share in cash without interest and net of any applicable withholding taxes. Upon completion of the scheme, Acquiror will hold all of the Company’s ordinary shares, and the Company will be a direct subsidiary of Acquiror, and an indirect wholly owned subsidiary of GWC.

Appraisal Rights

Once the scheme of arrangement is adopted and approved by the requisite majority of Scheme Shareholders, is sanctioned by the Singapore court and becomes effective, it will be binding on all shareholders of the Company. Dissenting shareholders may file an objection with the Singapore court against the granting of the Singapore court sanction, but no appraisal rights are available to dissenting shareholders in connection with a scheme effected under Singapore law.

Court Sanction

Pursuant to the Companies Act, Chapter 50 of Singapore, the Singapore court has directed that the Court Meeting be convened for the purpose of adopting and approving the scheme of arrangement. If the requisite majority of the Scheme Shareholders vote to adopt and approve the scheme of arrangement at the Court Meeting and certain other closing conditions have been satisfied, an application will be made to the Singapore court by the Company to sanction the scheme.

Opinion of the Company’s Financial Advisors

Opinion of Barclays Capital Inc.

The Company has engaged Barclays Capital Inc., which we refer to as “Barclays,” to act as its financial advisor with respect to a possible sale of the Company. In connection with the proposed transaction, on August 17, 2016, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Company’s board of directors that as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the Company’s shareholders in the proposed transaction is fair, from a financial point of view, to such shareholders. As compensation for its services in connection with the proposed transaction, the Company has agreed to pay Barclays certain transaction related fees, which are currently estimated to be approximately $10.9 million, of which $1.0 million became payable upon the delivery of Barclays’ opinion, and the remainder of which will become payable solely upon the consummation of the proposed transaction.

The full text of Barclays’ written opinion, dated August 17, 2016, is attached to this Proxy Statement as Annex C. The Company’s shareholders are encouraged to read Barclays’ written opinion carefully in its entirety for a description of, among other things, the assumptions made, procedures followed, and factors and limitations considered upon the review undertaken by Barclays in rendering its opinion.

Barclays’ opinion is addressed to and was provided for the benefit of the Company’s board of directors and addresses only the fairness, from a financial point of view, of the scheme consideration to be offered to the Company’s shareholders and does not address any other aspect of the proposed transaction. The opinion did not address the relative merits of the proposed transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the proposed transaction. The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the proposed transaction. Please see “The Transaction__Opinion of the Company’s Financial Advisors__Opinion of Barclays” beginning at page 38.

Opinion of Australia and New Zealand Banking Group Limited, Singapore Branch

Consistent with Singapore practice, the Company’s board of directors has also retained an independent financial advisor, sometime referred to as an IFA. The IFA is Australia and New Zealand Banking Group Limited, Singapore branch, referred to in this proxy statement as ANZ. ANZ was engaged on July 19, 2016. Pursuant to the terms of the engagement letter with ANZ, the Company agreed to pay to ANZ a fee of $300,000 for its services as the Company’s IFA for this Transaction.

On August 16, 2016, ANZ rendered its written opinion to the Company’s board of directors that, based upon and having considered the information that has been made available to it and the factors set out in its opinion, as of the date of its opinion, the scheme price of $12.00 per share is fair and reasonable and not prejudicial, from a financial point of view, to the interests of the Company’s shareholders (other than GlobalWafers, Acquiror and their subsidiaries). The full text of ANZ’s opinion is attached to this proxy statement as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by ANZ in forming its opinion.

As part of the procedure of implementing the scheme, the board of directors are required to make a recommendation to the Company’s shareholders (other than GlobalWafers and its subsidiaries) in relation to the scheme after having considered the advice of the independent financial advisor. ANZ’s opinion is not intended to be and does not constitute a recommendation to any Company shareholder as to how such shareholder should vote in connection with the scheme. The recommendations made by the Company’s board of directors to the Company’s shareholders with regard to the scheme shall remain the responsibility of the board of directors.

For a more complete description of the opinion and the review undertaken in connection with such opinion, together with the fees payable to ANZ by the Company, see “The Transaction—Opinion of the Company’s Financial Advisors—Opinion of ANZ” beginning on page 46.

Treatment of Company Stock Options and Restricted Share Units in the Transaction

Stock Options

Each Company stock option, whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the effective time of the scheme, and has a per share exercise price that is less than the scheme price of $12.00, will vest and terminate in its entirety at the effective time, and the holder of each such stock option will be entitled to receive an amount in cash funded by GWC or Acquiror equal to the product of: (i) the excess of (x) $12.00 over (y) the per share exercise price of such option, and (ii) the number of ordinary shares underlying each such option, which amount will be paid less any applicable withholding taxes. To the extent any unexpired and outstanding company stock option has an exercise price that is equal to or greater than the scheme price of $12.00, such options will be terminated immediately prior to the effective time of the Transaction, and the holder thereof shall be entitled to no consideration in connection with such cancellation.

Restricted Share Units

Company RSUs issued and outstanding immediately prior to the effective time of the scheme shall vest in their entirety and each such Company RSU so vested will thereupon be converted into the right to receive a cash payment with respect thereto equal to the scheme price of $12.00 per share, less any applicable withholding taxes. With respect to any award of Company RSUs that vests in whole or in part upon the achievement of one or more performance goals, the number of Company RSUs to be accelerated pursuant to such award shall be determined by assuming achievement of the applicable performance goal(s) at 100% of the target level.

Interests of Directors and Executive Officers in the Transaction

You should be aware that some of our directors and executive officers of the Company may have interests in the Transaction that are different from, or are in addition to, the interests of shareholders generally. The Company’s board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve entry into the implementation agreement and consummation of the Transaction. See “The Transaction—Interests of the Company’s Directors and Executive Officers in the Transaction” beginning on page 52 for a description of these interests.

Conditions to Completion of the Transaction

We expect to complete the Transaction after all the conditions to the Transaction in the implementation agreement are satisfied or waived, including after we receive shareholder approval at the Court Meeting, sanction of the Singapore court, and all other regulatory approvals. We hope to complete the transaction prior to the end of 2016.

Pursuant to the scheme of arrangement, the obligation of each party to complete the Transaction is subject to the satisfaction or waiver of several conditions set forth in the implementation agreement, which are summarized below:

•	the adoption and approval of the scheme of arrangement by the Company’s shareholders;

•	the approval and confirmation of the scheme by the Singapore court;

•	the lodgement of the Singapore court order approving the scheme with the Accounting and Corporate Regulatory Authority of Singapore, which we refer to as “ACRA;”

•	the absence of any governmental orders or proceedings that make the Transaction illegal or otherwise prohibit the consummation of the Transaction;

•	the receipt by GWC of the approval of each of the Investment Committee of the Ministry of the Economic Affairs of the Republic of China and the Central Bank of the Republic of China, (which we refer to, collectively, as the “ROC Approvals”);

•	the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” and the receipt of clearance under specified foreign antitrust requirements; and

•	the receipt by the Company of clearance or approval of the Committee on Foreign Investment in the U.S., known as CFIUS, with respect to the transactions contemplated by the implementation agreement, as more particularly provided for in the implementation agreement.

The obligation of the Company to consummate the Transaction is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of GWC and Acquiror contained in the implementation agreement shall be true and correct on and as of the date of the implementation agreement and as of the closing date, except for:

•	other than with respect to specified fundamental representations, which must be true and correct in all material respects, failures that have not had a material adverse effect on the ability of GWC or Acquiror to fulfill their obligations under the implementation agreement; and

•	representations and warranties which address matters only as of a particular date, which need only be true and correct as of such date, subject to the qualifications described above in the first sub-bullet point; and

•	GWC and Acquiror shall have performed or complied in all material respects with all agreements and covenants required by the implementation agreement to be performed or complied with by it on or prior to the effective date of the scheme.

The obligation of GWC and Acquiror to consummate the Transaction is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the Company contained in the implementation agreement shall be true and correct on and as of the date of the implementation agreement and as of the closing date, except for:

•	other than with respect to specified fundamental representations, which must be true and correct in all respects, failures that, in the aggregate for all such failures, have not had a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated by the implementation agreement;

•	representations and warranties which address matters only as of a particular date, which need only be true and correct as of such date, subject to the qualifications described above in the first sub-bullet point;

•	the Company shall have performed or complied in all material respects with all agreements and covenants required by the implementation agreement to be performed or complied with by it at or prior to the effective date of the scheme;

•	no material adverse effect on the Company shall have occurred since the date of the implementation agreement, subject to certain exceptions which are largely events beyond the Company’s control; and

•	no suit, action or proceeding shall be pending that (i) challenges or seeks to restrain or prohibit the consummation of the scheme or any other transaction contemplated by the implementation agreement; or (ii) seeks to require GWC, Acquiror or the Company or any of their subsidiaries or affiliates to effect any remedial measures that Acquiror is not required to accept pursuant to the terms of implementation agreement (see “The Implementation Agreement—Other Agreements—Regulatory Filings; Reasonable Best Efforts” beginning on page 69).

The implementation agreement provides that any or all of the conditions described above may be waived, in whole or in part, by the Company or GWC, as applicable, to the extent legally allowed. See “The Implementation Agreement—Conditions to Completion of the Transaction” beginning on page 72 and see also “The Implementation Agreement—Conditions to Completion of the Transaction—Conditions to the Offer” for the conditions that apply if the Transaction proceeds by way of the offer beginning on page 75.

No Solicitation

The implementation agreement contains customary “no solicitation” provisions, subject to a “fiduciary exception,” requiring the Company and its subsidiaries and their respective directors and officers not to, and not to authorize or permit their employees, agents or representatives (including investment bankers, financial advisors, attorneys and accountants) to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of, any acquisition proposal;

•	participate or engage in any discussions or negotiations regarding, or furnish to any person any information with respect to or for the purpose of facilitating, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any acquisition proposal;

•	terminate, amend, release or authorize the release of any person from, or expressly waive any provision of any confidentiality, “standstill” or similar agreement under which it has any rights, or fail to enforce in all material respects each such agreement with respect to an acquisition proposal;

•	take any action to render inapplicable, or to exempt any third person from, any legal requirement or charter provision that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

•	approve, endorse or recommend any acquisition proposal;

•	enter into any agreement (including any letter of intent, acquisition agreement or similar agreement) relating to any acquisition proposal, other than a confidentiality agreement in connection with an acquisition proposal that is, or would reasonably be likely to lead to, a superior offer (see “The Implementation Agreement__No Solicitation” beginning on page 76 for the definition of “superior offer”);

•	seek confirmation from the SIC that the Singapore Take-over Code and its requirements would not apply to any acquisition proposal; or

•	propose publicly or agree to any of the foregoing with respect to an acquisition proposal.

The implementation agreement does not, however, prohibit the Company from considering an unsolicited, bona fide acquisition proposal from a third party if certain specified conditions are met. For a discussion of the prohibition on solicitation of acquisition proposals from third parties, and the exceptions to such prohibition, see “The Implementation Agreement—No Solicitation” beginning on page 76.

Termination of the Implementation Agreement

Either the Company or GWC may terminate the implementation agreement, and the Transaction may be abandoned, at any time prior to the effective time of the scheme if:

•	the parties mutually agree in writing;

•	the closing of the Transaction does not occur on or before May 17, 2017 (the “Drop Dead Date”), except that (i) under certain circumstances, the Company or GWC may unilaterally extend the date for the Transaction to close to August 15, 2017; and (ii) a party may not terminate under this provision if the party’s action or failure to fulfill any covenant or obligation under the implementation agreement was the primary cause of the failure of the Transaction to be completed on or before such date and such action or failure to fulfill any covenant or obligation constitutes a material breach of the implementation agreement;

•	a governmental entity of competent jurisdiction shall have enacted or issued any applicable law, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect, makes the Transaction illegal or prohibits or restrains the consummation of the Transaction, and is final and nonappealable; provided that the party seeking to terminate the implementation agreement complied with its applicable obligations under the implementation agreement to have any such government action vacated, lifted or removed, and the primary cause of, or primary factor resulting in, such government action was not such party’s breach or failure to comply with its obligations under the implementation agreement; or

•	the offer has not been commenced and either (i) the Company’s shareholders do not approve the scheme of arrangement at a duly convened meeting of the Company’s shareholders or (ii) the Singapore court does not approve the scheme, in each case provided that the terminating party has complied in all material respects with its obligations to try to obtain such approvals.

The Company may terminate the implementation agreement if:

•	GWC or Acquiror breaches any of its representations, warranties, covenants or agreements in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied after a 60-day cure period (if such breach is curable, and GWC or Acquiror uses commercially reasonable efforts to cure such breach during such 60-day cure period), provided that the Company has not materially breached the implementation agreement;

•	GWC does not have sufficient funds to consummate the transactions, but all other conditions to closing have been met (or are capable of being satisfied at the closing or are within the control of GWC) and the Company has irrevocably delivered written notice to GWC that the Company is ready, willing and able to consummate the Transaction; or

•	prior to approval of the scheme of arrangement by the Company’s shareholders, the Company concurrently enters into a definitive acquisition agreement providing for a superior offer, provided that the Company has otherwise complied with its obligation to call the shareholder meeting and its non-solicitation obligations and if prior to or concurrently with such termination, the Company pays the termination fee described in more detail below.

GWC may terminate the implementation agreement if:

•	the Company breaches any of its representations, warranties, covenants or agreements in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied after a 60-day cure period (if such breach is curable, and the Company uses commercially reasonable efforts to cure such breach during such 60-day cure period), provided that GWC has not materially breached the implementation agreement; or

•	a triggering event with respect to the Company shall have occurred.

Under the implementation agreement, a triggering event will occur if, among other things:

•	the board of directors of the Company for any reason changes its recommendation that its shareholders (i) approve the scheme of arrangement; or (ii) tender their shares in the offer, if GWC commences the offer with the consent of the Company and all applicable SIC clearances;

•	GWC commences the offer with the consent of the Company, and the Company fails to file the Schedule 14D-9 as required by the implementation agreement;

•	the Company fails to include in the scheme documents the recommendation of the board of directors that the Company’s shareholders approve the scheme of arrangement and/or if Globe has commenced the offer with the consent of the Company, the Company fails to include in its Schedule 14D-9 the recommendation that shareholders tender their shares in the offer;

•	the Company enters into any letter of intent or similar document or any agreement with respect to an acquisition proposal, other than a confidentiality agreement permitted pursuant to the exceptions to the Company’s non-solicitation obligations;

•	the Company publicly announces its intention to do any of the foregoing; or

•	the Company commits a material breach of its obligations under the non-solicitation provision of the implementation agreement.

For a discussion of the termination of the implementation agreement, see “The Implementation Agreement—Termination of the Implementation Agreement” beginning on page 80.

Termination Fees

The Company will be required to pay GWC a termination fee of $19.2 million if the implementation agreement is terminated:

•	by GWC as a result of a “triggering event” (see “The Implementation Agreement — Termination of the Implementation Agreement” beginning on page 80 for the definition of triggering event);

•	subject to compliance with certain covenants by the Company, by the Company in order to concurrently enter into a definitive acquisition agreement providing for a superior offer; or

•	by (i) GWC or the Company, as applicable, as a result of the failure to close the Transaction on or before the Drop Dead Date (or any extension thereof) or the failure to obtain the approval of the Company’s shareholders or the Singapore court, or (ii) GWC upon a material breach of the Company’s representations, warranties, covenants or agreements after a 60-day cure period; and (i) prior to the termination of the implementation agreement (or, in the case of termination as a result of failure to obtain shareholder or court approval, prior to the shareholder meeting), any acquisition proposal has been made known to the Company or publicly disclosed and not withdrawn, or any person shall have publicly announced an intention, whether or not conditional, to make an acquisition proposal which is not withdrawn and (ii) within 12 months following the termination of the implementation agreement, an alternative transaction is consummated or the Company enters into an agreement providing for an alternative transaction that is subsequently consummated.

GWC will be required to pay the Company a termination fee equal to $40 million under the following circumstances:

•	if the Company terminates the implementation agreement as a result of all conditions to the obligations of GWC and Acquiror to complete the Transaction having been satisfied or waived (or are capable of being satisfied at the closing or are within the control of GWC), the Company having confirmed in writing it is ready, able and willing to consummate the Transaction, and GWC not having the required funds, or otherwise failing, to complete the transaction;

•	if the Company terminates the implementation agreement as a result of GWC or Acquiror’s breach of certain representations and covenants in the implementation agreement relating to the requirements of GWC’s bylaws with respect to investment in subsidiaries and the need for GWC to obtain shareholder approval for the Transaction;

•	if the implementation agreement is terminated by the Company or GWC if the transactions contemplated by the implementation agreement become illegal, provided the relevant governmental entity has acted with respect to CFIUS, antitrust law or the ROC Approvals; or

•	if the implementation agreement is terminated by the Company or GWC as a result of the Drop Dead Date (or any extension thereof) being reached and at the time of such termination, all conditions to the obligations of the parties to complete the Transaction have been satisfied or waived (or are capable of being satisfied at the closing or are within the control of GWC), other than the conditions relating to CFIUS, antitrust law or the ROC Approvals.

On the date that the implementation agreement was signed, GWC deposited $40 million in an escrow account at Mega International Commercial Bank Co., Ltd. as collateral and security for the payment of the termination fee by it under the terms of the agreement.

For a discussion of the termination fees see “The Implementation Agreement—Termination Fees” beginning on page 82.

Financing of the Transaction

Prior to the execution of the implementation agreement, the parties obtained a financing commitment letter, guaranteed by GWC, to obtain a $200 million senior secured term loan of the Company, the proceeds of which will be used to refinance the Company’s existing $210 million credit agreement and to repay facilities extended to MEMC Korea, a subsidiary of the Company, contemporaneously with the closing of the Transaction. In addition, GWC obtained a commitment letter providing for senior secured loans in the aggregate amount of $350 million, the proceeds of which will be used to fund payment by GWC and Acquiror of the aggregate scheme consideration to the Company’s shareholders and of related expenses of the Transaction.

GWC has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions set forth in the commitment letters, including entering into definitive agreements as promptly as practicable and to consummate the financing no later than the effective time of the Transaction. The Company has agreed to cooperate as reasonably requested by GWC in connection with these debt financing arrangements. The obligation of GWC and Acquiror to consummate the Transaction is not subject to any financing condition.

For a discussion regarding the financing of the transaction see “The Transaction—Financing of the Transaction; Treatment of Existing Indebtedness beginning on page 51, and “The Implementation Agreement—Other Agreements—Financing Cooperation” beginning on page 68.

Expenses

All fees and expenses incurred in connection with the implementation agreement and the Transaction will be paid by the party incurring such fees and expenses whether or not the Transaction is completed.

Material U.S. Federal Income Tax Consequences of the Transaction

The receipt of cash for Company ordinary shares by U.S. holders pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Company ordinary shares will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the Transaction and (2) the U.S. holder’s adjusted tax basis in the shares. Non-U.S. holders of Company ordinary shares generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for Company ordinary shares in the Transaction unless such holder has certain connections to the United States. Holders, including non-U.S. holders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Transaction. See “The Transaction—Material U.S. Federal Income Tax Consequences of the Transaction” beginning on page 59.

Regulatory Matters

Antitrust Approvals

The Transaction is subject to certain antitrust laws. The Company and SAS, GWC’s ultimate parent, have each made filings pursuant to the HSR Act, with the United States Department of Justice Antitrust Division, which we refer to as the “DOJ,” and the United States Federal Trade Commission, which we refer to as the “FTC.” Under the HSR Act, the Transaction cannot be completed until the expiration or termination of the initial waiting period (typically a thirty (30) day period) or any extension thereof following the submission of complete filings with the DOJ and FTC. In addition, GWC and Acquiror have made pre-transaction notification filings in Germany and Austria, respectively. Following the submission of these filings, under German and Austrian merger control law, the Transaction cannot be completed until the expiration or termination of the initial waiting period (30 days) or any extensions thereof.

CFIUS Clearance

The implementation agreement provides for the parties to file a joint voluntary notice under Section 721 of the Defense Production Act of 1950, as amended by The Foreign Investment and National Security Act of 2007, which we refer to as “FINSA.” The parties filed a joint voluntary notice with CFIUS on September 21, 2016.

FINSA empowers the President of the United States of America to review and, if determined necessary, prohibit or suspend an acquisition of, or investment in, a U.S. company by a “foreign person” if the President, after investigation, determines that the foreign person’s control of the U.S. business threatens to impair the national security of the United States. Pursuant to FINSA, the Committee on Foreign Investment in the U.S., which we refer to as “CFIUS,” has been statutorily delegated the authority to receive notices of proposed transactions, conduct reviews, determine when an investigation is warranted, conduct investigations, require mitigation measures and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures following completed transactions. A party or parties to a transaction may, but are not required to, submit to CFIUS a joint voluntary notice of the transaction. CFIUS also has the power to initiate reviews on its own in the absence of a voluntary notification.

CFIUS review of a covered transaction is subject to an initial 30-calendar-day review period that may be extended by CFIUS for an additional 45-calendar-day investigation period. CFIUS may reject a filing, thereby requiring a new submission and restarting of the review period, if the parties to the transaction fail to respond promptly to additional questions or requests from CFIUS. At the close of its review, CFIUS may issue a letter to the parties stating that it has completed its review and determined that there are no unresolved national security concerns, thereby clearing the transaction, or move into a 45-calendar-day investigation period. At the end of an investigation, CFIUS may issue a letter to the parties stating that it has completed its review and determined that there are no unresolved national security concerns regarding the transaction, thereby approving it; may impose mitigation terms to resolve any national security concerns with the covered transaction; or may send a report to the President of the United States recommending that the transaction be suspended or prohibited or notifying the President of the United States that CFIUS cannot agree on a recommendation relative to the covered transaction. The President of the United States then has 15 days to decide whether to block the transaction or to take other action.

Waiver of Singapore Take-over Code

Pursuant to an application made by the Company on July 11, 2016, the SIC confirmed on August 11, 2016 the waiver of the application of the provisions of the Singapore Take-over Code to the Company in its entirety in respect of the scheme.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words “believe,” “expect,” “may,” “could,” “should,” “plan,” “project,” “anticipate,” “intend,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations, including the expected completion and timing of the Transaction and other information relating to the Transaction. These statements are subject to risks, uncertainties and other factors, including, among others:

•	the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its ordinary shares;

•	the failure to obtain the Company shareholder approval of the scheme of arrangement;

•	the possibility that the closing conditions to the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•	delay in closing the transaction or the possibility of non-consummation of the transaction;

•	the potential for regulatory authorities to require divestitures in connection with the proposed transaction;

•	the occurrence of any event that could give rise to termination of the implementation agreement;

•	the risk of shareholder litigation that may be instituted in connection with the contemplated transactions;

•	risks related to the diversion of management’s attention from the Company’s ongoing business operations;

•	the failure of GWC to obtain the necessary financing to complete the transaction;

•	the effect of the announcement of the transaction on the Company’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and

•	difficult global economic and capital markets conditions.

In addition, we are subject to risks and uncertainties and other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information.” Many of the factors that will determine the Company’s future results are beyond its ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent the Company’s views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE COURT MEETING

By an order of the Singapore court dated October 4, 2016, the Court Meeting was directed to be convened for the purpose of adopting and approving the scheme as follows:

Date, Time and Place of the Court Meeting

The Court Meeting is scheduled to be held at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303, on November 7, 2016 at 7:00 a.m. Central Time.

Purpose of the Court Meeting

The purpose of the Court Meeting is to consider and vote upon the proposal to adopt and approve the scheme of arrangement in connection with the Transaction. The Company’s board of directors recommends that its shareholders vote “FOR” the adoption and approval of the scheme of arrangement. At the Court Meeting, the Scheme Shareholders will be provided with the opportunity to decide whether they consider the Transaction to be in their interests.

Once the scheme of arrangement is adopted and approved by the requisite majority of the Scheme Shareholders, is sanctioned by the Singapore court and becomes effective, the scheme will be binding on all shareholders, and all shareholders will participate in the Transaction, whether or not they were present in person or by proxy, or voted or abstained from voting, at the Court Meeting.

Persons Entitled to Vote; Quorum; Vote Required

The record date for determining the Scheme Shareholders who are entitled to vote at the Court Meeting is October 10, 2016, and on that date there were 42,391,750 ordinary shares issued and outstanding. A total of 40,317,750 ordinary shares are entitled to vote at the Court Meeting, as the 2,074,000 ordinary shares owned by GWC and its subsidiaries may not vote at the Court Meeting.

The presence, in person or by proxy, at the Court Meeting of the Scheme Shareholders holding at least a majority of the outstanding Company ordinary shares held by all Scheme Shareholders as of the record date of October 10, 2016 will constitute a quorum, which is necessary to hold the Court Meeting. Abstentions are counted in determining whether a quorum is present, but will have no effect on the vote for the proposal to adopt and approve the scheme of arrangement.

The affirmative vote of a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, representing not less than 75% in value of the outstanding ordinary shares of the Company held by the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, is required for the approval of the scheme of arrangement.

Pursuant to the directions of the Singapore court, for the purposes of determining the number of Company shareholders present and voting at the Court Meeting, Company ordinary shares that are deposited in book entry form with DTC, and registered in the name of CEDE & Co. as nominee of DTC and holders of record in the Register of Members of the Company, will be treated as follows:

(i)	CEDE & Co. shall be deemed not to be a Company shareholder; and

(ii)	each sub-depositor shall be deemed to be a Company shareholder in respect of such number of Company ordinary shares held in its account under CEDE & Co.

Each sub-depositor need not vote the shares registered in its name in the same way. Accordingly, a sub-depositor may:

(a)	vote all or part of its Company ordinary shares FOR the scheme of arrangement, which part shall be counted in value for approving the scheme;

(b)	vote all or part of its Company ordinary shares AGAINST the scheme of arrangement, which part shall be counted in value against approving the scheme; and/or

(c)	abstain from voting in respect of all part of its Company ordinary shares, which part shall not be counted in determining the value of shares which are present and voting on the scheme of arrangement.

For purposes of determining the number of Company shareholders present and voting at the Court Meeting, a sub-depositor will be taken to have voted FOR the scheme of arrangement, if the number of Company ordinary shares voted FOR the scheme of arrangement by it exceeds the number of Company ordinary shares voted AGAINST the scheme of arrangement by it, or AGAINST the scheme of arrangement, if the number of Company ordinary shares voted AGAINST the scheme of arrangement by it equals or exceeds the number of Company ordinary shares voted FOR the scheme of arrangement by it.

A Company shareholder (including a sub-depositor) voting by proxy shall be included in the count of Company shareholders present and voting at the Court Meeting as if that Company shareholder was voting in person, such that the votes of a proxy who has been appointed to represent more than one Company shareholder at the Court Meeting shall be counted as the votes of such number of appointing Company shareholders.

As of September 30, 2016, there were 42,389,175 outstanding Company ordinary shares.

Proxies and Voting Procedures

If you are a Scheme Shareholder who is a registered holder, you can vote your ordinary shares by attending the Court Meeting personally or by completing and returning a proxy card, which when properly executed and received by us, will be voted at the Court Meeting in accordance with the shareholders’ instructions set forth in the proxy. If you are a Scheme Shareholder who is a DTC sub-participant, vote your shares through DTC’s procedures. If you hold your ordinary shares in “street name,” please vote in accordance with the instructions provided by your broker, bank or other nominee. Most “street name” holders, or beneficial owners holding through a broker, bank or other nominee, may also vote by telephone or by Internet, in accordance with instructions provided by their broker, bank or other nominee. In accordance with Singapore law, registered holders may not vote their shares through the Internet and so must return a proxy card by mail or in person at the Court Meeting to vote their shares. All shares entitled to vote and represented by properly completed proxies received prior to the Court Meeting and not revoked will be voted at the Court Meeting in accordance with your instructions. If you are a Scheme Shareholder and you return a proxy without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Company board of directors recommends, and therefore, “FOR” the adoption and approval of the scheme of arrangement.

Any Scheme Shareholder entitled to vote at the Court Meeting has the right to revoke his or her proxy at any time prior to voting at the Court Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us no later than 48 hours before the appointed time of the meeting or (ii) by attending the meeting and voting in person. You can submit your subsequently dated proxy to us care of Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Attendance at the Court Meeting will not, by itself, revoke your proxy; you must vote in person at the Court Meeting in order to revoke or change your vote. If you hold shares in “street name” through a broker, bank or other nominee and would like to change your vote instruction, you should follow the directions provided by your broker, bank or other nominee. Most organizations provide means by which “street name” holders may vote by telephone or by Internet, as well as by signing and returning voting instructions.

If the Court Meeting is postponed or adjourned, as a Scheme Shareholder your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted.

Proxies received at any time before the Court Meeting, and not revoked or superseded before being voted, will be voted at the Court Meeting. A validly signed proxy will be voted in accordance with the specification.

If you hold certificated shares, please do not send in your share certificates with your proxy card. The registered shareholders will be notified of the procedures to submit share certificates to the address of the Company’s share registrar (transfer agent). See also “The Transaction__The Scheme of Arrangement; Special Factors Regarding the Scheme__Settlement Procedures” beginning on page 35.

Mailing of Proxy Statement

This proxy statement, including the Notice, was first made available on or about October 13, 2016 to the Scheme Shareholders. After we first make this proxy statement, including the Notice, and other soliciting materials available to the Scheme Shareholders, copies are supplied to brokers, banks and other nominees to be provided to “street name” holders for the purpose of soliciting proxies from those holders.

Registered Office

The mailing address of our registered office is 9 Battery Road, #15-01, Straits Trading Building, Singapore 049910. Please note, however, that any shareholder communications should be directed to the attention of our General Counsel at the offices of the Company’s U.S. subsidiary, SunEdison Semiconductor LLC, 501 Pearl Drive, St. Peters, MO 63376, U.S.A.

Abstentions and Broker Non-Votes

If a Scheme Shareholder abstains from voting, or if brokers holding their customers’ shares of record cause abstentions to be recorded, those shares are considered present and entitled to be voted at the Court Meeting, and, therefore, are considered for purposes of determining whether a quorum is present. Under the laws of Singapore, however, abstentions will not be counted in the tabulation of votes cast on a proposal, and thus, have no effect on whether a proposal has been approved. A “broker non-vote” is treated as neither being present nor entitled to vote on the relevant proposal and, therefore, is not counted for purposes of determining whether a quorum is present or a proposal has been approved. The proposal to adopt and approve the scheme of arrangement is considered a “non-routine” matter, and if you are a “street name” holder, your broker will not have the authority to vote your shares for or against this proposal without your instruction.

Adjournments

The Court Meeting may be adjourned from time to time, without regard to whether a quorum is present, if the resolution for adjournment is approved by the affirmative vote of a majority in number of Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting, representing not less than 75% in value of the outstanding Company ordinary shares held by the Scheme Shareholders present and voting, either in person or by proxy, at the Court Meeting.

Cost of Proxy Distribution and Solicitation

We will pay the expenses of the solicitation of proxies from our shareholders. Proxies may be solicited on our behalf in person or by mail, telephone, e-mail, facsimile or other electronic means by our directors, officers or employees, who will receive no additional compensation for soliciting. We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and to provide related informational support, for a fee of $20,000 plus reimbursement of reasonable expenses. In accordance with the regulations of the SEC and NASDAQ rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our shares.

PARTIES TO THE TRANSACTION

SunEdison Semiconductor Limited

The Company is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, the Company has been a pioneer in the design and development of silicon wafer technologies. The Company has developed a broad product portfolio, an extensive global manufacturing footprint, process technology expertise, and supply chain flexibility.

The Company’s business was established in 1959 and was known during most of its history as MEMC Electronic Materials, Inc. In 2014, the Company was spun-off from SunEdison, Inc. and listed on the NASDAQ Global Select Market. The Company’s principal executive offices are located at 11 Lorong 3 Toa Payoh, Singapore 319579, The offices of the Company’s subsidiary in the U.S. are located at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. The Company’s telephone number at its principal office in Singapore is +65 6681-9300, and at its U.S. subsidiary is (636) 474-5000. The Company’s website address is www.sunedisonsemi.com.

GlobalWafers Co., Ltd.

GWC is a leading manufacturer of semiconductor silicon wafers. Founded in 1981, GWC was the semiconductor business unit of SAS (Sino-American Silicon Product Inc.) and spun off as GlobalWafers Co., Ltd. in 2011 and listed on the Taipei Exchange. GWC’s principal executive offices are located at No. 8. Industrial East Road 2, Science-Based Industrial Park, Hsinchu, Taiwan, R.O.C. and its telephone number is 886-3-577-2255. GWC’s website address is www. sas-globalwafers.com.

GWafers Singapore Pte. Ltd.

Acquiror is a wholly owned subsidiary of GWC that was incorporated as a private limited Singapore company on February 2, 2016, solely for the purpose of engaging in the Transaction. Acquiror has not engaged in any business other than in connection with the Transaction and arranging debt financing in connection with the Transaction.

The Scheme Shareholders

The Scheme Shareholders are: (a) persons who are registered as holders of Company ordinary shares in the Register of Members of the Company, other than CEDE & Co.; and (b) persons who are holders of Company ordinary shares in book entry form on the register of DTC, which shares are held through DTC’s nominee CEDE & Co., as the registered holder of such ordinary shares on the Register of Members of the Company. Scheme Shareholders shall in no event include GWC, Acquiror or their subsidiaries.

THE TRANSACTION

The following is a description of the material aspects of the Transaction, including the implementation agreement and the scheme. While we believe that the following description covers the material terms of the Transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the implementation agreement and the scheme of arrangement, attached to this proxy statement as Annex A and Annex B, respectively, for a more complete understanding of the Transaction.

Background of the Transaction

Since its initial public offering in 2014, the Company has been keenly aware of the market desire for industry consolidation. Senior management and the Company’s board of directors considered from time to time the Company’s role in the changing market. In late 2014 and early 2015, senior management had multiple substantive contacts with executives of two leading companies in the semiconductor wafer industry to explore possible strategic transactions. In both cases, the Company was unable to elicit sufficient interest to pursue any strategic transaction.

During the fall of 2015, Shaker Sadasivam, President, Chief Executive Officer and a director of the Company, was contacted by a financial entity with interest in the semiconductor wafer industry. This entity disclosed to Dr. Sadasivam that it was interested in putting together a consortium of entities, who we refer to as Alternative Bidder A, in order to acquire the Company. On October 21, 2015, Dr. Sadasivam and Jeff Hall, Executive Vice President Finance and Administration and Chief Financial Officer of the Company, spoke with a representative of Alternative Bidder A. The parties discussed the possibility of a transaction between the Company and Alternative Bidder A. The board of directors of the Company was advised of this meeting with Alternative Bidder A on October 22, 2015, at its regularly scheduled meeting, at which senior management also disclosed the nature and substance of the discussion. On October 30, 2015, Alternative Bidder A entered into a non-disclosure agreement with the Company to facilitate a more detailed discussion about the Company and a possible transaction.

In a subsequent meeting on December 5, 2015 with Dr. Sadasivam and Mr. Hall, Alternative Bidder A reiterated its interest in acquiring the Company. The parties discussed pricing generally, but Alternative Bidder A did not offer any particular price or proposed terms for an acquisition.

On December 15, 2015, Doris Hsu, Chairwoman of GWC, sent a letter to Dr. Sadasivam expressing an interest in acquiring the Company at a “substantial premium” to the then trading price of the Company’s ordinary shares. The letter expressed GWC’s belief that combining the companies could create a leading global company with opportunities not available to each company individually and urged the Company to meet with GWC to discuss the proposal in detail. Management provided a copy of the letter to the full board of directors and convened a meeting of the board on December 16, 2015 to discuss the letter, the discussions with Alternative Bidder A, and the implications of these developments for the Company. The board directed senior management to follow up with GWC to obtain further information about its interest in the Company and to pursue the interest expressed by Alternative Bidder A to determine if a transaction was possible on terms acceptable to the Company.

On December 29, 2015, Dr. Sadasivam and Mr. Hall met with representatives of Alternative Bidder A and had further discussions about a possible transaction. No specific terms were offered by Alternative Bidder A.

On January 5, 2016, the board convened a meeting to receive an update from senior management on developments with Alternative Bidder A and GWC. The board directed management to engage with a financial advisor familiar with the Company and appropriately positioned to assist the Company in considering these potential offers.

After the January 5, 2016 board meeting, the Company contacted Barclays Capital, Inc. with a view to formally engage Barclays as the Company’s financial advisor. On February 5, 2016, an engagement letter was signed by the Company and Barclays.

On January 11, 2016, GWC representatives, including Ms. Hsu and Mark England, President of GWC and its subsidiary, GlobiTech, Inc., traveled to St. Peters, Missouri, for a meeting with the Company. Dr. Sadasivam and Mr. Hall were present at that meeting. Because the parties had not yet reached agreement on the terms of a non-disclosure agreement which the Company had provided to GWC on January 4, 2016, Dr. Sadasivam and Mr. Hall provided Ms. Hsu and Mr. England with the Company’s publicly available investor presentation concerning historic financials and industry information, and Ms. Hsu and Mr. England shared publicly available information about GWC. Ms. Hsu reiterated GWC’s interest in acquiring the Company, stating that GWC would be willing to pay a “significant premium” over the current trading price of the Company’s ordinary shares. No specific price was offered by GWC.

On January 12, 2016, the Company’s board met to receive an update from senior management about the meetings with GWC. The board provided guidance to management in connection with these ongoing discussions, including the need to obtain from GWC a specific proposal that could be considered by the Company and the need to protect the confidentiality of competitively sensitive information. On January 17, 2016, Dr. Sadasivam contacted Ms. Hsu to advise GWC of the need for a specific proposal that the Company could consider and an appropriate non-disclosure agreement.

On January 20, 2016, Ms. Hsu sent a follow-up letter to the Company expressing an interest in acquiring the Company at an acquisition price of $8.35 per share to $11.00 per share, and requested a response by the week of February 15, 2016. Her letter indicated that the expression of interest was preliminary and non-binding until GWC conducted its due diligence and a definitive agreement was negotiated. On the same date, a copy of this letter was forwarded to members of the board of directors.

On February 3, 2016, at its regularly scheduled meeting, the board discussed the GWC letter of January 20, providing further direction to senior management with respect to pursuing the GWC expression of interest. The board expressed its view that the price range offered by GWC did not reflect the Company’s value.

On February 17, 2016, Dr. Sadasivam contacted Ms. Hsu with the Company’s response to her January 20, 2016 letter, indicating the Company’s belief that the offered price range did not adequately reflect the Company’s value. Ms. Hsu responded on the same date with a letter to the Company’s board of directors (i) reiterating GWC’s strong interest in purchasing the Company at the price of $8.35 per share to $11.00 per share, (ii) stating GWC’s willingness to enter into a non-disclosure agreement only if it did not restrict GWC’s ability to acquire the Company’s ordinary shares and its ability to disclose the fact that negotiations regarding a strategic transaction were taking place between the parties and certain information regarding the negotiations, and (iii) stating that if the Company did not respond favorably to GWC’s proposal or if the parties were unable to negotiate a mutually acceptable non-disclosure agreement, then GWC would publicly release its letter and begin communicating directly with the Company’s shareholders. A revised version of the non-disclosure agreement previously provided to GWC was included with Ms. Hsu’s letter.

A board meeting was held later that day. Senior management and representatives of outside counsel to the Company, Bryan Cave LLP, who we refer to as Bryan Cave, were present at the meeting. Dr. Sadasivam provided an update to the board on developments and specifically reported on the call between Dr. Sadasivam and Ms. Hsu which precipitated the letter to the board. Bryan Cave reviewed with the board its duties under Singapore law as previously presented to the board by its Singapore counsel, Rajah & Tann Singapore LLP, who we refer to as Rajah & Tann. After discussion, the board determined to conduct a full review of its strategic alternatives in light of the indications of interest expressed by GWC and Alternative Bidder A. The board approved the issuance of a press release disclosing this determination and the Company’s engagement of Barclays to assist in the review. The board directed Bryan Cave to negotiate an acceptable non-disclosure agreement with GWC’s counsel.

On February 18, 2016, the Company announced that it was exploring a range of strategic alternatives and that it had retained Barclays. Also, Bryan Cave contacted White & Case LLP, which we refer to as White & Case, counsel for GWC and Acquiror, to discuss possible acceptable terms for the non-disclosure agreement.

On February 23, 2016, Dr. Sadasivam and Mr. Hall met with representatives of Alternative Bidder A. Antonio Alvarez, Chairman of the Board of the Company, participated for part of that meeting. The parties discussed a possible acquisition of the Company by Alternative Bidder A. Alternative Bidder A did not offer any particular price or specific terms for such a transaction.

On February 29, 2016, at the direction of the Company, representatives of Barclays had several telephone calls with Nomura Securities, which we refer to as Nomura, the financial advisors to GWC, to encourage their engagement in the sales process, to provide further information regarding the Company and to discuss the potential benefits of an acquisition of the Company. Barclays’ representatives encouraged GWC to increase its price and consider terms that would provide sufficient certainty for closing a possible transaction. In the following weeks, at the direction of the Company, Barclays contacted Alternative Bidder A and an industry participant who we refer to as Alternative Bidder B, as well as five other industry participants and one other financial entity, and conducted confidential discussions about the Company and its sales process.

On February 29, 2016, the Company received an indication of interest from GWC to acquire the Company for a price of $9.00 per share, accompanied by a draft implementation agreement for a proposed scheme of arrangement and a list of priority diligence issues.

On March 3, 2016, a board meeting was convened. Members of senior management were present. Mr. Hall updated the board on recent developments with respect to the ongoing discussions with GWC and Alternative Bidder A. The board asked questions and provided guidance to management with respect to key aspects of the potential transactions. The board instructed management to work with Barclays to develop a process letter and gave management specific guidance regarding the process to be followed.

On March 8, 2016, Mr. Sadasivam received a letter from Alternative Bidder A indicating its interest in acquiring all of the Company for a price of $10.00 to $12.00 per share.

During this time, senior management, Bryan Cave and Rajah & Tann worked to evaluate and understand potential implications of the Company’s status as a Singapore-incorporated entity listed on NASDAQ, including possible difficulties associated with complying with both the Singapore Take-over Code and applicable SEC and NASDAQ requirements; the differences in standard and permissible transaction terms in Singapore transactions as compared with those in U.S. transactions; and the possibility of obtaining a waiver from the SIC of applicability of the Singapore Take-Over Code to a Company transaction. On March 9, 2016, Bryan Cave and White & Case discussed certain Singapore law issues and their implications for the proposed transaction, and continued negotiations regarding a non-disclosure agreement to facilitate GWC’s due diligence. The Company opened an electronic data room and began providing information to facilitate the conduct of diligence by interested parties.

On March 11, 2016, as directed by the board, Barclays provided to each of Alternative Bidder A and GWC a process letter setting forth the Company’s process for engaging with potential bidders. On the same date, Nomura provided Barclays with draft commitment letters for GWC’s financing the proposed transaction. On March 12, 2016, after further discussions between Bryan Cave and White & Case, GWC entered into a non-disclosure agreement.

The Company then began to provide certain requested information to GWC to facilitate the conduct of its due diligence of the Company.

On March 14, 2016, representatives of GWC and Nomura traveled to St. Louis, Missouri to meet with the Company’s management team and representatives of Barclays to discuss the potential transaction and for a presentation by Company management on the Company’s business and financial performance.

In late March 2016, Bryan Cave and White & Case discussed various issues raised by the draft implementation agreement provided by White & Case for the proposed GWC transaction. In early April 2016, Bryan Cave provided draft implementation agreements to each of GWC and Alternative Bidder A.

On April 7, 2016, Nomura, on behalf of GWC, submitted to Barclays an updated indication of interest in acquiring the Company at a $12.00 per share price, together with a revised draft of the implementation agreement. In this revised draft, GWC accepted the proposal that it would pay a reverse termination fee to the Company if the transaction failed to close as a result of a failure of its financing or failure to obtain CFIUS or other regulatory approvals, although the amount of, and security for, such reverse termination fee remained subject to negotiation.

A meeting of the board was convened on April 11, 2016 at which senior management was present. Mr. Hall confirmed delivery of the process letter to each of GWC and Alternative Bidder A and updated the board with developments in respect of each of the bidders.

On April 13, 2016, representatives of Alternative Bidder B met with Barclays to discuss its interest in the Company. On April 17, 2016, Alternative Bidder B entered into a non-disclosure agreement and on April 18, 2016, Barclays provided Alternative Bidder B with the process letter. On April 19, 2016, Barclays provided Alternative Bidder B a copy of the draft form of implementation agreement. On April 21, 2016, Dr. Sadasivam and Mr. Hall met telephonically with representatives of Alternative Bidder B for a management presentation. On April 28, 2016, Alternative Bidder B submitted a preliminary offer to purchase the Company at a 70-120% premium over the $5.85 closing price of the Company’s ordinary shares on April 27, 2016. Alternative Bidder B then submitted to the Company preliminary diligence inquiries.

From April 28 to April 30, 2016, Alternative Bidder A conducted site visits to the Company’s manufacturing facilities in Taiwan and Korea as part of its diligence processes. Representatives of Alternative Bidder A conducted in-person meetings in St. Louis with Company management on May 5 and 6, 2016. Also, in late April 2016 and early May 2016, Bryan Cave and White & Case continued to exchange drafts of the implementation agreement and financing commitment letters for the possible GWC transaction. During this timeframe, Bryan Cave and Alternative Bidder A’s counsel engaged in discussions relating to the implementation agreement, including the possibility of obtaining a waiver from the Singapore Take-over Code with respect to the transaction.

On May 3, 2016, at the board’s regularly scheduled quarterly meeting, senior management provided the board with an update on developments with GWC, Alternative Bidder A and Alternative Bidder B. Barclays’ representatives were present for a portion of the meeting and reviewed with the board matters related to the Company’s process, including a timeline of events, bid summaries, regulatory issues, including CFIUS, antitrust and Singapore laws, and Barclays’ preliminary valuation analysis of the Company.

On May 7, 2016, after conducting preliminary diligence, Alternative Bidder B reaffirmed its bid for the Company, offering a 120% premium over the April 27, 2016 closing price of $5.85, implying a $12.87 per share purchase price.

From May 17 to May 27, 2016, GWC conducted site visits to the Company’s manufacturing facilities in Japan, Korea, Taiwan, Malaysia and Italy. On May 19, 2016, representatives of GWC and the Company met in Taiwan for a management presentation by the Company. On May 23 and 24, 2016, GWC management traveled to St. Louis for meetings with the Company’s executive leadership team and a site visit of the Company’s St. Peters, Missouri facility. On May 24, 2016, Antonio Alvarez, Chairman of the Board of the Company, met with Ms. Hsu in Barclays’ offices in Menlo Park, California to discuss the possible combination of the Company with GWC.

From May 17 to May 25, 2016, Alternative Bidder A conducted site visits to the Company’s manufacturing facilities in Japan and Italy.

On June 1, 2016, Alternative Bidder A provided a markup of the implementation agreement initially proposed by the Company. Alternative Bidder A’s revised draft included closing contingencies, including relating to regulatory approval, which the Company and its advisors assessed as significant risks to closing. Alternative Bidder A did not provide for any reverse termination fee payable to the Company in the event that the transaction was not completed as a result of such contingencies.

On June 2, 2016, White & Case provided a further revised draft of the implementation agreement, and on June 5 and 6, the Company, Barclays, Nomura, Bryan Cave, White & Case and GWC engaged in discussions regarding the terms of the implementation agreement.

On June 3, 2016, Alternative Bidder B met with Company management in St. Peters, Missouri, and conducted a site visit of the St. Peters facility. Subsequently, counsel for Alternative Bidder B requested additional diligence materials which the Company and its counsel provided from June 28 to July 27, 2016.

On June 7, 2016, Alternative Bidder A conducted an additional site visit of the Company’s facility in Taiwan. Also on June 7, Bryan Cave delivered to Alternative Bidder A’s counsel an issues list relating to Alternative Bidder A’s most recent proposed implementation agreement draft.

On June 9, 2016, after a management meeting between the Company and Alternative Bidder A, Alternative Bidder A communicated a verbal offer to acquire the Company at $10.50 per share. Alternative Bidder A submitted a formal indication of interest on June 20, 2016, to acquire the Company for the $10.50 per share price.

During the month of June 2016, Bryan Cave and White & Case continued to discuss and negotiate the terms of GWC’s implementation agreement and commenced negotiations of ancillary transaction documents, including the disclosure schedules to the implementation agreement and a draft request to the SIC for a waiver of the Singapore Take-Over Code with respect to the transaction. Bryan Cave and counsel to Alternative Bidder A discussed issues relating to the draft implementation agreement for Alternative Bidder A’s proposal.

In a letter dated June 27, 2016, GWC re-affirmed its previously submitted acquisition offer price of $12.00 per share in a letter from Ms. Hsu to Mr. Alvarez, and raised certain diligence issues and transaction terms requiring further attention.

The board held a meeting on June 30, 2016. Senior management and representatives from Barclays and Bryan Cave were present. Bryan Cave reviewed with the directors issues related to the board’s duties as previously presented by Rajah & Tann. Barclays reviewed the process timeline, summaries of the bids, key commercial issues and a preliminary Company valuation. Bryan Cave then reviewed with the board the key terms of the then current draft of the GWC implementation agreement, the transaction structure, conditions to closing, termination rights, fees, deal protection covenants and key open issues. Senior management and Bryan Cave shared with the board additional materials provided by Rajah & Tann concerning applicability of the Singapore Takeover Code to a scheme of arrangement or tender offer for the acquisition of the Company. Barclays and Bryan Cave responded to questions from the board. The board then had a lengthy and detailed discussion about strategic alternatives available to the Company, including continuing as an independent company. After discussion, the board directed senior management to continue to pursue the process to sell the Company and specifically authorized senior management to proceed to file with the Securities Industry Council (SIC) a request for a waiver of the Singapore Takeover Code with respect to a transaction structured as a scheme of arrangement with customary U.S. deal terms.

During early July 2016, Bryan Cave and White & Case exchanged drafts of the waiver request and worked to finalize substantially all of the terms of the implementation agreement such that the substantially complete draft agreement could be submitted to the SIC with the waiver request. In this process, GWC agreed to a reverse termination fee of $40 million, to be payable to the Company in circumstances related to GWC’s failure to close as a result of a financing failure or a regulatory impediment to the transaction, with such reverse termination fee to be supported by an escrow deposit or a letter of credit.

On July 2, 2016, Dr. Sadasivam communicated to Alternative Bidder A the material deficiencies perceived by the board with respect to Alternative Bidder A’s offer and what Alternative Bidder A would need to do to make its offer more competitive. Specifically, Dr. Sadasivam reiterated the board’s belief that Alternative Bidder A’s proposal had substantial conditionality and that to be competitive, Alternative Bidder A would need to offset this conditionality through a combination of increased price and a substantial reverse termination fee.

On July 8, 2016, Alternative Bidder A submitted an updated offer for $12.60 per share. Alternative Bidder A’s proposal with respect to the material closing conditions associated with its offer and lack of any reverse termination fee relating to regulatory approvals, however, remained unchanged. On July 11, 2016, Bryan Cave delivered to counsel for Alternative Bidder A a revised draft of the implementation agreement reflecting, among other things, a substantial reverse termination fee payable to the Company in the event that closing did not occur as a result of a failure to obtain any necessary regulatory approvals.

Also on July 11, 2016, the Company submitted to the SIC the Company’s request for a waiver from the Singapore Takeover Code for the acquisition by GWC of the Company by way of a scheme of arrangement pursuant to the terms of the substantially complete implementation agreement draft. Later that day, GWC submitted to the SIC its letter in support of the waiver. On the same date, the board met with members of senior management and representatives of Bryan Cave present. Mr. Hall updated the board on recent developments regarding the potential transactions, including the filing with the SIC of the waiver request with respect to the GWC transaction.

On July 12, 2016, White & Case provided Bryan Cave with substantially final financing commitment letters for GWC’s acquisition of the Company. Throughout July, White & Case and Bryan Cave continued to exchange drafts of disclosure schedules and to negotiate ancillary transaction documents, including with respect to the escrow of the reverse termination fee. The Company also continued to provide GWC with access to diligence materials.

On July 19, 2016, consistent with Singapore practice, the Company’s board of directors retained Australia and New Zealand Banking Group Limited, Singapore Branch, which we refer to as “ANZ,” as the board of directors’ independent financial advisor.

On July 22, 2016, senior management met with representatives of Alternative Bidder A and at that meeting Alternative Bidder A communicated to the Company an updated offer of $12.80 per share without any material changes to the closing conditions and with no provision for a reverse termination fee. On July 24, 2016, counsel to Alternative Bidder A provided a revised draft of the implementation agreement consistent with Alternative Bidder A’s offer.

On July 26, 2016, Alternative Bidder B informed Barclays that it was not interested in pursuing a transaction with the Company at that time.

Meanwhile, from July 24 through July 29, 2016, senior management met with Alternative Bidder A to continue negotiations on the terms of its offer, and Alternative Bidder A’s financial and legal advisors continued discussions regarding the terms of the implementation agreement with Barclays and Bryan Cave. In a meeting with senior management on July 29, 2016, Alternative Bidder A confirmed its offer price of $12.80 per share, but did not make material changes to other terms of the offer relating to conditions precedent to a closing of the transaction.

On August 3, 2016, the SIC communicated with Rajah & Tann a request for certain additional documentation in support of the Company’s request for a waiver of the Singapore Take-Over Code relating to the GWC transaction.

Later on August 3, 2016, immediately following the Company’s annual general meeting of shareholders, the board of directors convened its regularly scheduled meeting. Senior management and representatives of Bryan

Cave, Rajah & Tann and Barclays attended. Representatives of Bryan Cave and Rajah and Tann reviewed with the directors their duties under Singapore law and unique Singapore law issues raised by the potential GWC transaction. Bryan Cave presented to the board the details of the proposed transaction with GWC, including an in-depth discussion of the terms of the proposed implementation agreement. Representatives of Rajah & Tann discussed with the board developments in the SIC review of the Company’s request for waiver of the Singapore Takeover Code and the SIC’s request for additional documentation in support of the Company’s request. Representatives of Barclays provided the board with an update of the process, disclosed details surrounding progress with each of GWC and Alternative Bidder A, as well as the departure from the process of Alternative Bidder B, and provided Barclays’ assessment of each of the GWC and Alternative Bidder A proposed transactions. After discussing the status and proposed terms of each of the proposed transactions, the board (i) directed Bryan Cave to continue to finalize the terms of the implementation agreement with GWC in accordance with the proposal reviewed by the board, (ii) directed Rajah & Tann to prepare the additional requested documentation for the SIC, and (iii) directed senior management and Barclays to provide feedback to Alternative Bidder A on the need to enhance its offer in order to be competitive.

Senior management and Bryan Cave shared with GWC and White & Case the feedback from the board with respect to certain details of the proposed implementation agreement and the parties continued their negotiations of the agreement. Senior management and Barclays also communicated to Alternative Bidder A that it would need to increase its offer price or otherwise enhance its offer in order to remain competitive in the process. Rajah & Tann prepared the SIC requested documentation and, on behalf of the Company and as directed by the board, submitted the documentation to the SIC on August 8, 2016.

On August 7, 2016, Dr. Sadasivam met with Alternative Bidder A and discussed possible offer terms to address the threshold issues identified by the board required for Alternative Bidder A to remain in the sale process. Alternative Bidder A reiterated its interest in acquiring the Company and suggested certain revisions to its proposal.

On August 9, 2016, the board met with members of senior management and representatives of Bryan Cave. Dr. Sadasivam and Mr. Hall provided updates to the board on the status of the potential transactions. The board asked questions and discussed the issues. The board concluded that the suggested revisions to Alternative Bidder A’s proposal were insufficient and reiterated the board’s requirements for Alternative Bidder A’s proposal to be competitive, which requirements included sufficient protection for the Company in the event of a regulatory impediment to the consummation of the transaction. The board then directed senior management and Bryan Cave to proceed to achieve agreement on the issues outstanding in the GWC implementation agreement.

As directed, senior management and representatives of Barclays contacted Alternative Bidder A, through its financial advisor, and conveyed the requirements from the board for Alternative Bidder A’s proposal to be competitive. Work with GWC and its representatives to finalize the implementation agreement and ancillary transaction documents continued.

On August 11, 2016, the Company received the requested waiver from the SIC. On August 12, 2016, the board held a meeting. With members of senior management and Bryan Cave present, the board was advised of the receipt of the SIC waiver and provided an update with respect to the status of discussions with Alternative Bidder A. The board was advised of a possible timeline to proceed with the GWC transaction and the board directed that management, counsel and Barclays proceed with that timeline.

From August 11, 2016 through August 17, 2016, representatives of the Company, Barclays, Bryan Cave, GWC, Nomura and White & Case had various discussions to negotiate the unresolved issues in the implementation agreement, disclosure schedules and ancillary transaction documents. During this period, Bryan Cave and White & Case continued to exchange drafts of the implementation agreement. On August 11, 2016, Alternative Bidder A provided the Company with responses to the Company’s feedback resulting from the board’s directives as described above. On August 15, 2016, Alternative Bidder A, through its financial advisor, advised Barclays and senior management of the Company that Alternative Bidder A was unable to further revise its offer to adequately address the board’s concerns regarding the contingencies associated with a transaction with Alternative Bidder A. On August 16, 2016, ANZ rendered its written opinion to the Company’s board of directors that, based upon and having considered the information that has been made available to it and the factors set out in its opinion, the price of $12.00 per share offered by GWC was fair and reasonable and not prejudicial, from a financial point of view, to the interests of the Company’s shareholders (other than GWC and its subsidiaries).

At 5:00 pm Eastern time on August 17, 2016, the Company’s board held a meeting with members of senior management and representatives of Bryan Cave, Rajah & Tann and Barclays present. Bryan Cave and Rajah & Tann reviewed with the board the applicable fiduciary duties to which the board was subject. Bryan Cave then reviewed the proposed final terms of the implementation agreement and escrow agreement. Representatives of Barclays reviewed their financial analyses of the acquisition consideration and rendered to the board Barclays’ oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 17, 2016, to the effect that, as of August 17, 2016 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the per share consideration of $12.00 per ordinary share was fair, from a financial point of view, to the holders of the Company ordinary shares entitled to receive such consideration. After further consideration by the board of reasons for and against the transaction with GWC, the board unanimously determined the transaction with GWC pursuant to a scheme of arrangement as provided in the implementation agreement was in the interest of the Company, approved the form of implementation agreement and related agreements presented to it, directed that an application be made to the Singapore Court for leave to convene the court meeting for shareholder approval, and adopted such resolutions as were presented to the board to implement the transactions contemplated by the implementation agreement.

Following the meeting of the Company’s board of directors on August 17, 2016, the Company and GWC executed the implementation agreement and escrow agreement and the Company received final copies of GWC’s financing commitment letters.

Later on during the evening of August 17, 2016, the Company and GWC issued a joint press release announcing the execution of the implementation agreement.

Recommendation of the Company’s Board of Directors; Reasons for the Transaction

The Company’s board of directors has unanimously (i) determined that the Transaction is in the interests of the Company; (ii) approved the implementation agreement and determined the transactions contemplated by the implementation agreement, including the scheme of arrangement, to be in the interest of the Company; (iii) directed that an application be made to the Singapore court for leave to convene the Court meeting; and (iv) recommended that our shareholders vote “FOR” the adoption and approval of the scheme of arrangement.

In reaching its determination, our board consulted with our management, as well as the Company’s legal and financial advisors, and reviewed (i) historical information concerning the Company’s business, financial performance and condition, operations, technology and competitive position, (ii) the financial condition, results of operations, businesses and strategic objectives of the Company, (iii) current financial market conditions and historical market prices, volatility and trading information with respect to the Company’s ordinary shares, (iv) the consideration to be received by the Company’s shareholders in the Transaction, (v) the terms of the implementation agreement, including the parties’ representations, warranties, covenants, closing conditions and termination rights and obligations, and (vi) possible alternative strategies, including pursuing a transaction with Alternative Bidder A, as well as the prospects of the Company as a standalone company.

In addition, our board considered the following material factors:

•	The scheme price of $12.00 per share to be received by Company shareholders represents a premium of approximately (i) 226.1% over the closing price of Company ordinary shares on the Nasdaq Global

Select Market on February 17, 2016, the last completed trading day prior to the date that the Company announced it had received unsolicited indications of interest and would be considering its strategic alternatives, (ii) 103.4% over the average closing price for the Company’s ordinary shares on the Nasdaq Global Select Market for the 90 trading days preceding the Company’s announcement that it entered into the implementation agreement, and (iii) 44.9% over the closing price of the Company’s ordinary shares on the Nasdaq Global Select Market on August 17, 2016, the last completed trading day prior to the Company’s announcement that it entered into the implementation agreement.

•	The Transaction consideration consists solely of cash, which provides certainty of value to our shareholders.

•	GWC has, and has represented in the implementation agreement that it has, adequate capital resources available from its operations and through committed financing sources to pay the aggregate scheme consideration and any and all other fees and expenses required to be paid by GWC and Acquiror in connection with the Transaction, including the repayment of certain outstanding indebtedness of the Company.

•	The fact that GWC’s obligation to complete the Transaction is not conditioned upon receipt of financing and that GWC obtained debt commitment letters with limited conditionality customary for acquisition financing commitment letters.

•	The fact that in the event of a failure of the Transaction to be consummated under certain circumstances, GWC will pay the Company a termination fee of $40 million, without the need for the Company to establish any damages, and additionally, that GWC deposited $40 million in an escrow account on August 17, 2016 as collateral and security for the payment of the termination fee by GWC to the Company, if applicable.

•	The strategic alternatives to a sale of the company available to the Company (including pursuing a transaction with Alternative Bidder A or continuing to operate the Company as a standalone public company), the range of potential benefits to Company shareholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as our board of directors’ assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for the Company’s shareholders, taking into account risks of execution as well as business, competitive, industry and market risks.

•	The implementation agreement, subject to the limitations and requirements contained therein, allows us to furnish information to and engage in negotiations with a third party that makes an unsolicited bona fide acquisition proposal that the board of directors in good faith concludes, following consultation with its outside legal counsel and its financial advisors, is, or would be reasonably likely to lead to, a superior offer.

•	The limited number and nature of the conditions to GWC’s obligation to consummate the Transaction and the obligations of GWC with respect to obtaining all regulatory approvals required for the consummation of the Transaction, which were the product of extensive arms-length negotiations among the parties and were designed to provide a reasonable degree of certainty that the Transaction would ultimately be consummated on a timely basis.

•	The opinion delivered to the Company’s board of directors by its financial advisor, Barclays, that the scheme price of $12.00 per share to be received by the Company shareholders pursuant to the implementation agreement was fair from a financial point of view to such holders. Additionally, the board of directors received the opinion of the Company’s IFA, ANZ, which also provided that the scheme price of $12.00 per share to be received by Company shareholders pursuant to the implementation agreement was fair and reasonable and not prejudicial to the interests of shareholders from a financial point of view.

•	The general terms and conditions of the implementation agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the Transaction, the proposed transaction structure, the termination provisions of the agreement and our board’s evaluation of the likely time period necessary to close the Transaction.

In the course of its deliberations, our board also considered a variety of risks and other potentially negative factors, including the following:

•	The Transaction is subject to antitrust review in a number of jurisdictions as well as CFIUS review. Despite the Company’s efforts to negotiate terms and conditions in the implementation agreement that increase the likelihood that all required approvals will be obtained, such reviews could delay or prevent the closing of the Transaction.

•	The implementation agreement precludes us from actively soliciting alternative acquisition proposals.

•	We are obligated to pay to GWC a termination fee of $19.2 million if the implementation agreement is terminated in certain specified circumstances. Although the board felt that these payment terms were reasonable when viewed in context with all other aspects of the implementation agreement, it is possible that these provisions could discourage a competing proposal to acquire us or reduce the price in an alternative transaction.

•	The Transaction consideration consists solely of cash and will be taxable to the Company’s U.S. shareholders for U.S. federal income tax purposes, and may be taxable to the Company’s non-U.S. shareholders depending upon their circumstances. In addition, because our shareholders are receiving cash for their ordinary shares, they will not participate after the closing in any future growth or the benefits of synergies resulting from the Transaction.

•	Some of our directors and executive officers may have interests in the Transaction that are different from, or in addition to, those of our shareholders generally. See “The Transaction—Interests of the Company’s Directors and Executive Officers in the Transaction” beginning on page 52 of this proxy statement.

•	There are significant risks to our business during the pendency of the Transaction, as well as if the Transaction does not close, including the diversion of management and employee attention during the period after the signing of the implementation agreement, potential employee attrition, the potential effect on our business and customer relations, significant costs related to the Transaction and other economic, business and competitive factors.

•	Under the implementation agreement, from the time of signing until the closing of the Transaction, we must conduct our business in the ordinary course, and we are subject to a variety of restrictions on the conduct of our business prior to completion of the Transaction or termination of the implementation agreement, which may delay or prevent us from undertaking business opportunities that may arise.

Our board of directors believes that, overall, the potential benefits of the Transaction to the Company and its shareholders outweigh the risks and uncertainties of the Transaction and exceed the expected benefit of remaining a standalone company and the offer of the alternative bidder.

The above discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our board of directors in its consideration of the Transaction, including factors that support the Transaction as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

The Scheme of Arrangement; Special Factors Regarding the Scheme

Effects of the Scheme

On the effective date of the scheme, each of the Company’s ordinary shares (other than those held by GWC, Acquiror or their subsidiaries) will be transferred, fully paid, free from all liens and together with all rights, benefits and entitlements attaching thereto, to Acquiror at the scheme price of $12.00 per share. The Company’s shareholders will cease to have ownership interests in the Company and rights as shareholders. Instead, all Scheme Shareholders will receive the scheme price for each ordinary share held as of the effective date of the scheme. Following the effectiveness of the scheme, the Company will become a direct subsidiary of Acquiror, and an indirect wholly owned subsidiary of GWC, and the Company will cease to be a stand-alone public company. The Company’s ordinary shares will no longer be listed on any stock exchange or quotation system, including the Nasdaq Global Select Market, and will be deregistered under the Exchange Act upon application to the SEC, and the Company will no longer file periodic reports with the SEC.

Effects on the Company if the Scheme Does Not Become Effective

If the scheme of arrangement is not approved by the requisite majority of Scheme Shareholders at the Court Meeting, or the scheme does not become effective or is terminated for any reason, the Company’s ordinary shares will not be exchanged for cash from Acquiror. The Company will remain a separate, standalone public company, the Company’s ordinary shares will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC.

Implementation of the Scheme

Application to the Singapore Court for Sanction. Upon the approval of the scheme of arrangement by the requisite majority of Scheme Shareholders and the satisfaction of the other conditions to the closing (other than obtaining the order from the Singapore court sanctioning the scheme, which we refer to as the “Scheme Court Order,” and the filing of the Scheme Court Order with ACRA), the Company will make an application to the Singapore court to sanction (approve) the scheme.

Implementation Procedure. If the Singapore court sanctions the scheme, the Scheme Court Order will be filed with ACRA. Thereafter, the scheme will become effective on the date of filing and all of the Company’s ordinary shares held by Scheme Shareholders as of the effective date will be acquired by Acquiror.

Upon the effectiveness of the scheme, all of the Company ordinary shares held by Scheme Shareholders shall be transferred to Acquiror. For the purpose of giving effect to the transfer of such shares, the Company shall execute, or cause to be executed, on behalf of all Scheme Shareholders and on behalf of CEDE & Co., as DTC’s nominee, an instrument or instruction of transfer of the ordinary shares held by such Scheme Shareholders (whether directly or held in the name of DTC through its nominee, CEDE & Co.) to the Acquiror, and every such instrument or instruction of transfer so executed shall be effective as if it had been executed by the relevant Scheme Shareholder and by CEDE & Co. respectively.

Prior to the effective date of the scheme, GWC or Acquiror shall enter into an agreement with a paying agent. GWC or Acquiror shall deposit, or cause to be deposited, with the paying agent at or prior to the effective date of the scheme, for the benefit of the Scheme Shareholders, a cash amount in immediately available funds sufficient to provide all funds necessary for the paying agent to make payments of the aggregate scheme consideration to each Scheme Shareholder for its ordinary shares as provided in the implementation agreement (the “Scheme Fund”). GWC shall take all actions necessary to ensure that the Scheme Fund includes at all times cash sufficient to satisfy GWC or Acquiror’s payment obligations for the Scheme Shareholders’ ordinary shares.

As promptly as practicable after the effective date of the scheme, the paying agent shall mail to each registered holder whose ordinary shares are represented by share certificates a letter of transmittal setting forth payment instructions for use in effecting the surrender of the share certificates in exchange for the scheme consideration (the “Letter of Transmittal”). Upon surrender of share certificates for cancellation to the paying agent or to such other agent or agents as may be appointed by GWC, and upon delivery of a Letter of Transmittal with respect to the share certificates, the holder of share certificates shall be entitled to receive in exchange therefor cash in an amount equal to the scheme consideration of $12.00 per share, multiplied by the number of ordinary shares formerly represented by such share certificates and the share certificates so surrendered shall be cancelled. Any registered holders of ordinary shares that are non-certificated and represented by book-entry (excluding GWC, Acquiror and their subsidiaries) shall not be required to deliver a Letter of Transmittal and in lieu thereof, shall, upon receipt by the paying agent of an “agent’s message” (or such other evidence, if any, of transfer as the paying agent may reasonably request) be entitled to receive the scheme consideration multiplied by the number of ordinary shares held by such Scheme Shareholder formerly represented by such book-entry. The paying agent will make such payments by way of (i) sending each registered shareholder a check payable to such registered shareholder, or (ii) crediting the designated bank account of each registered shareholder. Any payments to be made to any Registered Holder shall be subject net of any applicable withholding tax, if any.

The checks for the scheme consideration will be sent by first class mail to the address of each such shareholder (other than GWC, Acquiror and their subsidiaries) in the Register of Members of the Company or, in the case of joint shareholders, to the address of the shareholder (other than GWC, Acquiror or their subsidiaries) whose name appears first in the Register of Members of the Company, in each case, at the sole risk of such shareholder. If your shares are held in “street name” through your brokerage firm, bank, trust or other nominee, your account will be credited in accordance with your brokerage firm, bank, trust or other nominee’s applicable procedures.

Closure of Books

Notice of Books Closure. If and after the scheme of arrangement is approved by the shareholders at the Court Meeting and the order of the Singapore court sanctioning the scheme is obtained, the Company will give notice of the books closure date to shareholders, for the purpose of determining the shareholders entitled to the scheme consideration. The books closure date is tentatively scheduled for 5:00 p.m. Singapore time, on the effective date of the scheme.

Trading on NASDAQ. Upon the effectiveness of the scheme, the Company will become a direct subsidiary of Acquiror, and an indirect wholly owned subsidiary of GWC. The Company’s ordinary shares will no longer be listed on any stock exchange or quotation system, including the Nasdaq Global Select Market. In addition, registration of the Company’s ordinary shares and reporting obligations with respect to the Company’s ordinary shares under the Exchange Act will be terminated upon application to the SEC.

Settlement Procedures

After the scheme becomes effective, the following settlement procedures will apply:

•	entitlements of Scheme Shareholders to the scheme consideration will be determined on the basis of their holdings of Company ordinary shares appearing on the Register of Members in respect of the Company at 5:00 pm Singapore time on the effective date of the scheme;

•	each shareholder is strongly encouraged to take necessary actions to ensure that the Company ordinary shares owned by such shareholder are registered in his or her name (if the shareholder is a registered shareholder), or, if such shareholder is a holder of the Company ordinary shares in “street name” through a broker, such shares are in accounts in his or her name, by the effective date; and

•	on the effective date of the scheme, each existing share certificate representing an interest in the Company’s ordinary shares ceases to be evidence of title to the ordinary shares represented thereby. The registered shareholders will be notified of the procedures to submit share certificates to the address of the Company’s share registrar (transfer agent).

As promptly as practicable after the effective date of the scheme, the paying agent shall mail to each registered holder whose ordinary shares are represented by share certificates the Letter of Transmittal. Upon surrender of the share certificates for cancellation to the paying agent or to such other agent or agents as may be appointed by GWC, and upon delivery of a Letter of Transmittal with respect to the share certificates, the holder of the share certificates shall be entitled to receive in exchange therefor cash in an amount equal to the scheme consideration of $12.00 per share multiplied by the number of ordinary shares formerly represented by such share certificates and the share certificates so surrendered shall be cancelled. If you hold ordinary shares in certificated form, you will not be entitled to receive the scheme consideration until you deliver a duly completed and executed letter of transmittal and also surrender your stock certificate or certificates to the paying agent.

Any shareholder that holds non-certificated shares represented by book-entry will not be required to deliver a certificate representing ordinary shares of the Company or a letter of transmittal in order to receive the scheme consideration. Each holder of record of one or more ordinary shares of the Company held in book-entry form will, upon receipt by the paying agent of an “agent’s message” (or such other evidence, if any, of transfer as the paying agent may reasonably request), be entitled to receive the aggregate scheme consideration to which such shareholder is entitled.

The paying agent will (i) send to each registered shareholder a check payable to such registered shareholder, or (ii) credit the designated bank account of each registered shareholder, net of applicable withholding tax, if any, as payment for the transfer of such ordinary shares to Acquiror under the scheme. If your shares are held in “street name” through your brokerage firm, bank, trust or other nominee, your account will be credited in accordance with your brokerage firm, bank, trust or other nominee’s applicable procedures.

The checks for the scheme consideration will be sent by first class mail to each such Scheme Shareholder who is a registered shareholder in the Register of Members of the Company to the address of such Scheme Shareholder set out in such Scheme Shareholder’s letter of transmittal, if applicable, or in the case of joint shareholders, to the address of the registered shareholder whose name appears first in the Register of Members or such other address set forth in such Scheme Shareholder’s letter of transmittal, if applicable, in each case, at the sole risk of such shareholder.

On or after the date falling six months after the date the payments for the scheme consideration are disbursed to the unaffiliated, registered shareholders, Acquiror will have the right to cancel or countermand payment of any check for the payment of the scheme consideration that has not been cashed (or returned uncashed) and is required to deposit such amount in a bank account in the name of Acquiror with a licensed bank in the United States or Singapore selected by the Acquiror. The Company or its successor entity is required to maintain such deposited amount in the bank account until six years after the effective date of the scheme. Prior to such date, the Company shall make payments from this bank account of amounts (without interest) payable to any person who satisfies the Company or its successor entity that such person is entitled to such amounts under the scheme and (if the scheme consideration is paid by check) the check of which such person is the payee has not been cashed. Following six years from the effective date of the scheme, the Company or its successor entity shall have no further obligation to make any payments under the scheme.

Shareholders Outside the U.S. or the Republic of Singapore

Shareholders Outside the United States or the Republic of Singapore. The applicability of the scheme to shareholders whose addresses are outside the U.S. and the Republic of Singapore, as shown on the Transfer Books and the Register of Members of the Company’s ordinary shares, which we refer to as “overseas Company shareholders,” may be affected by the laws of the relevant jurisdictions where such persons are located. Accordingly, such overseas Company shareholders should inform themselves about and observe any applicable legal requirements.

It is the responsibility of overseas Company shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction, including the obtaining of any governmental or other consent which may be required and compliance with all required regulatory or legal requirements. Any overseas Company shareholder in any doubt should consult his or her professional advisor in the relevant jurisdiction.

Copies of proxy statement. Company shareholders, including overseas Company shareholders, may obtain additional copies of this proxy statement and any related documents during the normal business hours on any day prior to the date of the Court Meeting, by contacting:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Attn: Richard Grubaugh

(888) 869-7406

It is the responsibility of any overseas Company shareholder who requests a copy of this proxy statement and any related documents to satisfy himself or herself as to the full observance of the laws of the relevant jurisdiction in that connection, including the obtaining of any governmental or other consent which may be required and compliance with all necessary formalities or legal requirements. In requesting a copy of this proxy statement and any related documents, the overseas Company shareholder represents and warrants to the Company that he or she is in full observance of the laws of the relevant jurisdiction in that connection, and that he or she is in full compliance with all necessary formalities or legal requirements.

Notice. The Company reserves the right to notify any or all Company shareholders with a registered address outside the U.S. or the Republic of Singapore of any matter, including the fact that the scheme has been proposed, by announcement through public filings with the SEC and/or paid advertisement in a daily newspaper published and circulated in the U.S. and in the Republic of Singapore, and such notice will be deemed to have been sufficiently given notwithstanding any failure by any shareholder to receive or see such filing or announcements. As long as the Company’s ordinary shares remain listed on the NASDAQ Global Select Market, the Company will continue to be subject to the applicable reporting requirements under the Exchange Act and NASDAQ rules.

Appraisal Rights

Once the scheme is approved by the requisite majority of the Scheme Shareholders, is sanctioned by the Singapore court and becomes effective, it will be binding on all shareholders of the Company. Dissenting shareholders may file an objection with the Singapore court against the granting of the Singapore court sanction, but no appraisal rights are available to dissenting shareholders in connection with a scheme effected under Singapore law.

Regulatory Matters

Pursuant to the Companies Act, Chapter 50 of Singapore, the Singapore court has directed that the Court Meeting be convened for the purpose of approving the scheme. If the requisite majority of the Scheme Shareholders votes to adopt and approve the scheme at the Court Meeting, an application will be made to the Singapore court by the Company to sanction the scheme.

Pursuant to an application made by the Company, on July 11, 2016, the SIC confirmed on August 11, 2016 the waiver of the application of the provisions of the Singapore Take-over Code in its entirety to the Company with respect to the scheme.

Pursuant to the directions of the Singapore court, for the purposes of determining the number of Company’s shareholders present and voting at the Court Meeting, Company ordinary shares that are deposited in book entry form with DTC, and registered in the name of CEDE & Co. as nominee of DTC and holders of record in the Register of Members of the Company, will be treated as follows:

i.	CEDE & Co shall be deemed not to be a Company shareholder; and

ii.	each sub-depositor shall be deemed to be a Company shareholder in respect of such number of Company ordinary shares held in its account under CEDE & Co.

Each sub-depositor need not vote the shares registered in its name in the same way. Accordingly, a sub-depositor may:

a.	vote all or part of its Company ordinary shares FOR the scheme of arrangement, which part shall be counted in value for adopting and approving the Scheme;

b.	vote all or part of its Company ordinary shares AGAINST the scheme of arrangement, which part shall be counted in value against adopting and approving the Scheme; and/or

c.	abstain from voting in respect of all part of its Company ordinary shares, which part shall not be counted in determining the value of shares which are present and voting on the scheme of arrangement.

For purposes of determining the number of the Company shareholders present and voting at the Court Meeting, a sub-depositor will be taken to have voted FOR the scheme of arrangement, if the number of Company ordinary shares voted FOR the scheme of arrangement by it exceeds the number of Company ordinary shares voted AGAINST the scheme of arrangement by it, or AGAINST the scheme of arrangement, if the number of Company ordinary shares voted AGAINST the Scheme by it equals or exceeds the number of Company ordinary shares voted FOR the scheme of arrangement by it.

A Company shareholder (including a sub-depositor) voting by proxy shall be included in the count of the Company’s shareholders present and voting at the Court Meeting as if that Company shareholder was voting in person, such that the votes of a proxy who has been appointed to represent more than one Company shareholder at the Court Meeting shall be counted as the votes of such number of appointing Company shareholders.

Opinion of the Company’s Financial Advisors

Opinion of Barclays

Beginning in December 2015, the Company consulted with Barclays regarding a possible sale of the Company. The board of directors of the Company formally engaged Barclays to act as its financial advisor with respect to such potential transaction in accordance with an engagement letter dated February 5, 2016. On August 17, 2016, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Company’s board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the scheme price of $12.00 per share to be offered to the Company’s shareholders in the proposed transaction was fair, from a financial point of view, to such shareholders.

The full text of Barclays’ written opinion, dated as of August 17, 2016, is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to and was provided for the benefit of the Company’s board of directors, addresses only the fairness, from a financial point of view, of the scheme price of $12.00 per share to be offered to the Company’s shareholders and does not address any other aspect of the proposed transaction. The opinion does not constitute a recommendation to any Company shareholder as to how to vote or act with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between the Company and GWC and were unanimously approved by the Company’s board of directors. Barclays did not recommend any specific form of consideration to the Company or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the proposed transaction, the likelihood of consummation of the proposed transaction, or the relative merits of the proposed transaction as compared to any other transaction in which the Company might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the scheme price of $12.00 per share to be offered to the Company’s shareholders in the proposed transaction. No limitations were imposed by the Company’s board of directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays reviewed and analyzed, among other things:

•	a draft of the implementation agreement, dated as of August 16, 2016, which sets forth the specific terms of the proposed transaction;

•	publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and December 31, 2014, the Company’s earnings releases for the fiscal quarters ended June 30, 2016, March 31, 2016 and December 31, 2015 and other filings with the Securities and Exchange Commission that Barclays deemed relevant;

•	publicly available information concerning GWC that Barclays believed to be relevant to its analysis, including GWC’s Annual Reports for the fiscal years ended December 31, 2015 and December 31, 2014, GWC’s Quarterly Financial Reports for the fiscal quarters ended March 31, 2016 and June 30, 2016, and research analyst projections for GWC;

•	financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays by the Company, including financial projections of the Company prepared by management of the Company;

•	the trading history of the Company’s shares from May 22, 2014 to August 15, 2016 and a comparison of such trading history with those of other companies that Barclays deemed relevant, including GWC;

•	the results of Barclays’ efforts to solicit indications of interest from third parties with respect to strategic alternatives involving the Company, including reviewing certainty of terms, financing, and regulatory requirements of such indications of interest;

•	a comparison of the present and projected financial condition of the Company and GWC with each other and with those of other companies that Barclays deemed relevant;

•	a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant; and

•	published estimates of independent research analysts with respect to the projected future financial performance and price targets of the Company.

In addition, Barclays has had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and Barclays had not assumed responsibility or liability for any independent verification of such information) and has further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the Company’s future financial performance and that the Company would perform substantially in accordance with such projections. Barclays has not been provided with, and did not have any access to, financial projections of GWC prepared by management of GWC. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of the

Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after the date of its opinion.

Barclays assumed that the executed implementation agreement would conform in all material respects to the last draft reviewed by Barclays, dated as of August 16, 2016. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the implementation agreement and all the agreements related thereto. Barclays also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the implementation agreement and that the proposed transaction will be consummated in accordance with the terms of the implementation agreement without waiver, modification or amendment of any material term, condition or agreement thereof and in accordance with any Singapore law requirements to the extent applicable to the proposed transaction. Barclays did not express any opinion as to any tax or other consequences that might result from the proposed transaction, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood the Company had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the Company’s ordinary shares, but rather made its determination as to fairness, from a financial point of view, to the Company’s shareholders of the scheme price of $12.00 per share to be offered to such shareholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Company’s board of directors. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the proposed transaction. None of the Company, GWC, Acquiror, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

The Company

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to the Company with selected silicon wafer companies that Barclays, based on its experience in the industry, deemed comparable to the Company. The companies that Barclays selected as comparable to the Company were:

Companies

GlobalWafers Co., Ltd.
Shin-Etsu Chemical Co. Ltd.
SUMCO Corporation
Siltronic AG

Barclays calculated and compared various financial multiples and ratios of the Company, and those of the respective selected comparable companies. As part of its selected comparable company analysis with respect to the Company, Barclays calculated and analyzed each company’s enterprise value, or EV, as a multiple of its calendar year 2016 estimated revenue, its calendar year 2016 and 2017 estimated earnings before interest, taxes, depreciation and amortization, stock compensation and non-recurring items or “EBITDA,” and its calendar year 2017 estimated EBITDA minus capital expenditures. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, calculated as fully diluted equity value, using the treasury stock method, based on closing stock prices on August 15, 2016, the value of any preferred stock, the value of any pension liabilities and the book value of any minority interest, and subtracting its cash, cash equivalents and liquid investments. All of these calculations were performed, and based on publicly available financial data (including FactSet, a subscription-based data source containing historical and estimated financial data) and closing stock prices, as of August 15, 2016. The results of this selected comparable company analysis are summarized below:

	EV / Revenue		EV / EBITDA		EV / EBITDA-Capex
	CY 2016E	CY 2017E	CY 2016E	CY 2017E	CY 2016E	CY 2017E
GlobalWafers Co., Ltd.	1.44x	1.33x	6.6x	6.4x	13.9x	10.0x
Shin-Etsu Chemical Co. Ltd.	1.85x	1.82x	7.1x	6.6x	14.0x	12.8x
SUMCO Corporation	2.04x	1.97x	11.8x	9.8x	30.9x	20.8x
Siltronic AG	0.90x	0.87x	6.2x	5.4x	15.9x	10.2x

Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with the Company. However, because no selected comparable company is exactly the same as the Company, Barclays believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between the Company and the companies included in the selected comparable company analysis. Based upon these judgments, Barclays selected a range of multiples for the Company and applied such range to the management projections of the Company, as well as to published estimates of independent research analysts associated with various Wall Street firms, to calculate ranges of implied value per share. The management projections of the Company are set forth in the section captioned “__Certain Unaudited Prospective Financial Information” beginning on page 49. The results of these calculations are summarized as follows:

	Selected Multiple Range	Implied Value per Share
EV / CY 2016E Revenue Wall Street	0.75x – 1.40x	$8.43 – $18.88
EV / CY 2016E Revenue Management	0.75x – 1.40x	$8.48 – $18.98
EV / CY 2016E Adjusted EBITDA (defined below) Wall Street	5.0x – 8.0x	$5.30 – $10.81
EV / CY 2016E Adjusted EBITDA Management	5.0x – 8.0x	$5.56 – $11.20
EV / CY 2017E Adjusted EBITDA Wall Street	4.5x – 8.0x	$6.39 – $14.27
EV / CY 2017E Adjusted EBITDA Management	4.5x – 8.0x	$7.58 – $16.37
EV / CY 2017E Adjusted EBITDA minus Capex Management	8.0x – 12.0x	$3.44 – $7.19

Barclays noted that on the basis of the selected comparable company analysis with respect to the Company, the scheme price of $12.00 per share was (i) above the range of implied value per share calculated using estimated calendar years 2016 Adjusted EBITDA and estimated calendar year 2017 Adjusted EBITDA minus capital expenditures and (ii) within the ranges of implied value per share calculated using estimated calendar year 2016 and 2017 revenue and estimated 2017 Adjusted EBITDA.

Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to the Company with respect to the size, mix, margins and other characteristics of their businesses. Barclays reviewed the following precedent transactions:

Announcement Date	Acquirer	Target
05/20/2016	GlobalWafers Co, Ltd.	Topsil Semiconductor Materials (Silicon Business)
04/01/2016	National Silicon Industry Group	Okmetic, Oyj
12/14/2015	Advanced Semiconductor Engineering, Inc.	Siliconware Precision Industries Co., Ltd.
11/06/2014	Jiangsu Changjiang Electronics Technology	STATS ChipPAC Ltd. (100% Stake)
07/02/2012	Micron Technology, Inc.	Elpida Memory, Inc.(1)
08/10/2011	Sino-American Silicon Products Inc. of Taiwan	Covalent Materials Corp. (Silicon Wafer Business)
12/07/2009	Chipbond Technology Corporation	International Semiconductor Technology Ltd.
09/04/2009	Advanced Technology Investment Company, LLC	Chartered Semiconductor Manufacturing Ltd.
10/07/2008	Advanced Technology Investment Company, LLC	Advanced Micro Devices (The Foundry Company)
05/19/2008	Advanced Semiconductor Engineering, Inc.	ASE Test Limited
06/26/2007	TPG Capital / Affinity Equity Partners	United Test and Assembly Center Ltd.
06/04/2007	Flextronics International Ltd.	Solectron Corporation
10/17/2006	Benchmark Electronics, Inc.	Pemstar Inc.
02/07/2005	Jabil Circuit, Inc.	Varian, Inc. (Electronics Manufacturing Business)
10/13/2004	Kingboard Chemical Holdings Limited	Elec & Eltek International Holdings

(1)	Filed for bankruptcy in Feb. 2012.

For each of the selected transactions, based on information Barclays obtained from publicly available information, Barclays analyzed the enterprise value to the applicable company’s last 12-months (“LTM”) revenue and EBITDA and the applicable company’s forward 12-months (“FTM”) and EBITDA. The results of this precedent transaction analysis are summarized below:

	EV / LTM EBITDA	EV / FTM EBITDA
Mean	7.8x	6.7x
Median	6.3x	5.5x
High	17.5x	13.0x
Low	2.8x	2.8x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and the Company. Based upon these judgments, Barclays selected ranges of multiples for the Company and applied such ranges to the management projections of the Company on a standalone basis to calculate ranges of implied value per share. The management projections are set forth in the section captioned “__Certain Unaudited Prospective Financial Information” beginning on page 49. The following table sets forth the results of such analysis:

	Selected Multiple Range	Implied Value per Share
EV / LTM Adjusted EBITDA(1)	6.0x – 8.0x	$7.64 – $11.44
EV / FTM Adjusted EBITDA Wall Street(2)	5.0x – 6.0x	$5.30 – $7.16
EV / FTM Adjusted EBITDA Management(2)	5.0x – 6.0x	$5.56 – $7.46

(1)	Last twelve months as of June 30, 2016.
(2)	Estimated calendar year 2016.

Barclays noted that on the basis of the selected precedent transaction analysis with respect to the Company, the scheme price of $12.00 per share was (i) above the ranges of implied value per share calculated using LTM and FTM Adjusted EBITDA.

Discounted Cash Flow Analysis

In order to estimate the present value of the Company’s ordinary shares, Barclays performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of the Company using the discounted cash flow method, Barclays added (i) the Company’s projected after-tax unlevered free cash flows for half of calendar year 2016 and full calendar years 2017 through 2018 based on management projections to (ii) the “terminal value” of the Company as of the end of calendar year 2018, and discounted such amount to its present value (as of June 30, 2016) using a range of selected discount rates. Barclays used the mid-year convention in its discounted cash flow analysis because it more accurately reflects the present value of future cash flows since cash flows are actually earned throughout the year rather than at the end of the year. The management projections of the Company are set forth in the section captioned “__Certain Unaudited Prospective Financial Information” beginning on page 49.

For purposes of this analysis, Barclays excluded stock-based compensation and non-recurring charges. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, adding depreciation and amortization, subtracting capital expenditures and adjusting for changes in working capital. The residual value of the Company at the end of the forecast period, or “terminal value,” was estimated by: (1) selecting a range of perpetuity growth rates of 3.0% to 5.0%, which range was derived by Barclays utilizing its professional judgment and experience, taking into account the financial forecasts and market expectations regarding long-term growth of gross domestic product and inflation, and applying such range to the management projections; (2) applying a multiple range 5.0-8.0x to the Company’s estimated 2018 EBITDA, as adjusted by the Company for purposes of its financial statements, calculated as earnings before net interest expense; income tax expense (benefit); depreciation and amortization; restructuring charges (reversals); non-recurring items; loss on sale of property, plant, and equipment; long-lived asset impairment charges; pension settlement charges; stock compensation expense; and equity in loss of equity method investments or “Adjusted EBITDA”; and (3) applying a multiple range of 8.0-12.0x to the Company’s estimated 2018 Adjusted EBITDA minus capital expenditures. The range of discount rates of 12.0% to 16.0% was selected based on an analysis of the weighted average cost of capital of the Company and the comparable companies used in the Company’s “Comparable Company Analysis” above. Barclays then calculated a range of implied value per share by taking estimated equity value using the discounted cash flow method and dividing such amount by the fully diluted number of shares, calculated using the treasury stock method, of the Company as of June 30, 2016.

This analysis implied the following ranges of value per share:

Terminal Value Methodology	Selected Range	Implied Value per Share
Perpetuity Growth Rate	3.00% – 5.00%	$4.39 – $11.76
Adjusted EBITDA Exit Multiple	5.0x – 8.0x	$9.64 – $18.53
Adjusted EBITDA minus Capex Exit Multiple	8.0x – 12.0x	$7.25 – $13.42

Barclays noted that on the basis of the discounted cash flow analysis the scheme price of $12.00 per share was (i) above the range of implied value using the perpetuity growth method for the Terminal Value calculation and (ii) within the range of implied value using the Adjusted EBITDA and Adjusted EBITDA minus Capex exit multiple methodologies.

Other Factors

Barclays also noted certain additional factors that were not considered part of Barclays’ financial analyses with respect to its fairness determination but were referenced for informational purposes, including among other things the factors discussed below.

Research Analysts’ Price Targets Analysis

Barclays considered research analysts’ per share price targets for the Company’s ordinary shares, which were publicly available from FactSet, of which there were four. The research analysts’ per share price targets for Shares ranged from $5.50 to $8.75 (calculated as the mid-point of one analyst’s target price range of $8.00–$9.50, which was at the highest end of the range). The publicly available per share price targets published by securities research analysts do not necessarily reflect the current market trading prices for Shares and these estimates are subject to uncertainties, including future financial performance of the Company and future market conditions.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of the Company’s ordinary shares, Barclays considered historical data with regard to the trading prices of the ordinary shares over the 52 weeks prior to August 15, 2016. During such period, the trading price of the ordinary shares ranged from $3.47 to $13.67.

Premiums Paid Analysis

In order to assess the premium offered to the Company’s shareholders in the proposed transaction relative to the premiums offered to stockholders in other transactions, Barclays reviewed the premiums paid in all announced global strategic technology merger and acquisition transactions (excluding leveraged buy-outs and mergers of equals) valued between $200 million and $1 billion from 2010 to 2016 year-to-date, of which there were 149 in total. For each of the transactions, Barclays calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s: (i) closing price on the last trading day prior to the announcement of the transaction; and (ii) average closing price for the 30 calendar days prior to the announcement of the transaction. The results of this premiums paid analysis are summarized below:

	1st Quartile	Median	3rd Quartile
1-Day Prior to Announcement	16%	30%	41%
30-Day Average Prior to Announcement	21%	33%	44%

Based on the 1st and 3rd quartiles for premiums offered to stockholders in precedent transactions, Barclays selected a range of premiums to (1) the closing price of the Company’s ordinary shares on August 15, 2016 and (2) the 30 calendar day average of the closing prices of the Company’s ordinary share, ending August 15, 2016, to calculate ranges of implied value per share of the Company’s ordinary shares. The following summarizes the result of these calculations:

	Selected Premium Range	Implied Value per Share
1-Day Price	20% – 40%	$9.82 – $11.45
30-Day Average Price	25% – 45%	$8.44 – $9.79

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company’s board of directors selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays is acting as financial advisor to the Company in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, the Company has agreed to pay Barclays certain transaction related fees, which are currently estimated to be approximately $10.9 million, of which $1.0 million became payable upon the delivery of Barclays’ opinion, and the remainder of which will become payable solely upon the consummation of the proposed transaction. The Company has agreed to reimburse Barclays for its reasonable expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Company and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for the Company in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays has acted as joint bookrunner on the Company’s follow-on secondary equity offerings in January 2015, which resulted in approximately $262 million in proceeds to the selling shareholders, and June 2015, which resulted in approximately $291 million in proceeds to the selling shareholders.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and GWC for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Opinion of ANZ

Consistent with Singapore practice, the Company’s board of directors has also retained ANZ as its independent financial advisor. The board of directors engaged ANZ on July 19, 2016.

ANZ, based upon and having considered the information that has been made available to it and the factors set out in its written opinion, is of the view that, as of the date set forth in its opinion dated August 16, 2016, the scheme price of $12.00 per share to be received by the Company’s shareholders is fair and reasonable and not prejudicial to the interests of the Company’s shareholders (other than GWC and its subsidiaries) from a financial point of view. In arriving at its opinion, ANZ took into consideration the factors and performed the financial analyses set forth in its written opinion, which is attached as Annex D to this proxy statement and incorporated herein by reference, including, among others, the following:

(a)	The Company confirmed to ANZ that alternative strategic options were considered prior to the scheme announcement, including discussions with alternative acquirors, and it was of the view that none of these options represented as compelling a proposal as the scheme, which was the result of an extensive sell-side process run by the Company and Barclays, its financial advisor;

(b)	The Company reported revenue decreased in fiscal years 2013, 2014, 2015, 1H fiscal year 2015 and 1H fiscal year 2016 by approximately 1.5%, 8.7%, 7.5%, 3.4% and 8.3% year-on-year, respectively;

(c)	The Company reported net income margins were negative, being approximately –6.0%, –10.8%, –17.6%, –6.1% and –44.4% in fiscal years 2013, 2014, 2015, 1H fiscal year 2015 and 1H fiscal year 2016, respectively;

(d)	Total debt (including pension and post-employment liabilities) for the Company increased by $205.1 million from $59.6 million at December 31, 2013 to $264.7 million at June 30, 2016. The Company has confirmed to ANZ the need for substantial, continued capital investment going forward. ANZ notes that the Company had the second highest financial leverage (defined as Total Debt / LTM EBITDA) among the Comparable Companies (as defined in ANZ’s opinion);

(e)	The scheme consideration represents a premium of 53.3%, 101.0%, 98.5% and 71.5% over the 12-month, 6-month, 3-month and 1-month volume-weighted average prices (referred to herein as VWAP) of the Company ordinary shares, respectively; the scheme consideration represents a premium of 46.7% over the closing price of $8.18 of the Company ordinary shares on August 15, 2016, the latest practicable date set forth in ANZ’s opinion;

(f)	The Company shares have underperformed the CCI (as defined in ANZ’s opinion) and the NASDAQ Composite Index significantly. For the period since the Company’s initial public offering on May 22, 2014 up to and including August 15, 2016, the share price of the Company ordinary shares decreased by approximately 45.5%, while the shares of the CCI has decreased by approximately 2.3% and the NASDAQ Composite Index increased by approximately 26.7% during the same period;

(g)	The scheme price of $12.00 per share is within the range of the daily closing price of the Company ordinary shares over the 12-month period up to and including August 15, 2016, which was between a low of $3.47 and a high of $13.67 per share; the scheme consideration represents a 245.8% premium over the lowest closing price of an ordinary share of $3.47 and a 12.2% discount to the highest closing price of $13.67 of the Company ordinary shares, over the 12-month period up to and including August 15, 2016;

(h)	The comparison of the financial metrics of the Company to those of the Comparable Companies should be taken into context when evaluating the various valuations multiples implied by the scheme consideration:

•	The latest 3-year revenue compounded annual growth rate of the Company is negative at –7.9% and is below the range of latest 3-year revenue compounded annual growth rate of the Comparable Companies of 1.7% to 7.1%;

•	The EBITDA margin, for the last 12 months and normalized by eliminating non-recurring items, referred to herein as LTM EBITDA margin, of the Company of 11.9% is below the range of the LTM EBITDA margins of the Comparable Companies of 15.5% to 25.3%;

•	The total debt to EBITDA for the last 12 months normalized by eliminating non-recurring items, referred to herein as the Total Debt / LTM EBITDA ratio, of the Company of 2.99 times is within the range of the Total Debt / LTM EBITDA ratios of the Comparable Companies of 0.06 times to 4.61 times and is above the mean of 1.53 times and median of 0.72 times;

(i)	In comparison to the trading valuation multiples of the Comparable Companies:

•	The enterprise value, referred to herein as EV, to revenue for the last 12 months, referred to herein as the LTM EV / Revenue ratio, implied by the scheme consideration of 0.99 times is within the range of the LTM EV / Revenue ratios of the Comparable Companies of 0.51 times to 1.89 times;

•	The EV to EBITDA for the last 12 months and normalized by eliminating non-recurring items, referred to herein as the LTM EV / EBITDA ratio, implied by the scheme consideration of 8.3 times is within the range of the LTM EV / EBITDA ratios of the Comparable Companies of 3.3 times to 10.1 times and is above the mean of 6.6 times and median of 6.6 times;

•	The price to net asset value per share, referred to herein as the P / NAV ratio, implied by the scheme consideration of 1.30 times is within the range of Latest P / NAV ratios of the Comparable Companies of 1.02 times to 1.52 times;

(j)	In comparison to the trailing LTM EV / Revenue multiples of the Company and the Comparable Companies:

•	The LTM EV / Revenue multiple implied by the scheme consideration of 0.99 times is above the range of LTM EV / Revenue multiples (based on trailing 12-month revenue) of the Company of 0.41 times to 0.95 times over the 12-month period up to and including August 15, 2016;

•	The LTM EV / Revenue multiple implied by the scheme consideration of 0.99 times translates to a discount (which represents the differential between the multiple implied by the scheme consideration and the multiple of the CCI in percentage terms as of the latest practicable date) of 30.4% to 1.42 times of the CCI as of August 15, 2016. This implied discount of 30.4% is also narrower than the range of trailing discounts implied by the Company shares to the CCI of 40.4% to 66.3% over the 12-month period up to and including August 15, 2016;

(k)	In comparison to the trailing LTM EV / EBITDA multiples of the Company and the Comparable Companies:

•	The LTM EV / EBITDA multiple implied by the scheme consideration of 8.3 times is above the range of LTM EV / EBITDA multiples (based on trailing 12-month EBITDA) of the Company of 3.1 times to 6.9 times over the 12-month period up to and including August 15, 2016;

•	The LTM EV / EBITDA multiple implied by the scheme consideration of 8.3 times is above the range of LTM EV / EBITDA multiples (based on trailing 12-month EBITDA) of the CCI of 4.8 times to 8.1 times over the 12-month period up to and including August 15, 2016;

•	The LTM EV / EBITDA multiple implied by the scheme consideration of 8.3 times translates to a premium of 28.1% to 6.5 times of the CCI as of August 15, 2016. This implied premium of 28.1% also compares favorably to the range of trailing discounts implied by the Company shares to the CCI of 5.3% to 41.3% over the 12-month period up to and including August 15, 2016;

(l)	In comparison to the trailing Latest P / NAV multiples of the Company and the Comparable Companies:

•	The Latest P / NAV multiple implied by the scheme consideration of 1.30 times is above the range of Latest P / NAV multiples (based on trailing latest book values) of the Company of 0.27 times to 0.93 times over the 12-month period up to and including August 15, 2016;

•	The Latest P / NAV multiple implied by the scheme consideration of 1.30 times is within the range of Latest P / NAV multiples (based on trailing latest book values) of the CCI of 1.06 times to 1.83 times over the 12-month period up to and including August 15, 2016;

•	the Company ordinary share price had consistently traded at a discount to the trailing NAV per share (below 1.00 times Latest P / NAV) over the 12-month period up to and including August 15, 2016;

•	The trailing discount, based on the Company closing ordinary share prices, to prevailing NAV per share over the 12-month period up to and including August 15, 2016 had ranged from 6.7% (0.93 times Latest P / NAV) to 72.9% (0.27 times Latest P / NAV);

•	The premium to prevailing NAV per the Company ordinary share of 30.3% (1.30x times Latest P / NAV) implied by the scheme consideration compares favorably to the average discount to NAV per share of 38.2% (0.62 times Latest P / NAV) at which the shares had closed over the 12-month period up to and including August 15, 2016;

•	The Latest P / NAV multiple implied by the scheme consideration of 1.30 times translates to a discount of 6.5% to 1.39 times of the CCI as of August 15, 2016. The implied discount of 6.5% also is narrower than the range of trailing discounts implied by the Company shares to the CCI of 40.9% to 76.6% over the 12-month period up to and including August 15, 2016;

(m)	In comparison to the valuation multiples implied by the Precedent Transactions (as defined in ANZ’s opinion):

•	The LTM EV / Revenue ratio implied by the scheme consideration of 0.99 times is within the range of the LTM EV / Revenue ratios of the Precedent Transactions of 0.57 times to 2.15 times;

•	The LTM EV / EBITDA ratio implied by the scheme consideration of 8.3 times is within the range of the LTM EV / EBITDA ratios of the Precedent Transactions of 2.6 times to 10.2 times and is above the mean of 5.9 times and median of 5.6 times;

•	The Latest P / NAV ratio implied by the scheme consideration of 1.30 times is within the range of the Latest P / NAV ratios of the Precedent Transactions of 0.84 times to 2.71 times;

(n)	In comparison to the transaction premium (or discount) implied by the Precedent Take-overs (as defined in ANZ’s opinion), the implied premium of the scheme price of $12.00 per share are within the range and above the mean and median of the Precedent Take-overs for the 1-month, 3-month and 6-month and 12-month VWAPs; and

(o)	In comparison to the broker research price targets for the Company ordinary shares, the scheme price of $12.00 per share is above the range of broker price targets, and represents a premium of 69.7% over the mean broker price target of $7.07, 69.0% over the median of $7.10, and 26.3% over the maximum of $9.50.

We encourage you to read the written opinion of ANZ in its entirety, including the description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by ANZ in rendering its opinion. The full text of the written opinion of ANZ is attached as Annex D to this proxy statement.

ANZ’s opinion is limited to the fairness and reasonableness of the scheme consideration from a financial point of view and ANZ is not advising as to the future business and prospects of the Company.

ANZ’s opinion is based upon the market, economic, industry, monetary and other applicable conditions, and the information made available to ANZ as of the latest practicable date set forth in its written opinion.

The terms of the scheme of arrangement were arrived at after arm’s-length negotiations between the Company and GWC and their respective advisors and were unanimously approved by the board of directors of the Company and GWC. ANZ did not recommend any specific amount or form of scheme consideration or that any specific amount or form of consideration constituted the only appropriate consideration for the scheme. ANZ’s opinion is not intended to be and does not constitute a recommendation to any the Company shareholder as to how such shareholder should vote in connection with the scheme. The recommendations made by the board of directors to the Company shareholders with regard to the scheme shall remain the responsibility of the board of directors. ANZ was not requested to opine as to, and ANZ’s opinion does not address, the Company’s underlying business decision to proceed with or effect the scheme.

In rendering its opinion, ANZ has not had regard to the general or specific investment objectives, tax position, financial situation, tax status, risk profiles or unique needs and constraints or particular circumstances of any individual Company shareholder. As different Company shareholders would have different investment objectives and profiles, ANZ recommends that any individual Company shareholder who may require advice in the context of his or her specific investment portfolio consult his or her legal, financial, tax or other professional advisor.

ANZ is a recognized global financial institution and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. The board of directors selected ANZ because of its expertise, reputation and its substantial experience in acting as independent financial advisor in scheme of arrangements under Singapore law and other transactions comparable to the scheme.

As compensation for its services in connection with the scheme, the Company has agreed to pay ANZ a financial advisory fee of $300,000, of which the entire sum is payable upon the delivery of the signed opinion of ANZ to the board of directors. In addition, the Company has agreed to reimburse ANZ for reasonable out-of-pocket expenses incurred in connection with the scheme and to indemnify ANZ for certain liabilities that may arise out of its rendering of services under the engagement by the board of directors and the rendering of its opinion. Neither ANZ nor any of its affiliates has had any material relationship with the Company, GWC or any of their respective affiliates in the past two years, other than with respect to the services it rendered to the board of directors in connection with the scheme of arrangement.

A copy of the written opinion of ANZ is included as Annex D to this proxy statement, and such written opinion will be made available for inspection and copying at the offices of the Company at 501 Pearl Drive, St. Peters, MO 63376 during regular business hours by any interested Company shareholder or such shareholder’s designated representative. A copy of the written opinion of ANZ will be mailed by the Company to any interested Company shareholder or such shareholder’s designated representative, upon written request to the Company at 501 Pearl Drive, (City of O’Fallon), P.O. Box 8, St. Peters, MO 63376, Attn: General Counsel, at the expense of the requesting shareholder.

ANZ has given and has not withdrawn its written consent to the inclusion of its name, its opinion in relation to the scheme of arrangement set out in its letter to the board of directors dated August 16, 2016 and references to such opinion and letter in this proxy statement, in the form and context in which they appear in this proxy statement.

Certain Unaudited Prospective Financial Information

The Company does not as a matter of course make public projections as to future performance or earnings due to the unpredictability of the underlying assumptions and estimates. However, in connection with the exploration of strategic alternatives as described in this proxy statement, management prepared a set of unaudited financial projections for the calendar years 2016, 2017 and 2018, which we refer to as the “Projections,” and these Projections were provided to our board of directors and to Barclays. We have included a summary of these Projections below.

The Projections were developed from historical financial statements and did not give effect to any changes or expenses as a result of the Transaction or any other effects of the Transaction. The Projections included below were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles, or GAAP. The inclusion of this information should not be regarded as an indication that our board of directors and Barclays, or any of their respective representatives or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results and this information is not being included in this proxy statement to influence your decision whether to vote for the adoption and approval of the Scheme of Arrangement. Our independent registered certified public accounting firm, KPMG LLP, has neither examined nor compiled the Projections and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect to this information. None of us, Barclays, GWC or any of our or their respective affiliates or any other person, assumes any responsibility for the validity, accuracy or completeness of the Projections.

Furthermore, while presented with numerical specificity, the Projections necessarily are based on numerous assumptions, many of which are beyond our control and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, which assumptions may not prove to have been, or may no longer be, accurate. The Projections do not take into account any circumstances or events occurring after the date they were prepared, including the August 17, 2016 announcement of the parties’ entry into the implementation agreement or subsequent integration planning activities. For instance, there can be no assurance that the announcement of the Transaction will not negatively impact our business relationships, operating results and business generally. Any such events would likely adversely affect our ability to achieve the results reflected in the Projections. In addition, the Projections do not take into account the effect of any failure of the Transaction to occur and should not be viewed as accurate or continuing in that context.

The Projections were initially prepared by management in April 2016 and were subsequently updated in July 2016 in the context of the business, economic, regulatory, market and financial conditions that existed at that time. No further updates have been made to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated as of July 2016. The Projections are not necessarily indicative of future performance, which may be significantly more favorable or less favorable than as set forth below. The Projections cover three years, and such information by its nature becomes less reliable with each successive year. The Projections should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future. We undertake no obligation and have no intention to update or revise the Projections after the date they were made.

For the foregoing and other reasons, readers of this proxy statement are cautioned that the inclusion of the Projections in this proxy statement should not be regarded as a representation or guarantee that the Projections will be achieved. The Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in such Projections, including, but not limited to, our performance, the marketplace for our products and services, industry performance, general business and economic conditions, vendor requirements, competition, our ability to successfully manage costs in the future, adverse changes in applicable laws, regulations or rules and other risks and uncertainties described in documents we have filed with the SEC. None of the Company, GWC or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company shareholder or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that the Projections will be achieved. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page 19 of this proxy statement.

Company shareholders are cautioned not to place undue reliance on the projected financial information included in this proxy statement.

The following is a summary of the Projections that were provided to our board of directors and to Barclays:

	2016E	2017E	2018E
	(in millions)
Revenues	$761.3	$806.3	$806.3
Non-GAAP Operating Income(1)	($23.8)	$2.6	$46.3
Adjusted EBITDA(2)	$87.2	$117.6	$161.3
Adjusted EBITDA less Capital Expenditures(3)	$18.2	$42.6	$80.7
Non-GAAP Net Income(4)	($52.2)	($25.8)	$9.9

(1)	Non-GAAP Operating Income is a non-GAAP measure. Non-GAAP Operating Income as used in the Projections is calculated as standard gross margin, excluding effects of the SunEdison, Inc. Chapter 11 bankruptcy filing, less normalized operating expenses which excludes non-cash items or items that we do not consider in assessing our on-going operating performance such as legal and administration expenses incurred related to our ongoing evaluation of strategic alternatives, restructuring related charges, and long-lived asset impairments.
(2)	Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as used in the Projections is calculated as estimated earnings before interest, taxes, depreciation and amortization, stock compensation and non-recurring items.
(3)	Adjusted EBITDA less capital expenditures is a non-GAAP measure. Adjusted EBITDA less capital expenditures as used in the Projections is calculated as estimated earnings before interest, taxes, depreciation and amortization, stock compensation and non-recurring items, less capital expenditures not funded by customer prepayments.
(4)	Non-GAAP Net Income is a non-GAAP measure. Non-GAAP Net Income as used in the Projections is calculated as Non-GAAP Operating Income less net interest expense, foreign exchange related items, and de minimis other non-operating income/expenses items. Non-GAAP Net Income does not include income tax amounts or any earnings/losses from equity method investments.

Financing of the Transaction; Treatment of Existing Indebtedness

GWC expects that the total amount of funds required to complete the Transaction and related transactions and pay related fees and expenses will be funded through a combination of the following:

•	debt financing in an aggregate principal amount of up to approximately $550,000,000, for which GWC has received firm commitments from a consortium of financial institutions; and

•	cash which is expected to be on hand and available at the closing.

The obligations of GWC and Acquiror under the implementation agreement are not subject to a condition providing that GWC and Acquiror have received or have available any funds or financing to complete the Transaction. However, the Company is not entitled to specifically enforce GWC and Acquiror’s obligation to consummate the Transaction in the event that GWC’s financing is not available and the maximum aggregate liability of GWC, Acquiror and their related parties under or in respect of the implementation agreement is $40,000,000, plus interests and costs as provided for in the implementation agreement.

In connection with the entry into the implementation agreement, GWC has obtained two commitment letters, (the “debt commitment letters”) from Bank of Taiwan, Hua Nan Commercial Bank Co. Ltd., Mega International Commercial Bank Co., Ltd. (“Mega Bank”), Taipei Fubon Commercial Bank Co. Ltd. and Taishin International Bank Co. Ltd. (collectively, the “Lenders”) to provide, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $550,000,000 in debt financing. One of the commitment letters provides for a $200 million senior secured term loan, the proceeds of which will be used to refinance the Company’s existing $210 million credit agreement and to repay facilities extended to MEMC Korea, a subsidiary of the Company, in each case contemporaneously with the closing of the Transaction. The second commitment letter provides for $150 million and $200 million senior secured term loans, the proceeds of which will be used for payment by GWC and the Acquiror of the aggregate scheme consideration to the Company’s shareholders and related expenses of the Transaction.

The debt financing contemplated by the debt commitment letters is conditioned on the consummation of the Transaction in accordance with the implementation agreement, without any amendment, waiver or other modification that is adverse to the Lenders, as well as other customary conditions, including, but not limited to:

•	the execution and delivery by the borrowers and guarantors of definitive documentation, consistent with the debt commitment letters;

•	subject to certain limitations, the absence of the occurrence of a material adverse effect on the Company from August 17, 2016 through the date of the closing of the implementation agreement, and the accuracy of certain representations and warranties in the implementation agreement;

•	receipt by the lead arrangers of documentation and other information about the borrowers and guarantors required by the lenders;

•	the accuracy in all material respects of specified representations and warranties in the implementation agreement and specified representations and warranties in the loan documents.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, GWC is required to promptly notify the Company and use its reasonable best efforts to obtain alternative financing on terms and conditions no less favorable to the Company than such unavailable debt financing. As of the last practicable date before the printing of this proxy statement, GWC has not notified the Company that the debt financing is not available on the terms and conditions contemplated by the debt commitment letter, and no alternative financing arrangements or alternative financing plans have been made in the event the debt financing is not available.

The Company is required under the implementation agreement to provide such cooperation that is reasonably requested by GWC in connection with the debt financing.

Interests of the Company’s Directors and Executive Officers in the Transaction

In considering the recommendations of the Company’s board of directors with respect to its unanimous recommendation that the Company shareholders vote to adopt and approve the scheme, shareholders should be aware that the Company’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, those of the Company’s shareholders generally. The Company’s board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve, and determine that the scheme, the implementation agreement and the Transaction were in the interests of the Company. The material interests include.

•	the ownership of ordinary shares by the Company’s directors and executive officers;

•	the full accelerated vesting of Company stock options held by executive officers, and payments in connection with the cancellation of such awards if the exercise price of the award is less than $12.00;

•	the full acceleration of RSUs held by directors and executive officers upon the effective time of the Transaction and payment in connection with such awards at the scheme price of $12.00 per share;

•	the potential payments and benefits to the Company’s executive officers under the Company’s Change in Control Severance Plan in the event of certain types of terminations of employment that occur within 12 months following the effective time of the Transaction;

•	continued indemnification rights in favor of directors and officers of the Company; and

•	the possible employment of certain of the Company’s executive officers by GWC after the Transaction, although as of the date of this proxy statement no agreements related to such matters or specific terms or conditions of employment have been proposed or entered into.

Consideration Payable for Ordinary Shares

The Company’s directors and executive officers who hold ordinary shares at the effective time of the Transaction will be eligible to receive the same consideration for their shares as the other shareholders (other than GWC, Acquiror and their subsidiaries). The Company’s directors and executive officers held, in the aggregate, 183,464 ordinary shares (or approximately 0.4% of all outstanding ordinary shares) as of September 30, 2016, excluding ordinary shares issuable upon exercise of options to purchase ordinary shares or subject to outstanding RSUs, which are discussed below.

The table below sets forth the number of ordinary shares held by the Company’s directors and executive officers as of September 30, 2016 (the assumed date that the Transaction is completed for purposes of this table), excluding shares issuable upon exercise of options to purchase ordinary shares or subject to outstanding RSUs, and the value (at $12.00 per share) they would receive for those ordinary shares upon consummation of the Transaction.

Name	Number of Shares Owned	Consideration for Shares owned
Executive Officers
Shaker Sadasivam	62,167	$746,004
Jeffrey L. Hall	9,536	$114,432
William J. Dunnigan	8,609	$103,308
Non-Employee Directors
Antonio R. Alvarez	17,826	$213,912
Gideon Argov	25,450	$305,400
Michael F. Bartholomeusz	13,425	$161,100
Jeffrey A. Beck	25,450	$305,400
Justine F. Lien	21,001	$252,012
Abdul Jabbar Bin Karam Din	—	$—
Directors and executive officers as a group (9 persons)	183,464	$2,201,568

Treatment of Stock Options and Restricted Share Units

Pursuant to the terms of the implementation agreement, each Company stock option (including those held by the Company’s executive officers) whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the Transaction, and has a per share exercise price that is less than the scheme price of $12.00, will vest and terminate in their entirety at the effective time, and the holder of each such stock option will be entitled to receive an amount in cash equal to the product of: (1) the excess of (x) $12.00 over (y) the per share exercise price of such option, and (2) the number of ordinary shares underlying each such option, which amount will be paid less any applicable withholding taxes. To the extent any unexpired and outstanding stock options have an exercise price that is equal to or greater than the scheme price of $12.00 such options will be terminated immediately prior to the effective time, and the holder thereof shall be entitled to no consideration in connection with such cancellation.

The table below sets forth information regarding the Company’s stock options (other than options that have exercise prices equal to or greater than $12.00) held by each executive officer that are or will be vested and cancelled at the effective time of the Transaction as of September 30, 2016 (the assumed date that the Transaction is completed for purposes of this table). The Company’s non-employee directors do not hold any stock options.

	Vested Options		Accelerated Options
	Aggregate Number of Shares Subject to Outstanding Vested In- the-Money Options	Aggregate Cash Value of In- the-Money Vested Options(1)	Aggregate Number of Shares Subject to Outstanding Unvested In- the-Money Options	Aggregate Cash Value of Unvested In- the-Money Options(1)	Total Option Cash Value
Executive Officers
Shaker Sadasivam	126,923	$781,380	326,700	$1,868,724	$2,650,104
Jeffrey L. Hall	—	$—	143,000	$817,960	$817,960
William J. Dunnigan	17,426	$143,783	78,236	$442,815	$586,598

(1)	The estimated aggregate cash value for all options held by an executive officer were determined as the sum of the cash value of each option held by such executive officer determined in accordance with the following sentence. The cash value for each option was determined as the product of: (A) the excess of (i) $12.00 over (ii) the per share exercise price of each option held by such executive officer, and (B) the number of ordinary shares underlying each such option.

Pursuant to the terms of the implementation agreement, Company RSUs issued and outstanding immediately prior to the effective time of the Transaction (including those held by the Company’s officers and directors) shall vest in their entirety and each such Company RSU so vested will thereupon be converted into the right to receive a cash payment with respect thereto equal to the scheme price of $12.00 per share, less any applicable withholding taxes. With respect to any award of Company RSUs that vests in whole or in part upon the achievement of one or more performance goals, the number of Company RSUs to be accelerated pursuant to such award shall be determined by assuming achievement of the applicable performance goal(s) at 100% of the target level.

The table below sets forth information regarding Company RSUs and performance RSUs held by our executive officers and directors that will accelerated and be cancelled as of as of September 30, 2016 (the assumed date that the Transaction is completed for purposes of this table).

	Accelerated Company RSUs		Accelerated Performance RSUs
Name	Aggregate Number of Shares Subject to RSUs	Total Cash Value of RSUs(1)	Target Number of Shares Subject to Performance RSUs(2)	Total Cash Value of Performance RSUs(1)	Total Cash Value
Executive Officers
Shaker Sadasivam	97,115	$1,165,380	96,154	$1,153,848	$2,319,228
Jeffrey L. Hall	48,780	$585,360	57,692	$692,304	$1,277,664
William J. Dunnigan	29,489	$353,868	—	$—	$353,868
Non-Employee Directors
Antonio R. Alvarez	17,968	$215,616	—	$—	$215,616
Gideon Argov	21,094	$253,128	—	$—	$253,128
Michael F. Bartholomeusz	21,094	$253,128	—	$—	$253,128
Jeffrey A. Beck	21,094	$253,128	—	$—	$253,128
Abdul Jabbar Bin Karam Din	—	$—	—	$—	$—
Justine F. Lien	21,094	$253,128	—	$—	$253,128

(1)

To estimate the cash value of payments for accelerated Company RSUs, the Company multiplied the aggregate number of ordinary shares issuable upon the settlement of the Company RSUs granted to the named individual by the scheme price of $12.00 per share.

(2)	The number of ordinary shares subject to the performance RSUs held by each of the executive officers was determined by assuming achievement of the applicable performance goal(s) at 100% of the target level for each performance RSU.

Potential Severance Payments and Benefits

Our executive officers receive severance benefits pursuant to the Company’s Change in Control Severance Plan, which we refer to as the CIC Severance Plan, if their employment is terminated under certain circumstances following a change in control of the Company. Pursuant to the Company’s CIC Severance Plan, if a “change in control” (as defined in the CIC Severance Plan) of the Company occurs, and the employment of the Company’s executive officers is terminated within 12 month of the consummation of the change in control (the “Protection Period”) under qualifying circumstances, such officers would receive severance benefits under the CIC Severance Plan; provided, that the executive officer has executed a satisfactory release of claims in favor of the company and the executive officer’s compliance with all non-competition, non-solicitation, confidentiality, non-disparagement and other similar obligations applicable to the executive officer.

The consummation of the Transaction will constitute a change in control under the CIC Severance Plan, and as a result, our executive officers would be entitled to severance benefits if they should experience a Qualifying Termination (as defined below) during the Protection Period.

A “Qualifying Termination” occurs if an executive officer’s employment is terminated without “cause” or for “good reason.” Cause is generally defined under the CIC Severance Plan as:

•	the failure of the executive officer to make a good faith effort to substantially perform his or her duties or the executive’s insubordination;

•	the executive officer’s dishonesty or gross negligence in the performance of his or her duties or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its subsidiaries;

•	breach by the executive officer of any material provision of any written agreement with the Company or any of its affiliates or material violation of any Company policy; or

•	the executive officer’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.

Good reason is generally defined under the CIC Severance Plan as the occurrence of the following events without the executive’s consent (with the term “Other Executive Officers” utilized below referring to the Company’s executive officers, excluding our Chief Executive Officer):

•	a material reduction of the executive officer’s duties or responsibilities, other than, in the case of the Other Executive Officers, in connection with a change resulting from becoming part of a larger organization following a change in control;

•	in the case of the Chief Executive Officer, a material reduction of his authority or the requirement that he report to anyone other than the board of directors;

•	in the case of the Chief Executive Officer, a material reduction in his total compensation, unless such reduction is part of a reduction applicable to a broad class of management employees;

•	in the case of the Other Executive Officers, a reduction in the executive officer’s base salary, bonus opportunity or benefits, unless such reduction is part of a reduction that applies generally to all employees otherwise eligible to participate in the affected plan

•	in the case of the Chief Executive Officer, a material breach of his employment agreement by the Company; or

•	relocation of the executive officer’s principal work location to a location more than 25 miles from the principal work location (50 miles for Other Executive Officers).

Termination for good reason, however, shall not have occurred unless the executive officer provides written notice to the Company of his intention to terminate his employment within 60 days after the occurrence of the event (30 days in the case of the Other Executive Officers), the Company fails to cure such circumstance within such cure period, and the executive officer delivers a notice of termination to the Company within 30 days after the expiration of the cure period.

If a Qualifying Termination occurs during the Protection Period, then subject to the executive officer’s execution of a general release of liability against the Company, the CIC Severance Plan provides the following payments and benefits to the executive officers:

•	a lump sum payment equal to the sum of (i) the executive officer’s base salary and target bonus for the then-current performance period, multiplied by two, in the case of the Chief Executive Officer, and multiplied by one, in the case of the Other Executive Officers, and (ii) a pro-rata portion of the executive officer’s target bonus, based on the number of days elapsed in the performance period prior to the Qualifying Termination (the “Lump Sum Payment”); and

•	for a period equal to 18 months, in the case of the Chief Executive Officer, and 12 months in the case of the Other Executive Officers, COBRA continuation coverage with employee contributions capped at the amount that the executive officer would be required to contribute for such health coverage if the executive officer were to continue as an active employee of the Company.

Notwithstanding the foregoing, in the event that the following amount is greater than the Lump Sum Payment, the executive officer shall receive the following amount in a lump sum in lieu of the Lump Sum Payment: the product of: (i) the number of the executive officer’s continuous full years of service with the Company as of the date of the executive officer’s Qualifying Termination, and (ii) one fifty-second (1/52nd) of the executive officer’s base salary as of the date of the executive officer’s Qualifying Termination.

In addition to the above benefits, upon the occurrence of a qualifying termination, each of the executive officers shall also receive (i) any unpaid portion of his base salary earned through the date of termination, (ii) any annual incentive compensation under an annual incentive plan that he has been awarded for a completed fiscal year, but has not been paid, and (iii) any accrued paid time-off to the extent not theretofore paid.

The CIC Severance Plan does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Instead, if the value of the severance benefits, when combined with other payments triggered by a change in control under Section 280G of the Code, exceeds the executive officer’s applicable Section 280G threshold, and a cutback of those payments to the applicable Section 280G threshold would result in a greater after-tax benefit to the executive officer, then the total payments are cut back to the extent required to avoid incurring penalties under Sections 280G/4999.

Notwithstanding the foregoing, the Company intends to enter into an agreement (the “Gross-Up Agreement”) with Jeffrey Hall, Chief Financial Officer of the Company, which will provide Mr. Hall with a tax gross-up to offset all excise taxes (including any taxes on the gross-up) that he may be subject to for compensation that he received in the event that he experiences a Qualifying Termination after the effective time of the Transaction. Although Mr. Hall has not entered into the Gross-Up Agreement as of the date of this proxy statement, the estimated value of the gross up that Mr. Hall would be entitled to under such circumstances has been included in the Golden Parachute Compensation Table below, assuming that the Transaction was consummated on September 30, 2016, and Mr. Hall was immediately subject to a Qualifying Termination.

Golden Parachute Compensation Table

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers determined in accordance with SEC disclosure rules, who are Dr. Sadasivam and Mr. Hall, that is based on or otherwise relates to the Transaction. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. Please see the previous portions of this section for further information regarding this compensation. The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Transaction was consummated on September 30, 2016, and that the employment of each of the named executive officers was immediately terminated (i) by the Company, without cause, or (ii) by the executive officer, for good reason, on that date. The value in the Equity Column of the table is payable solely by virtue of the consummation of the Transaction (i.e., a single-trigger arrangement) and the value of the Cash and Perquisites/Benefits column is only payable if the executive experiences a Qualifying Termination (i.e., a double-trigger arrangement). Dr. Sadasivam is entitled to elect to receive the accumulated benefit under the Company’s defined benefit plan irrespective of the basis for termination of his employment. In addition to the assumptions regarding the consummation date of the Transaction and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Transaction may differ from the amounts set forth below.

Name	Cash ($) (1)	Equity ($) (2)	Pension/ NQDC ($) (3)			Perquisites/ Benefits ($) (4)	Tax Reimbursement ($)		Total ($) (5)
Shaker Sadasivam	$2,941,075	$4,969,332	$	134,979	(3)	$27,604	$—		$8,072,990
Jeffrey L. Hall	$1,136,509	$2,095,624	$	—		$16,959	$976,831	(6)	$4,225,923
John A. Kauffmann (7)	$—	$—	$	—		$—	$—		$—

(1)	Represents cash compensation payable if the identified executive officer should be subject to a qualifying termination.
(2)	Consists of the amount that Dr. Sadasivam and Mr. Hall will receive for (A) options, whether or not vested or exercisable, that are unexpired, unexercised and outstanding immediately prior to the Transaction, and (B) Company RSUs issued and outstanding immediately prior to the Transaction, in each case that will terminate in connection with the consummation of the Transaction.
(3)	This amount represents the estimated present value of Dr. Sadasivam’s accumulated benefit under the Company’s defined pension plan.
(4)	This amount equals the estimated value of the COBRA benefits, for a period of 18 months for Dr. Sadasivam, and 12 months for Mr. Hall, to which each named executive officer may become entitled under the CIC Severance Plan.
(5)	If the value of the severance benefits, when combined with other payments triggered by a change in control under Section 280G of the Code, exceeds the executive officer’s applicable Section 280G threshold, and a cutback of those payments to the applicable Section 280G threshold would result in a greater after-tax benefit to the executive officer, then the total payments are cut back to the extent required to avoid incurring penalties under Sections 280G/4999.
(6)	Although Mr. Hall has not entered into a Gross-Up Agreement as of the date of this proxy statement, this amount represents the estimated value of the tax gross-up benefit that Mr. Hall may be entitled to under such agreement if it were in place prior to the termination of Mr. Hall’s employment in the circumstances described above.
(7)	Mr. Kauffmann retired on June 1, 2016.

Indemnification and Insurance

Pursuant to the terms of the implementation agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from the Company after the effective time of the Transaction, as well as indemnification and coverage under directors’ and officers’ liability insurance policies from the Company. Such indemnification and insurance coverage is further described in the section entitled “The Implementation Agreement — Indemnification and Insurance,” beginning on page 84 of this proxy statement.

Interests of GWC and its Directors and Officers in the Transaction

GlobiTech, Inc., a wholly owned subsidiary of GWC, is the beneficial owner of 2,074,000 of the Company’s ordinary shares. Pursuant to the terms of the implementation agreement, none of GWC, Acquiror or their subsidiaries (including GlobiTech, Inc.) will receive the $12.00 per share consideration at the effective time of the Transaction that other shareholders will be entitled to.

As of the record date of October 10, 2016, none of Acquiror, or the directors and executive officers of GWC own any of the Company’s ordinary shares.

Delisting and Deregistration of the Company’s Ordinary Shares

If the Transaction is completed, the Company’s ordinary shares will be delisted from and will no longer be traded on the NASDAQ Global Select Market. The Company’s ordinary shares will also be deregistered under the Exchange Act, and the Company will no longer be a standalone public company.

Regulatory Approvals Required for the Transaction

Upon the terms and subject to the conditions set forth in the implementation agreement, the Company and GWC have each agreed to use reasonable best efforts in order to obtain all regulatory approvals required to complete the Transaction.

Antitrust Review

Under the HSR Act, the Transaction cannot be completed until (i) the expiration or termination of the initial waiting period following the filing of notification and report forms with the DOJ and the FTC by the Company and SAS, GWC’s ultimate parent, or (ii) if, during that initial waiting period, the DOJ or FTC issue a request for additional information and documentary material, which we refer to as a “Second Request,” the expiration or termination of the waiting period (also typically a thirty (30) day period) following the certification of substantial compliance with the Second Request by the parties. The Company and SAS have each filed notification and report forms under the HSR Act with the FTC and the DOJ. In addition, GWC and Acquiror have made pre-transaction notification filings in Germany and Austria, respectively. Following the submission of these filings, under German and Austrian merger control law, the Transaction cannot be completed until the expiration or termination of the initial 30-day waiting period or any extensions thereof.

At any time before or after the completion of the Transaction, antitrust agencies, such as the DOJ, the FTC, a state attorney general, or a foreign competition authority, such as those in Germany and Austria, could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to challenge the Transaction or seeking divestiture of businesses or assets of the Company or GWC or their subsidiaries. Private parties may also bring legal actions under antitrust laws under certain circumstances. In any transaction where a challenge is made on antitrust grounds, there is a possibility that the Company and GWC or SAS, as the case may be, will not prevail.

Prior to completing the Transaction, the Company and GWC, Acquiror or SAS, as applicable, must receive clearance to consummate the scheme under the antitrust laws of the U.S., Germany and Austria. While we believe that we will receive the requisite approvals and clearances for the Transaction, there can be no assurance that a challenge to the Transaction on antitrust grounds will not be made, or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that the Company and GWC or SAS will obtain the regulatory approvals necessary to consummate the Transaction or that the granting of these approvals will not involve the imposition of conditions to the consummation of the Transaction or require changes to the terms of the Transaction. These conditions or changes could result in the conditions to the Transaction not being satisfied prior to the Drop Dead Date or at all. Such conditions or changes could materially impair the benefits of the Transaction to GWC, and under the terms of the implementation agreement, GWC is not obligated to consent to any divestiture, any license of technology, or any material limitation on the ability to conduct its businesses or to own or exercise control of any assets, properties and stock that in GWC’s judgment would alter the benefits that GWC would expect to receive from the Transaction.

CFIUS Clearance

Under the terms of the implementation agreement, completion of the Transaction is subject to the condition that one of the following shall have occurred: (i) CFIUS shall have provided written notice to the parties that the merger is not a covered transaction under FINSA; (ii) CFIUS shall have provided written notice to the parties that it has completed its review or, if applicable, investigation of the Transaction and has concluded that there are no unresolved national security concerns with respect to the Transaction; or (iii) following an investigation, CFIUS shall have reported the Transaction to the President of the United States and (A) the President shall have announced his decision not to suspend, block or prohibit the Transaction or (B) the time period for consideration of the Transaction by the President of the United States shall have elapsed and the President shall not have taken any action to suspend, block, or prohibit the Transaction. The Company and GWC have filed a joint voluntary notice of the transaction with CFIUS.

Waiver of Singapore Take-over Code

Pursuant to an application made by the Company on July 11, 2016, the SIC confirmed on August 11, 2016 the waiver of the application of the provisions of the Singapore Take-over Code in its entirety to the Company with respect to the scheme.

Material U.S. Federal Income Tax Consequences of the Transaction

The following discussion is a summary of the material U.S. federal income tax consequences of the Transaction to “U.S. holders” and “non-U.S. holders” (each as defined below) of Company ordinary shares whose shares are exchanged for cash in the Transaction. For purposes of this discussion, a “holder” means either a U.S. holder or a non-U.S. holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (which we refer to herein as the “Code”), U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement. No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Transaction, and no assurance can be given that the IRS will agree with the views expressed in this discussion or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion is limited to holders that hold their Company ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The following discussion does not address all aspects of U.S. federal income tax that might be relevant to holders in light of their particular circumstances or holders that may be subject to special rules (including, for example, holders of (directly, indirectly or constructively) 10% or more of the Company ordinary shares, dealers in securities or currencies, traders in securities that are required to use or elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, real estate investment trusts, regulated investment companies, controlled foreign corporations, passive foreign investment companies, personal holding companies, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, certain former U.S. citizens or residents, U.S. holders whose functional currency is not the U.S. dollar, holders who hold Company ordinary shares as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Company ordinary shares pursuant to the exercise of employee stock options or otherwise as compensation or holders of restricted stock). In addition, this discussion does not address any aspect of the U.S. alternative minimum tax, non-U.S., state or local tax law, or any non-income tax laws (such as estate or gift tax laws) that may be applicable to a holder, or the tax consequences of transactions effected before, after or at the same time as the Transaction (whether or not in connection with the Transaction).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company ordinary shares, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds Company ordinary shares, you should consult your own tax advisor.

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income tax laws and non-income tax laws) of the receipt of cash in exchange for Company ordinary shares pursuant to the Transaction.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the Transaction to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company ordinary shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Tax Consequences of the Transaction Generally. The receipt of cash in exchange for Company ordinary shares in the Transaction will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for Company ordinary shares pursuant to the Transaction will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Subject to the passive foreign investment company rules, discussed below, such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the Transaction. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation under current law. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of Company ordinary shares at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Company ordinary shares acquired.

Medicare Tax. A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain U.S. individuals and on the undistributed net investment income of certain U.S. estates and trusts. For these purposes, “net investment income” generally includes, among other things, interest, dividends and net gains attributable to the disposition of property not held in a trade or business, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to the receipt of cash in the Transaction.

Passive Foreign Investment Company Status. A non-U.S. corporation, such as the Company, will be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Based on the current and anticipated value of our assets and the composition of our income and assets, the Company does not expect to be treated as a PFIC in the year of the Transaction. However, the determination of PFIC status is based on an annual determination that cannot be made until the close of a taxable year, involves extensive factual investigation, including the fair market value of all of the Company’s assets on a quarterly basis and the character of each item of income the Company earns, and is subject to uncertainty in several respects. Accordingly, there can be no assurance that the Company will not be treated as a PFIC in the year of the Transaction or that the IRS will not take a contrary position regarding the Company’s PFIC status.

If the Company were to be treated as a PFIC in the year of the Transaction, gain recognized by a U.S. holder on the receipt of cash in exchange for Company ordinary shares pursuant to the Transaction would generally be treated as ordinary gain for U.S. federal income tax purposes, and an interest charge might be imposed, unless such U.S. holder made certain elections with respect to the Company. U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of the Company ordinary shares.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the Transaction to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of Company ordinary shares that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

A non-U.S. holder generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for Company ordinary shares in the Transaction unless:

•	the gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the Transaction occurs and certain other conditions are met; or

•	the non-U.S. holder is subject to backup withholding.

Tax Consequences of the Transaction Generally. A non-U.S. holder described in the first bullet above will generally be required to pay tax on the gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the effectively connected gain of such corporate non-U.S. holders, as adjusted for certain items. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though such holder is not considered a resident of the United States). All non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Payments of cash made to a holder of Company ordinary shares may, under certain circumstances, be subject to U.S. federal income tax information reporting and backup withholding at the applicable rate (currently 28%), unless such holder provides a correct taxpayer identification number on Internal Revenue Service Form W-9 (or other appropriate withholding form) or otherwise establishes an exemption from backup withholding, and otherwise complies with the backup withholding rules. Certain holders, including non-U.S. holders, are exempt from backup withholding. To establish eligibility for such exemption, a non-U.S. holder should properly certify its non-U.S. status on Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable

Form W-8 under penalties of perjury, and the applicable withholding agent does not have actual knowledge to the contrary. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service and other applicable requirements are met.

THE IMPLEMENTATION AGREEMENT

The following discussion summarizes material provisions of the implementation agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the implementation agreement and not by this summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the implementation agreement. We urge you to read the implementation agreement carefully in its entirety, as well as this proxy statement, before making any decisions regarding the Transaction.

The representations, warranties, covenants and agreements described below and included in the implementation agreement (i) were made only for purposes of the implementation agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the implementation agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, GWC and Acquiror in connection with negotiating the terms of the implementation agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC, and in some cases, were qualified by confidential matters disclosed to GWC and Acquiror by the Company in connection with the implementation agreement. In addition, the representations and warranties may have been included in the implementation agreement for the purpose of allocating contractual risk among the Company, GWC and Acquiror rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the implementation agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, GWC, Acquiror or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the implementation agreement. In addition, you should not rely on the covenants in the implementation agreement as actual limitations on the respective businesses of the Company, GWC and Acquiror, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the implementation agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The implementation agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, GWC and Acquiror or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the implementation agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding the Company and our business.

The Transaction

Subject to the terms and conditions of the implementation agreement and in accordance with the laws of the Republic of Singapore, all of the outstanding Company ordinary shares, other than shares owned by GWC, Acquiror or their subsidiaries, will be transferred to Acquiror pursuant to the scheme proposed by the Company on the terms and conditions set forth in the implementation agreement.

In lieu of proceeding by way of the scheme, GWC may elect to effect the Transaction by way of a takeover offer on the terms and conditions set forth in the implementation agreement. We refer to this takeover offer as the “offer,” and, in such case, the Transaction would be consummated at the “offer closing” rather than at the effective time of the scheme. GWC may only proceed with the offer if it obtains the prior written consent of the Company and all required clearances from the SIC.

Consideration to be Received in the Transaction

•	Company Ordinary Shares. Pursuant to the scheme of arrangement, the holders of Company ordinary shares that are transferred to Acquiror will receive a per share payment from Acquiror of $12.00 in cash, without interest and subject to any withholding and any other taxes. If the Transaction proceeds by way of the offer, Acquiror will purchase each Company ordinary share validly tendered and not withdrawn pursuant to the offer at a per share price of at least $12.00 in cash, without interest and subject to any withholding and any other taxes.

•	Treatment of Company Stock Options—General. At the effective time of the scheme, or at the offer closing, as applicable, each Company stock option, whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to such time, and has a per share exercise price that is less than or equal to $12.00, will vest and terminate in its entirety, and the holder of each such stock option will be entitled to receive an amount in cash equal to the product of: (i) the excess of (x) $12.00 over (y) the per share exercise price of such option, and (ii) the number of ordinary shares underlying each such option, which amount will be paid less any applicable withholding taxes. To the extent any unexpired and outstanding company stock option has an exercise price that is greater than $12.00, such option will be terminated immediately prior to the effective time of the scheme or the offer closing, as applicable, and the holder shall be entitled to no consideration in connection with such cancellation.

•	Treatment of Company RSUs—General. At the effective time of the scheme, or at the offer closing, as applicable, and except as otherwise agreed to by GWC and the holder, each unvested Company RSU outstanding immediately prior to such time will vest in its entirety and be converted into the right to receive an amount in cash equal to $12.00 per share, less any applicable withholding taxes. For purposes of the foregoing sentence, with respect to any award of Company RSUs that vests in whole or in part upon the achievement of one or more performance goals (notwithstanding that the vesting of such Company RSUs may also be conditioned upon the continued services of the holder thereof), the number of Company RSUs to be accelerated pursuant to such award shall be determined by assuming achievement of the applicable performance goals at 100% of the target level. At the effective time of the scheme, or at the offer closing, as applicable, all Company RSUs shall no longer be outstanding and shall automatically cease to exist.

Representations and Warranties

The implementation agreement contains a number of representations and warranties made by the Company, on the one hand, and GWC and Acquiror, on the other hand. The representations and warranties do not survive the effective time of the scheme. These representations and warranties are subject to specified exceptions and qualifications contained in the implementation agreement, as well as, in the case of the Company’s representations, information contained in the documents that the Company filed with the SEC on or after March 8, 2016 and prior to the date that is three business days prior to the date of the implementation agreement, and information contained in the disclosure schedules delivered by the Company to GWC on the one hand, and GWC and Acquiror to the Company, on the other hand, in each case in connection with the entry into the implementation agreement.

The implementation agreement contains customary representations and warranties made by the Company to GWC and Acquiror relating to, among other things:

•	due organization, good standing of the Company and its subsidiaries, and the requisite power to carry on their respective business as presently conducted, and other organizational matters including charter documents, minutes and subsidiaries;

•	the capitalization of the Company, including the Company’s equity awards;

•	corporate power and authority to enter into the implementation agreement and to perform its obligations thereunder;

•	absence of certain violations, defaults or consent requirements with respect to the execution, delivery and performance of the implementation agreement;

•	the timeliness, accuracy and compliance with applicable requirements of the Company’s filings with the SEC and the financial statements included in such filings;

•	the implementation and maintenance of disclosure controls and internal controls over financial reporting and the absence of certain complaints with respect thereto;

•	absence of certain undisclosed liabilities of the Company and its subsidiaries;

•	absence of certain changes or events since December 31, 2015;

•	filing of tax returns, payment of taxes and other tax matters;

•	intellectual property matters;

•	compliance with applicable laws and possession of and compliance with necessary authorizations;

•	absence of litigation or certain orders or judgements;

•	payment of fees of brokers, investment bankers and other advisors in connection with the Transaction;

•	transactions with affiliates;

•	matters related to employee benefit plans;

•	labor and employment matters;

•	matters related to real property, personal property and assets;

•	compliance with environmental laws and other environmental matters;

•	existence, status and enforceability of material contracts;

•	insurance matters;

•	matters relating to customers and suppliers;

•	the Company board of directors’ approval of the implementation agreement, the Transaction and related matters;

•	receipt of a fairness opinion from Barclays;

•	absence of any rights plan;

•	inapplicability of takeover laws;

•	sufficiency of assets to conduct business;

•	effectiveness of waiver of the Singapore Take-over Code;

•	absence of contracts relating to the sale of solar-grade polysilicon products;

•	matters pertaining to the bankruptcy of SunEdison, Inc.;

•	disclosure of confidential information; and

•	absence of other representations and warranties.

The implementation agreement also contains customary representations and warranties made by GWC and Acquiror to the Company, relating to, among other things:

•	due organization, good standing of GWC and Acquiror, and the requisite power to carry on their respective business as presently conducted;

•	corporate power and authority of GWC and Acquiror to enter into the implementation agreement and to perform their obligations thereunder;

•	absence of certain violations, defaults or consent requirements with respect to the execution, delivery and performance of the implementation agreement;

•	GWC board approval of the implementation agreement, the Transaction and related matters;

•	that no vote of Globe shareholders is required in connection with the transaction;

•	absence of litigation seeking to restrain or enjoin the Transaction;

•	matters related to the financing that has been committed for the Transaction;

•	ownership of Company ordinary shares;

•	financial sophistication;

•	no prior activity of Acquiror;

•	payment of fees of brokers, investment bankers and other advisors in connection with the Transactions; and

•	absence of other representations and warranties.

Conduct of Business Pending the Transaction

The implementation agreement provides that, except as (i) required by the implementation agreement, (ii) required by applicable law, (iii) GWC may consent in writing, or (iv) set forth in the disclosure schedules to the implementation agreement delivered by the Company to GWC, during the period of time between the date of the implementation agreement and the earlier of (A) the effective time of the scheme, or the offer closing, or (B) the termination of the implementation agreement in accordance with its terms, the Company will, and will cause each of its subsidiaries to:

•	use commercially reasonable efforts to carry on its business in the ordinary course, in substantially the same manner as conducted prior to the date of the implementation agreement and in compliance in all material respects with all applicable laws; and

•	use commercially reasonable efforts to:

•	preserve substantially intact its present business organization;

•	keep available the services of its present executive officers and key employees; and

•	maintain existing relationships with contracts with customers, suppliers, distributors, creditors, governmental authorities and others with which it has material business relations in accordance with the terms of such contracts and consistent with past practice.

The implementation agreement also prohibits the Company from taking any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, delay or materially impede the consummation of the Transaction (without limiting the Company’s ability to effect a change of recommendation or its other rights pursuant to the implementation agreement), as well as take, or permit any of the Company’s subsidiaries to take, specified actions without GWC’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), including:

•	declaring, setting aside or paying any dividends or any other actual, constructive or deemed distribution in respect of any capital stock or splitting, combining or reclassifying any capital stock, other than a cash management transaction between the Company and its wholly owned subsidiaries;

•	redeeming, repurchasing, canceling or otherwise acquiring any shares of its capital stock, other than in connection with the withholding of shares to pay tax withholding obligations and/or exercise or purchase price, or repurchases in connection with the termination of the employment relationship with any employee, in each case, pursuant to stock option, equity award or other purchase agreements in effect on the date of the implementation agreement or entered into in the ordinary course of business thereafter pursuant to the implementation agreement;

•	authorizing for issuance, issuing, selling or encumbering any shares of capital stock, ownership interests, voting securities or any other equity interests or securities exercisable or convertible into shares of capital stock, securities or other rights to acquire any shares of capital stock or enter into other agreements or commitments for the same, other than upon exercise of stock options or settlement of restricted share units outstanding on the day of the implementation agreement or granted as permitted in the implementation agreement;

•	amending or restating any organizational documents of the Company or its subsidiaries;

•	merging or consolidating the Company or its subsidiaries or adopting or proposing a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•	acquiring any other person or business or an equity interest therein or any material property or assets in any single transaction or series of related transactions, except for (i) transactions pursuant to existing contracts disclosed on the disclosure schedules delivered by the Company to GWC, (ii) purchases of inventory, products or equipment in the ordinary course of business, (iii) transactions not in excess of $500,000 individually, or $2,000,000 in the aggregate or (iv) transactions expressly permitted by the implementation agreement;

•	entering into any agreement with respect to any joint venture, joint development, strategic partnership or alliance that is material, individually or in the aggregate, to the business of it and its subsidiaries, taken as a whole;

•	selling, leasing, exclusively licensing, sublicensing, abandoning, covenanting not to assert, allowing to lapse, encumbering or transferring or otherwise conveying or disposing of any material properties or assets, other than (i) sales of inventory, product or equipment in the ordinary course of business or (ii) transactions not in excess of $500,000 individually, or $2,000,000 in the aggregate, (iii) non-exclusive licenses of intellectual property granted in the ordinary course of business, or (iv) abandoning of patent applications to the extent commercially reasonable in the normal course of prosecution of such patent applications;

•	making any loans or capital contributions to any person, other than loans or investments to wholly owned subsidiaries or that are made in the ordinary course of business and do not exceed $150,000 individually or $300,000 in the aggregate;

•	making any material change in accounting principles or practices, unless required by GAAP or applicable law;

•	making or changing any material tax election, incurring any material liability for taxes other than in the ordinary course of business, preparing any tax returns in a manner which is materially inconsistent with past practice, filing any amended tax return or settling or compromising any material tax liability or agreeing to extend any limitation period with respect thereto;

•	materially revaluing any properties or assets other than in the ordinary course of business, unless required by GAAP or applicable law;

•	waiving, releasing, assigning, paying, settling or compromising any claims or litigation, other than for (i) payments in cash (A) that do not exceed $300,000 individually or $500,000 in the aggregate made in the ordinary course of business, (B) as fully reserved on the Company’s balance sheet, or (C) covered by insurance policies or (ii) a settlement that does not involve any payment obligation and does not impose any other obligation on the Company;

•

(i) increasing the compensation or benefits of, paying any bonus to or granting severance or termination pay to any employee, other than normal promotions or increases in base salary of less than four percent (4%) in the aggregate for all employees of the company, and less than six percent (6%) for any one employee, or in the ordinary course of business consistent in time and amount with past practices, (ii) materially increasing the benefits or expanding the eligibility under any employee benefit plan, adopting or amending any employee benefit plan in any material respect or make any material contribution, other than regularly scheduled contributions, to any employee benefit plan, (iii) waiving any stock repurchase rights, accelerating, amending or changing the period of exercisability of any stock options or Company RSUs, or repricing any stock options, (iv) entering into any employment, severance, termination or indemnification understanding or agreement with any employee or entering into any collective bargaining, works council or trade union agreement (other than offer letters entered into in the ordinary course of business with employees below the vice president level who are terminable “at will”), (v) amending, modifying or granting any awards under any employee benefit plan, other than routine grants permitted pursuant to the implementation agreement, or (vi) planning, announcing or implementing any reduction in force, lay-off, early retirement program, severance program or other program concerning the termination of employment of employees (other than for cause), except in each case as disclosed on the disclosure schedule to the implementation agreement delivered by the Company to GWC;

•	transferring, licensing, covenanting not to assert, abandoning, allowing to lapse or otherwise disposing of any rights to material intellectual property of the Company, except for non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business, or granting any exclusive rights with respect to any intellectual property of the Company;

•	entering into, materially amending or terminating, any agreement containing any non-competition or exclusivity restrictions on the operation of the business of the Company or GWC or any of their subsidiaries;

•	entering into, materially amending or terminating, any agreement that would result in GWC or any of its affiliates being obligated to pay royalties or offer discounts to third parties other than customers in the ordinary course of business in excess of those payable by, or required to be offered by, any of them in the absence of the implementation agreement;

•	(i) repaying or assuming any indebtedness for borrowed money or guaranteeing any indebtedness of another person other than a wholly owned subsidiary or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or its subsidiaries or (ii) entering into any “keep well” or other agreement to maintain any financial statement condition of any other person other than any wholly owned subsidiary or entering into any arrangement having the economic effect of the foregoing, in each case other than (A) debt incurred in the ordinary course of business, under letters of credit or credit facilities or arrangements as in effect on the date of the implementation agreement and disclosed in the disclosure schedules delivered by the Company to GWC, pursuant to existing revolving credit facilities or in an amount not to exceed $5,000,000 in the aggregate, (B) guarantees or letters of credit issued to suppliers in the ordinary course of business, in an amount not to exceed $5,000,000 in the aggregate, (C) loans or advances to wholly owned subsidiaries, or (D) in connection with the financing of ordinary course trade payables, in the ordinary course of business;

•	hiring or promoting, or terminating the employment of (other than for cause) any officer-level employee of the Company or any of the Company’s material subsidiaries with a title at or above the vice president level;

•	forgiving any loans of any employee, officer or director;

•	making any capital expenditures other than capital expenditures not to exceed the amount set forth on the disclosure schedules delivered by the Company to GWC;

•	entering into, materially amending or terminating any material contract, or contract with one or more affiliates of the Company, or waiving, releasing or assigning any material rights or claims under a material contract, in each case, other than in the ordinary course of business;

•	entering into any new line of business, except pursuant to the Company’s business plans that are described in the disclosure schedule delivered by the Company to GWC;

•	failing to use commercially reasonable efforts to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date of the implementation agreement; or

•	agreeing to take any of the actions described above.

The implementation agreement also provides that, except as (i) required by the implementation agreement, (ii) required by applicable law, (iii) the Company may consent to in writing, during the period of time between the date of the implementation agreement and the effective time of the scheme, or the offer closing, GWC and Acquiror will not take or cause to be taken any action that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of GWC or Acquiror to perform their respective obligations under the implementation agreement and the other transactions contemplated thereby.

Other Agreements

The implementation agreement also contains the following agreements that apply during the period beginning with the signing of the implementation agreement and ending at the earlier to occur of (i) the effective time of the scheme or the offer closing, as applicable, or (ii) the termination of the implementation agreement in accordance with its terms:

Scheme of Arrangement; Proxy Statement. If the Transaction proceeds by way of the scheme, as promptly as reasonably practicable after the date of the implementation agreement, but in any event no more than twenty business days after the date of the implementation agreement, the Company is required to file with the SEC and the Singapore court the scheme of arrangement, this proxy statement and certain other related documents, which we refer to as the “scheme documents,” as well as any other documents required to be filed with any governmental entity in connection with the scheme, all in such form and substance as the Company shall determine, subject to the prior written consent of GWC, which shall not be unreasonably withheld, delayed or conditioned. As promptly as practicable after the scheme documents are cleared by the SEC and approved by the Singapore court, and in any event, within seven business days after the later of such clearances is received, the Company is required to send the scheme documents to the Company shareholders.

Scheme Meeting; Singapore Court Approval and Confirmation; ACRA Registration. If the Transaction proceeds by way of the scheme, the Company is required to take all action necessary or advisable to apply to the Singapore court for order(s) convening the Court Meeting. The Company has agreed to use commercially reasonable efforts to solicit from its shareholders the requisite votes or proxies to approve the scheme of arrangement. Unless the implementation agreement is terminated in accordance with its terms, the Company is required to hold the Court Meeting, even if the board of directors has changed its recommendation such that it no longer supports the Transaction. If the scheme of arrangement is approved by the Company shareholders and specified other conditions to closing are satisfied, the Company must promptly apply to the Singapore court for, and use its reasonable best efforts to obtain, the Singapore court’s approval and confirmation of the scheme of arrangement. As soon as reasonably practicable following the approval and confirmation of the scheme of arrangement by the Singapore court (but in any event no more than seven business days thereafter), the Company must deliver such approval and confirmation to the ACRA for registration.

Tender Offer Documents. If the Transaction proceeds by way of the offer, Acquiror is required to prepare and file with the SEC on the commencement date of the offer a Tender Offer Statement on Schedule TO and customary exhibits thereto, and the Company is required to file with the SEC on the same date a Solicitation/Recommendation Statement on Schedule 14D-9. Each of Acquiror and the Company has agreed to cooperate in providing the other party with information with respect to such party that is required to be included in such filings made by the other party, in responding to comments made by governmental entities with respect to such filings and otherwise in preparing such filings.

Access to Information. The Company will, and will cause its subsidiaries to, (i) afford GWC and its representatives reasonable access during reasonable hours to the Company’s and its subsidiaries’ officers, employees and other representatives, properties, offices and other facilities and to all books and records as GWC may reasonably request, (ii) promptly furnish GWC with all financial, operating and other data with respect to the company’s and its subsidiaries businesses and properties as may be reasonably requested in writing, and (iii) to the extent permitted by law, furnish each report, schedule and other document filed with governmental entities to the extent such document is material to the Company and its subsidiaries taken as a whole; provided that such investigation or consultation shall be upon reasonable notice and in a manner that does not unreasonably interfere with business operations, result in any significant interference with the prompt and timely discharge by the employees of the Company and its subsidiaries of their normal duties and shall be subject to reasonable security measures and insurance requirements. Notwithstanding the foregoing, the Company and its subsidiaries are not required to provide any access to, or disclose, (i) any information that would result in a waiver of attorney-client privilege or the violation of any law, fiduciary duty or contract entered into prior to the date of the implementation agreement, (ii) forecasts prepared by the Company or its subsidiaries regarding their business and operations, unless disclosed to a third party, or (iii) certain information set forth on the Company disclosure schedules delivered by the Company to GWC.

Public Disclosure. Each of the Company on the one hand, and GWC and Acquiror on the other hand, will (i) consult with the other, and provide the other with the opportunity to review and comment upon, any public announcement or press release regarding the implementation agreement or the Transaction prior to its issuance or release, (ii) consult with each other prior to making any filings with any third party or governmental entities (including any national securities exchange) with respect to the implementation agreement and Transaction, except in each case as required by applicable law, rules of a stock exchange or court process, and subject to certain other specified exceptions.

Regulatory Filings; Reasonable Best Efforts. As promptly as practicable after the date of the implementation agreement, each of the Company and GWC will make all filings with government entities that are required as a condition to closing the Transaction, and have made filings pursuant to the HSR Act with the DOJ and the FTC, as further described under the heading “The Transaction—Regulatory Approvals Required for the Transaction.” Each of the Company, GWC and Acquiror has agreed to use reasonable best efforts, and cooperate, to, among other things, cause all of the closing conditions to the Transaction to be satisfied, to obtain from any governmental entity any consents or approvals required to close the Transaction and to resolve any objection that may be raised by any governmental entity; provided, however that none of the Company, GWC, or Acquiror shall have any obligation to litigate or contest any court proceeding or administrative litigation brought by any governmental entity; and provided further, that the Company shall not take or agree to take any action in connection with obtaining the requisite consents without the prior written consent of GWC.

Notification of Certain Matters. Each of the Company and GWC will give prompt notice to the other if (i) any representation or warranty made by it in the implementation agreement (and in the case of GWC, Acquiror) becomes untrue or inaccurate or if it (and in the case of GWC, Acquiror) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the implementation agreement, which, in each case, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of it or Acquiror to effect the transaction not to be satisfied, (ii) it receives any notice regarding the Transaction from a government entity, or if any litigation relating to the Transaction is commenced after the date of the implementation agreement, or (iii) the occurrence or non-occurrence of any event that would reasonably be likely to cause any condition to the obligations of GWC or the Company to consummate the Transaction to not be satisfied. Additionally, the Company is required to give prompt notice to GWC if it receives a notice from any person claiming a material breach of or a material default under a material contract or that such person’s consent is required in connection with the Transaction.

Third-Party Consents. Each of the Company on the one hand, and GWC and Acquiror on the other hand, shall use reasonable best efforts to give any material notices to third parties pursuant to, and obtain any material third party consents, waivers and approvals required from third parties under, any material contracts of the

Company in connection with the consummation of the Transaction, provided that neither party will be obligated to obtain any consents, waivers or approvals that are conditioned upon any material payments or incurrence of other material obligations by such party or any of its subsidiaries, unless such obligation is conditioned upon consummation of the Transaction and is consented to in writing by GWC. The parties shall reasonably cooperate to minimize any adverse effect upon the Company, GWC or Acquiror or their respective affiliates and their respective businesses which result from, or could reasonably be expected to result from, the failure to obtain such consents, waiver or approval.

Termination of 401(k) Plans. Unless requested by GWC in writing prior to the effective time of the scheme or the acceptance for payment of shares in the offer, as applicable, the Company shall terminate its 401(k) plans prior to the closing, which termination shall be conditioned upon the closing.

Section 16 Matters. Prior to the effective time of the scheme or the acceptance for payment of shares in the offer, as applicable, the Company, GWC and Acquiror shall take all such steps as may be required, to the extent permitted under applicable legal requirements, to cause any dispositions of Company ordinary shares or derivatives thereof resulting from the transactions contemplated by the implementation agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Stock Exchange Delisting. Prior to the effective time of the scheme or the closing of the offer, the Company shall cooperate with GWC and Acquiror and use commercially reasonable efforts to take all actions to enable the delisting by the Company of the Company ordinary shares from the Nasdaq Select Global Market and the deregistration of the Company ordinary shares under the Exchange Act as promptly as practicable after the effective time of the scheme or closing of the offer.

Takeover Laws. The Company shall take all reasonable actions necessary to ensure that no “moratorium,” “control share acquisitions,” “fair price,” “business combination” or other similar anti-takeover laws are or become applicable to the implementation agreement or the transactions contemplated thereby (except the offer).

Financing Cooperation. GWC shall use its reasonable best efforts to:

•	arrange the debt financing on the terms and conditions described in the debt commitment letters,

•	negotiate and enter into definitive agreements with respect to the debt financing consistent with the terms and conditions contained in the debt commitment letters, which we refer to as the “financing agreements,” which are to be in effect as promptly as practicable after the date of the implementation agreement, but in no event later than the Court Meeting, and

•	consummate the debt financing no later than the effective time of the scheme or the acceptance for payment of shares in the offer, as applicable.

GWC is not permitted to amend, modify or waive any of the terms of the debt commitment letters in a manner that could reasonably be expected to delay or prevent the consummation of the transactions contemplated by the implementation agreement, but may engage in any of the aforementioned activities, as well as enter into an alternative to the debt commitment letters, provided that such amendment, modification, waiver or alternative does not impose new or additional conditions or otherwise expand, amend or modify any provision of the debt commitment letters in a manner that would:

•	adversely affect the ability of GWC to fund its obligations when due under the implementation agreement;

•	adversely affect the ability of GWC to enforce its rights under the terms of the debt commitment letters or the financing agreement; or

•	reduce the aggregate amount of the debt financing.

Subject to the foregoing, GWC may amend the debt commitment letters or financing agreements to add additional lenders, arrangers, bookrunners or agents or in a manner that would not adversely affect the ability of GWC to fund its obligations when due under the implementation agreement.

Additionally, GWC and Acquiror shall, and shall cause their subsidiaries to, refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure to satisfy any of the conditions contained in the debt commitment letters or in the financing agreement.

In the event that any portion of the debt financing becomes unavailable in the manner or from the sources contemplated in the debt commitment letter, GWC shall:

•	immediately notify the Company; and

•	use its reasonable best efforts to arrange to obtain any such financing from alternative sources, on terms that are no more adverse to the Company, as promptly as practicable following the occurrence of such event, including obtaining one or more new financing commitment letters.

GWC is required to give the Company prompt notice of any breach by any party of any of the debt commitment letters of which GWC becomes aware, or otherwise keep the Company reasonably informed of the status of GWC’s efforts to arrange the debt financing.

From and after the date of the implementation agreement, the Company, each of its subsidiaries and each of their respective employees, agents or representatives will provide cooperation as is reasonably requested by GWC in connection with the debt financing, including:

•	making appropriate officers and employees of the Company and each of its subsidiaries to be available on a customary basis to meet with prospective lenders, rating agencies and investors;

•	assisting with the preparation of disclosure documents, offering documents, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents in connection therewith;

•	furnishing GWC and its financing sources with financial statements and financial and other pertinent information regarding the Company and its subsidiaries, to the extent available;

•	assisting GWC and Acquiror in obtaining customary certificates, pay-off letters, and legal opinions;

•	assisting GWC in obtaining any waivers, consents and approvals, effective as of effective time of the Transaction or the closing of the offer, as applicable, from other parties to contracts and liens to which the Company or any of its subsidiaries is a party;

•	taking all other actions reasonably necessary to permit the consummation of the financing (including the Debt Financing) and to satisfy any conditions precedent thereto; and

•	assisting GWC and Acquiror in obtaining the cooperation of the independent certified public accountants of the Company and its subsidiaries to provide assistance to GWC and Acquiror, including providing consents required under applicable securities laws to the use of their audit reports relating to the Company and its subsidiaries in a public offering document, participating in customary due diligence, and preparing any necessary “comfort letters” or other customary documents and instruments.

Notwithstanding the foregoing, the Company and its subsidiaries are not required to, among other things:

•	provide any cooperation that unreasonably interferes with the ongoing operations of the Company or its subsidiaries;

•	pay any commitment, similar fee, or other amount, or to reimburse any third party expenses, enter into any agreements prior to the effective time of the scheme or acceptance of ordinary shares in the offer;

•	provide any projections or financial forecasts prepared by the Company or any of its subsidiaries with respect to the business and properties of the Company and its subsidiaries; or

•	take any corporate action (such as board resolutions or other similar consents of any governing body) in order to approve the debt financing, any definitive agreement with respect thereto or any other matter or agreement in connection therewith, other than (i) any such corporate action that becomes effective only upon the effective time of the scheme or acceptance of ordinary shares in the offer, as applicable, and (ii) in the case of board resolutions, that they are in compliance with applicable Singapore law.

The obligation of GWC and Acquiror to consummate the Transaction is not subject to any financing condition.

Effects of the Offer. The implementation agreement provides that, if the Transaction proceeds by way of the offer, then at the time Company ordinary shares are initially accepted for payment in the offer:

•	Acquiror will be entitled to designate such number of directors on the Company’s board of directors representing the percentage of Company ordinary shares held by Acquiror; and

•	if Acquiror accepts for payment 90% or more of the issued Company ordinary shares (other than Company ordinary shares held by the Company as treasury shares, and those held by GWC, Acquiror and their subsidiaries), Acquiror will exercise its rights under Singapore law to compulsorily acquire, at US $12.00 per share, the Company ordinary shares held by the Company shareholders who do not tender in the offer.

Certain GWC Matters. GWC is required to cause the conditions set forth in its bylaws regarding GWC’s and its subsidiaries’ investment in securities to be continued to be satisfied, assuming the consummation of the Transaction. Additionally, GWC is prohibited from taking any action that would cause the consummation of the Transaction to violate its bylaws.

Conditions to Completion of the Transaction

Conditions to Completion of the Scheme. If the Transaction proceeds by way of the scheme, the obligation of each party to complete the Transaction is subject to the satisfaction or waiver of the conditions set forth in the implementation agreement, which are summarized below:

•	the approval of the scheme of arrangement by the Company’s shareholders;

•	the approval and confirmation of the scheme of arrangement by the Singapore court;

•	the lodgment of the Singapore court’s approval with ACRA;

•	the absence of certain governmental orders or proceedings that make the Transaction illegal or otherwise prohibit, restrain or enjoin the consummation of the Transaction;

•	approvals, authorizations, clearances or waivers, as applicable, under the HSR Act and competition laws of Germany and Austria and from each of the Investment Committee of the Ministry of the Economic Affairs of the Republic of China and the Central Bank of the Republic of China, shall have been obtained or given and shall be in full force and effect and not subject to appeal, and any applicable waiting periods shall have expired or been terminated; and

•

in the event of any review or investigation by CFIUS applicable to the Transaction, one of the following shall have occurred: (i) CFIUS shall have provided written notice to the parties that the Transaction is not a covered transaction under FINSA; (ii) CFIUS shall have provided written notice to the parties that it has completed its review or, if applicable, investigation of the Transaction and has concluded that there are no unresolved national security concerns with respect to the Transaction; or (iii) following an investigation, CFIUS shall have reported the Transaction to the President of the

United States and (A) the President shall have announced his decision not to suspend, block or prohibit the Transaction or (B) the time period for consideration of the Transaction by the President of the United States shall have elapsed and the President shall not have taken any action to suspend, block, or prohibit the Transaction.

The obligation of the Company to consummate the Transaction is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of GWC and Acquiror contained in the implementation agreement (other than the representations and warranties of GWC and Acquiror regarding organization; standing and power and authority; non-contravention; and necessary consents) shall be true and correct in all respects (without giving effect to any materiality, material adverse effect or similar qualifiers contained in any such representations and warranties) as of the date of the implementation agreement and as of the date of closing of the scheme of arrangement as though made on and as of such date except (i) where the failures of any such representations and warranties to be so true and correct have not had a material adverse effect on the ability of GWC or Acquiror to perform their respective obligations under the implementation agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date); provided, that the representations and warranties of GWC and Acquiror regarding organization; standing and power and authority; non-contravention; and necessary consents shall be true and correct in all material respects as of the date of the implementation agreement and as of the closing of the date of closing of the scheme of arrangement as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date); and

•	GWC and Acquiror shall have performed or complied in all material respects with all agreements and covenants required by the implementation agreement to be performed or complied with by it on or prior to the date of the closing of the scheme of arrangement.

A material adverse effect on Acquiror means any effect that, individually or when taken together with all other effects that exist at the date of determination, has had or would reasonably be expected to have a material adverse effect on the ability of GWC or Acquiror to perform their respective obligations hereunder and the transactions contemplated by the implementation agreement.

The obligations of GWC and Acquiror to consummate the Transaction are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the Company contained in the implementation agreement (other than the representations of the Company regarding organization; standing and power; charter documents; equity and voting interests of the Company’s subsidiaries; capital structure; authority and non-contravention with organizational documents; and brokers’ and finders’ fees, which we refer to collectively as the “Specified Representations”) shall be true and correct in all respects (without giving effect to any materiality, material adverse effect on the Company or similar qualifiers contained in any such representations and warranties other than the representation pertaining to the absence of a material adverse effect on the Company) as of the date of the implementation agreement and as of the date of closing of the scheme of arrangement as though made on and as of such date except (i) for failures to be true and correct that, in the aggregate for all such failures, have not had a material adverse effect on the Company and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date); provided, that the Specified Representations shall be true and correct in all respects (except, with respect to the representations as to capital structure, to the extent that such inaccuracies would be de minimis in the aggregate) as of the date of the implementation agreement and as of the date of closing of the scheme of arrangement as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date);

•	the Company shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with at or prior to the date of the closing of the scheme of arrangement;

•	no material adverse effect on the Company shall have occurred since the date of the implementation agreement and be continuing;

•	no pending suit, action or proceeding shall be in effect that challenges or seeks to restrain or prohibit the consummation of the scheme or any other transaction contemplated by the implementation agreement; and

•	no pending suit, action or proceeding seeking to require GWC, Acquiror or the Company or any of their subsidiaries or affiliates to effect any remedial measures that Acquiror is not required to accept pursuant to the terms of the implementation agreement.

The implementation agreement provides that any or all of the conditions described above may be waived, in whole or in part, by the Company or GWC and Acquiror, as applicable, to the extent legally allowed.

As used in the implementation agreement, a material adverse effect on the Company is any change, event, development, circumstance or effect, any such item being referred to as an “effect,” that, individually or when taken together with all other effects that exist at the date of determination of the occurrence of the material adverse effect, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, operations, assets (including intangible assets), liabilities, capitalization, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the Company’s ability to consummate the transactions contemplated by the implementation agreement, provided, that with respect to clause (i), none of the following will be deemed to constitute, nor be taken into account in determining whether there has been or will be, a material adverse effect:

•	any effect resulting from national, regional or world economic or political conditions, except in any case to the extent the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers;

•	conditions in the semiconductor industry, and effects therein, except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers;

•	any effect resulting from actions required to be taken by the Company pursuant to the terms of the implementation agreement or approved in advance in writing by GWC;

•	any effect attributable to the announcement or pendency of the Transaction or the other transactions contemplated by the implementation agreement, including the identity of GWC and the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with their respective customers, suppliers or other persons with whom any of them has a business relationship;

•	a change (in and of itself) in the stock price or trading volume of the Company, or any failure (in and of itself) of the Company to meet published revenue or earnings projections, provided that this exception shall not exclude any underlying effect which may have caused such change in stock price or trading volume or failure to meet internal or published revenue or earnings projections;

•	any adverse effect resulting from any act of terrorism, war, national or international calamity, force majeure or any other similar event, except in either case to the extent the Company and its subsidiaries are either directly affected or are disproportionately affected thereby as compared to their industry peers;

•	any effect resulting from or relating to any change after the date of the implementation agreement in generally accepted accounting requirements or principles, except in any case to the extent the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers; and

•	any effect resulting from changes in legal requirements, except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers.

Conditions to the Offer. If the Transaction proceeds by way of the offer, the obligation of Acquiror to accept the Company ordinary shares for payment in the offer will be subject to the satisfaction or waiver of several conditions set forth in the implementation agreement and subject to the receipt of any necessary waiver(s) or clearances(s) by the SIC of such conditions, which are summarized below:

•	there shall have been validly tendered and not withdrawn Company ordinary shares representing 90% of the issued Company ordinary shares not owned by GWC, Acquiror or their related corporations, provided that Acquiror may, in its discretion, subject to the consent of the SIC and compliance with the Singapore Take-over Code, reduce such condition to require that there be validly tendered and not withdrawn Company ordinary shares representing, when added to the Company ordinary shares held by or on behalf of Acquiror and its subsidiaries, greater than 50% of the voting rights attributable to the maximum potential issued Company ordinary shares, as of the expiration of the offer;

•	the implementation agreement has not been terminated;

•	the representations and warranties of the Company contained in the implementation agreement (other than the Specified Representations), shall be true and correct in all respects (without giving effect to any materiality, material adverse effect on the Company or similar qualifiers contained in any such representations and warranties other than the representation pertaining to the absence of a material adverse effect on the Company) as of the date of the implementation agreement and as of the date of closing of the scheme of arrangement as though made on and as of such date except (i) for failures to be true and correct that, in the aggregate for all such failures, have not had a material adverse effect on the Company and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date); provided, that the Specified Representations shall be true and correct in all respects (except, with respect to capital structure, to the extent that such inaccuracies would be de minimis in the aggregate) as of the date of the implementation agreement and as of the date of closing of the scheme of arrangement as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date);

•	the absence of certain governmental orders or proceedings that make the Transaction illegal or otherwise prohibit, restrain or enjoin the consummation of the Transaction;

•	approvals, authorizations, clearances or waivers, as applicable under the HSR Act and competition laws of Germany and Austria, and from each of the Investment Committee of the Ministry of the Economic Affairs of the Republic of China and the Central Bank of the Republic of China, shall have been obtained or given and shall be in full force and effect and not subject to appeal, and any applicable waiting periods shall have expired or been terminated;

•	in the event of any review or investigation by CFIUS applicable to the Transaction, one of the following shall have occurred: (i) CFIUS shall have provided written notice to the parties that the Transaction is not a covered transaction under FINSA; (ii) CFIUS shall have provided written notice to the parties that it has completed its review or, if applicable, investigation of the Transaction and has concluded that there are no unresolved national security concerns with respect to the Transaction; or (iii) following an investigation, CFIUS shall have reported the Transaction to the President of the United States and (A) the President shall have announced his decision not to suspend, block or prohibit the Transaction or (B) the time period for consideration of the Transaction by the President of the United States shall have elapsed and the President shall not have taken any action to suspend, block, or prohibit the Transaction;

•	the Company shall have performed or complied in all material respects with all agreements and covenants required by the implementation agreement to be performed or complied with by it at or prior to the date shares are accepted for payment in the offer; and

•	no material adverse effect on the Company shall have occurred since the date of the implementation agreement.

The implementation agreement provides that any or all of the conditions described above may be waived by Acquiror, other than the condition in the first bullet above, and subject to the rules and regulations of the SEC, the SIC, the Singapore Court or any other governmental entity.

Closing of the Transaction

The scheme will become effective upon the filing of the approval and confirmation of the Singapore court with ACRA. If the Transaction proceeds by way of the offer, the closing of the offer will occur when Acquiror pays for the Company ordinary shares accepted for payment in the offer. Such payment will occur within three business days after the expiration of the offer.

No Solicitation

The implementation agreement contains customary “no solicitation” provisions, subject to a “fiduciary exception,” that requires the Company not to, and not to permit its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents or other representatives to, directly or indirectly:

•	solicit, initiate, knowingly facilitate or knowingly encourage the making, submission or announcement of, any acquisition proposal;

•	participate or engage in any discussions or negotiations regarding, or furnish to any person any information, or provide access to its properties, books and records or any confidential information or data with respect to or for the purpose of facilitating, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any acquisition proposal;

•	terminate, amend, release or authorize the release of any person or entity from or expressly waive any provision of any confidentiality, “standstill” or similar agreement under which it has any rights with respect to an acquisition proposal, or fail to enforce in all material respects each such agreement with respect to an acquisition proposal;

•	take any action to render inapplicable, or to exempt any third person from, any legal requirement or charter provision that purports to limit or restrict or otherwise regulate business combinations or the ability to acquire or vote shares of capital stock;

•	approve, endorse or recommend any acquisition proposal;

•	enter into any agreement (including any letter, agreement in principal, merger agreement, acquisition agreement or other similar agreements), with respect to any acquisition proposal, other than a confidentiality agreement in connection with an acquisition proposal that is, or would reasonably likely lead to, a superior offer;

•	seek confirmation from the SIC that the Singapore Take-over Code and its requirements would not apply to any acquisition proposal; or

•	propose publicly or agree to any of the foregoing with respect to an acquisition proposal.

Notwithstanding the foregoing, the Company and its representatives may in any event (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any person or entity to determine whether such inquiry or proposal constitutes or could reasonably be expected to lead to an acquisition proposal or a superior proposal; (ii) inform a person or entity that has made or, to the knowledge of the Company, is considering making, an acquisition proposal of the non-solicitation requirements of the implementation agreement; and (iii) grant a waiver, amendment or release under any confidentiality or “standstill” agreement if its board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action could be reasonably expected to be inconsistent with its fiduciary duties under applicable legal requirements.

Upon the signing of the implementation agreement, the Company and its subsidiaries became required to, and to use reasonable best efforts to cause their representatives to (i) cease, and cause to be terminated, all solicitations, discussions or negotiations at the date of the implementation agreement, with any person or entity (other than each of GWC and Acquiror) with respect to any acquisition proposal (and promptly terminate all physical and electronic data room access previously granted to any such person or entity), and (ii) promptly request each person or entity (other than each of GWC and Acquiror) that has prior to the date of the implementation agreement executed a confidentiality agreement or similar agreement, to the fullest extent permitted under such confidentiality agreement or similar agreement, in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such person or entity by or on behalf of it.

The Company must notify GWC promptly, and in any event within forty-eight hours, of the receipt by it, its subsidiaries or any of their representatives of an acquisition proposal (or material modification or amendment to an acquisition proposal) or a request for information or an inquiry that could reasonably be expected to lead to an acquisition proposal. Such notice must include the material terms and conditions of such acquisition proposal, request or inquiry and the identity of the person, entity or group making the acquisition proposal, request or inquiry, and the Company must provide GWC with a copy of all materials provided or sent by the Company in connection with the acquisition proposal, request or inquiry to the extent that such materials and correspondence describes the material terms and conditions of any such acquisition proposal, request or inquiry. After such notice, the Company must also keep GWC informed in all material respects of the status and details of the acquisition proposal, request or inquiry, and promptly (and in any event within 48 hours) provide GWC a copy of all written materials subsequently provided in connection with such acquisition proposal.

The Company may take certain actions in response to an unsolicited, bona fide acquisition proposal from a third party received after the date of the implementation agreement that the board of directors has in good faith concluded, following consultation with its outside legal counsel and its financial advisors, is or would be reasonably likely to lead to a superior offer, but only if:

•	the Company has not materially breached its non-solicitation obligations under the implementation agreement in connection with such acquisition proposal;

•	the board of directors has concluded in good faith, after consultation with its outside legal counsel and its financial advisors, that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable legal requirements; and

•	the scheme of arrangement has not yet been approved by the Company shareholders.

Such permissible actions include:

•	furnishing information to the third party making such acquisition proposal, provided that:

•	at least twenty-four hours prior to furnishing any nonpublic information to such party, the Company gives GWC written notice of its intention to furnish such information and the identity of the person, entity or group making the acquisition proposal;

•	the Company receives from the third party an executed confidentiality agreement containing terms and provisions at least as restrictive as those contained in the confidentiality agreement between the Company and GWC, excluding any provision requiring such person not to buy securities of the Company; provided that such agreement shall not contain terms which prevent the Company from complying with its obligations under the implementation agreement; and

•	contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to GWC;

•	engaging in negotiations with the third party with respect to the acquisition proposal, provided that at least twenty-four hours prior to entering into negotiations with such third party, it gives GWC written notice of the Company’s intention to enter into negotiations with such third party; and

•	seek confirmation from the SIC that the Singapore Take-over Code and its requirements would not apply to the acquisition proposal.

As used in the implementation agreement, an acquisition proposal means any proposal, inquiry, indication of interest or offer from any person, entity or group of persons and/or entities (other than GWC, Acquiror or their respective Affiliates) relating to any transaction or series of transactions, involving:

•	any direct or indirect acquisition or purchase of a business or assets that constitute 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 15% or more of the total voting power of the equity securities of the Company;

•	any tender offer, exchange offer or similar transaction that if consummated would result in any person, entity or group of persons and/or entities beneficially owning 15% or more of the total voting power of the equity securities of the Company; and

•	any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

In addition, the implementation agreement contains a “fiduciary exception,” pursuant to which, in response to the receipt of a superior offer (described below) that has not been withdrawn, the board of directors may change its recommendation to its shareholders that they vote in favor of the approval of the scheme of arrangement or tender their shares in the offer, as applicable, if all of the following conditions are met:

•	the scheme of arrangement has not yet been approved by the Company shareholders;

•	the Company provided GWC with written notice of its intention to change its recommendation at least five business days prior to a change, which notice must state the material terms and conditions of the superior offer, the identity of the person, entity or group making the superior offer and that the board of directors intends to change its recommendation and the manner in which it intends to do so;

•	the Company provided to GWC a copy of the most current draft of any written agreement providing for the transactions contemplated by the superior offer and any information provided or made available to the person, entity or group making the superior offer that has not been provided or made available to GWC;

•	the Company provided GWC during the five day business notice period, upon GWC’s request, the opportunity to meet and engage in good faith negotiations with the Company regarding an amendment to the terms and conditions of the implementation agreement so that the superior offer may no longer constitute a superior offer;

•	at or after 5:00 p.m. New York City time on the final business day of the five business day notice period, following consultation with its outside legal counsel and its financial advisors, the Company’s board of directors reaffirmed in good faith:

•	that the superior offer to which the change of recommendation notice applies continues to be a superior offer, after taking into consideration any amendment or proposed amendment to the implementation agreement in response to such superior offer; and

•	the failure of the board of directors to effect a change or recommendation would be reasonably expected to be inconsistent with its fiduciary duties under applicable legal requirements; and

•	the Company has not materially breached its non-solicitation or recommendation obligations under the implementation agreement in connection with such superior offer.

In addition, at any time prior to obtaining shareholder approval of the scheme of arrangement, the board of directors, may, in response to a material event, fact, circumstance, development, change or occurrence that is unknown, or not reasonably foreseeable as of the date of the implementation agreement, to the board of directors, and does not result from or relate to an acquisition proposal, or a material breach of the implementation agreement by the Company (which material event, fact, circumstance, development , change or occurrence is referred to as an “intervening event”), in circumstances occurring, change its recommendation, if the board of directors has concluded in good faith, after consultation with its outside legal advisors and financial advisors, that, in light of such intervening event, the failure of the board of directors to change its recommendation would be reasonably likely to result in a breach of its fiduciary duties under applicable legal requirements, provided that:

•	no event, fact, circumstance, development, change or occurrence that has had or would reasonably be expected to have an adverse effect on the business, condition (financial or otherwise) or continuing results of operations of, or the market price of securities of, GWC or any of its affiliates shall constitute an intervening event;

•	the Company provides GWC with written notice of the board of directors’ intention to change its recommendation at least five business days prior to a change, which notice must specify in reasonable detail the reasons for the change in recommendation and a description of the material details of such intervening event;

•	the Company provides GWC with a reasonable opportunity to meet and discuss in good faith the basis of the change in recommendation, GWC’s reaction thereto and any possible amendment to the terms and conditions of the implementation agreement so that the failure to change its recommendation would no longer be reasonably expected to be inconsistent with its fiduciary duties under applicable legal requirements; and

•	at or after 5:00 p.m. New York City time on the final business day of the five business day notice period, following consultation with its outside legal counsel and its financial advisors, the Company’s board of directors reaffirms in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to effect the change of its recommendation would be reasonably expected to be inconsistent with its fiduciary duties under applicable legal requirements.

A superior offer means an unsolicited, bona fide written acquisition proposal, with all percentages in the definition of acquisition proposal changed from 15% to 50%, made by a third party after the date of the implementation agreement on terms that the Company’s board of directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisors) would if consummated on such terms, result in a transaction that is more favorable to the Company’s shareholders (in their capacities as shareholders) than the Transaction. In making such determination, the board of directors is required to take into account:

•	any proposal by GWC in writing committing to amend or modify the terms of the implementation agreement;

•	the identity of the person or entity making such acquisition proposal;

•	the consideration, terms, conditions, probable timing, likelihood of consummation (including whether such Acquisition Proposal is contingent on receipt of third party financing or is terminable by the acquiring third party upon payment of a termination fee), financing terms and legal, financial, and regulatory aspects of such acquisition proposal;

•	financial provisions and the payment of the termination fee under the implementation agreement; and

•	such other factors as the Company’s board of directors considers to be appropriate.

Subject to applicable provisions of the Singapore Take-over Code and the terms of the SIC waiver of the code, any change of recommendation by the board shall not change the board’s approval of the implementation agreement or any other approval of the board of directors in any respect that would have the effect of causing any “moratorium,” “control share acquisitions,” “fair price,” “business combination” or other similar anti-takeover laws, or similar provisions of the Company’s organizational documents to be applicable to the Transaction. Additionally, prior to the termination of the implementation agreement, the obligation of the Company to hold the Court Meeting and to take a shareholder vote on the approval of the scheme of arrangement shall not be limited or otherwise affected by a change of recommendation; provided the board of directors may communicate the basis for its lack of a recommendation to the Company’s shareholders in the document setting forth the scheme of arrangement or in an appropriate amendment or supplement thereto.

Pursuant to the implementation agreement, the Company may not submit to a shareholder vote any acquisition agreement prior to the termination of the implementation agreement.

Termination of the Implementation Agreement

Either the Company or GWC may terminate the implementation agreement and the Transaction may be abandoned at any time prior to the effective time of the scheme if:

•	the parties mutually agree in writing;

•	the closing of the Transaction does not occur on or before the Drop Dead Date; provided that if prior to the date of termination of the implementation agreement, all of the conditions to the scheme of arrangement described under “Conditions to Completion of the Transaction” have been satisfied, are capable of being satisfied or have been waived, subject to certain exceptions pertaining to legal restraints or orders, competition law approvals, the ROC Approvals and CFIUS clearance, then either the Company or GWC may unilaterally extend the Drop Dead Date to August 15, 2017; provided that a party may not terminate under this provision if such party’s action or failure to fulfill any covenant or obligation under the implementation agreement was the primary cause of the failure of the Transaction to not be completed on or before such date and such action or failure to fulfill any covenant or obligation constitutes a material breach of the implementation agreement;

•	a governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable law, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect, makes the Transaction illegal or prohibits, restrains or enjoins the consummation of the Transaction, and is final and nonappealable; provided that the party seeking to terminate the implementation agreement complied with its obligations pursuant to the implementation agreement to resolve such impediment to completing the Transaction, and such party’s action or failure to fulfill any covenant or obligation under the implementation agreement was not the primary cause of, or primary factor that resulted in, such impediment; or

•	the offer has not been commenced and either (i) the Company shareholders do not approve the scheme of arrangement at a duly convened meeting of the Company’s shareholders or (ii) the Singapore court does not approve the scheme of arrangement, in each case provided that the terminating party has complied in all material respects with its obligations to try to obtain such approvals.

The Company may terminate the implementation agreement if:

•	GWC or Acquiror breaches any of their respective representations, warranties, covenants or agreements set forth in the implementation agreement in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied, and within 60 days’ notice by the Company to GWC such breach is not cured (if such breach is curable, and GWC or Acquiror use commercially reasonable efforts to cure such breach during such 60-day cure period); provided further, that the Company may not exercise this termination right if it has materially breached any of its representations, warranties, covenants or agreements set forth in the implementation agreement;

•	if (i) all of the mutual conditions applicable to the parties’ obligations to consummate the Transaction and the conditions to the obligation of GWC and Acquiror to consummate the Transaction have been satisfied or waived (other than those conditions that, by their nature are to be satisfied at the closing, each of which is capable of being satisfied at the closing and other than conditions that are within the control of GWC), (ii) the Company has irrevocably delivered written notice to GWC that it is ready, willing and able to consummate the Transaction, and (iii) GWC does not have sufficient funds to pay for all of the Company ordinary shares and any and all fees and expenses to be paid by GWC and Acquiror in connection with the transaction and GWC and Acquiror otherwise fail to consummate the Transaction by 5:00 p.m. New York City time on the third business day following receipt of such written notice from the Company; or

•	by the Company, at any time prior to obtaining the shareholder approval of the scheme of arrangement, in order to concurrently enter into a definitive acquisition agreement providing for a superior offer, if prior to or concurrently with such termination, the Company pays the termination fee as described below, and provided that the Company has complied in all material respects with (i) its obligations to call the Court Meeting and solicit the vote of its shareholders vote, and (ii) its non-solicitation obligations in the implementation agreement.

GWC may terminate the implementation agreement if:

•	the Company breaches any of its representations, warranties, covenants or agreements set forth in the implementation agreement, in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied, and within 60 days’ notice by the GWC to the Company such breach is not cured (if such breach is curable, and the Company uses commercially reasonable efforts to cure such breach during such 60-day cure period); provided further, that GWC may not exercise this termination right if it has materially breached any of its representations, warranties, covenants or agreements set forth in the implementation agreement; or

•	a triggering event with respect to the Company shall have occurred.

Under the implementation agreement, a triggering event will occur if:

•	the board of directors for any reason changes its recommendation that Company shareholders approve the scheme of arrangement or tender their shares in the offer, as applicable;

•	in the event GWC elects to commence the offer in accordance with the terms of the implementation agreement, and the Company fails to file the Schedule 14D-9 as required by the implementation agreement;

•	the Company fails to include in the scheme documents, or the Schedule 14D-9, if applicable, the recommendation of the board of directors that Company shareholders approve the scheme of arrangement or tender their shares in the offer;

•	the Company shall have entered into any acquisition proposal;

•	the Company shall have publicly announced its intention to do any of the foregoing; or

•	the Company commits a material breach of its obligations under the non-solicitation provision of the implementation agreement.

Effect of Termination

In the event of the termination of the implementation agreement as described in “—Termination of the Implementation Agreement” above, the implementation agreement will become null and void and of no further force or effect, without liability or obligation on the part of any party thereto, except that designated provisions of the implementation agreement will survive termination, including, confidentiality obligations of the parties, the indemnification obligations of GWC in favor of the Company relating to GWC’s financing, and, if applicable, the termination fees described below.

Termination Fees

If the implementation agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee.

GWC would be entitled to receive a termination fee equal to $19.2 million from the Company under the following circumstances:

•	if the implementation agreement is terminated by GWC in connection with the occurrence of a triggering event;

•	if the Company terminates the implementation agreement in order to concurrently enter into a definitive acquisition agreement providing for a superior offer; or

•	if the implementation agreement is terminated by (i) the Company or GWC (A) as a result of the failure to close the Transaction on or before the Drop Dead Date (or any extension thereof), or (B) as a result of either the Company shareholder approval of the scheme of arrangement not being obtained at the Court Meeting, or the Singapore court refusing to approve the scheme of arrangement, or (ii) GWC upon a material breach of the Company’s representations, warranties, covenants or agreements after a 60-day cure period, and (X) prior to the date of the Court Meeting in the case of a termination described in clause (i)(B) above, or (Y) prior to the date of such termination event in the case of a termination described in clause (i)(A) or (ii) above, as the case may be, any acquisition proposal with respect to the Company shall have been made known to the Company or publicly disclosed and, in either case, not withdrawn, or any person or entity shall have publicly announced an intention to make an acquisition proposal in respect of the Company which is not withdrawn, and within 12 months following the termination of the implementation agreement (1) an alternative transaction involving the Company is consummated or (2) the Company enters into an agreement providing for an alternative transaction involving the Company that is subsequently consummated.

For purposes of the termination fee provisions, an alternative transaction means, with respect to the Company, the transactions contemplated by an acquisition proposal, other than the implementation agreement, except that references to “15%” in the definition of acquisition proposal are deemed to be “50%.” See “—No Solicitation” above.

The Company would be entitled to receive a termination fee equal to $40 million from GWC under the following circumstances:

•	if the implementation agreement is terminated by the Company in the circumstance where all conditions to the obligations of GWC and Acquiror to complete the Transaction have been satisfied or waived, the Company has confirmed in writing it is ready, able and willing to consummate the Transaction, and GWC does not have the funds or otherwise fails to complete the transaction within three business days of receipt of such confirmation;

•	if the implementation agreement is terminated by the Company due to (i) the inaccuracy in or breach of GWC’s representations and/or covenants regarding no shareholder approval being required, or (ii) no provision in its bylaws from restricting the consummation of the Transaction;

•	if the implementation agreement is terminated by the Company or Globe because the transactions contemplated by the implementation agreement become illegal, provided the relevant governmental entity has acted with respect to CFIUS, antitrust laws, the ROC Approvals or certain other regulatory approvals identified in the implementation agreement; or

•	if the implementation agreement is terminated by either the Company or GWC after the Drop Dead Date (or any extension thereof) if, at such time, all conditions to closing have been satisfied or waived other than (i) the condition that CFIUS, antitrust laws, the ROC Approvals or certain other regulatory approvals be obtained; or (ii) with respect to CFIUS, antitrust laws, the ROC Approvals and certain other regulatory approvals identified in the implementation agreement, (A) the condition that no governmental entity has enacted any law or other order making the Transaction illegal or otherwise prohibiting, restraining or enjoining the consummation of the Transaction, or (B) the condition that there is no pending suit, action or proceeding (x) challenging or seeking to restrain or prohibit the Transaction or (y) seeking to require GWC or the Company to effect any remedial measures that GWC is not required to accept pursuant to the terms of the implementation agreement.

Pursuant to an escrow agreement among GWC, the Company and Mega Bank, as escrow agent and account bank, GWC deposited $40 million with Mega Bank on August 17, 2016 as collateral and security for the payment of the termination fee by GWC to the Company, if applicable. In the event of a termination of the implementation agreement pursuant to which the Company shall be entitled to such funds, GWC and the Company will promptly deliver joint written instructions to Mega Bank to release to the Company $40 million in immediately available funds to the accounts designated in the joint written instructions.

Expenses

All fees and expenses incurred in connection with the implementation agreement and the Transaction will be paid by the party incurring such fees and expenses whether or not the Transaction is completed. However, in the event that a party does not pay a termination fee as required by the implementation agreement, and another party to the agreement wins a judgment for payment of the termination fee, the party that defaulted on the termination fee shall pay the other party its reasonable costs and expenses in connection with obtaining such judgment, together with interest thereon, calculated pursuant to the implementation agreement.

Employee Matters

The implementation agreement provides that, following the effective time of the scheme, the Company shall, and GWC shall cause the Company to, use commercially reasonable efforts to recognize the prior service with the Company or its subsidiaries of each employee of the Company or its subsidiaries as of the effective time, in connection with all employee benefit plans, programs or policies of the Company or its subsidiaries in which the Company employees are eligible to participate following the effective time of the scheme for purposes of eligibility (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or vesting of or eligibility for future equity based awards, or to the extent that such recognition would result in duplication of benefits).

Following the effective time of the scheme, the Company or GWC will provide the Company employees salary no less than, and benefits (including severance, health and welfare benefits but excluding equity-based awards) pursuant to employee benefit plans, programs, policies or arrangements maintained by the Company, GWC, or any subsidiary of GWC that provide coverage and benefits, that are substantially equivalent in the aggregate to those provided to employees of the Company immediately preceding the effective time of the scheme. Such salary and comparable benefits will continue until at least 12 months after the effective time of the scheme or the time shares are accepted for payment in the offer, as applicable.

From and after the effective time of the scheme, the Company shall, and GWC shall cause the Company, to use commercially reasonable efforts to cause any pre-existing conditions or limitations and eligibility waiting periods, to the extent that such waiting periods would be inapplicable, taking into account service with the

Company, under any group health plans of the Company or its subsidiaries to be waived with respect to the Company employees and their dependents to the extent waived under the corresponding plan in which such Company employees participated immediately prior to the effective time of the scheme, or if more favorable, the plan in which they participate after the effective time of the scheme.

Indemnification and Insurance

The implementation agreement provides that for a period of six (6) years after the effective time of the Transaction, the Company shall indemnify, defend and hold harmless, all past and present directors or officers of the Company and its subsidiaries or any of their predecessors in interest (in each case, when acting in such capacity) against any costs, expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director or officer of the Company or any of its subsidiaries and matters existing or occurring at or prior to the effective time of the Transaction, in each case to the fullest extent permitted by applicable law as it presently exists and to the extent and in the manner currently provided for in the Company’s Constitution or existing indemnification agreements that are in effect on the date of the implementation agreement.

The implementation agreement further provides that for a period of six (6) years from the effective time of the Transaction, the Company shall maintain in effect the current policies of directors’ and officers’ liability insurance, fiduciary liability insurance and employee practices liability insurance maintained by the Company and its subsidiaries as of the date of the implementation agreement, or cause to be provided substitute policies or purchase “tail” policies, in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time of the Transaction; provided, however, that after the effective time of the Transaction, the Company shall not be required to pay with respect to insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of insurance coverage required to be obtained, but in such case, shall purchase insurance policies with the best overall terms, conditions, retentions and levels of coverage reasonably available for such amount; provided, further, that if the Company purchases “tail” policies and the coverage thereunder costs more than 300% (per coverage year) of such last annual premium, the Company shall purchase insurance policies with the best overall terms, conditions, retentions and levels of coverage reasonably available for such amount. The Company is permitted to purchase, prior to the effective time of the Transaction and subject to the foregoing 300% annual premium limitation, six (6) year prepaid “tail” policies on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current insurance policies maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the Transaction. If such “tail” prepaid policies have been obtained by the Company prior to the effective time of the Transaction, then the Company shall, pay for such policies and maintain such policies in full force and effect, for their full term, and honor all obligations thereunder or any successor thereof.

Amendment; Extension; Waiver

Subject to applicable laws, the implementation agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the implementation agreement and the Transaction by the Company shareholders, except that, after such approval, no amendment may be made which under applicable laws or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further shareholder approval.

At any time before the effective time of the scheme, any party to the implementation agreement, by action taken or authorized by its board of directors, may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties made to such party contained in the implementation agreement or in any document delivered pursuant to the implementation agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the implementation agreement.

Governing Law

The implementation agreement is governed by and will be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided, however, that the scheme of arrangement will be governed by the laws of the Republic of Singapore and the laws of a particular party’s jurisdiction of incorporation will govern such party’s fiduciary obligations.

THE SCHEME OF ARRANGEMENT

The following is a summary of the material terms of the scheme of arrangement, which is qualified in its entirety by the terms of the scheme of arrangement and the implementation agreement. A copy of each of the implementation agreement and the scheme of arrangement is attached to this proxy statement as Annex A and Annex B, respectively, and each is incorporated herein by reference. This summary may not contain all of the information that is important to you. Shareholders are urged to read the scheme of arrangement and implementation agreement in their entirety.

Structure of the Scheme

Pursuant to the scheme of arrangement and the implementation agreement, the Company, GWC and Acquiror have agreed that the acquisition by Acquiror of all outstanding ordinary shares of the Company (other than those held by GWC, Acquiror or its subsidiaries) will be implemented by way of the scheme, which will involve, on the effective date of the scheme, the transfer of all Company ordinary shares (other than those held by GWC, Acquiror or its subsidiaries) to Acquiror and the payment by Acquiror of $12.00 per Company ordinary share. Following the effectiveness of the scheme, the Company will become a direct subsidiary of Acquiror, and an indirect wholly owned subsidiary of GWC. See the section entitled “The Scheme of Arrangement; Special Factors Regarding the Scheme—Effects of the Scheme” on page 34 of this proxy statement.

Effective Date of the Scheme

Subject to the fulfillment of all conditions to the scheme set forth in the implementation agreement, the scheme will become effective on the date a copy of the Singapore court order sanctioning the scheme is filed with ACRA. The date the scheme becomes effective is referred to as the effective date.

Scheme Price

Upon the effectiveness of the scheme, Scheme Shareholders as of the effective date of the scheme will be entitled to receive $12.00 in cash for each Company ordinary share held by such shareholder.

Scheme Consideration Entitlement

The entitlement of Scheme Shareholders to the scheme consideration will be determined on the basis of their holdings of Company ordinary shares appearing in the Register of Members in respect of the Company at 5:00 p.m., Singapore time, on the effective date of the scheme.

On the books closure date, the Register of Transfer and the Register of Members of the Company will be closed for the purpose of determining which shareholders will be entitled to the scheme consideration pursuant to the scheme. See “The Transaction—The Scheme of Arrangement; Special Factors Regarding the Scheme—Closure of Books” on page 35.

Share Certificates

On and from the effective date of the scheme, each existing certificate representing a holding of the ordinary shares of the Company prior to such effective date shall cease to have effect as a document of title for the Company’s ordinary shares represented thereby. The registered shareholders will be notified of the procedures to submit share certificates to the address of the Company’s share registrar (transfer agent).

Governing Law

The scheme of arrangement will be governed by the laws of the Republic of Singapore.

FUTURE SHAREHOLDER PROPOSALS

This proxy statement is being disseminated in connection with a Court Meeting, for the purpose of approving the Transaction. If the Transaction is consummated, the Company will have no public shareholders and there will be no public participation in any future meetings of shareholders of the Company. However, if the Transaction is not consummated, shareholders will continue to be entitled to attend and participate in Annual General Meetings.

The Company will hold an Annual General Meeting in 2017, which we refer to as the 2017 AGM, only if the Transaction has not already been completed.

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2016 proxy statement. Any such shareholder proposals must be submitted, along with proof of ownership of our ordinary shares in accordance with Rule 14a-8(b)(2), to us at 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376 U.S.A., Attention: General Counsel. We must receive all submissions no later than February 22, 2017. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our Board will review any shareholder proposals. These shareholder proposals may be included in our proxy statement for the 2017 AGM so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals are also subject to the requirements of the Singapore Companies Act, as described in the following paragraph. The proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2017 AGM unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.

In addition, under Section 183 of the Singapore Companies Act, only registered shareholders representing not less than 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least $500 Singapore Dollars each may, at their expense, request that we include and give notice of their proposal for the 2017 AGM. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the shareholders making the request and be deposited at our registered office in Singapore: 9 Battery Road, #15-01, Straits Trading Building, Singapore 049910, at least six weeks prior to the date of the 2017 AGM in the case of a request requiring notice of a resolution, or at least one week prior to the date of the 2017 AGM in the case of any other request.

MARKET PRICES OF ORDINARY SHARES

Our ordinary shares are traded publicly on the NASDAQ Global Select Market and trade under the symbol “SEMI.” The following table presents quarterly information on the price range of our ordinary shares. This information indicates the high and low market price per share of our ordinary shares for each period indicated as reported by the NASDAQ Global Select Market. Our ordinary shares began trading on the NASDAQ Global Select Market on May 22, 2014.

	Company Ordinary Shares
	High	Low
Fiscal Year Ending December 31, 2016
First quarter	$7.91	$3.24
Second quarter	$6.80	$4.09
Third Quarter	$11.60	$5.56
Fourth Quarter (through October 7, 2016)	$11.66	$11.39
Fiscal Year Ending December 31, 2015
First Quarter	$27.93	$14.25
Second Quarter	$26.88	$17.25
Third Quarter	$18.40	$9.86
Fourth Quarter	$11.82	$7.49
Fiscal Year Ending December 31, 2014
Second quarter (beginning May 22, 2014)	$18.05	$14.00
Third quarter	$20.31	$15.23
Fourth quarter	$20.59	$15.60

On October 7, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for our ordinary shares on the Nasdaq Global Select Market was $11.58 per share. You are encouraged to obtain current market quotations for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Principal Shareholders of the Company

The following table sets forth certain information regarding beneficial ownership of our ordinary shares as of September 30, 2016 for each person known by the Company to beneficially own more than 5% of our outstanding ordinary shares. Except as indicated in footnotes to this table, the Company believes that the stockholders in this table have sole voting and dispositive power with respect to all ordinary shares shown to be beneficially owned by them.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent
Coltrane Asset Management, L.P., Coltrane Asset Management Holdings, Ltd., Coltrane Master Fund, L.P., Coltrane GP, LLC, and Mandeep Manku 250 West 55th Street, 16th Floor, New York, NY 10019	2,429,610	(1)	5.7%
Alliance Bernstein L.P. 1345 Avenue of the Americas, New York, NY 01015	2,133,930	(2)	5.0%

(1)	This information is based solely on a Schedule 13G/A filed by Coltrane Asset Management, L.P., Coltrane Asset Management Holdings, Ltd., Coltrane Master Fund, L.P., Coltrane GP, LLC, and Mandeep Manku with the SEC on February 4, 2016. According to such Schedule 13G/A, each member of the filing group has sole voting and dispositive power with respect to all of the shares.
(2)	This information is based solely on a Schedule 13G filed by AllianceBernstein L.P. with the SEC on February 16, 2016. According to such Schedule 13G, AllianceBernstein L.P. has sole voting with respect to 2,025,572 shares and sole dispositive power with respect to all of the shares.

Beneficial Ownership of Ordinary Shares by Directors and Management

The following table sets the number of our ordinary shares beneficially owned as of September 30, 2016 by each Named Executive Officer, each of our directors, and all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of September 30, 2016, and Company RSUs that vest within 60 days of September 30, 2016, are deemed to be outstanding and beneficially owned by the person holding such securities. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all ordinary shares shown as beneficially owned by the shareholder.

Name	Shares Beneficially Owned		Percentage of Class
Shaker Sadasivam	469,880	(1)	1.1%
Jeffrey L. Hall	188,594	(2)	*
John A. Kauffmann(3)	28,088	(4)	*
Antonio R. Alvarez	17,826		*

Name	Shares Beneficially Owned		Percentage of Class
Gideon Argov	25,450		*
Michael F. Bartholomeusz	13,425		*
Jeffrey A. Beck	25,450		*
Justine F. Lien	21,001		*
Abdul Jabbar Bin Karam Din	—		—
Directors and executive officers as a group (10 persons)	859,867	(5)	2.0%

*	Represents holdings of less than 1%
(1)	Includes 407,713 options that are presently exercisable.
(2)	Includes 179,058 options that are presently exercisable.
(3)	Mr. Kauffmann retired on June 1, 2016.
(4)	Includes 28,088 options that are presently exercisable.
(5)	Includes 676,403 options that are presently exercisable.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household Annual Reports and proxy materials, including the Notice, by delivering a single document set to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) 732-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

The Company’s annual, quarterly and current reports are available, without exhibits, to any person, including any beneficial owner of the Company ordinary shares, to whom this proxy statement is delivered, without charge, upon written request to SunEdison Semiconductor Limited, 501 Pearl Drive, (City of O’Fallon), P.O. Box 8, St. Peters, MO 63376, Attn: General Counsel.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Court Meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2016 and the fiscal quarter ended June 30, 2016; and

•	the Company’s Current Reports on Form 8-K filed January 4, 2016, February 18, 2016, August 4, 2016, August 18, 2016, and August 25, 2016.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person.

ANNEX A

EXECUTION VERSION

IMPLEMENTATION AGREEMENT

BY AND AMONG

GLOBALWAFERS CO., LTD.,

GWAFERS SINGAPORE PTE. LTD.

AND SUNEDISON SEMICONDUCTOR LIMITED

Dated as of August 17, 2016

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Term	Reference
$	Section 8.3(a)
401(k) Plans	Section 5.11(f)
Acceptance Time	ANNEX I
Account Bank Acquiror	Section 5.18 Preamble
Acquiror Disclosure Schedule	Article III
Acquiror Material Adverse Effect	Section 8.3(d)
Acquiror Necessary Consents	Section 3.2(c)
Acquisition	Recitals
Acquisition Agreement	Section 5.4(a)
Acquisition Proposal	Section 5.4(g)(i)
ACRA	Section 2.3(c)
Affiliate	Section 1.1(a)
Agreement	Preamble
Alternative Transaction	Section 7.3(b)(vii)
Anticorruption Laws	Section 2.8(c)(i)
Antitrust Laws	Section 2.3(c)
Bankruptcy and Equity Exception	Section 2.3(a)
Barclays	Section 2.10
Board	Recitals
Briefings	Section 5.7(b)
Business Day	Section 8.3(a)
Certificate	Section 1.5
CFIUS	Section 2.3(c)
CFIUS Approval	Section 6.1(f)
Change of Recommendation	Section 5.4(d)(i)
Change of Recommendation Notice	Section 5.4(d)(ii)(2)
Closing Date	Section 5.1(a)(v)
Code	Section 1.3
Commitment Letters	Section 3.4
Companies Act	Recitals
Company	Preamble
Company Balance Sheet	Section 2.4(b)
Company Benefit Plan	Section 2.12(a)(i)
Company Board Approval	Section 2.18
Company Charter Documents	Section 2.1(b)
Company Current Employees	Section 5.11(e)
Company Designated SEC Reports	Section 8.3(b)
Company Disclosure Schedule	Article II
Company Employee	Section 2.12(a)(ii)
Company Environmental Permits	Section 2.14(d)
Company Financials	Section 2.4(b)
Company International Plan	Section 2.12(k)(i)
Company IP	Section 2.7(a)(i)
Company IT Systems	Section 2.7(a)(ii)
Company Lease	Section 2.13(a)
Company Leased Property	Section 2.13(a)
Company Material Adverse Effect	Section 8.3(d)
Company Material Contract	Section 2.15(a)

A-iv

Company Necessary Consents	Section 2.3(c)
Company Options	Section 2.2(c)
Company Ordinary Shares	Recitals
Company Owned Property	Section 2.13(b)
Company Permits	Section 2.8(b)
Company Products	Section 2.7(a)(iii)
Company Real Property	Section 2.13(b)
Company Related Party	Section 7.3(b)(iii)
Company Restricted Share Units	Section 2.2(b)
Company Restricted Shares	Section 2.2(b)
Company Routine Grants	Section 4.1(b)(iii)
Company SEC Reports	Section 2.4(a)
Company Share Plans	Section 2.2(c)
Company Shareholder Approval	Section 6.1(a)
Confidentiality Agreement	Section 5.5(a)
Contract	Section 2.3(b)
Court	Section 5.1(a)(i)
D&O Insurance	Section 5.12(e)
Debt Financing	Section 3.4
Debt Financing Commitments	Section 3.4
Denied Party	Section 2.8(c)(ix)
DOJ	Section 5.7(a)
Effect	Section 8.3(d)
Effective Time	Section 5.1(a)(v)
Environment	Section 2.14(a)(ii)
Environmental Law	Section 2.14(a)(iii)
Environmental Matters	Section 2.14(i)
ERISA	Section 2.12(a)(iii)
ERISA Affiliate	Section 2.12(a)(iv)
Escrow Agent	Section 5.18
Escrow Agreement	Section 5.18
Escrow Fund	Section 5.18
Exchange Act	Section 2.3(c)
Fairness Opinion	Section 2.19
Fee Letters	Section 3.4
Financing Agreement	Section 5.16(a)
FINSA	Section 2.3(c)
FTC	Section 5.7(a)
GAAP	Section 2.4(b)
Globe	Preamble
Globe Bylaw Condition	Section 5.17
Globe Related Party	Section 7.3(b)(v)
Globe Termination Fee	Section 7.3(b)(iv)
Government Officials	Section 2.8(c)(i)
Governmental Entity	Section 2.3(c)
Hazardous Material	Section 2.14(a)(iv)
HSR Act	Section 2.3(c)
Indemnified Parties	Section 5.12(a)
Independent Financial Advisor	Section 5.1(a)(ii)
Information Statement	ANNEX I
Initial Offer Expiration Date	ANNEX I
Intellectual Property	Section 2.7(a)(iv)

A-v

Intervening Event	Section 5.4(d)(iii)
IRS	Section 2.12(c)
Key Relationship Persons	Section 2.17
Knowledge	Section 8.3(c)
Laws	Section 2.2(d)
Legal Requirements	Section 2.2(d)
Liens	Section 2.3(b)
made available	Section 8.3(a)
Material Business Partners	Section 2.17
Material Contracts	Section 2.15(a)(i)
Material Customer	Section 2.17
Minimum Tender Condition	ANNEX II
Money Laundering Laws	Section 2.8(c)(v)
NASDAQ	Section 2.4(e)
Necessary Consents	Section 2.3(c)
New Commitment Letter	Section 5.16(b)
New Financing Agreements	Section 5.16(b)
Notice Period	Section 5.4(d)(ii)(2)
OFAC	Section 2.8(c)(viii)
Offer	Section 1.1(b)
Offer Closing	ANNEX I
Offer Closing Date	ANNEX I
Offer Conditions	ANNEX I
Offer Documents	ANNEX I
Offer End Date	ANNEX I
Offer Price	ANNEX I
Offer Shares	ANNEX I
Permits	Section 2.8(b)
Permitted Liens	Section 2.13(c)
Person	Section 8.3(e)
Recommendation	Section 5.3(b)
Reference Date	Section 2.2(a)
Release	Section 2.14(a)(i)
Relevant Documents	Section 5.1(a)(i)
Representatives	Section 5.4(a)
Required Amount	Section 3.4
ROC Approvals	Section 3.2(c)
Sanctions Laws and Regulations	Section 2.8(c)(viii)
Sarbanes-Oxley Act	Section 2.4(d)
SAS	Section 5.16(a)
Schedule 14D-9	ANNEX I
Schedule TO	ANNEX I
Scheme Announcement	Section 1.1(a)
Scheme Clearance Date	Section 5.1(a)(iii)
Scheme Court Order	Section 5.1(a)(iv)
Scheme Document	Section 5.1(a)(i)
Scheme of Arrangement	Recitals
Scheme Price	Section 1.1(a)
Scheme Shareholders	Section 1.1(a)
Scheme Shares	Section 1.1(a)
SEC	Section 5.1(a)(i)
Securities Act	Section 2.4(a)

A-vi

SIC	Recitals
Singapore Code	Recitals
SMP	Section 2.15(a)(viii)
Subsequent Offering Period	ANNEX I
Subsidiary	Section 2.1(a)
Subsidiary Charter Documents	Section 2.1(b)
Superior Offer	Section 5.4(g)(ii)
SUNE	Section 2.15(a)(viii)
SUNE Bankruptcy Case	Section 2.25(a)
Takeover Law	Section 5.15
Tax	Section 2.6(a)(i)
Tax Returns	Section 2.6(a)(ii)
Taxes	Section 2.6(a)(i)
Termination Date	Section 7.1(b)
Termination Fee	Section 7.3(b)(i)
Triggering Event	Section 7.1(g)
U.S. Bankruptcy Code	Section 2.25(a)
Waiver	Recitals

A-vii

INDEX OF DEFINED TERMS

ANNEXES

ANNEX I	The Offer
ANNEX II	The Offer Conditions

A-viii

IMPLEMENTATION AGREEMENT

This IMPLEMENTATION AGREEMENT (this “Agreement”) is made and entered into as of August 17, 2016, by and among GlobalWafers Co., Ltd., a corporation organized under the laws of the Republic of China (“Globe”), GWafers Singapore Pte. Ltd. (Company Registration No. 201602698G), a company incorporated under the laws of Singapore with its registered address at 8 Wilkie Road #03-01 Wilkie Edge, Singapore 228095 (“Acquiror”) and a direct wholly-owned Subsidiary of Globe, and SunEdison Semiconductor Limited (Company Registration No. 201334164H), a company incorporated under the laws of Singapore with its registered address at 9 Battery Road, #15-01, Straits Trading Building, Singapore 049910 (the “Company”).

RECITALS

A. WHEREAS, Globe proposes to acquire, through Acquiror, the entire issued share capital of the Company (the “Acquisition”), and Globe, Acquiror and the Company have agreed to implement the Acquisition upon the terms and conditions set forth in this Agreement;

B. WHEREAS, the respective boards of directors of Globe, Acquiror and the Company have adopted and approved this Agreement and the transactions contemplated hereby, including the Acquisition, upon the terms and conditions set forth in this Agreement;

C. WHEREAS, prior to the execution of this Agreement, the Company has obtained from the Securities Industry Council of Singapore (the “SIC”) confirmation that the Singapore Code on Take-overs and Mergers (the “Singapore Code”) and its requirements shall not apply to the Acquisition (the “Waiver”);

D. WHEREAS, the board of directors of the Company (the “Board”) has resolved to recommend that the shareholders of the Company vote in favor of the adoption and approval of the Scheme of Arrangement and, if applicable in accordance with Section 1.1(b), the Offer, in each case, on the terms and subject to the conditions of this Agreement;

E. WHEREAS, the Board has authorized (i) that a Scheme of Arrangement be proposed to the holders of the ordinary shares, no par value, of the Company (the “Company Ordinary Shares”) under Section 210 of the Companies Act, Chapter 50 of Singapore (the “Companies Act”) (such Scheme of Arrangement, the “Scheme of Arrangement”), and (ii) if applicable, effecting the Acquisition by way of the Offer, in each case, on the terms and subject to the conditions of this Agreement; and

F. WHEREAS, each of Globe, Acquiror and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe certain conditions to the Acquisition.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1 Structure.

(a) Subject to and upon the terms and conditions of this Agreement, the parties hereto shall effect the Acquisition by way of the Scheme of Arrangement. The Company agrees to propose the Scheme of Arrangement under which, inter alia, (i) all issued Company Ordinary Shares other than those held by or on behalf of Globe, Acquiror or their Subsidiaries (the “Scheme Shares”) will be transferred to Acquiror fully paid, free from all Liens and together with all rights, benefits and entitlements attaching thereto as of the Effective Time, including the right to receive and retain all dividends, rights and other distributions (if any) declared, paid or made by the Company on or after the Effective Time, and (ii) in consideration for the transfer of the Scheme Shares, the holders of Scheme Shares (the “Scheme Shareholders”) will receive a payment from Acquiror of US$12.00 in cash per share (the “Scheme Price”), without any interest thereon, but subject to any withholding Taxes as provided in Section 1.3. Subject to the terms and conditions of this Agreement, the parties hereto shall implement the Scheme of Arrangement in accordance with the requirements of Section 5.1, Section 5.2 and Section 5.3. The parties hereto shall procure the release of the joint announcement of Globe, Acquiror and the Company of the proposed Scheme of Arrangement in the form agreed by the parties hereto (the “Scheme Announcement”) on the date of this Agreement. For purposes of this Agreement, “Affiliate” when used with respect to any party, shall mean any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by Contract or otherwise.

(b) Notwithstanding Section 1.1(a), subject to the prior written consent of the Company and subject to the Offer Conditions and those other terms and conditions of the Offer required to be cleared by the SIC pursuant to applicable Legal Requirements, being so cleared by SIC, and in all cases subject to applicable Legal Requirements, including the Singapore Code, Globe shall have the right to elect to effect the Acquisition by way of a takeover offer pursuant to the terms and conditions set forth in Annexes I and II (the “Offer”) in lieu of proceeding by way of the Scheme of Arrangement, whether or not the Scheme Document has been dispatched. If Globe elects and the Company consents to effect the Acquisition by way of an Offer in accordance with this Section 1.1(b), then, to the extent permitted by applicable Legal Requirements, including the Singapore Code, Section 5.1 and Article VI (to the extent that such provisions relate only to the Scheme of Arrangement) will not apply but Annexes I and II will apply, and the other provisions of this Agreement, to the extent applicable to the implementation of the Acquisition by way of an Offer, will continue to apply mutatis mutandis to such Offer.

Section 1.2 Stock Options; Stock-Based Awards. In connection with the Acquisition, all Company Options and Company Restricted Share Units under Company Share Plans shall be treated as set forth in Section 5.11.

Section 1.3 Withholding Rights. Acquiror, and any paying agent of Acquiror, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as Acquiror (or its paying agent) is required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder (the “Code”), or under any provision of U.S. federal, state or local or non-U.S. Tax Law or under any other applicable Legal Requirements, and to collect any certifications, documentation, forms or information which is applicable under any Law from the recipients of payments hereunder. To the extent such amounts are so deducted and withheld, such amount (i) shall be paid over to the applicable Governmental Entity in accordance with applicable Law, and (ii) to the extent paid over in accordance with clause (i), shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Acquiror (or its paying agent) made such deduction and withholding.

Section 1.4 No Liability. None of Globe, Acquiror, its paying agent or the Company shall be liable to any Person in respect of any cash otherwise payable to any holder of Company Ordinary Shares, Company Options or Company Restricted Share Units pursuant to this Agreement delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. If any Company Ordinary Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such shares would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such shares shall, to the extent permitted by applicable Legal Requirement, become the property of Globe or Acquiror, free and clear of all claims or interest of any Person previously entitled thereto.

Section 1.5 Lost, Stolen or Destroyed Certificates. In the event any certificates representing Company Ordinary Shares (“Certificate”) shall have been lost, stolen or destroyed, Acquiror or its paying agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the consideration to which the holder thereof is entitled pursuant to this Article I (or in the event the Acquisition is effected by way of the Offer as provided in Section 1.1(b), Annex I); provided, however, that Globe, Acquiror or its paying agent may, in their reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable and customary sum as it may direct as indemnity against any claim that may be made against Acquiror, its Affiliates or its paying agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company Designated SEC Reports or as set forth in the disclosure schedule delivered by the Company to Globe prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Globe and Acquiror as follows:

Section 2.1 Organization; Standing; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company is a public company limited by shares. Each of the Company’s Subsidiaries is a corporation, limited liability company, partnership or other entity. Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except to the extent such concepts are not recognized or applicable under the laws of the jurisdiction in which any such entity is organized), (ii) has the requisite corporate, limited liability company, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, has not had a Company Material Adverse Effect. For purposes of this Agreement, “Subsidiary” when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, of which (1) such party or any other Subsidiary of such party is a general partner, manager or managing member, (2) such party or any Subsidiary of such party owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity or voting securities or interests or (3) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

(b) Charter Documents. The Company has delivered or made available to Globe, prior to the date hereof, true and correct copies of (i) the memorandum and articles of association of the Company, as amended to date (the “Company Charter Documents”) and (ii) the certificate of incorporation and bylaws, or like organizational documents, each as amended to date (collectively, the “Subsidiary Charter Documents”), of each material Subsidiary, and each such Company Charter Document or Subsidiary Charter Document is in full force and effect. The Company is not in material violation of any of the provisions of the Company Charter Documents, and each material Subsidiary of the Company is not in material violation of its respective Subsidiary Charter Documents.

(c) Minutes. The Company has made available to Globe and its Representatives true and complete copies of all minutes prepared by the Company of meetings of the shareholders, the Board and each committee of the Board, in each case, held since May 28, 2014; provided, that such minutes have been redacted to preserve attorney-client privilege or to remove material relating to (i) the consideration, negotiation and execution of this Agreement and the Acquisition and (ii) potential strategic alternatives to the Acquisition.

(d) Subsidiaries. Section 2.1(d) of the Company Disclosure Schedule lists each Subsidiary of the Company, identifying for all such Subsidiaries the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the Company. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary of the Company have been duly authorized and validly issued and are fully paid and, where applicable as a legal concept, nonassessable and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of Liens, including any restriction on the right to vote, sell or otherwise dispose of or encumber such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws. There are no issued or outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interest in any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, any Subsidiary of the Company, and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities.

(e) The Company does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person (other than the Subsidiaries of the Company).

Section 2.2 Capital Structure.

(a) Capital Stock. At the close of business on August 12, 2016 (the “Reference Date”), 42,370,037 Company Ordinary Shares were issued and outstanding. No Company Ordinary Shares are owned or held by any Subsidiary of the Company. All of the outstanding Company Ordinary Shares are, and all Company Ordinary Shares which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued and fully paid and not subject to any preemptive rights.

(b) Company Restricted Shares and Company Restricted Share Units. As of the close of business on the Reference Date, there are no Company Restricted Shares outstanding. As of the close of business on the Reference Date, 2,370,662 Company Restricted Share Units have been granted by the Company and remain outstanding and subject to future vesting. Section 2.2(b) of the Company Disclosure Schedule sets forth, as of the Reference Date, a complete and accurate list of the date of grant, vesting date, expiration date, if applicable, base price, and holder of each such Company Restricted Share Unit. There are no commitments or agreements to which the Company is bound obligating the Company to waive its right of repurchase or forfeiture with respect to any Company Restricted Share Unit as a result of the Acquisition (whether alone or upon the occurrence of any additional or subsequent events). For purposes of this Agreement, “Company Restricted Shares” shall mean Company Ordinary Shares that are unvested or subject to a Contract pursuant to which the Company has the right or obligation to repurchase, redeem or otherwise reacquire such Company Ordinary Shares, including by forfeiture, and “Company Restricted Share Units” shall mean all restricted share units and rights to receive Company Ordinary Shares or an amount in cash measured by the value of a number of Company Ordinary Shares.

(c) Stock Options. As of the close of business on the Reference Date: (i) 4,373,720 Company Ordinary Shares were subject to issuance pursuant to outstanding Company Options (as defined below) to purchase Company Ordinary Shares under the applicable Company Share Plans (as defined below) (outstanding options to purchase Company Ordinary Shares granted under or pursuant to the Company Share Plans, are referred to in this Agreement as “Company Options”), 1,344,033 of the shares subject to Company Options were vested and

3,029,687 of the shares subject to Company Options were unvested, and (ii) 3,255,923 Company Ordinary Shares are reserved for future issuance under the Company Share Plans. Section 2.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list of (x) all stock option plans or any other plan adopted by the Company that provides for the issuance of equity to any Person (the “Company Share Plans”) and (y) as of the Reference Date, the number of shares of Company Ordinary Shares subject to outstanding Company Options and the date of grant, vesting date, expiration date, exercise price or base price and holder of each such Company Option. The Company has made available to Globe complete and accurate copies of all Company Share Plans and the forms of all award agreements evidencing outstanding awards under such Company Share Plans. As of the Reference Date, Company Options and Company Restricted Share Units are the only type of awards outstanding which have been granted pursuant to the Company Share Plans and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights or equity based awards (whether payable in cash, shares or otherwise) with respect to the Company other than awards under the Company Options and Company Restricted Share Units.

(d) Other Securities. Except for the Company Ordinary Shares, Company Restricted Share Units and Company Options described in Section 2.2(a), (b) and (c), and as otherwise specifically set forth on Section 2.2(d) of the Company Disclosure Schedule, as of the Reference Date, there are no issued or outstanding (i) shares of capital stock or other voting securities of or other ownership interest in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in the Company, (iii) warrants, calls, options or other rights to acquire from the Company or any Subsidiary of the Company, or other obligations, understandings or arrangements of the Company (including under any agreement for acquisition of shares or equity interests of any Person or assets) to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock, other voting securities or securities convertible into or exchangeable for, capital stock or other voting securities of or other ownership interest in the Company or any Subsidiary of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company, and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities. All outstanding Company Ordinary Shares, all outstanding Company Options, all outstanding Company Restricted Share Units, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in material compliance with (1) all applicable securities laws and all other applicable Legal Requirements and (2) all requirements set forth in applicable Contracts. Except for shares subject to Company Restricted Share Units, as of the Reference Date, there are not any outstanding Contracts of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (B) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any voting agreements, irrevocable proxies, voting trusts, registration rights agreements or other voting arrangements with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. For purposes of this Agreement, “Legal Requirements” or “Laws” shall mean any U.S. or Singapore federal, state and local and municipal or non-U.S. and non-Singapore law, statute, constitution, ordinance, code, or published order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(e) No Changes. Between the Reference Date and the date of this Agreement, there has been no change in (i) the outstanding share capital of the Company, (ii) the number of Company Options outstanding, (iii) the number of Company Restricted Shares outstanding, (iv) the number of shares subject to Company Restricted Share Units or (v) the number of other options, warrants or other rights to purchase Company Ordinary Shares, other than pursuant to the exercise, vesting or settlement of Company Options or Company Restricted Share Units outstanding as of the Reference Date, including the issuance of the Company Ordinary Shares in respect thereof pursuant to the Company Share Plans, pursuant to the terms of such awards as in effect on the Reference Date.

Section 2.3 Authority; Non-Contravention; Necessary Consents.

(a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to Company Shareholder Approval, to perform its obligations hereunder and to consummate the Acquisition and the other transactions hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate and other action on the part of the Company and no other corporate or other proceedings on the part of the Company, and no shareholder votes, are necessary to authorize the execution and delivery of this Agreement or to consummate the Acquisition and the other transactions contemplated hereby, other than the approval of the Scheme of Arrangement by the affirmative vote of a majority in number representing not less than seventy-five percent (75%) in value of the holders of Company Ordinary Shares, which are entitled to one (1) vote per share, present or represented and entitled to vote at the general meeting of the Company on a poll on the Scheme of Arrangement being the only vote of the holders of any class or series of Company Ordinary Shares or other securities necessary to approve the Scheme of Arrangement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by Globe and Acquiror, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (clauses (i) and (ii), the “Bankruptcy and Equity Exception”).

(b) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and consummation of the Acquisition and the other transactions contemplated by this Agreement by the Company (with or without notice or lapse of time, or both) will not: (i) conflict with or violate any provision of any of the Company Charter Documents or any Subsidiary Charter Documents, (ii) subject to the approvals contemplated in Section 5.3 and compliance with the requirements set forth in or disclosed pursuant to Section 2.3(a) and Section 2.3(c), conflict with or violate any material Legal Requirement applicable to any of the Company or its Subsidiaries or by which any of the Company or its Subsidiaries or any of their respective properties or assets is bound or affected and (iii) subject to providing the notices and obtaining the consents set forth in Section 2.3(b) of the Company Disclosure Schedule, result in any material breach of or constitute a material default (or an event that would, with notice or lapse of time or both, become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever (collectively, “Liens”), other than a Permitted Lien, on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any material agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking (each, a “Contract”) (to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties is bound or affected).

(c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental entity or instrumentality, foreign or domestic, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental function (a “Governmental Entity”) is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition and the other transactions contemplated hereby, except for (i) the filing of the Scheme Documents with the Court, (ii) the Scheme Court Order and the lodgment of the Scheme Court Order (and such other information as may be required) with the Accounting and Corporate

Regulatory Authority of Singapore (“ACRA”) in accordance with Section 210 of the Companies Act, (iii) the filing of the Scheme Documents with the SEC in accordance with the Securities Exchange Act of 1934 as amended (the “Exchange Act”), (iv) the filing of such reports, schedules or materials under Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (v) such consents, clearances, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition (collectively, “Antitrust Laws”) of the jurisdictions set forth in Section 6.1(e) of the Company Disclosure Schedule, (vi) (A) the submission of a joint voluntary notice of the Acquisition and other transactions contemplated by this Agreement to the Committee on Foreign Investment in the United States (“CFIUS”) and any requested supplemental information pursuant to 31 C.F.R. Part 800 and 50 U.S.C. App. § 2170, as amended by the Foreign Investment and Security Act of 2007 (“FINSA”) and (B) the CFIUS Approval, and (vii) such other consents, clearances, approvals, orders, authorizations, registrations, declarations and filings with respect to any Governmental Entity the failure of which to obtain would not have a Company Material Adverse Effect. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in clauses (i) through (vii) above are referred to herein as the “Company Necessary Consents”, and together with Acquiror Necessary Consents, the “Necessary Consents.”

Section 2.4 SEC Filings; Financial Statements.

(a) SEC Filings. The Company has filed or otherwise transmitted all required registration statements, prospectuses, certifications, reports, schedules, forms, statements and other documents (including all exhibits and all other information incorporated by reference, amendments and supplements thereto) required to be filed by it with the SEC since May 28, 2014. The Company has made available to Globe all such registration statements, prospectuses, certifications, reports, schedules, forms, statements and other documents in the form filed with the SEC that are not publicly available through the SEC’s EDGAR database. All such required registration statements, prospectuses, certifications, reports, schedules, forms, statements and other documents are referred to herein as the “Company SEC Reports”. As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. All Company SEC Reports (i) were filed on a timely basis, (ii) at the time filed, were prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is required to file any form, report, registration statement, prospectus or other document with the SEC. The Company has heretofore made available to Globe correct and complete copies of all material correspondence with the SEC that is not publicly available through the SEC’s EDGAR database. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports or the SIC with respect to the Waiver.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (as amended) (the “Company Financials”), as of their respective dates: (i) complied, in all material respects, with the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor forms under the Exchange Act), and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations, cash flows and shareholders’ equity for the periods indicated. The balance sheet of the Company as of December 31, 2015, contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Neither Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) where the result, purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Report.

(c) No Undisclosed Liabilities. Except (i) to the extent disclosed, reflected or reserved against in the Company Balance Sheet, or the notes thereto, (ii) for current liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, or (iii) as expressly contemplated by this Agreement, there are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether known, unknown, accrued, contingent, absolute, determined or otherwise, that have a Company Material Adverse Effect.

(d) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting, as such terms are defined in, and as required by, Rules 13a-15 and 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC. The Company and its Subsidiaries, taken as a whole, have established and maintain a system of internal control over financial reporting, which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Company Financials) for external purposes in accordance with GAAP. Since the date of the Company’s most recent periodic report filed with the SEC prior to the date of this Agreement, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board (A) any known significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company and its Subsidiaries, (B) any known fraud, whether or not material, that involves the Company’s management or other Company Employees, or (C) any known claim or allegation regarding any of the foregoing.

(e) Sarbanes-Oxley Act; NASDAQ. The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of The NASDAQ Global Select Market (“NASDAQ”).

Section 2.5 Absence of Certain Changes or Events. Since December 31, 2015, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and, since such date, there has not (a) occurred any Company Material Adverse Effect; or (b) been any other action taken that, if taken during the period from the date of this Agreement through the Closing Date or the Acceptance Time, as applicable, would have required the consent of Globe pursuant to Section 4.1(b) of this Agreement.

Section 2.6 Taxes.

(a) Definitions. For the purposes of this Agreement:

(i) “Tax” or, collectively, “Taxes,” shall mean any and all taxes, charges, duties, fees, levies or other similar governmental charges, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return, together with all estimated taxes, deficiency assessments, interest, penalties and additions imposed with respect to such amounts, and shall include any liability for such amounts as a result of being a transferee or successor under Law or a member of a combined, consolidated, unitary or affiliated group.

(ii) “Tax Returns” shall mean any and all reports, returns, declarations or statements relating to Taxes filed or required to be filed with any Governmental Entity.

(b) The Company and each of its Subsidiaries has properly filed on a timely basis with the appropriate taxing authorities all material Tax Returns that they were required to file, and all such Tax Returns are true, correct and complete in all material respects.

(c) Each of the Company and its Subsidiaries has paid on a timely basis all material Taxes and Tax liabilities that were due and payable by or with respect to the income, assets or operations of the Company and each of its Subsidiaries, as applicable.

(d) The most recent financial statements contained in the Company SEC Reports filed prior to the date hereof reflect an adequate accrual or reserve (in accordance with GAAP) for all material Taxes incurred but not yet due and payable by the Company and its Subsidiaries through the date of such financial statements, and the unpaid Taxes of the Company and each of its Subsidiaries for all tax periods commencing after the date of such financial statements have been properly accrued on the books and records of the Company and each of its Subsidiaries.

(e) No material deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of the Company, proposed, against the Company or any of its Subsidiaries that has not been paid or otherwise settled, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax, which waiver or extension remains in effect. Neither the Company nor any of its Subsidiaries is currently the subject of an audit or other examination of Taxes (and no such audit is pending or contemplated to the Knowledge of the Company) or is presently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

(f) No written claim has been made since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may by subject to taxation by that jurisdiction.

(g) The Company and each of its Subsidiaries have timely paid or withheld with respect to their employees (and paid over any amounts withheld to the appropriate Taxing authority to the extent due) all material Taxes required to be paid or withheld.

(h) There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement, covering any employee, consultant or director of the Company or any of its Subsidiaries, which, individually or collectively, would reasonably be expected to give rise to the payment of an amount that would not be deductible as a result of the application of Sections 404 or 162(m) of the Code.

(i) There are no Tax indemnity, Tax sharing, Tax allocation or similar agreements in effect as between the Company and any of its Subsidiaries, on the one hand, and any other party, on the other hand, under which the Company could be liable for any material Taxes of any third party (other than commercial business agreements, the principal purpose of which is not the allocation of Taxes).

Section 2.7 Intellectual Property.

(a) Definitions. For the purposes of this Agreement, the following terms have the following meanings:

(i) “Company IP” shall mean any Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries.

(ii) “Company IT Systems” shall mean any and all software, hardware, servers, systems, sites, circuits, networks, data communications lines, routers, hubs, switches, interfaces, websites, platforms, and other computer, telecommunications and information technology assets and equipment, and all associated documentation, in each case, owned or used by the Company or any of its Subsidiaries or held for use in the conduct of any of their businesses.

(iii) “Company Products” shall mean all products or service offerings of the Company that have been marketed, sold, licensed, offered or distributed by the Company or its Subsidiaries since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, or that the Company or any of its Subsidiaries currently intends to market, sell, license, offer or distribute. For the avoidance of doubt, “Company Products” do not include any products or service offerings that are not fully developed as of the date of this Agreement or for which the Company and its Subsidiaries has not sold, offered for sale, or commercialized as of the date of this Agreement.

(iv) “Intellectual Property” shall mean any or all United States, international and foreign intellectual property rights, including all of the following and all rights in, arising out of, or associated therewith: (A) all patents and applications therefor and all reissues, divisions, renewals, reexaminations, substitutions, extensions, provisionals, continuations and continuations-in-part thereof; (B) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, works of authorship, and customer data and all documentation necessary to any of the foregoing; (C) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (E) domain name registrations, uniform resource locators and other names and locators associated with the Internet, (F) all rights in computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (G) all rights in industrial designs and any registrations and applications therefor throughout the world; (H) all rights in trade names, trade dress, brand names, slogans, logos, trademarks and service marks and registrations and applications for any of the foregoing throughout the world; (I) all rights in data, databases and data collections and all rights therein throughout the world; (J) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (K) any similar or equivalent rights to any of the foregoing anywhere in the world.

(b) Intellectual Property; Proceedings. Section 2.7(b) of the Company Disclosure Schedule contains a complete and accurate list of (i) all patents, registrations of Intellectual Property and pending applications, that, in each case, constitute the Company IP and (ii) all claims, suits, proceedings or actions before any Government Entity, but excluding prosecution of intellectual property applications related thereto. All issued patents and registrations of Intellectual Property included in the Company IP listed on Section 2.7(b) of the Company Disclosure Schedule (or required to be listed on Section 2.7(b) of the Company Disclosure Schedule) are subsisting and, to the Knowledge of the Company, valid and enforceable as of the date of this Agreement.

(c) Ownership. The Company or one of its Subsidiaries is the exclusive owner of each item of Company IP listed on Section 2.7(b) of the Company Disclosure Schedule and exclusively owns each other item of Company IP, in each case, free and clear of any Liens, other than Permitted Liens, and has the valid and continuing right to use all other Intellectual Property used in or necessary for (i) the operation of their businesses in the manner in which such Intellectual Property is currently used in the operation of their businesses, and

(ii) the commercialization of all Company Products, and, in each case, any such rights will not be adversely affected by the consummation of the transactions contemplated hereby other than as would not have a Company Material Adverse Effect; provided, however, that the preceding clauses (i) and (ii) shall not be deemed to be a representation or warranty that such operation of the businesses or that the commercialization of any Company Product does not infringe the Intellectual Property of any other Person, which representations and warranties are the subject of Section 2.7(d). No Company IP or any of the Company’s rights in any Company Product is subject to any legal proceeding or outstanding legal decree, order, judgment or stipulation restricting the use, transfer or licensing thereof by the Company or any of its Subsidiaries and each Person (including current and former employees and contractors) that has created, developed or contributed to any material Company IP has executed a valid, present assignment of all of such Person’s right, title and interest therein to the Company or one of its Subsidiaries, or all such right, title and interest is vested in the Company or a Subsidiary as a matter of law.

(d) Non-Infringement. (i) The Company and its Subsidiaries, since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, in the operation of their businesses, including the design, development, manufacture, use, import, sale and licensing of Company Products, have not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third Person nor constituted unfair competition or trade practices under applicable Laws in any material respect; (ii) to the Knowledge of the Company, no Person is infringing, violating or misappropriating in any material respect any of the Company IP; and (iii) there are no claims, suits, proceedings or actions pending or, to the Knowledge of the Company, threatened against or by the Company or any of its Subsidiaries (including written invitations to license), as applicable, alleging the foregoing clauses (i) or (ii), respectively.

(e) Intellectual Property Contracts.

(i) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in: (A) the material breach, modification, cancellation, termination or suspension of any Material Contract relating to IP to which the Company or any of its Subsidiaries is a party; (B) the Company (or any of its Subsidiaries) or Globe or Acquiror (or any of their Affiliates) (1) granting to any third Persons any rights, licenses, covenants not to sue, or access to (or the release from escrow of) any Intellectual Property owned by, or licensed to, any of them (including any Company IP or any software covered by Company IP); (2) being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses; or (3) being obligated to pay any material royalties or other material amounts, or offer any material discounts, to any third party in excess of those payable by, or required to be offered by, any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

(ii) Neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.

(f) Trade Secret Protection; Privacy. The Company and each of its Subsidiaries have taken commercially reasonable steps to protect the secrecy of any material trade secrets and other confidential information of the Company or any of its Subsidiaries (or provided thereto under an obligation of confidentiality). The Company and its Subsidiaries are (and the consummation of the transactions contemplated hereby will be) in compliance in all material respects with all applicable Laws relating to privacy, data protection, anti-spam, and personally identifiable information and the Company’s and its Subsidiaries’ applicable privacy policies.

(g) Company IT Systems. The Company IT Systems (i) constitute all information technology assets necessary to conduct the businesses of the Company and its Subsidiaries in the manner in which their businesses are currently conducted in all material respects; and (ii) are in all material respects adequate for existing needs and operations of the Company and its Subsidiaries.

Section 2.8 Compliance; Permits.

(a) Compliance. The Company and its Subsidiaries are, and since May 28, 2014, have been, in compliance in all material respects with all applicable Laws. No material investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened against the Company or any of its Subsidiaries.

(b) Permits. The Company and its Subsidiaries hold, and since May 28, 2014, have held, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, exceptions, permissions, qualifications, registrations, orders and approvals from Governmental Entities (“Permits”) that are required for, or are used in, the operation of the business of the Company and its Subsidiaries as currently conducted, other than Permits the absence of which would not have a Company Material Adverse Effect (collectively, “Company Permits” other than Company Environmental Permits, which are covered exclusively under Section 2.14). No suspension, cancellation, failure to renew, revocation or modification of any Company Permits is pending or, to the Knowledge of the Company, has been threatened. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where such non-compliance has not had a Company Material Adverse Effect.

(c) Certain Business Practices.

(i) Since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, (x) none of the Company or any its Subsidiaries has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the U.K. Bribery Act 2010, or any other applicable anticorruption Laws, regulations or conventions to which the Company or any of its Subsidiaries is subject, including all laws enacted to implement the United Nations Convention Against Corruption (collectively, “Anticorruption Laws”), and (y) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees, representatives, distributors, consultants or agents acting directly for or on behalf of the Company or its Subsidiaries has, in the course of his, her or its actions for, or on behalf of, the Company or its Subsidiaries, (1) made, offered, promised or authorized any illegal contributions, gifts, entertainment or payments of other expenses or any other thing of value, in each case from corporate funds, related to political activity, (2) made, offered, promised or authorized, directly or indirectly, the giving of anything of value, to any foreign or domestic government official or to any foreign or domestic political party or campaign (collectively, “Government Officials”) for the purpose of (A) influencing any act or decision of such person in their capacity as a Government Official; (B) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; (C) securing any undue or improper advantage; or (D) inducing a Government Official to influence or affect any act or decision of any other Government Official or Governmental Entity, (3) made, offered, promised, authorized, solicited, accepted or received anything of value to or from a customer or an officer, director or employee of a customer or vendor to secure any improper or undue advantage, in each case with respect to clauses (1) through (3) in a manner that violated in any material respect any Anticorruption Laws.

(ii) None of the Company’s directors, officers or employees, or, to the Knowledge of the Company, representatives, distributors, consultants or agents acting directly for or on behalf of the Company is currently a Denied Party or is located, organized or resident in Iran, Cuba, Syria, Sudan or North Korea.

(iii) At no time since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, has the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their directors, officers, employees, representatives, distributors, consultants or agents acting directly for or on their behalf violated Sanctions Laws and Regulations.

(iv) At no time since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, has the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their directors, officers, employees, representatives, distributors, consultants or agents knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is a Denied Party, nor is the Company or any its Subsidiaries currently engaged in any such activities.

(v) Since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, the operations of the Company and its Subsidiaries have been conducted at all times in compliance, in all material respects, with the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the U.K. Proceeds of Crime Act, and all similar money laundering-related laws of other jurisdictions where the Company and its Subsidiaries conduct business or own assets, and any related or similar Law issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”).

(vi) Since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, the Company and its Subsidiaries have maintained (A) in all material respects, complete and accurate books and records, including records of payments to any agents, distributors, consultants, representatives, third parties and Government Officials in accordance with generally accepted accounting principles and (B) adequate internal financial controls and policies and procedures designed to prevent violations of the applicable Anticorruption Laws, Money Laundering Laws, or Sanctions Laws and Regulations.

(vii) Since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, none of the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with the applicable Anticorruption Laws, Money Laundering Laws, or Sanctions Laws and Regulations.

(viii) “Sanctions Laws and Regulations” shall mean (A) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, all as amended, or regulations of the US Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control law or regulation applicable to U.S.-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (B) any U.S. sanctions related to or administered by the Department of State and (C) any sanctions measures or embargos imposed by the United Nations Security Council, Her Majesty’s Treasury, the European Union or other relevant sanctions authority.

(ix) “Denied Party” shall mean any individual, entity, or sector subject to any form of economic sanctions or trade restrictions pursuant to any Sanctions Laws and Regulations.

Section 2.9 Litigation. (a) There are no claims, suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, Governmental Entity, or any arbitrator; and (b) neither the Company nor any of its Subsidiaries or any of their respective material properties is or are subject to any judgment, injunction, order or decree which, in the case of clauses (a) and (b), (x) seeks either damages in excess of $200,000 or equitable relief, or (y) would be reasonably expected to have the effect of preventing, enjoining, altering or delaying the transactions contemplated by this Agreement.

Section 2.10 Brokers’ and Finders’ Fees. No broker, investment banker, financial advisor or other Person (other than Barclays Capital, Inc. (“Barclays”) and the Independent Financial Advisor) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries. The Company has heretofore made available to Globe correct and complete copies of the Company’s engagement letters with Barclays and the Independent Financial Advisor, and such letters describe all fees payable to Barclays and the Independent Financial Advisor in connection with the transactions contemplated hereby and all Contracts under which any such fees or any expenses are payable and all indemnification and other Contracts with Barclays and the Independent Financial Advisor entered into in connection with the transactions contemplated by this Agreement.

Section 2.11 Transactions with Affiliates. Since May 28, 2014, no material relationship has existed, nor are there any currently proposed material relationships, between the Company or any of its Subsidiaries, on the one hand, and any executive officer, director or Affiliate (other than any Subsidiary of the Company) of the Company, on the other hand, or that is or was required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Reports, which is not described in Company SEC Reports.

Section 2.12 Employee Benefit Plans and Labor Matters.

(a) Definitions.

(i) “Company Benefit Plan” shall mean each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA), and any other plan, program, policy, practice, contract, agreement or other arrangement providing for employment, consulting, compensation, incentive, bonus, severance, change of control pay or benefits, termination pay or benefits, deferred compensation, performance awards, paid time off, sick, equity or equity-related awards, pension benefits, retirement or supplemental retirement benefits, insurance, medical or welfare benefits, or fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, in each case which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of one or more Company Employees, or with respect to which the Company or any ERISA Affiliate has or is reasonably likely to have any material liability or obligation.

(ii) “Company Employee” shall mean any current or former or retired employee or director of the Company or any ERISA Affiliate; provided, that references to former or retired persons only include those with respect to which the Company has or is reasonably likely to have any post-Effective Time liability or obligation.

(iii) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

(iv) “ERISA Affiliate” shall mean each Subsidiary of the Company and any other Person or entity under common control (whether or not incorporated) with the Company or any of its Subsidiaries within the meaning of Sections 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

(b) Schedule. Section 2.12(b) of the Company Disclosure Schedule contains an accurate and complete list of each material Company Benefit Plan. Neither the Company nor any ERISA Affiliate has any plan or commitment to establish, adopt or enter into any new Company Benefit Plan or to modify any Company Benefit Plan (except to the extent required by Legal Requirements or to conform any such Company Benefit Plan to any applicable Legal Requirements, or as required by this Agreement).

(c) Documents. The Company has provided or made available to Globe correct and complete copies of: (i) all documents embodying each Company Benefit Plan required to be disclosed pursuant to Section 2.12(b) including all amendments thereto and all related trust documents, group annuity contracts and group insurance contracts (and a written description of any Company Benefit Plan that is not set forth in a written document); (ii) the most recent annual actuarial valuations, if any, prepared for each such Company Benefit Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each such Company Benefit Plan; (iv) if any such Company Benefit Plan is funded, the most recent annual and periodic accounting of Company Benefit Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, with respect to each such Company Benefit Plan; (vi) all Internal Revenue Service

(“IRS”) determination, opinion, notification and advisory letters; (vii) all correspondence to or from any governmental agency relating to any such Company Benefit Plan; and (viii) the three (3) most recent plan years’ discrimination tests for each such Company Benefit Plan for which such tests are required.

(d) Benefit Plan Compliance.

(i) With respect to each Company Benefit Plan, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its ERISA Affiliates would be subject to any liability material to the Company and its Subsidiaries, taken as a whole, under the terms of the Company Benefit Plan, ERISA, the Code or any other applicable Legal Requirement.

(ii) Each Company Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and all other applicable Legal Requirements and the terms of any applicable collective bargaining agreements. Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances that could reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan. Except as required by Legal Requirements, no condition exists that would prevent the Company, Globe or Acquiror from terminating or amending any Company Benefit Plan at any time for any reason without material liability to the Company and its ERISA Affiliates, taken as a whole (other than ordinary administration expenses or routine claims for benefits).

(iii) There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine claims for benefits), and no action, legal or otherwise, has been commenced or, to the Knowledge of the Company, is threatened or reasonably anticipated (other than routine claims for benefits), with respect to any claim, which would reasonably be expected to result in material liability to the Company and its ERISA Affiliates, taken as a whole.

(e) Plan Funding. With respect to the Company Benefit Plans, there are no material benefit obligations for which required contributions have not been made or accrued to the extent required by GAAP or applicable Legal Requirements and there are no material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Company. The assets of each Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

(f) Pension and Funded Welfare Plans. Neither the Company nor any ERISA Affiliate of the Company has ever maintained, established, sponsored, participated in or contributed to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), “multiple employer plan” as defined in ERISA or the Code, “funded welfare plan” within the meaning of Section 419 of the Code or a “multiple employer welfare arrangement,” as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA). (i) No Company Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such plan; (ii) no Company Benefit Plan subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 302 or 304 of ERISA; and (iii) no Company Benefit Plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA. No Company Benefit Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or provides health benefits that are not fully insured through an insurance contract.

(g) Continuation Coverage. No Company Benefit Plan provides post-termination or retiree welfare benefits (whether or not insured) with respect to any Person for any reason other than coverage mandated by applicable Legal Requirements, and neither the Company nor any ERISA Affiliate has any obligation to provide such benefits.

(h) Effect of Acquisition. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan which will (i) entitle any Company Employee to severance pay or any increase in severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Company Employee, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, (iv) otherwise give rise to any liability under any Company Benefit Plan, or (v) limit or restrict the right to merge, amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time or Offer Closing, as applicable. No payment or benefit which will or may be made in connection with the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) by the Company or any ERISA Affiliate will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliate is a party or by which it or its successor is bound to compensate any Company Employee for excise taxes paid pursuant to Section 4999 of the Code or otherwise.

(i) Labor. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, trade union agreement, works council agreement, employee representative agreement or union contract, other than national or industry-wide agreements, with respect to any Company Employees, and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement there are no activities or proceedings of any labor union to organize any Company Employees. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened or reasonably anticipated which would reasonably be expected to materially interfere with the business activities of the Company and its Subsidiaries, taken as a whole. The Company is not required to obtain any opinion or consent from any works council or other employee representative in connection with the execution of this Agreement or any transaction contemplated hereby. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would reasonably be expected to result, individually or in the aggregate, in any material liability to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

(j) Employment Matters. The Company is in compliance in all material respects with all applicable Legal Requirements respecting labor, employment, employment practices, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health, immigration, affirmative action, employee data privacy, plant closings and wages and hours. The Company is not in receipt of any written notice of any claim, and, to the Knowledge of the Company, no such claim is threatened or reasonably anticipated, that any classification by the Company of any Person as an employee or an independent contractor or as exempt from overtime pay violates a Legal Requirement, except where such claim would not be material to the Company and its Subsidiaries, taken as a whole. All payments due from the Company and any of its Subsidiaries on account of any wages or other compensation, and employee health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company or its Subsidiaries. To the Knowledge of the Company, no senior executive or other key employee of the Company or any of its Subsidiaries is party to any confidentiality, non-competition, non-solicitation, proprietary rights or other such agreement that would materially restrict the performance of such Person’s employment duties with the Company or its Subsidiaries or the ability of the Company and/or any of its Subsidiaries to conduct its or their business.

(k) International Employee Matters.

(i) With respect to each Company Benefit Plan that is maintained outside the jurisdiction of the United States or primarily covers Company Employees residing or working outside the United States (a “Company International Plan”), (A) the Company International Plan has been established, maintained and administered in all material respects in compliance with its terms and all applicable Legal Requirements, and (B) with respect to any such Company International Plan that is intended to be eligible to receive favorable tax treatment under the Legal Requirements applying to such Company International Plan, all requirements necessary to obtain such favorable tax treatment have been satisfied.

(ii) There is no term of employment for any senior executive or other key employee residing or working outside the United States providing that the consummation of the transactions contemplated by this Agreement shall entitle such senior executive or other key employee (A) to treat the change of control as a breach of any contract, (B) to any payment, benefit or change of terms of employment (whether or not conditioned upon the occurrence of any other event) or (C) to treat himself or herself as redundant or released from any obligation to his or her employer.

Section 2.13 Title to Properties.

(a) Leases. Section 2.13(a) of the Company Disclosure Schedule sets forth a list of all leases or other agreements for the occupancy of real property that are material to the business and operations of the Company and its Subsidiaries (“Company Leased Property”), to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement and all amendments, guaranties and modifications thereof, including the address of the applicable leased real property (each, a “Company Lease”). The Company has made available to Globe a true and complete copy of leases for all Company Leased Property. All Company Leases are valid and in full force and effect against the Company or any Subsidiary of the Company party thereto and (i) are enforceable in accordance with their respective terms in all material respects against the Company or the applicable Subsidiary thereof and, to the Knowledge of the Company, each other party subject to such Company Lease, subject to the Bankruptcy and Equity Exception, and (ii) none of the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any other party, is in material default under any Company Lease and no written notices of material default under any such Company Lease have been sent or received by any of the Company or any of its Subsidiaries, except for any notice or default that has not had a Company Material Adverse Effect.

(b) Properties. Section 2.13(b) of the Company Disclosure Schedule sets forth a list of all material real property owned by the Company or any of its Subsidiaries (the “Company Owned Property” and collectively with Company Leased Property, the “Company Real Property”). There are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the Company or any of its Subsidiaries) the right of use or occupancy of any portion of the Company Real Property. To the Knowledge of the Company, there are no outstanding options or rights of first refusal to purchase the Company Real Property or any portion thereof or the Company’s or any Subsidiary’s interest therein, and neither the Company nor any Subsidiary has granted any party an such options or rights.

(c) Valid Title. The Company and each of its Subsidiaries owns and has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business except where failure to have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, such property has not had a Company Material Adverse Effect. Except as had not had a Company Material Adverse Effect, all of such properties and assets are held by the Company or its Subsidiaries free and clear of any Liens, except for (i) Liens imposed by law in respect of obligations not yet due or delinquent which are owed in respect of Taxes, (ii) with respect to real property (1) zoning, building codes and other state and federal land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any

Governmental Entity having jurisdiction over such real property; (2) restrictions, covenants, conditions, limitations, rights, rights of way, easements, encumbrances, encroachments, reservations, agreements, options, imperfections or irregularities of title, and other matters that are of public record or that would be shown by an accurate and current title report or other similar report, but excluding restrictions, covenants, conditions, limitations, rights, rights of way, easements, encumbrances, encroachments, reservations, agreements, options, imperfections or irregularities of title, and other matters that are of public record that have had a Company Material Adverse Effect; and (3) any conditions, easements, encumbrances, encroachments or other matters that would be shown or disclosed by a current and accurate survey or physical inspection, but excluding conditions, easements, encumbrances, encroachments or other matters that do not or would not, individually or in the aggregate, reasonably be expected to impair in any material respect the use or occupancy of such real property, (iii) mortgages, or deeds of trust, security interests or other encumbrances on title set forth on Section 2.13(c) of the Company Disclosure Schedule, (iv) Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, (v) statutory or common law landlords’, mechanics’, carriers’, workmen’s, repairmen’s or other like Liens, (vi) matters, exclusions, limitations, obligations, conditions, exceptions, and disclaimers, if any, reflected in any Company Lease or (vii) Liens upon the underlying fee interest of the Company Leased Property (items referred to in clauses (i) through (vii), “Permitted Liens”).

Section 2.14 Environmental Matters.

(a) For purposes of this Agreement, the following terms have the meanings provided below.

(i) “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials).

(ii) “Environment” shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata, or indoor or outdoor air.

(iii) “Environmental Law” shall mean any Legal Requirement or Permit relating to the Environment, occupational health and safety, or exposure of persons or property to Hazardous Materials, including any statute, regulation, administrative decision or order pertaining to: (A) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Hazardous Materials or documentation related to the foregoing; (B) air or water pollution; (C) groundwater or soil contamination; (D) the Release or threatened Release into the Environment, the workplace or other areas of Hazardous Materials; (E) transfer of interests in, or control of, real property which may be contaminated; (F) right to know disclosures with respect to Hazardous Materials; (G) the protection of wildlife, marine life, wetlands or endangered and threatened species; (H) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; or (I) the health and safety of employees and other persons.

(iv) “Hazardous Material” shall mean any substance, emission or waste that has been designated by any Governmental Entity or by or pursuant to any applicable Environmental Law as radioactive, toxic, hazardous, biohazardous, or as a pollutant or contaminant, including PCBs, friable asbestos, petroleum, urea-formaldehyde, oil, petroleum and petroleum products (including fractions thereof), including substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, or pursuant to analogous state Legal Requirements or regulations, but excluding office and janitorial supplies properly and safely maintained.

(b) Except as has not had a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has Released any Hazardous Material and no amount of any Hazardous Material is present as a result of any actions of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any third party or otherwise in, on or under any real property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries currently owns, operates, occupies or leases. Neither the Company nor any Subsidiary has any liabilities or obligations arising from the Release by the Company or any of its Subsidiaries of any Hazardous Materials into the Environment, except for such liabilities or obligations as have not had a Company Material Adverse Effect.

(c) Except as has not had a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with, and have at all times since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, complied with, applicable Environmental Laws.

(d) The Company and its Subsidiaries hold all Permits that are required by Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted, except for such Permits the absence of which has not had a Company Material Adverse Effect (the “Company Environmental Permits”). No suspension or cancellation of any of the Company Environmental Permits is pending or, to the Knowledge of the Company, threatened. Except for such noncompliance which is not expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms of the Company Environmental Permits.

(e) Except as has not had a Company Material Adverse Effect, no civil or criminal litigation, action, order, written notice of violation or claim or, to the Knowledge of the Company, investigation, inquiry, information request or proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries arising out of Environmental Laws.

(f) Except as has not had a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has entered into any written agreement that requires it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Environmental Laws.

(g) The Company and its Subsidiaries are in compliance in all material respects with the European Directive 2002/96/EC on waste electrical and electronic equipment and European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment, and their respective implementing Legal Requirements.

(h) The Company and its Subsidiaries have made available to Globe all environmental site assessments and audit reports prepared since May 28, 2014 and, to the Knowledge of the Company, since January 1, 2013, and in their possession, custody or control relating to premises currently or previously owned or operated by the Company or any Subsidiary.

(i) Except as has not had a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have any liability or obligation arising under any Environmental Law, whether arising under theories of contract, tort, negligence, successor or enterprise liability, strict liability, or other legal or equitable theory, including arising as a result of (i) any failure to comply with applicable Environmental Laws or (ii) the presence, Release or threatened Release of, or exposure of persons or property to, Hazardous Materials (collectively, “Environmental Matters”).

(j) To the Knowledge of the Company, no underground storage tanks are present in, on or under any real property, including the land and improvements thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

(k) This Section 2.14 shall contain the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to all matters arising under or relating to Environmental Laws or Hazardous Materials.

Section 2.15 Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean (other than any Company Benefit Plan, which is the subject of Section 2.12):

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or its Subsidiaries;

(ii) any severance or consulting Contract or any written employment agreement providing for a guaranteed minimum term of employment (excluding, for this purpose, any offer letters entered into in the ordinary course of business with employees who are terminable “at will”), in each case, under which the Company or any of its Subsidiaries may have continuing obligations as of the date of this Agreement providing for future payments in excess of $100,000 in the aggregate;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership or limited liability company with another Person, in each case material to the Company or the Subsidiaries, taken as a whole (excluding any such Contracts between the Company and any of its wholly-owned Subsidiaries, or between or among wholly-owned Subsidiaries of the Company);

(iv) any Contract (A) relating to indebtedness for borrowed money incurred by the Company or any of its Subsidiaries having an outstanding principal amount in excess of $200,000, other than indebtedness between the Company and any of its wholly-owned Subsidiaries, or between or among wholly-owned Subsidiaries of the Company, (B) guaranteeing any debt securities of another Person (other than the Company or any wholly-owned Subsidiary) by the Company or any of its wholly-owned Subsidiaries in excess of $200,000, in each case other than (x) accounts receivables and trade payables incurred in the ordinary course of business and (y) loans to direct or indirect wholly-owned Subsidiaries made in the ordinary course of business, or (C) with “keep-well” or other provisions requiring the Company to maintain any financial statement condition of another Person other than wholly-owned Subsidiaries of the Company;

(v) any Contract that (A) limits the right of the Company or any of its Subsidiaries to engage in any material line of business, to make use of any material Company IP or to compete with any Person in any material line of business or geographic area, (B) contains most favored customer pricing provisions, (C) grants any exclusive rights, rights of refusal, or rights of first negotiation to any Person, (D) otherwise prohibits the Company or its Subsidiaries from selling, distributing or manufacturing any material products or services or purchasing or otherwise obtaining any material software, components, parts or subassemblies in any material respect or (E) contains any provision that restricts or purports to restrict or bind any Affiliate of the Company (other than a Subsidiary of the Company);

(vi) any Contract pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” or other similar contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $150,000;

(vii) any Contract with a Key Relationship Person;

(viii) any Contract with SunEdison, Inc. (“SUNE”) or any Subsidiary of SUNE (which, for the avoidance of doubt, shall include SMP Ltd. (“SMP”));

(ix) any collective bargaining agreement, trade union agreement, work council agreement, employee representative agreement or union contract to which the Company or any of its Subsidiaries is a party or is bound;

(x) any agreement the primary purpose of which is for the Company or any of its Subsidiaries to provide indemnification or any guaranty and under which the Company or any of its Subsidiaries has continuing obligations as of the date of this Agreement;

(xi) any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of (A) capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract and any related Contracts of $500,000 or more, or (B) any significant portion of the assets of any Person for aggregate consideration (in one or a series of transactions) under such Contract and any related Contracts of $1,000,000 or more;

(xii) any Contract governing the terms of any ownership or investments of the Company or any of its Subsidiaries in any other Person or business enterprise other than the Company’s wholly-owned Subsidiaries (other than short-term, liquid investments), or any Contract pursuant to which the Company or its Subsidiaries has any obligation or commitment (whether conditional or otherwise) to make any investment or acquire any ownership interest in any other Person or business enterprise other than the Company’s wholly-owned Subsidiaries;

(xiii) any dealer, distributor, joint marketing or development agreement under which the Company or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any agreement pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop any material Intellectual Property that will not be wholly owned by the Company or any of its Subsidiaries and which may not be terminated without penalty upon notice of ninety (90) days or less;

(xiv) any Contract for capital expenditures or the acquisition or construction of fixed assets which requires future payments under such Contract and any related Contracts in excess of $1,000,000 individually or $5,000,000 in the aggregate;

(xv) any dispute settlement agreement with continuing obligations to the Company and its Subsidiaries, taken as a whole;

(xvi) any Contract pursuant to which the Company or any of its Subsidiaries grants or is granted any material license, covenant not to assert, ownership or other interest in any Intellectual Property (other than “shrink wrap” and similar standard form or widely available commercial end-user licenses);

(xvii) any Contract that restricts the ability to issue, declare or pay dividends;

(xviii) any Contract that would reasonably be expected to prevent, materially delay or materially impede the consummation of any of the transactions contemplated by this Agreement;

(xix) any swaps, caps, collars, floors or other derivative Contracts relating to interest rates, equity securities, debt securities or commodities; or

(xx) any Contract the termination or breach of which, or the failure to obtain consent in respect of which, would individually and in and of itself reasonably be expected to have a Company Material Adverse Effect.

(b) Schedule. Section 2.15(b) of the Company Disclosure Schedule sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or is bound by as of the date of this Agreement and which are described in Section 2.15(a)(i) through Section 2.15(a)(xx) hereof.

(c) Validity. Each Company Material Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and to the Knowledge of the Company, each other party thereto, and in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except to the extent that (i) it has previously expired in accordance with its terms or (ii) the failure to be in full force and effect has not had a Company Material Adverse Effect. During the twelve (12) month period prior to the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of termination in respect of any Company Material Contract. As of the date of this Agreement, the Company has made available to Globe true, correct and complete copies of all Company Material Contracts.

(d) No Breach. The Company and/or any Subsidiary of the Company that is a party to a Company Material Contract is in compliance with all terms and requirements of each Company Material Contract, and no event has occurred that, with notice or the passage of time, or both, would constitute a breach or default by the Company or any of its Subsidiaries under any such Company Material Contract, and, to the Knowledge of the Company, no other party to any Company Material Contract is in breach or default (nor has any event occurred which, with or without notice or the passage of time, or both, would constitute such a breach or default) under any Company Material Contract, except in each case where such violation, breach, default or event of default has not had a Company Material Adverse Effect. Except as has not had a Company Material Adverse Effect, neither the Company nor, to the Knowledge of the Company, any of its Subsidiaries has received notice from any other party to a Company Material Contract that such other party intends to terminate or renegotiate in any material respects the terms of any such Company Material Contract (except in accordance with the terms thereof).

Section 2.16 Insurance. Except as has not had a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks (i) as are sufficient to comply with applicable Law or (ii) as required under any Company Material Contract and, in each case, are in accord with normal industry practice, (b) all insurance policies owned or held by the Company or any of its Subsidiaries are in full force and effect, and all premiums due on such policies have been paid by the Company or its Subsidiaries, (c) neither the Company nor any of its Subsidiaries is in breach or default under such policies, which breach or default would permit cancellation, termination or modification of any such insurance policies, and (d) as of the date of this Agreement, none of the Company or its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries in effect on the date of this Agreement. Section 2.16 of the Company Disclosure Schedule sets forth a complete and accurate list of (A) all material insurance policies which cover the Company and its Subsidiaries or their businesses, properties, assets or employees, (B) all material pending claims and all material claims made by the Company or any of its Subsidiaries with any insurance company since May 28, 2014 and (C) any instances of a denial of coverage by any insurance company since May 28, 2014.

Section 2.17 Customers. Section 2.17 of the Company Disclosure Schedule sets forth a list of (a) the fifteen (15) largest (measured by revenue) customers of the Company (each, a “Material Customer”) for the fiscal year ended December 31, 2015 and (b) the names of ten (10) Persons (other than Material Customers, directors, officers or employees of the Company or its Subsidiaries) who supply or provide services or products to the Company or its Subsidiaries, or with whom the Company or its Subsidiaries have a business relationship, in each case, that are most important to the business and operations of the Company (each such Person, a “Material Business Partner” and together with Material Customers, the “Key Relationship Persons”). Since January 1, 2015, (i) no Key Relationship Person has notified the Company or any of its Subsidiaries in writing that it intends to terminate, cancel or (other than in connection with industry-wide decreases in volume) materially curtail its business relationship with the Company and (ii) neither the Company nor any of its Subsidiaries is engaged in a dispute that is material to the Company and its Subsidiaries, taken as a whole, with any Key Relationship Person that remains ongoing.

Section 2.18 Board Approval. The Board has, by resolutions duly adopted and not subsequently rescinded or modified in any way prior to the date hereof (the “Company Board Approval”), (a) determined that this Agreement and the transactions contemplated hereby, including the Acquisition, are in the interests of, the Company, (b) adopted and approved this Agreement and the transactions contemplated hereby, including the Acquisition, the Scheme of Arrangement and the Offer; provided that, with respect to the Offer (i) the Company has consented to the Offer in accordance with Section 1.1(b) at the time at which it is made and (ii) the effectiveness of such approval shall in all events be subject to compliance with all applicable Legal Requirements (including the Singapore Code) and the terms and conditions of this Agreement, (c) recommended that the shareholders of the Company vote in favor of the adoption and approval of the Scheme of Arrangement and, if applicable, the Offer, provided that, with respect to the Offer (i) the Company has consented to the Offer in accordance with Section 1.1(b) at the time at which it is made and (ii) the effectiveness of such recommendation shall in all events be subject to Section 5.4 and compliance with all applicable Legal Requirements (including the Singapore Code) and the terms and conditions of this Agreement, and (d) subject to Section 5.3 and Section 5.4 directed that the Scheme of Arrangement be, subject to the approval of the Court, submitted to the Company’s shareholders at the Scheme Meeting.

Section 2.19 Opinion of Financial Advisor. The Board has received a written opinion from Barclays (or, if an oral opinion, to be confirmed by delivery of a written opinion promptly after the date hereof), dated as of the date of this Agreement, to the effect that, as of such date and subject to the assumptions, limitations, conditions and qualifications set forth in such opinion, the Scheme Price is fair, from a financial point of view, to the holders of Company Ordinary Shares other than the Company, Globe, Acquiror or their respective Subsidiaries (the “Fairness Opinion”). A signed copy of such opinion will be provided to Globe, solely for its informational purposes, as promptly as practicable following receipt thereof by the Company.

Section 2.20 Rights Plan. Neither the Company nor any of its Subsidiaries has in effect a shareholder rights plan or “poison pill.”

Section 2.21 Takeover Laws. Assuming the accuracy of the representations and warranties of Globe and Acquiror set forth in Article III, and assuming that the Waiver remains in effect, the Company has taken all action necessary to exempt or exclude this Agreement and the transactions contemplated hereby (except for the Offer) from any Takeover Laws, and, accordingly, no Takeover Laws apply to any such transactions.

Section 2.22 Sufficiency of Assets. All of the properties and assets, tangible or intangible, that are used to conduct the business of the Company and its Subsidiaries as presently conducted comprise in all material respects all of the assets required to operate the business of the Company and its Subsidiaries in the same manner as such operations are currently being conducted.

Section 2.23 SIC Waiver. The Company has previously made available to Globe a true and correct copy of the Waiver. As of the date hereof, the Waiver is in full force and effect and has not been withdrawn, revoked or rescinded in any respect. There are no agreements, arrangements or understandings with the SIC with respect to the transactions contemplated by this Agreement other than as expressly set forth in the Waiver.

Section 2.24 Solar-Grade Polysilicon. None of the Company or any of its Subsidiaries is party to any Contract pursuant to which the Company or any of its Subsidiaries sells any solar-grade polysilicon products.

Section 2.25 SUNE Bankruptcy Matters.

(a) The jointly administered SUNE bankruptcy cases, lead case no. 16-10992, under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “U.S. Bankruptcy Code”), currently pending before the United States Bankruptcy Court, Southern District of New York (Manhattan), in which SUNE and certain of its Affiliates are debtors and debtors in possession (the “SUNE Bankruptcy Case”), has not materially adversely affected the business and operations of the Company and its Subsidiaries as are currently being conducted.

(b) Since December 31, 2015, neither the Company nor any of its Subsidiaries have purchased any products (including any polysilicon products) from SUNE. Purchases made by the Company or any of its Subsidiaries of granular semiconductor grade polysilicon from either SUNE or any of its Affiliates have been made on the terms under and pursuant to a letter agreement dated June 23, 2015 since such date.

(c) The Company’s recording of an $86.9 million other-than-temporary asset impairment charge, for the three months ended March 31, 2016, of its investment in SMP and disclosed in the Company SEC Reports was made in accordance with GAAP and complied, in all material respects, with the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.

(d) Section 2.25 of the Company Disclosure Schedule sets forth a materially complete and accurate list of any outstanding amounts currently owed to the Company or any of its Subsidiaries by SUNE or any of its Subsidiaries.

(e) As of the date of this Agreement, neither the Company nor any of its Representatives have received written notice from SUNE that SUNE (or in the case of clause (ii) below, SUNE, its Affiliates or any other Person with standing) will (i) reject any executory contracts, unexpired leases, or licenses that exist between the Company or any of its Affiliates, on the one hand, and SUNE or any of its Affiliates, on the other hand, or (ii) prosecute any causes of action against the Company or any of its Subsidiaries.

Section 2.26 Disclosure of Information. Neither the Company nor any of its Representatives has provided or made available to any Person in connection with an Acquisition Proposal any material written Confidential Information (as such term is defined in the Confidentiality Agreement) that has not also been provided or made available to Globe, Acquiror or any of their respective Representatives.

Section 2.27 No Other Representations and Warranties. Except for the representations and warranties contained in this Article II and any certificate delivered by the Company in connection with Effective Time or the Offer Closing, neither Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Affiliates or with respect to any other information provided to Globe or Acquiror in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness of any information provided (including in any data room, management presentation, information memoranda, supplemental information or other materials) or otherwise made available with respect to the Company or its Subsidiaries as to the probable success or profitability of the Company or its Subsidiaries. The Company expressly disclaims any and all other representations and warranties, whether express or implied. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Globe or Acquiror or any other Person resulting from the distribution to Globe or Acquiror, or Globe’s or Acquiror’s use of, any such information, including any information, documents, projections, forecasts, forward-looking information or other material made available to Globe or Acquiror in certain data rooms or management presentations or otherwise in expectation of the transactions contemplated in this Agreement, except to the extent any such information is expressly included in a representation or warranty contained in this Agreement or a certificate delivered in connection with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GLOBE AND ACQUIROR

Except as set forth in the disclosure schedule delivered by Globe and Acquiror to the Company prior to the execution and delivery of this Agreement (the “Acquiror Disclosure Schedule”), Globe and Acquiror jointly and severally represent and warrant to the Company as follows:

Section 3.1 Organization; Standing and Power. Globe (a) is a corporation duly organized and validly existing under the laws of the Republic of China, (b) has the requisite corporate power and authority to carry on its business as now being conducted and (c) is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership of leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so organized and existing or so qualified would not be reasonably expected to have an Acquiror Material Adverse Effect. Acquiror (a) is a corporation duly organized and validly existing under the laws of Singapore, (b) has the requisite corporate power and authority to carry on its business as now being conducted and (c) is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership of leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so organized and existing or so qualified would not be reasonably expected to have an Acquiror Material Adverse Effect. All of the issued and outstanding capital stock of Acquiror is, and at the Effective Time will be, solely owned by Globe.

Section 3.2 Authority; Non-Contravention; Necessary Consents.

(a) Authority. Each of Globe and Acquiror has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery of this Agreement by each of Globe and Acquiror and the consummation by each of Globe and Acquiror of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate and other action on the part of each of Globe and Acquiror and no other corporate or other proceedings on the part of each of Globe and Acquiror are necessary to authorize the execution and delivery of this Agreement or to consummate the Acquisition and the other transactions contemplated hereby This Agreement has been duly executed and delivered by each of Globe and Acquiror and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Globe and Acquiror, enforceable against each of Globe and Acquiror in accordance with its terms, except that such enforceability is subject to the Bankruptcy and Equity Exception.

(b) Non-Contravention. The execution and delivery of this Agreement by each of Globe and Acquiror does not, and performance of this Agreement and consummation of the transactions contemplated by this Agreement by each of Globe and Acquiror (with or without notice or lapse of time, or both) will not: (i) conflict with or violate any provision of the organizational documents of Globe or Acquiror, (ii) subject to the approvals contemplated in Section 5.3 and compliance with the requirements set forth in or disclosed pursuant to Section 3.2(c), conflict with or violate any material Legal Requirement applicable to Globe or Acquiror or by which Globe or Acquiror or any of their properties or assets is bound or affected, and (iii) assuming the consents, approvals and authorizations specified in Section 3.2(c) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization or waiver has been satisfied, result in any breach of or constitute a default (or an event that would, with notice or lapse of time or both, become a default) under, or impair Globe’s or Acquiror’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Globe or Acquiror pursuant to any Contract (to which Globe or Acquiror is a party or by which Globe or Acquiror or any of their respective properties is bound or affected), except, in the case of clauses (ii) and (iii) above, for any such conflicts, breaches, defaults, impairments, alterations, rights of termination, amendments, acceleration or cancellation, Liens or violations that would not be reasonably expected to have an Acquiror Material Adverse Effect.

(c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person is required to be obtained or made by either Globe or Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition, and other transactions contemplated hereby, except for: (i) the filing of such reports, schedules or materials under Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (ii) such consents, clearances, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the Antitrust Laws of the jurisdictions set forth in Section 6.1(e) of the Company Disclosure Schedule, (iii) (A) the submission of a joint voluntary notice of the Acquisition and other transactions contemplated by this Agreement to CFIUS and any requested supplemental information pursuant to FINSA and (B) the CFIUS Approval, (iv) the approval of the SIC of the conditions to the Offer as set forth in ANNEX II, (v) the approval of each of the Investment Committee of the Ministry of the Economic Affairs of the Republic of China and the Central Bank of the Republic of China (collectively, the “ROC Approvals”) and (vi) such other consents, clearances, approvals, orders, authorizations, registrations, declarations and filings with respect to any Governmental Entity the failure of which to obtain would not would not be reasonably expected to have an Acquiror Material Adverse Effect. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in clauses (i) through (v) above are referred to herein as the “Acquiror Necessary Consents.”

(d) Board Approval. The board of directors of Globe has, by resolutions duly adopted and not subsequently rescinded or modified in any way prior to the date hereof, (a) determined that this Agreement and the transactions contemplated hereby, including the Acquisition, are advisable, fair to, and in the best interests of, Globe and its shareholders and (b) adopted and approved this Agreement and the transactions contemplated hereby.

(e) No Vote of Globe Shareholders Required. No vote or other approval of the shareholders of Globe or the holders of any other securities of Globe (equity or otherwise) is required by Legal Requirements, the organizational documents of Globe or any exchange on which securities of Globe are traded in order for Globe or Acquiror to consummate the Acquisition.

Section 3.3 Litigation. As of the date of this Agreement, there are no claims, suits, actions or proceedings pending or, to the Knowledge of Globe, threatened against Globe or any of its Subsidiaries before any court, Governmental Entity, or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

Section 3.4 Financing. Globe has delivered to the Company true and complete copies of (i) those certain executed commitment letters dated as of the date of this Agreement by and between Globe and the financing sources party thereto (the “Commitment Letters” and, together with the Fee Letters (as defined below), “Debt Financing Commitments”) pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (such amounts, the “Debt Financing”) and (ii) the fee letters referred to in such commitment letters (with only fee amounts redacted, none of which would adversely affect the amount or availability of the Debt Financing) (the “Fee Letters”). As of the date of this Agreement, none of the Debt Financing Commitments has been amended or modified, and the respective commitments contained in the Debt Financing Commitments have not been withdrawn or rescinded and, to the Knowledge of Globe, no withdrawal or rescission thereof is contemplated as of the date of this Agreement. As of the date of this Agreement, the Debt Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of Globe and, to the Knowledge of Globe, the other parties thereto (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception). There are no conditions precedent related to the funding of the full amount of the Debt Financing other than as expressly set forth in the Debt Financing Commitments. Except for the Commitment Letters and the Fee Letters, as of the date of this Agreement, there are no actual or contemplated side letters or other Contracts to which Globe or Acquirer, or any of their Affiliates, is or would be a party that relate to the amount or availability of the full amount of Debt Financing or the conditions applicable thereto. As of the date of this Agreement, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Debt Financing Commitments by Globe, Acquiror or, to the Knowledge of Globe, any other party to the Debt Financing Commitments. Assuming the satisfaction of the conditions to Globe’s and Acquiror’s obligations to consummate the transactions contemplated hereunder contained in Section 6.1 and Section 6.3, as of the date of this Agreement, Globe has no reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it and contained in the Debt Financing Commitments and is not aware, as of the date of this Agreement, of any fact, occurrence or condition that makes any of the assumptions or statements set forth in the Debt Financing Commitments inaccurate in any material respect, nor does it have any reason to believe, as of the date of this Agreement, that any of the conditions to the Debt Financing will not be satisfied on or prior to the Closing Date or that the Debt Financing will not be available to Globe and Acquiror on or before the date of the Closing. Globe has fully paid any and all commitment fees or other fees required by the terms of the Debt Financing Commitments or the Fee Letters to be paid on or before the date of this Agreement. Assuming the satisfaction of the conditions to Globe’s and Acquiror’s obligations to consummate the transactions contemplated hereunder contained in Section 6.1 and Section 6.3, and assuming that the Debt Financing Commitments are funded in accordance with the terms thereof, Globe will have at the Effective Time funds sufficient for the payment of (a) the aggregate Scheme Price and (b) any and all fees and expenses required to be paid by Globe and Acquiror in connection with the transactions contemplated by this Agreement, including pursuant to the Debt Financing Commitments (collectively, the “Required Amount”). In no event shall the receipt or availability of any funds or financing, including under the Debt Financing Commitments, by Globe, Acquiror or any Affiliate thereof be a condition to any of Globe’s or Acquiror’s obligations hereunder.

Section 3.5 Ownership of Company Ordinary Shares. None of Globe, its related corporations (as such term is defined in the Companies Act, Chapter 50 of Singapore law) and their respective nominees own or hold, of record or beneficially, any Company Ordinary Shares or any rights to acquire or other economic interest in any Company Ordinary Shares.

Section 3.6 No Inducement. Globe and Acquiror each, jointly and severally, represent and warrant to the Company that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the Acquisition and that they have made their own independent investment decision in relation to the Acquisition.

Section 3.7 No Acquiror Activity. Since the date of Acquiror’s formation, Acquiror has not engaged in any material activities other than in connection with its formation and this Agreement and the transactions contemplated hereby.

Section 3.8 Brokers’ and Finders’ Fees. No broker, investment banker, financial advisor or other Person (other than Nomura International (Hong Kong) Limited) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement (other than Globe’s financing of the transactions contemplated by this Agreement) based upon arrangements made by or on behalf of Globe or Acquiror.

Section 3.9 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III and any certificate delivered by Globe or the Acquiror in connection with Effective Time or the Offer Closing, neither Globe nor Acquiror, nor any other Person on behalf of Globe or Acquiror, makes any other express or implied representation or warranty with respect to Globe or Acquiror or any of their Affiliates or with respect to any other information provided to the Company in connection with this Agreement or the transactions contemplated hereby. Each of Globe and Acquiror expressly disclaims any and all other representations and warranties, whether express or implied.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

Section 4.1 Conduct of Business by Company.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time or the Acceptance Time, as applicable, the Company shall, and shall cause each of its Subsidiaries to, except as otherwise expressly required by this Agreement, by Legal Requirements, to the extent that Globe shall otherwise consent in writing or as set forth in Section 4.1(a) of the Company Disclosure Schedule (i) use commercially reasonable efforts to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Legal Requirements and (ii) use commercially reasonable efforts to (A) preserve substantially intact the business organization of the Company and its Subsidiaries, (B) keep available the services of its present executive officers and key employees, and (C) maintain existing relationships under Contracts with its customers, suppliers, contractors, distributors, creditors, lessors, Governmental Entities and other Persons with which it or its key employees has material business relations in accordance with their respective terms and consistent with past practice. Without limiting in any respect the Company’s ability to effect a Change of Recommendation in accordance with the terms of this Agreement or any of its rights contained herein, the Company shall not, and shall cause each of its Affiliates not to, directly or indirectly, take any action (including any action with respect to a third party) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Acquisition or the other transactions contemplated by this Agreement or their respective ability to satisfy their obligations hereunder.

(b) Required Consent. In addition, without limiting the generality of Section 4.1(a), except as required by the terms of this Agreement, by Legal Requirements, or as provided in Section 4.1(b) of the Company Disclosure Schedule, without the prior written consent of Globe (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time or Acceptance Time, as applicable, the Company shall not do any of the following, and shall not permit any of the Company’s Subsidiaries to do any of the following:

(i) Declare, set aside or pay any dividends on or make any other actual, constructive or deemed distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock other than a cash management transaction between the Company and any wholly owned Subsidiary of it, or between wholly owned Subsidiaries of the Company;

(ii) Redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except in connection with the withholding of shares to pay tax withholding obligations and/or exercise or purchase price, or repurchases of shares at cost in connection with the termination of the employment relationship with any Company Employee, in each case, pursuant to stock option, equity award or other purchase agreements in effect on the date hereof and disclosed on Section 2.2(b) or (c) of the Company Disclosure Schedule or entered into in the ordinary course of business after the date hereof pursuant to Section 4.1(b)(iii);

(iii) Authorize for issuance, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of capital stock, ownership interests, voting securities or any other equity interests or securities (including stock appreciation rights, phantom stock or similar instruments) exercisable or convertible into shares of capital stock, interests, securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments obligating it to issue any such securities or rights, other than (A) issuances of Company Ordinary Shares upon the exercise of Company Options, warrants or other rights of Company or the settlement of Company Restricted Share Units existing on the date hereof and in accordance with their present terms and disclosed on Section 2.2(b) or (c) of the Company Disclosure Schedule or granted pursuant to clause (B) hereof, or (B) grants of stock options or other stock based awards (including Company Restricted Share Units) of, or to acquire, Company Ordinary Shares granted under Company Share Plans in effect on the date hereof, in each case (x) in the ordinary course of business, (y) with respect to stock option grants, granted with an exercise price no less than the fair market value of Company Ordinary Shares on the date of grant and not subject to any accelerated vesting or other provision that would be triggered solely as a result of the consummation of the transactions contemplated hereby and (z) for up to 65,000 Company Ordinary Shares in the aggregate on an annual basis (such grants, “Company Routine Grants”).

(iv) Propose, cause or permit any amendments or restatements to any of the Company Charter Documents or Subsidiary Charter Documents;

(v) Merge or consolidate the Company or any of its Subsidiaries with any Person or adopt or propose a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries or adopt resolutions providing for a merger or consolidation or a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vi)(A) Acquire (including exercising any right to acquire) (by merger, consolidation or acquisition of stock or other equity interest or of assets of) any other Person or business or any equity interest therein, or (B) acquire any material property or assets in any single transaction or series of related transactions, except for (i) transactions pursuant to existing Contracts disclosed in the Company Disclosure Schedule, (ii) purchases of inventory, products or equipment in the ordinary course of business, (iii) transactions not in excess of $500,000 individually or $2,000,000 in the aggregate or (iv) transactions permitted pursuant to Section 4.1(b)(xx);

(vii) Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, joint development, strategic partnership or alliance that is material, individually or in the aggregate, to the business of the Company and its Subsidiaries, taken as a whole;

(viii) Sell, lease, exclusively license, sublicense, covenant not to assert, abandon, allow to lapse, encumber, pledge, transfer, lease or otherwise convey or dispose of any properties or assets material to the business of the Company and its Subsidiaries, except for (A) sales of inventory, products or equipment in the ordinary course of business, (B) transactions not in excess of $500,000 individually or $2,000,000 in the aggregate, (C) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, or (D) abandonment of patent applications to the extent such abandonment is commercially reasonable in the normal course of prosecution of such patent applications;

(ix) Make any loans, advances or capital contributions to any Person, other than: (A) loans or investments by it or a wholly-owned Subsidiary of it to or in it or any wholly-owned Subsidiary of it or (B) made in the ordinary course of business that do not exceed $150,000 individually or $300,000 in the aggregate;

(x) Except as required by GAAP or applicable Legal Requirements, make any material change in its methods, principles or practices of accounting;

(xi) Make or change any material Tax election, adopt or change any accounting method in respect of Taxes, incur any material liability for Taxes other than in the ordinary course of business, prepare any Tax Returns in a manner which is materially inconsistent with the past practices of the Company or any of its Subsidiaries, file any amended Tax Return, enter into any material closing agreement in respect of Taxes, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

(xii) Except as required by GAAP or applicable Legal Requirements, materially revalue any of its properties or assets other than in the ordinary course of business;

(xiii) Waive, release, assign, pay, discharge, settle, satisfy or compromise any threatened or actual litigation or any dispute that would reasonably be expected to lead to litigation (whether or not commenced prior to the date of this Agreement), other than (x) the payment, discharge, settlement or satisfaction, solely for cash in amounts (I) not exceeding $300,000 individually or $500,000 in the aggregate, in the ordinary course of business, (II) as reserved against in full in the Company Balance Sheet, or (III) as covered by existing insurance policies, (y) the discharge, settlement or satisfaction of any such litigation or dispute that does not involve any payment by the Company or any of its Subsidiaries and does not impose any obligation on the Company or any of its Subsidiaries;

(xiv) Except as set forth in Section 4.1(b)(xiv) of the Company Disclosure Schedule, (A) increase the amount of compensation or the pension, welfare or fringe benefits of, pay any bonus to or grant severance or termination pay to any Company Employee, other than normal promotions or increases in base salary of less than four percent (4%) in the aggregate for all Company Employees and less than six percent (6%) for any one Company Employee, or grants, fringe benefit increases or payments in the ordinary course of business consistent in time and amount with past practices, (B) materially increase or commit to materially increase the benefits or expand the eligibility under any Company Benefit Plan (including any severance plan or arrangement), adopt or amend or make any commitment to adopt or amend any Company Benefit Plan in any material respect or make any material contribution, other than regularly scheduled contributions, to any Company Benefit Plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company Options or

Company Restricted Share Units, or reprice any Company Options or authorize cash payments in exchange for any Company Options, (D) enter into any employment, severance, termination or indemnification understanding or agreement with any Company Employee or enter into any collective bargaining, works council or trade union agreement (other than offer letters entered into in the ordinary course of business with employees who are terminable “at will”; provided, that any such offer letter does not provide for employment of officers at or above the vice president level), (E) amend, modify or grant any awards under any Company Benefit Plan, other than Company Routine Grants, (F) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of Company Employees (other than employee terminations for cause);

(xv)(A) Grant, transfer, assign, convey, license, covenant not to assert, abandon, allow to lapse, waive or otherwise dispose of or otherwise extend, amend or modify in any material respect any rights to material Company IP or material Company Licensed IP, or enter into any Contracts or make other commitments to do any of the foregoing, in each case, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business, or (B) grant any exclusive rights with respect to any Company IP;

(xvi) Enter into, materially amend or terminate any Contracts: (A) containing, or otherwise subjecting the Company or Globe or any of their respective Affiliates to, any non-competition or exclusivity restrictions on the operation of the business of the Company or Globe or any of their respective Affiliates; or (B) resulting in Globe or any of its Affiliates being obligated to pay any royalties or other amounts, or offer any discounts, to any third party other than customers in the ordinary course of business in excess of those payable by, or required to be offered by, any of them in the absence of this Agreement or the transactions contemplated hereby;

(xvii)(A) Repay or assume any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, or (B) enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, in each case other than (w) debt incurred in the ordinary course of business, under letters of credit, lines of credit or other credit facilities or arrangements as in effect on the date of this Agreement and disclosed in Section 4.1(b)(xvii) of the Company Disclosure Schedules, in an amount not to exceed $5,000,000 in the aggregate, except for amounts incurred under the revolving credit facilities disclosed in Section 4.1(b)(xvii), with respect to which such limitation shall not apply, (x) guarantees and letters of credit of the Company or any of its Subsidiaries in the ordinary course of business in an amount not to exceed $5,000,000 in the aggregate, (y) loans or advances to direct or indirect wholly owned Subsidiaries or (z) in connection with the financing of ordinary course trade payables, in any such case in the ordinary course of business;

(xviii) Hire or promote, or terminate the employment of (other than for cause) any officer-level employee of the Company or any of the Company’s material Subsidiaries with a title at or above the vice president level;

(xix) Forgive any loans to any of its employees, officers or directors or any employees, officers or directors of any of its Subsidiaries;

(xx) Make any capital expenditures other than capital expenditures not to exceed the amounts set forth in the Company’s capital plan disclosed on Section 4.1(b) of the Company Disclosure Schedule;

(xxi) Enter into, materially amend or terminate any Company Material Contract, or contract with one or more Affiliates, or waive, release or assign any material rights or claims thereunder, in each case, other than in the ordinary course of business;

(xxii) Enter into any new line of business, except as pursuant to the Company’s business plans which predate this Agreement and are described in Section 4.1(b) of the Company Disclosure Schedule;

(xxiii) Fail to use commercially reasonable efforts to maintain in full force and effect the insurance coverage of the Company or any of its Subsidiaries substantially similar to insurance coverage maintained on the date hereof; or

(xxiv) Agree (whether or not in writing) to take any of the actions described in clauses (i) through (xxiii) above.

Section 4.2 Conduct of Business by Globe and Acquiror. Except as required by the terms of this Agreement or by Legal Requirements, without the prior written consent of the Company, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time or Acceptance Time, if applicable, Globe and Acquiror shall not take or cause to be taken any action which would reasonably be expected to, individually or in the aggregate, have an Acquiror Material Adverse Effect.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Implementation of the Scheme of Arrangement.

(a) Obligations of the Company:

(i) Preparation and Filing of Scheme Document. As promptly as reasonably practicable after the execution of this Agreement (but in any event no more than twenty (20) Business Days after the date hereof), the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) and the High Court of the Republic of Singapore (the “Court”) the document containing the Scheme of Arrangement to be sent to all shareholders of the Company, an explanatory statement and notice of meeting, proxy statement and proxy form, all in such form and substance as the Company shall determine but with the prior written consent of Globe (such consent not to be unreasonably withheld, delayed or conditioned) and in compliance with all applicable Legal Requirements, (the “Scheme Document”), and any other document required to be filed by the Company with the SEC, the Court or any other Governmental Entity in relation to the Scheme of Arrangement (the “Relevant Documents”).

(ii) Independent Financial Advisor. The Company has appointed Australia and New Zealand Banking Group Limited as independent financial adviser to advise the holders of Company Ordinary Shares on the Scheme of Arrangement and, if applicable, the Offer (the “Independent Financial Advisor”). The Scheme Documents will include the advice of the Independent Financial Advisor and the recommendation of the independent directors of the Company on the Scheme of Arrangement.

(iii) Dispatch of Documents. The Company shall cause its share registrar to promptly dispatch to the holders of Company Ordinary Shares the Scheme Documents (including the appropriate form of proxy for use at the Scheme Meeting) as promptly as practicable on or after the Scheme Clearance Date (but in any event no more than seven (7) Business Days after the Scheme Clearance Date). As used herein, “Scheme Clearance Date” shall mean the later of the date on which (A) the SEC has, orally or in writing, confirmed that it has no further comments on the Scheme Document, including the first date following the tenth (10th) calendar day following the filing of the preliminary Scheme Document if the SEC has informed the Company that it does not intend to review the Scheme Document and (B) the Court has approved the convening of the Scheme Meeting.

(iv) Court Order. If the Scheme of Arrangement is approved by the shareholders of the Company, the Company shall promptly (but in any event no more than seven (7) Business Days after the satisfaction or waiver of the conditions precedent in Section 6.1(a), (e) and (f) of Article VI) apply to the Court for, and use its reasonable best efforts to obtain, the Court’s approval and confirmation of the Scheme of Arrangement under Section 210 of the Companies Act (the “Scheme Court Order”). If the Court refuses to approve the Scheme of Arrangement, the Company shall diligently seek to appeal the Court’s decision to the fullest extent permitted by applicable Legal Requirements unless otherwise agreed in writing by Globe.

(v) ACRA Registration. As soon as reasonably practicable following the grant of the Scheme Court Order (but in any event no more than seven (7) Business Days after such grant), the Company shall deliver the Scheme Court Order to ACRA for registration. The Scheme of Arrangement shall become effective upon the lodgment of the Scheme Court Order with ACRA or such earlier date as the Court may determine (the “Effective Time”, and the date on which the Effective Time occurs, the “Closing Date”).

(b) Obligations of Globe:

(i) Cooperation. Globe shall, and shall cause Acquiror to, cooperate with the Company in connection with the preparation and filing of the Scheme Document and any other Relevant Document, and Globe and Acquiror shall promptly provide to the Company such information concerning its business affairs and financial statements required to be included in the Scheme Document or other Relevant Documents or in any amendments or supplements thereto. Globe and Acquiror will prepare such relevant information for inclusion in the Scheme Documents, in accordance with all applicable Legal Requirements.

(ii) Representation. Acquiror shall ensure that it, through its legal counsel, is represented at Court hearings convened for the purpose of Section 210 of the Companies Act at which, if requested by the Court, Acquiror shall do all things and take all steps as are reasonably necessary to comply with its obligations under this Agreement and the Scheme of Arrangement.

(iii) Satisfaction of Scheme Price. Subject to the satisfaction or waiver of the conditions in Section 6.1 and Section 6.3, (A) Acquiror will be bound by the Scheme of Arrangement, and (B) Globe shall cause Acquiror to pay, or failing which Globe shall pay, the Scheme Price pursuant to the Scheme of Arrangement.

Section 5.2 Amendment of Scheme Documents.

(a) Each of the Company and Globe will notify the other party promptly upon the receipt of any comments from the SEC, the Court or any other Governmental Entity or its respective staff in connection with the filing of, or amendments or supplements to, the Scheme Document or other Relevant Documents.

(b) Whenever the Company or Globe becomes aware of the occurrence of any event which is required to be set forth in an amendment or supplement to the Scheme Document and/or other Relevant Documents, the Company or Globe, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC, the SIC (if required), the Court or any other applicable Governmental Entity or its respective staff, and/or mailing to shareholders of the Company, such amendment or supplement, and, except in the case of any portion of a filing and/or mailing made with respect to (i) solely with respect to any filing to be made by the Company with the SIC, an Acquisition Proposal, or (ii) a Change in Recommendation made in accordance with this Agreement, provide the other party (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Scheme Document and/or other Relevant Documents prior to filing such with the SEC, the SIC (if required), the Court or any other Governmental Entity, in each case as applicable, and will provide the other party with a copy of all such filings and/or mailings.

(c) Except as otherwise set forth in this Agreement, no amendment or supplement (including by incorporation by reference) to the Scheme Document and/or other Relevant Documents, shall be made without the approval of Globe and the Company, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that the Company, in connection with a Change of Recommendation made in accordance with this Agreement, may amend or supplement the Scheme Documents and/or other Relevant Documents for the Company in accordance with the provisions hereof.

(d) The Company shall provide Globe and Globe’s counsel with copies of any correspondence that it or its counsel may receive from time to time from the SEC, the SIC, the Court or any other Governmental Entity with respect to the Scheme Document and/or any other Relevant Documents, as applicable, as soon as practicable after receipt of such correspondence. Globe and Acquiror shall provide the Company and the Company’s counsel with copies of any correspondence that either of them or their counsel may receive from time to time from the SEC, the SIC, the Court or any other Governmental Entity with respect to the Scheme Document and/or any other Relevant Documents, as applicable, as soon as practicable after receipt of such correspondence.

(e) Without limiting the generality of the foregoing, the information supplied or to be supplied by either party hereto for inclusion or incorporation by reference in the Scheme Document and/or other Relevant Documents shall not, on the date the Scheme Document and/or other Relevant Documents (or, in each case, any amendment thereof or supplement thereto) is first mailed to shareholders of the Company, at the time of the Scheme Meeting, or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary set forth herein, no representation or warranty is made by (i) the Company with respect to statements of each of Globe and Acquiror or (ii) either Globe or Acquiror with respect to statements of the Company, in each case, made or incorporated by reference in the Scheme Document and/or any other Relevant Document about the other party supplied by such other party for inclusion or incorporation by reference in the Scheme Document and/or such other Relevant Document.

(f) Notwithstanding anything to the contrary in this Section 5.2, the right of the parties and their respective counsel to review and comment on, or have approval rights with respect to, the filings to be made under this Section 5.2, and to receive any notices with respect to, and copies of, requests and correspondence from and to the SEC, the SIC, the Court or any other Governmental Entity with respect to the Scheme Document and/or any other Relevant Documents, shall always be subject to Legal Requirements and shall not apply with respect to any filings to effect the Change of Recommendation.

Section 5.3 Scheme Meeting; Board Recommendation.

(a) Scheme Meeting.

(i) Unless this Agreement is validly terminated, the Company will take all action necessary or advisable in accordance with applicable Legal Requirements and the Company Charter Documents to apply to the Court for order(s) convening the Scheme Meeting to be held as promptly as practicable thereafter (but in no event more than thirty (30) Business Days after the SEC has, orally or in writing, confirmed that it has no further comments on the Scheme Document unless the Court requires otherwise) to consider the approval of the Scheme of Arrangement. If the Court refuses to make any order convening the Scheme Meeting, unless otherwise agreed in writing by Globe, the Company shall use reasonable best efforts to appeal the Court’s decision.

(ii) Subject to Section 5.4(d) and the Company’s rights set forth in Section 7.1(i), the Company will use commercially reasonable efforts to solicit from its shareholders votes and/or proxies in favor of the Scheme of Arrangement. The Company shall keep Globe informed on a reasonably prompt basis of the number of proxy votes received in respect of the resolutions to be proposed by the Company to its shareholders in order to effect the Scheme of Arrangement and the identity of the relevant shareholders (but in all cases subject to applicable Legal Requirements). Notwithstanding anything to the contrary contained in this Agreement, to the extent permissible under applicable Legal Requirements and subject to the approval of the Court where required, the Company may adjourn or postpone the Scheme Meeting but only to the extent necessary (A) to provide any necessary supplement or amendment to the Scheme Document to its shareholders in advance of the vote on the approval of the Scheme of Arrangement or the approval of this Agreement or (B) if as of the time for which the Scheme Meeting is originally scheduled (as set forth in the Scheme Document) there are insufficient shares of capital stock represented (either in person or by proxy) to approve such matters thereat or to constitute a quorum necessary to conduct the business of such Scheme Meeting. Subject to Section 5.4(d) and the Company’s rights set forth in Section 7.1(i), the Company shall use reasonable best efforts to ensure that the Scheme Meeting is duly called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Scheme Meeting are solicited, in compliance with the Company Charter Documents, the rules of NASDAQ and all other applicable Legal Requirements. Subject to the Company’s rights set forth in Section 7.1(i), the obligation of the Company to call, give notice of, convene and hold the Scheme Meeting in accordance with this Section 5.3 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any withdrawal, amendment or modification of the recommendation of the Board with respect to this Agreement or the Scheme of Arrangement.

(b) Board Recommendation. Except to the extent expressly permitted by Section 5.4(d): (i) the Board shall (A) recommend that the Company’s shareholders vote in favor of the adoption and approval of the Scheme of Arrangement at the Scheme Meeting or (B) in the event Globe elects to commence the Offer in accordance with Section 1.1(b), the Company consents to the Offer and all required clearances by and approvals from the SIC with respect to the Offer Conditions and the terms and conditions of the Offer have been obtained, recommend that the Company’s shareholders tender their Company Ordinary Shares to Acquiror in the Offer in accordance with (iii) below (the “Recommendation”); (ii) the Scheme Documents shall include a statement to the effect that the Board recommends that the Company’s shareholders vote in favor of the adoption and approval of the Scheme of Arrangement at the Scheme Meeting; (iii) in the event Globe elects to commence the Offer, the Company consents to the Offer in accordance with Section 1.1(b) and all required clearances by and approvals from the SIC with respect to the Offer Conditions and the terms and conditions of the Offer have been obtained, and the Offer is commenced pursuant to and in accordance with the terms of this Agreement, the Schedule 14D-9 shall include a statement to the effect that the Board recommends that the Company’s shareholders tender their shares to Acquiror in the Offer; and (iv) neither the Board nor any committee thereof shall withdraw, amend, modify, qualify or condition in a manner adverse to Globe or publicly propose or resolve to withdraw, amend, modify, qualify or condition in a manner adverse to Globe, the recommendation of the Board as set forth in the preceding clauses.

Section 5.4 Acquisition Proposals.

(a) No Solicitation. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as specifically permitted by Section 5.4, the Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall not authorize or permit its or its Subsidiaries’ employees, agents or representatives (including any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or any of its Subsidiaries) (collectively, “Representatives”) to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage the making, submission or announcement of any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information or provide access to its properties, books and records or any confidential information or data with respect to or for the purpose of facilitating, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal, (iii) terminate, amend, release or authorize the release of any Person from, or expressly waive or authorize the waiver of any provision of, any confidentiality, “standstill” or similar agreement under which it or any of its Subsidiaries has any rights with respect to an Acquisition Proposal or fail to enforce or cause to be enforced in all material respects each such agreement with respect to an Acquisition Proposal, (iv) take any action to render inapplicable, or to exempt any third Person from, any Legal Requirement or charter provision that purports to limit or restrict or otherwise regulate business combinations or the ability to acquire or vote shares of capital stock, (v) approve, endorse or recommend any Acquisition Proposal, (vi) execute or enter into any agreement (including, without limitation, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement) with respect to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 5.4(c)(i)) (an “Acquisition Agreement”), (vii) seek confirmation from the SIC that the Singapore Code and its requirements would not apply to any Acquisition Proposal, or (viii) propose publicly or agree to any of the foregoing with respect to an Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, (A) the Company and its Subsidiaries and their Representatives may in any event (x) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person to determine whether such inquiry or proposal constitutes or could reasonably be expected to lead to an Acquisition Proposal or a Superior Proposal and (y) inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 5.4 and (B) the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action could be reasonably expected to be inconsistent with its fiduciary duties under applicable Legal Requirements. The Company and its Subsidiaries shall, and shall use reasonable best efforts to cause their Representatives to: (A) immediately cease and cause to be terminated all existing solicitations, discussions or negotiations with any Person (other than each of Globe and Acquiror) conducted heretofore with respect to any Acquisition Proposal (and promptly terminate all physical and electronic data room access previously granted to any such Person) and (B) promptly request each Person (other than each of Globe and Acquiror) that has prior to the date hereof executed a confidentiality agreement or similar agreement, to the fullest extent permitted under such confidentiality agreement or similar agreement, in connection with its consideration of acquiring the Company or any of its Subsidiaries to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its Subsidiaries prior to the date hereof. For the avoidance of doubt, nothing in this Section 5.4 shall prohibit or restrict the Company, its Subsidiaries or any of their respective Representatives from receiving any unsolicited or uninitiated expression of interest, offer or proposal or Acquisition Proposal and in the event such expression of interest, offer, proposal or Acquisition Proposal is received by the Company, its Subsidiaries or any of their respective Representatives, the Company shall be entitled to, if required pursuant to Legal Requirements and/or the Singapore Code, announce such expression of interest, offer, proposal or Acquisition Proposal.

(b) Notification of Unsolicited Acquisition Proposals. As promptly as practicable (but in any event within forty-eight (48) hours) after receipt of any Acquisition Proposal by the Company, its Subsidiaries or their Representatives or any material modification of or material amendment to the status or terms of any Acquisition Proposal or any request of the Company or its Representatives for information or an inquiry which could reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Globe with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written and electronic materials and correspondence sent or provided to the Company from any third party in connection with any Acquisition Proposal or sent or provided by the Company to any third party in connection with any Acquisition Proposal to the extent that any such written and electronic material and correspondence describes the material terms and conditions of any such Acquisition Proposal, request or inquiry. Upon receiving such Acquisition Proposal, request or inquiry, the Company shall provide Globe as promptly as practicable (but in any event within forty-eight (48) hours) written notice setting forth all such information as is reasonably necessary to keep Globe informed in all material respects of the status and material details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly (but in any event within forty-eight (48) hours) provide Globe a copy of all written proposals or indications of interests or drafts of definitive documents subsequently provided in connection with such Acquisition Proposal, request or inquiry and, if oral, a summary of the material terms and conditions of any such Acquisition Proposal request or inquiry.

(c) Superior Offers. Notwithstanding anything to the contrary contained in Section 5.4(a), in the event that the Company receives an unsolicited, bona fide written Acquisition Proposal from a third party after the date hereof that the Board has in good faith concluded (following consultation with its outside legal counsel and its financial advisors) is, or would be reasonably likely to lead to, a Superior Offer, the Company may then take any or all of the following actions (but only (1) if the Company has not materially breached any of the provisions set forth in this Section 5.4 in connection with such Acquisition Proposal, (2) to the extent the Board concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties under applicable Legal Requirements, and (3) prior to the receipt of the Company Shareholder Approval):

(i) Furnish information to the third party making such Acquisition Proposal; provided, that (A) at least twenty-four (24) hours prior to furnishing any non-public information to such party, it gives Globe written notice of its intention to furnish such information and the identity of the Person or group making any such Acquisition Proposal, (B) it receives from the third party an executed confidentiality agreement containing terms and provisions at least as restrictive as those contained in the Confidentiality Agreement (excluding any standstill provisions), provided that such agreement shall not contain terms which prevent the Company from complying with its obligations under this Agreement (including this Section 5.4), and (C) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Globe (to the extent such nonpublic information has not been previously so furnished or made available);

(ii) Engage in negotiations with the third party with respect to the Acquisition Proposal; provided, that at least twenty-four (24) hours prior to entering into negotiations with such third party, it gives Globe written notice of the Company’s intention to enter into negotiations with such third party; and

(iii) Seek confirmation from the SIC that the Singapore Code and its requirements would not apply to the Acquisition Proposal.

(d) Change of Recommendation.

(i) Except as permitted in this Section 5.4(d), the Board shall not (1) (A) withhold, withdraw, qualify or modify, or resolve to or publicly propose to withhold, withdraw, qualify or modify in a manner adverse to Globe the Recommendation, (B) take any action or make any public statement inconsistent with the Recommendation (it being understood that a statement required pursuant to applicable Legal Requirements to the effect that the Board is considering an Acquisition Proposal in accordance with the requirements of this Agreement and its fiduciary duties shall not be deemed to be inconsistent with the Recommendation), (C) prior to a tender or exchange offer for any securities of the Company being announced or commenced, fail to reaffirm or re-publish the Recommendation within ten (10) Business Days of being requested by Globe to do so (provided, however, that Globe shall not be entitled to request such a reaffirmation or re-publishing more than one (1) time with respect to any single Acquisition Proposal other than in connection with an amendment to any financial terms of such Acquisition Proposal or any other material amendment to such Acquisition Proposal), (D) if a tender or exchange offer for any securities of the Company is announced or commenced, fail to publicly announce that the Board recommends against acceptance of such tender or exchange offer by the shareholders of the Company within fourteen (14) days after such Person’s dispatch to the shareholders of the offer document as required under the Singapore Code; or (E) approve, adopt, authorize or recommend or otherwise declare advisable, or propose publicly to approve, authorize or recommend or otherwise publicly declare advisable, any Acquisition Proposal or any inquiry or proposal that could reasonably be expected to lead to any Acquisition Proposal (each such action set forth in clauses (A) through (E) above, a “Change of Recommendation”), (2) approve, adopt or authorize, or permit the Company or any of its Subsidiaries to enter into, an Acquisition Agreement or any other Contract requiring the Company to abandon, terminate, delay or fail to consummate the Acquisition or any other transaction contemplated by this Agreement, or (3) take any action (except as provided in Section 5.4(c)(iii) above) pursuant to which any Person (other than Globe, Acquiror or their respective Affiliates) or Acquisition Proposal would become exempt from or not otherwise subject to any Takeover Laws or certificate of incorporation provision relating to an Acquisition Proposal. For the avoidance of doubt, a change of the Recommendation to “neutral” is a Change of Recommendation.

(ii) Notwithstanding anything to the contrary in this Section 5.4(d), in response to the receipt of a Superior Offer that has not been withdrawn, the Board may make a Change of Recommendation, if and only if all of the following conditions in clauses (1) through (4) are met:

(1) The Company Shareholder Approval has not been obtained;

(2) It shall have (A) provided Globe with written notice of its intention to effect a Change of Recommendation (a “Change of Recommendation Notice”) at least five (5) Business Days prior to effecting a Change of Recommendation that relates to (i) a Superior Offer or (ii) any change to the terms of a Superior Offer (including any revision to price) to which a previous Change of Recommendation Notice applies (such applicable time period, a “Notice Period”), which notice shall state expressly (I) that it has received a Superior Offer, (II) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (III) that it intends to effect a Change of Recommendation and the manner in which it intends to do so (it being understood and agreed that such notice and such statement shall not itself constitute a Change of Recommendation), (B) provided to Globe a copy of the most current draft of any written agreement providing for the transactions contemplated by such Superior Offer and any information relating to the Company or any of its Subsidiaries that has been provided or otherwise made available to the Person or group making the Superior Offer that has not also been provided or otherwise made available to Globe and (C) during such Notice Period, if requested by Globe, provided Globe with the opportunity to meet and engage in good faith negotiations with the Company regarding an amendment of the terms and conditions of this Agreement so that the transaction theretofore determined to be a Superior Offer no longer constitutes a Superior Offer;

(3) At or after 5:00 p.m., New York City time on the final Business Day during the applicable Notice Period, the Board reaffirms in good faith, following consultation with its outside legal counsel and its financial advisors, that (i) the Superior Offer to which the Change of Recommendation Notice applies continues to be a Superior Offer after taking into consideration any amendment to this Agreement pursuant to this Section 5.4, if any, and (ii) the failure of the Board to effect a Change of Recommendation would be reasonably expected to be inconsistent with its fiduciary duties under applicable Legal Requirements; and

(4) It shall not have materially breached any of the provisions set forth in this Section 5.4 in connection with such Acquisition Proposal.

(iii) Notwithstanding anything to the contrary set forth herein, at any time prior to obtaining the Company Shareholder Approval, the Board may, in response to a material event, fact, circumstance, development, change or occurrence that is unknown to the Board, or is not reasonably foreseeable to the Board, as of the date of this Agreement or, if known, the consequences of which were unknown or not reasonably foreseeable as of the date of this Agreement and does not result from, relate to, or arise out of an Acquisition Proposal, whether or not a Superior Offer, and is not the result of a material breach of this Agreement by the Company or any of its Subsidiaries (such material event, fact, circumstance, development, change or occurrence or the consequences of any of the foregoing, an “Intervening Event”), make a Change of Recommendation if the Board has concluded in good faith, after consultation with its outside legal advisors and financial advisors, that, in light of such Intervening Event, the failure of the Board to effect such a Change of Recommendation would be reasonably expected to be inconsistent with its fiduciary duties under applicable Legal Requirements; provided, however, that no event, fact, circumstance, development, change or occurrence that has had or would reasonably be expected to have an adverse effect on the business, condition (financial or otherwise) or continuing results of operations of, or the market price of the securities of, Globe or any of its Affiliates shall constitute an “Intervening Event”; and provided, further, that (A) the Company shall send to Globe written notice of the Board’s intention to effect such a Change of Recommendation, specifying in reasonable detail the reasons therefor and a description of the material details of such Intervening Event, at least five (5) Business Days prior to effecting a Change of Recommendation relating to such Intervening Event, (B) during such five-Business Day period, the Company shall provide Globe with a reasonable opportunity to meet and discuss in good faith the basis for a Change of Recommendation, Globe’s reaction thereto and any possible amendment to the terms and conditions of this Agreement in response thereto so that the failure to effect a Change of Recommendation would no longer be reasonably expected to be inconsistent with its fiduciary duties under applicable Legal Requirements and (C) at or after 5:00 p.m., New York City time on the final Business Day during the applicable Notice Period, the Board reaffirms in good faith, following consultation with its outside legal advisors and financial advisors, that the failure to effect a Change of Recommendation would be reasonably expected to be inconsistent with its fiduciary duties under applicable Legal Requirements.

(iv) During any five (5) Business Day period specified in clause (A) of Section 5.4(d)(ii)(2) or clause (A) of Section 5.4(d)(iii), Globe shall be entitled to deliver to the Company one or more written proposals for amendments to this Agreement and, if requested by Globe, the Company shall negotiate with Globe and its Representatives in good faith (including by making the Company’s officers and other Representatives reasonably available to negotiate) with respect thereto as provided in clause (C) of Section 5.4(d)(ii)(2) and clause (B) of Section 5.4(d)(iii). Any material change to the facts and circumstances relating to an Intervening Event shall require the Company to deliver to Globe a new written notice and again comply with the provisions of Section 5.4(d)(iii).

(v) The Board shall not make any Change of Recommendation other than in compliance with and as permitted by this Section 5.4(d).

(e) Continuing Obligation to Call, Hold and Convene Scheme Meeting; No Other Vote. Without limiting, and subject to, the applicability of the Singapore Code and any applicable requirements thereof, and subject to the terms and conditions of the Waiver, any Change of Recommendation shall not change the approval of this Agreement or any other approval of the Board in any respect that would have the effect of causing any Takeover Law or other similar statute or any provision of the Company Charter Documents to be applicable to the transactions contemplated hereby, including the Acquisition. Notwithstanding anything to the contrary contained in this Agreement, prior to the termination of this Agreement, the obligation of the Company to call, give notice of, convene and hold the Scheme Meeting, and to take a vote on the approval of this Agreement and the Scheme of Arrangement, shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation; provided, that in the event of a Change of Recommendation, the Board may communicate the basis for its lack of a recommendation to the Company’s shareholders in the Scheme Document or an appropriate amendment or supplement thereto. Prior to the termination of this Agreement, the Company shall not submit to the vote of its shareholders any Acquisition Proposal or, subject to Section 5.4, publicly propose to do so prior to the termination of this Agreement.

(f) Compliance with Tender Offer Rules; Disclosure. Nothing contained in this Agreement shall prohibit the Company or the Board from taking and disclosing to the shareholders of the Company a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to its shareholders if, in the good faith judgment of the Board, after consultation with its outside legal advisors and financial advisors, failure to make such disclosure would be reasonably expected to be inconsistent with its obligations under applicable Legal Requirements or such disclosure is otherwise required under applicable Legal Requirements; provided, however, that the Company (with respect to statements made by the Board) shall not, pursuant to Rule 14e-2(a) under the Exchange Act or Rule 14(d)-9 under the Exchange Act or as required by applicable Legal Requirements, make disclosures that would amount to a Change of Recommendation, other than pursuant to, and in accordance with the requirements of, Section 5.4(d) and shall not in any way limit or modify the effect that any action taken pursuant thereto has under any other provision of this Agreement. For the avoidance of doubt, any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not constitute a Change of Recommendation.

(g) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Acquisition Proposal” shall mean any proposal, inquiry, indication of interest or offer from any Person or group of Persons (other than Globe, Acquiror or their respective Affiliates) relating to any transaction or series of transactions, involving (A) any direct or indirect acquisition or purchase of (1) a business or assets that constitute 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (2) 15% or more of the total voting power of the equity securities of the Company, (B) any tender offer, exchange offer or similar transaction that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the total voting power of the equity securities of the Company or (C) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

(ii) “Superior Offer,” with respect to the Company, shall mean an unsolicited, bona fide written Acquisition Proposal (with the percentages set forth in the definition thereof changed from 15% to 50%) made by a third party after the date hereof on terms that the Board has in good faith concluded (following consultation with its outside legal counsel and its financial adviser of nationally recognized reputation and the Independent Financial Advisor), taking into account (A) any proposal by Globe in writing committing to amend or modify the terms hereof, (B) the identity of the Person making such Acquisition Proposal, (C) the consideration, terms, conditions, probable timing, likelihood of consummation (including whether such Acquisition Proposal is contingent on receipt of third party financing or is terminable by the acquiring third party upon payment of a termination fee), financing terms and legal, financial, and regulatory aspects of such Acquisition Proposal, (D) such other factors as the Board considers to be appropriate and (E) financial provisions and the payment of the Termination Fee would, if consummated on such terms, result in a transaction that is more favorable to the Company’s shareholders (in their capacities as shareholders) than the Acquisition.

(h) Representatives. The Company shall inform its Representatives of the restrictions described in this Section 5.4. Any violation of the restrictions set forth in this Section 5.4 by any Representative of the Company or its Subsidiaries shall be deemed to be a breach of this Section 5.4 by the Company.

Section 5.5 Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

(a) Confidentiality. The parties acknowledge that Globe and the Company have previously executed a Non-disclosure Agreement dated March 12, 2016 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

(b) Access to Information. During the period commencing with the execution and delivery of this Agreement and ending on the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause its Subsidiaries, officers, directors and other Representatives to (i) afford Globe and Globe’s Representatives reasonable access during reasonable hours to its officers, employees and other Representatives and properties, offices, and other facilities and to all books and records to obtain all information concerning its business as Globe may reasonably request, (ii) furnish Globe promptly with all financial, operating and other data and information with respect to the business and properties of the Company and its Subsidiaries as Globe may reasonably request in writing and (iii) to the extent permitted by Law, furnish promptly each report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities or regulatory Laws or filed with or sent to the SEC, the SIC, the DOJ, the FTC or any other Governmental Entity to the extent such report, schedule or other document is material to the Company and its Subsidiaries, taken as a whole; provided, that in no event shall any such access, data or information required to be provided pursuant to this Section 5.5(b) include (A) any projections or financial forecasts prepared by the Company or any of its Subsidiaries with respect to the business and properties of the Company and its Subsidiaries (unless such projections or financial forecasts are disclosed by the Company and its Subsidiaries to a third Person (other than any director or Representative of the Company or any of its Subsidiaries)) or (B) any information described in Section 5.5(b) of the Company Disclosure Schedule; and provided, further, that any such investigation or consultation shall be upon reasonable notice to the Company and conducted in such a manner as not to unreasonably interfere with the operation of the Company’s and its Subsidiaries’ business, result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties, and shall be subject to their respective reasonable security measures and insurance requirements. The Company and Globe shall hold all information received pursuant to this Section 5.5(b) and pursuant to Section 5.9 confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, this Section 5.5(b) shall not require the Company or any of its Subsidiaries to permit any inspection, provide access to or to disclose any information, that would result in (1) the waiver of any applicable attorney-client privilege; provided, that such Person shall have used its commercially reasonable efforts to allow such inspection or disclose such information in a manner that would not result in a waiver of attorney-client privilege, or (2) the violation of any Legal Requirements promulgated by a Governmental Entity, fiduciary duty or Contract entered into prior to the date of this Agreement; provided, that, to the extent possible, the Company and its Subsidiaries shall use their commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure under the circumstances in which the restrictions in clauses (1) and (2) above apply.

(c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.5, Section 5.7 or Section 5.9 shall affect or be deemed to (i) modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement, (ii) impair or otherwise prejudice in any manner rights of the party receiving such access or notice to rely upon the conditions to the obligations of such party to consummate the transactions contemplated by this Agreement, or (iii) impair or otherwise limit the remedies available to the party receiving such access or notice.

Section 5.6 Public Disclosure. Without limiting any other provision of this Agreement, each of Globe and Acquiror, on the one hand, and the Company, on the other hand, shall (a) consult with each other before issuing or otherwise making any public announcement with respect to this Agreement or the transactions contemplated hereby, (b) provide to each other for review a copy of any such press release or public statement, (c) give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Acquisition, (d) not issue any such press release or make any such public statement prior to such consultation and (e) consult with each other prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as Globe, Acquiror or the Company may reasonably conclude may be required by applicable Law, rules of a stock exchange, or court process. Notwithstanding the foregoing, (i) each of the Company, Globe and Acquiror may make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by Globe and Acquiror, on the one hand, and the Company, on the other hand, (or individually, if approved by the other party if required pursuant to this Section 5.6), (ii) in the event that there has been a Change of Recommendation made in accordance with Section 5.4(d) hereof, neither the Company, on the one hand, nor Globe or Acquiror, on the other hand, will have any further obligation to consult with each other, and agree, before issuing any press release or otherwise making any public statement with respect to the Acquisition, this Agreement, the Scheme Document, the Offer Documents, the Schedule 14D-9 or any Acquisition Proposal, except to the extent provided under Section 5.2 with respect to the filings referred to therein and (iii) neither the Company, on the one hand, nor Globe or Acquiror, on the other hand, will have any further obligation under this Section 5.6 to provide any review or comment to the other party in the event of any material dispute between them relating to this Agreement. Prior to making any material, broad-based written communications to the employees of the Company or any Subsidiary of the Company generally that primarily relates to the transactions contemplated by this Agreement, the Company shall provide Globe with a copy of the intended communication and provide Globe with a reasonable period of time to review and comment on the communication. The Company, on the one hand, and Globe and

Acquiror, on the other hand, agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Company and Globe.

Section 5.7 Regulatory Matters.

(a) Regulatory Filings. The Company shall consult with Globe in determining whether any action by or in respect of, or filing with, any Governmental Entity or other third parties is required, or any actions, consents, approvals or waivers are required to be obtained from any Governmental Entities, in connection with the consummation of the Acquisition or any other transactions contemplated by this Agreement. If and to the extent that such filings have not been made prior to the execution of this Agreement, as promptly as practicable after the date hereof, each of the Company and Globe shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required to be made with any Governmental Entity as a condition to consummation of, or otherwise required to be filed or submitted with any Governmental Entity in connection with, the Acquisition and the other transactions contemplated hereby, including: (i) Notification and Report Forms with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) as required by the HSR Act, (ii) any other filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required to be filed or submitted with any Governmental Entities by or under the Antitrust Laws of the jurisdictions set forth in Section 6.1(e) of the Company Disclosure Schedule or any other Legal Requirements relating to the Acquisition or any other transactions contemplated hereby, and (iii) the submission to CFIUS of a draft pre-filing and, at least five (5) Business Days thereafter and in coordination with the CFIUS staff thereafter, a joint voluntary notice pursuant to FINSA with respect to the Acquisition and any other transactions contemplated by this Agreement, as well as any additional or supplemental information requested by CFIUS or its member agencies during the CFIUS review (and, if applicable, investigation) process within three (3) Business Days of receiving such request, or within such longer period as permitted by CFIUS. Each of the Company, Globe and Acquiror shall use reasonable best efforts to cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.7(a) to comply in all material respects with all applicable Legal Requirements. Globe, Acquiror, the Company and their respective Subsidiaries and Affiliates shall use reasonable best efforts to substantially comply with any “second request” from the FTC or the DOJ in relation to the Notification and Report Forms filed by any of them under the HSR Act in connection with the Acquisition or any other transactions contemplated hereby, or any other similar request for additional information from any other Governmental Entity in relation to any other filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents filed or submitted by any of them with any Governmental Entity in connection with the Acquisition or any other transactions contemplated hereby as promptly as practicable after receipt of such “second request” or other similar request.

(b) Exchange of Information. The Company and Globe each shall use reasonable best efforts to promptly supply the other with any information which may be required in order to effectuate any filings or applications pursuant to Section 5.7(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement and applicable privileges, including the attorney-client privilege, each of Globe and Acquiror, on the one hand, and the Company, on the other hand, shall, where reasonably feasible, (i) consult with the other prior to taking a position with respect to any such filing or application, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals (collectively, “Briefings”) before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement) and (iii) coordinate with the other in preparing and exchanging such information. It is acknowledged and agreed that Globe and the Company shall have, except where prohibited by applicable Legal Requirements, joint responsibility for determining the strategy for dealing with any Governmental Entity with responsibility for reviewing the Acquisition, provided that, subject to the provisions of this Section 5.7(b) and except where prohibited by applicable Legal Requirements, Globe shall have sole responsibility for determining strategy with respect to CFIUS, any Antitrust Law and any ROC Approval. Subject to applicable Legal Requirements, no party hereto shall participate in any meeting with any Governmental Entity in respect of any such filings, applications, Briefings, investigations, proceedings or other inquiries without giving the other parties hereto prior notice of and an opportunity to attend and participate in such meeting. Notwithstanding anything to the contrary in this Section 5.7, each of the Company, Globe and Acquiror may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.7 as “outside counsel only.” Such competitively sensitive material and the information contained therein shall be given only to the outside legal counsel of the recipient unless express permission is obtained in advance from the source of the materials (Globe or the Company, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.7, materials provided to the other party hereto or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries or other competitively sensitive information.

(c) Notification. Each of the Company and Globe will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements and (iii) any notices of pending or contemplated investigations by or before a Governmental Entity relating to this Agreement, the Acquisition or any other transactions contemplated by this Agreement (including any proceedings initiated by a private party). Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.7(a), the Company or Globe, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(d) Reasonable Best Efforts. With the objective of enabling Globe, Acquiror and the Company to consummate the Acquisition and the other transactions contemplated hereby as expeditiously as possible after the date hereof (and in any event before the Termination Date), each of Globe, Acquiror and the Company will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to (i) obtain all consents, clearances, approvals, orders, authorizations, registrations, declarations and filings that are required to be obtained under the HSR Act and all other applicable Antitrust Laws (including the Antitrust Laws of the jurisdictions set forth in Section 6.1(e) of the Company Disclosure Schedule) and under FINSA that are a condition to the consummation of the Acquisition and the other transactions contemplated hereby, (ii) resolve any objections to the Acquisition or any other transactions contemplated hereby that may be raised by the FTC, the DOJ, CFIUS or any other Governmental Entity and (iii) avoid or eliminate each and every impediment to the Acquisition and any other transactions contemplated hereby under applicable Antitrust Laws that may be asserted by the FTC, the DOJ or any other Governmental Entities or under FINSA that may be asserted by CFIUS, provided that neither Globe nor Acquiror, on the one hand, nor the Company, on the other hand, shall have any obligation to litigate or contest any court proceeding or administrative litigation brought by any Governmental Entity. The Company shall not take or agree to take any action in connection with obtaining the consents, clearances, approvals, orders, authorizations, registrations, declarations and filings identified in the immediately preceding sentence without the prior written consent of Globe.

(e) No Application to Scheme and Offer. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 5.7 shall not apply to the obligations of the parties in respect of the Scheme of Arrangement to the extent they conflict with the terms of Article I, Section 5.1, Section 5.2 and Section 5.3 or the Offer to the extent they conflict with the terms of Article I and Annex I.

Section 5.8 Reasonable Best Efforts. Subject to the express provisions of Section 5.4, Section 5.7 and Section 5.16, and upon the other terms and subject to the conditions set forth herein, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, as expeditiously as possible after the date hereof (and in any event before the Termination Date), the Acquisition and the other transactions contemplated by this Agreement, including by using reasonable best efforts to: (a) cause the conditions precedent set forth in Article VI to be satisfied, (b) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and, subject to the limitations set forth herein, the taking of all steps and remedies as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) obtain the Necessary Consents and (d) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

Section 5.9 Notification of Certain Matters.

(a) By Globe.

(i) Globe shall give prompt notice to the Company of any representation or warranty made by it or Acquiror contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of it or Acquiror to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of it or Acquiror to effect the Acquisition or any other transaction contemplated by this Agreement not to be satisfied.

(ii) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the Effective Time and termination of this Agreement pursuant to its terms, Globe shall give prompt notice to the Company of any material notice or other material communication received by it from any Governmental Entity in connection with the transactions contemplated by this Agreement.

(iii) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the Effective Time and termination of this Agreement pursuant to its terms, Globe shall give prompt notice to the Company of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be likely to cause any condition to the obligations of Globe to effect the Acquisition or any other transaction contemplated by this Agreement not to be satisfied.

(iv) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the Effective Time and termination of this Agreement pursuant to its terms, Globe shall promptly advise the Company orally and in writing of actions, suits, claims or proceedings commenced or, to Globe’s knowledge, threatened against, relating to or involving or otherwise affecting Globe after the date hereof against Globe or any of its directors by any of its current or former shareholders (on their own behalf or on behalf of Acquiror) relating to this Agreement, the Acquisition or the other transactions contemplated hereby and shall keep Company reasonably informed on a current basis regarding any such actions, suits, claims or proceedings commenced or threatened. Globe shall give the Company the opportunity to consult regarding the defense or settlement of any such shareholder litigation and shall consider the Company’s views with respect to such shareholder litigation.

(b) By the Company.

(i) The Company shall give prompt notice to Globe of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of the Company to effect the Acquisition or any other transaction contemplated by this Agreement not to be satisfied.

(ii) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the Effective Time and termination of this Agreement pursuant to its terms, the Company shall give prompt notice to Globe of (A) any material notice or other material communication received by it from any Governmental Entity in connection with the transactions contemplated by this Agreement, (B) any notice or other written communication received by it from any Person, subsequent to the date of this Agreement and prior to the Effective Time, alleging any material breach of or material default under any Company Material Contract to which such party or any of its Subsidiaries is a party or (C) any notice or other written communication received by the Company or any of its Subsidiaries from any Person, subsequent to the date of this Agreement and prior to the Effective Time, alleging that the consent of such Person material to the operation of the Company and its Subsidiaries, taken as a whole, is or may be required in connection with the transactions contemplated by this Agreement.

(iii) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the Effective Time and termination of this Agreement pursuant to its terms, the Company shall give prompt notice to Globe of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be likely to cause any condition to the obligations of the Company to effect the Acquisition or any other transaction contemplated by this Agreement not to be satisfied.

(iv) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the Effective Time and termination of this Agreement pursuant to its terms, the Company shall promptly advise Globe orally and in writing of any actions, suits, claims or proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries after the date hereof against the Company, its Subsidiaries or any of their directors by any of its current or former shareholders (on their own behalf or on behalf of the Company or such Subsidiary) relating to this Agreement, the Acquisition or the other transactions contemplated hereby and shall keep each of Globe and Acquiror reasonably informed on a current basis regarding any such actions, suits, claims or proceedings commenced or threatened. The Company shall (a) consult with Globe with respect to the Company’s defense, (b) give Globe the opportunity to participate, at Globe’s expense in the defense and settlement of any such actions, suits, claims or proceedings commenced or threatened and (c) give due consideration to Globe’s advice with respect thereto. The Company shall not settle any such actions, suits, claims or proceedings commenced or threatened by shareholders (whether directly, derivatively or otherwise) without the prior written consent of Globe.

(c) Neither the delivery of any notice pursuant to this Section 5.9 nor the access to any information pursuant to Section 5.5 shall (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Company, Globe or Acquiror. The Company, on the one hand, and Globe and Acquiror, on the other hand, agree and acknowledge that the Company’s, on the one hand, and Globe’s and Acquiror’s, on the other hand, compliance or failure of compliance with this Section 5.9 shall not be taken into account for purposes of determining whether the condition referred to in Section 6.2(b) or Section 6.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 5.9, and such conditions shall be deemed automatically satisfied with respect to this Section 5.9.

Section 5.10 Third-Party Consents. Except as set forth in Section 5.10(a) of the Company Disclosure Schedule, the Company shall and shall cause each of its Subsidiaries to, on the one hand, and Globe and Acquiror shall each, on the other hand, use reasonable best efforts to give any material notices to third parties pursuant to, and use their reasonable best efforts to obtain any material third party consents, approvals or waivers required to be obtained from parties to, any Company Material Contracts in connection with consummation of the Acquisition; provided, however, that the Company, on the one hand, and Globe and Acquiror, on the other hand, shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts in connection with consummation of the Acquisition and in seeking any such actions, consents, approvals or waivers; provided, further, that this Section 5.10 shall not obligate the Company, Globe or Acquiror to obtain any consents, waivers or approvals which are conditioned upon any material payments or incurrence of other obligations or waiver of any rights by the Company unless any such payments, incurrence of obligations or waiver of rights are both (i) conditioned on the consummation of the Acquisition and (ii) consented to in writing by Globe; and provided, further, that, in the event that the Company shall fail to obtain any third party consent, approval or waiver required under any Company Material Contract, the Company shall use reasonable best efforts, and shall reasonably cooperate with Globe or Acquiror (provided that no such actions shall be required which are effective prior to the Effective Time), to minimize any adverse effect upon the Company, Globe, Acquiror, their respective Subsidiaries, Affiliates, and their respective businesses resulting, or which could reasonably be expected to result, from the failure to obtain such consent, approval or waiver. The Company, on the one hand, and Globe and Acquiror, on the other hand, agree and acknowledge that the Company’s, on the one hand, and Globe’s and Acquiror’s, on the other hand, compliance or failure of compliance with this Section 5.10 shall not be taken into account for purposes of determining whether the conditions referred to in Section 6.2(b) or Section 6.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 5.10, and such conditions shall be deemed automatically satisfied with respect to this Section 5.10.

Section 5.11 Company Equity Awards and Employee Benefits.

(a) Company RSUs. As of the Effective Time, or in the event the Acquisition is effected by way of the Offer, at the Offer Closing, except as otherwise agreed to by Globe and a holder of a Company Restricted Share Unit, each Company Restricted Share Unit that is issued and outstanding as of the Effective Time or Offer Closing, as applicable, shall, by virtue of the Acquisition and without any action on the part of any Company Restricted Share Unit holder, vest in its entirety and be converted into the right to receive, a cash payment with respect thereto equal to the Scheme Price, but subject to applicable withholding Taxes, and such payment shall be funded to the Company by Globe or the Acquiror at the Effective Time and payable as soon as reasonably practicable after the Effective Time or the Offer Closing, as applicable, but in no event later than ten (10) days after the Effective Time or the Offer Closing, as applicable. For purposes of the foregoing sentence, with respect to any award of Company Restricted Share Units that vests in whole or in part upon the achievement of one or more performance goals (notwithstanding that the vesting of such award of Company Restricted Share Units may also be conditioned upon the continued services of the holder thereof), the number of Company Restricted Share Units to be accelerated pursuant to such award shall be determined by assuming achievement of the applicable performance goal(s) at 100% of the target level. As of the Effective Time or Offer Closing, as applicable, all Company Restricted Share Units shall no longer be outstanding and shall automatically cease to exist, and each Company Restricted Share Unit holder shall cease to have any rights with respect thereto, except the right to receive the Scheme Price with respect to such Company Restricted Share Units, but subject to applicable withholding Taxes.

(b) Company Options. At the Effective Time or, in the event the Acquisition is effected by way of the Offer, at the Offer Closing, each Company Option whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the Effective Time or the Offer Closing, as applicable, shall, on the terms and subject to the conditions set forth in this Agreement, vest and terminate in its entirety at the Effective Time or the Offer Closing, as applicable, and the holder of each Company Option shall be entitled to receive therefor an amount in cash (subject to applicable withholding Taxes), funded to the Company by Globe or the Acquiror at the Effective Time and payable as soon as reasonably practicable after the Effective Time or the Offer Closing, as applicable (but in any event, no later than ten (10) days after the Effective Time or the Offer Closing, as applicable), equal to the product of (1) the excess, if any, of the Scheme Price over the exercise price per share of such vested Company Option, and (2) the number of Company Ordinary Shares underlying such Company Option. To the extent that the exercise price per share of a Company Option is equal to or higher than the Scheme Price, then such Company Option shall be terminated immediately prior to the Effective Time or the Offer Closing, as applicable, and the holder thereof shall be entitled to no consideration in connection with such cancellation.

(c) Required Actions. The Company shall take all actions necessary to effect the transactions contemplated by Section 5.11(a) and (b) under all Company Restricted Share Unit agreements, Company Option agreements and any other plan or arrangement of the Company, including delivering all required notices, obtaining any required consents and making any determinations and/or resolutions of the Board or a committee thereof. The Company and Globe will cooperate and coordinate with respect to any materials to be submitted to the holders of Company Restricted Share Units and Company Options in connection with any notice or consent required under Section 5.11(a) or (b).

(d) No Right to Acquire Shares. The Company shall take all actions necessary to ensure that from and after the Effective Time or the Offer Closing, as applicable, (i) neither Globe, Acquiror nor the Company will be required to deliver Company Ordinary Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options or Company Restricted Share Units after the Effective Time or the Offer Closing, as applicable and (ii) all Company Share Plans shall be completely terminated.

(e) Service Recognition; Maintenance of Benefits. From and after the Effective Time or the Acceptance Time, if the Acquisition is effected by way of the Offer, the Company shall, and Globe shall cause the Company to, use commercially reasonable efforts to recognize the prior service with the Company or its Subsidiaries of each employee of the Company or its Subsidiaries as of the Effective Time or the Acceptance Time, as applicable (the “Company Current Employees”) in connection with all employee benefit plans, programs or policies (including paid time off) of the Company, or its Subsidiaries in which the Company Current Employees are eligible to participate following the Effective Time or the Acceptance Time, as applicable, for purposes of eligibility (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or vesting of or eligibility for future equity based awards, or to the extent that such recognition would result in duplication of benefits). From and after the Effective Time or the Acceptance Time, as applicable, Globe or the Company shall provide Company Current Employees salary no less than, and benefits (including severance, health and welfare benefits but excluding equity-based awards) pursuant to employee benefit plans, programs, policies or arrangements maintained by Globe, the Company or any Subsidiary of Globe that are substantially equivalent in the aggregate to, those provided to employees of the Company immediately preceding the Effective Time, which salary and substantially equivalent benefits shall continue until at least twelve (12) months following the Effective Time or the Acceptance Time, as applicable. The Company shall, and Globe shall cause the Company to, maintain and perform under all severance programs and policies that are set forth on Section 5.11(e) of the Company Disclosure Schedule as in effect immediately preceding the Effective Time for the benefit of Company Current Employees for at least twelve (12) months following the Effective Time or the Acceptance Time, as applicable. From and after the Effective Time or the Acceptance Time, as applicable, the Company shall, and Globe shall cause the Company to, use commercially reasonable efforts to cause any pre-existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be inapplicable, taking into account service with the Company) under any group health plans of the Company or its Subsidiaries to be waived with respect to the Company Current Employees and their dependents to the extent waived under the corresponding plan in which such Company Current Employees participated immediately prior to the Effective Time or the Acceptance Time, as applicable, or, if more favorable, the plan in which they participate after the Effective Time or the Acceptance Time, as applicable.

(f) Termination of 401(k) Plans. Unless otherwise requested by Globe in writing prior to the Effective Time or the Acceptance Time, if the Acquisition is effected by way of the Offer, the Company shall cause to be adopted at least one (1) day prior to the anticipated Closing Date resolutions of the Board to cease all contributions to any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code maintained or sponsored by the Company or any of its Subsidiaries (collectively, the “401(k) Plans”), and to terminate the 401(k) Plans, effective on the day preceding the date on which the Effective Time or Acceptance Time, as applicable, occurs, but conditioned upon the occurrence of the closing of the Acquisition. The form and substance of such resolutions shall be subject to the review and approval of Globe, which shall not be unreasonably withheld, conditioned or delayed. The Company shall deliver to Globe an executed copy of such resolutions as soon as practicable following their adoption by the Board and shall fully comply with such resolutions.

(g) Amendment; No Third Party Beneficiaries. Nothing in this Agreement is intended to (i) be treated as an amendment to any particular Company Benefit Plan, (ii) prevent Globe or Acquiror from amending or terminating any of its benefit plans on or after the Effective Time or the Acceptance Time, as applicable, any Company Benefit Plan in accordance their terms, (iii) prevent Globe or Acquiror, after the Effective Time or the Acceptance Time, as applicable, from terminating the employment of any Company Employee, or (iv) create any third-party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Globe or Acquiror or the Company or under any benefit plan which Globe or Acquiror or the Company may maintain.

Section 5.12 Indemnification

(a) Indemnity. From and after the Effective Time or Offer Closing, as applicable, and ending on the sixth (6th) anniversary of the Effective Time or Offer Closing, as applicable, the Company shall indemnify, defend and hold harmless, all past and present directors and officers of the Company and its Subsidiaries or any of their predecessors in interest (in each case, when acting in such capacity) (collectively, the “Indemnified Parties”) against any costs, expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries and matters existing or occurring at or prior to the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted by applicable Law as it presently exists to the extent and in the manner currently provided for in the Company Charter Documents or any indemnification agreements with or for the benefit of any Indemnified Party that are set forth on Section 5.12 of the Company Disclosure Schedule, as in effect on the date of this Agreement. In the event of any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), (i) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any such proceeding or threatened action, suit, proceeding, investigation or claim, including any reasonable and documented out-of-pocket expenses incurred in enforcing such Indemnified Party’s rights under this Section 5.12(a), from the Company (within ten (10) days of receipt by the Company from an Indemnified Party of a request therefor) to the extent and in the manner currently provided for in the Company Charter Documents or the indemnification agreements that are set forth on Section 5.12 of the Company Disclosure Schedule as in effect of the date of this Agreement; provided, that any Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification, (ii) the Company shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim, unless such settlement, compromise or consent would be permitted under the applicable Legal Requirements and the Company Charter Documents and (iii) the Company shall have the right to control the defense of any such matter.

(b) Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror thereof, but the failure to so notify shall not relieve the Company of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Indemnified Party.

(c) The Company shall, to the fullest extent permitted by applicable Law, (i) include and cause to be maintained in effect in the Company Charter Documents for a period of six (6) years after the Effective Time or Offer Closing, as applicable, provisions regarding elimination of liability of directors, and indemnification of and advancement of expenses to directors and officers of the Company, no less favorable than those contained in the Company Charter Documents as of the date of this Agreement and (ii) maintain in effect any other indemnification agreements with or for the benefit of any Indemnified Party that are in existence on the date of this Agreement and that are set forth on Section 5.12 of the Company Disclosure Schedule.

(d) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, and in each such case, the Company shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.12.

(e) Insurance. For a period of six (6) years from the Effective Time or Offer Closing, as applicable, the Company shall maintain in effect the current policies of directors’ and officers’ liability insurance, fiduciary liability insurance and employee practices liability insurance (to the extent applicable to directors and officers of the Company and its Subsidiaries as of the date of this Agreement) (collectively, “D&O Insurance”) maintained by the Company and its Subsidiaries as of the date of this Agreement as set forth on Section 5.12(e) of the Company Disclosure Schedule or cause to be provided substitute policies or purchase “tail” policies, in either case of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time or Offer Closing, as applicable; provided, however, that after the Effective Time or Offer Closing, as applicable, the Company shall not be required to pay with respect to D&O Insurance in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the D&O Insurance coverage required to be obtained pursuant hereto, but in such case, shall purchase D&O Insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for such amount; provided, further, that if the Company purchases “tail” policies and the coverage thereunder costs more than 300% (per coverage year) of such last annual premium, the Company shall purchase D&O Insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for such amount. At the Company’s option, the Company may purchase, prior to the Effective Time or Offer Closing, as applicable and subject to the foregoing 300% annual premium limitation, six (6) year prepaid “tail” policies on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current D&O Insurance policies maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time or Offer Closing, as applicable, covering without limitation the transactions contemplated hereby, provided that such “tail” policies are substantially equivalent to the quotes received by the Company prior to the date hereof and disclosed in Section 5.12(e) of the Company Disclosure Schedule. If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time or Offer Closing, as applicable, then the Company shall pay for such policies and maintain such policies in full force and effect, for their full term, and honor all obligations thereunder or any successor thereof.

(f) Notwithstanding anything herein to the contrary, if any proceeding or threatened action, suit, proceeding, investigation or claim (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth (6th) anniversary of the Effective Time or Offer Closing, as applicable, the provisions of this Section 5.12 shall continue in effect until the final disposition of such proceeding or threatened action, suit, proceeding, investigation or claim.

(g) Third-Party Beneficiaries. This Section 5.12 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on the Company and its successors and assigns. The obligations under this Section 5.12 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Indemnified Party (or any other Person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.12(e)) without the prior written consent of such affected Indemnified Party or other Person. In the event “tail” policies have not been purchased and the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that such other Person or the successor and assign of Globe, Acquiror or the Company honors their respective obligations set forth in this Section 5.12.

Section 5.13 Section 16 Matters. Prior to the Effective Time or the Acceptance Time, as applicable, Globe, Acquiror and the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any dispositions of Company Ordinary Shares (including derivative securities with respect to the Company Ordinary Shares) resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Stock Exchange Delisting. Prior to the Effective Date or Offer Closing, as applicable, the Company shall cooperate with Globe and Acquiror and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Company of the Company Ordinary Shares from the NASDAQ and the deregistration of the Company Ordinary Shares under the Exchange Act as promptly as practicable after the Effective Time or Offer Closing, as applicable.

Section 5.15 Takeover Laws. Subject to Section 5.4, the Company shall take all reasonable action necessary to ensure that no Takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated hereby (except the Offer). Subject to Section 5.4, if any Takeover Law is or may become applicable to the Acquisition or any of the other transactions contemplated by this Agreement (except the Offer), the Company and the Board shall grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions. “Takeover Law” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Business Combination,” or other similar anti-takeover Laws.

Section 5.16 Financing Cooperation.

(a) Globe shall use its reasonable best efforts to (i) arrange the Debt Financing on the terms and conditions described in the Commitment Letters, (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained in the Commitment Letters (the “Financing Agreement”), which agreements shall be in effect as promptly as practicable after the date hereof, but in no event later than the Scheme Meeting, and (iii) consummate the Debt Financing no later than the Acceptance Time or the Effective Time, as applicable. In furtherance of the foregoing, Globe shall, and shall cause Acquiror and Sino-American Silicon Products Inc. (“SAS”) to, and Acquiror shall, satisfy all conditions precedent in the Commitment Letters and the Financing Agreement within Globe’s, Acquiror’s or SAS’s control, as applicable. Prior to the Effective Time, Globe shall not, and Acquiror shall not, enter into or accept any loans from any shareholder, including SAS, that are not by their terms subordinated in a manner that satisfies the condition relating thereto provided for in the Commitment Letters. None of the terms of the Commitment Letters (except as contemplated by this Section 5.16) shall be amended, modified or waived after the date hereof in a manner that could reasonably be expected to delay or prevent the consummation of the transactions contemplated hereunder. Notwithstanding the foregoing, Globe shall have the right from time to time to amend, supplement or otherwise modify, or waive any of its rights under, the Commitment Letters, or enter into other financing arrangements as an alternative to the Debt Financing; provided that Globe shall not enter into any such amendment, supplement, modification, waiver or alternative if such amendment, supplement, modification, waiver or alternative imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Debt Financing, or otherwise expands, amends or modifies any other provision of the Commitment Letters, in a manner that would (i) adversely affect the ability of Globe to fund its obligations when due under this Agreement, (ii) adversely affect the ability of Globe to enforce its rights under the terms of the Commitment Letters or the Financing Agreement or (iii) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing or similar fees) (unless the Debt Financing is increased by a corresponding amount no later than the date of such amendment, modification or waiver). Subject to the immediately preceding sentence, Globe may amend the Commitment Letters or the Financing Agreement to add additional lenders, arrangers, bookrunners, and agents or in a manner that would not adversely affect the ability of Globe to fund its obligations when due under this Agreement. Globe and Acquiror shall each, and shall each cause their respective Subsidiaries to, refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the Commitment Letters or in the Financing Agreement.

(b) In the event that any portion of the Debt Financing becomes unavailable in the manner or from the sources contemplated in the Commitment Letters, (A) Globe shall immediately notify the Company and (B) Globe shall use its reasonable best efforts to arrange to obtain any such financing from alternative sources, on terms that are no more adverse to the Company, as promptly as practicable following the occurrence of such event, including obtaining a new financing commitment letter or financing commitment letters with respect to such alternative Debt Financing (the “New Commitment Letter”; and in the event any such New Commitment Letters are obtained, any reference in this Agreement to the “Debt Financing” shall include the debt financing contemplated by the New Commitment Letter and any reference in this Agreement to the Commitment Letters shall be deemed to include the Commitment Letters (or portions thereof) which are not superseded by a New Commitment Letter at the time in question and the New Commitment Letter to the extent then in effect) and entering into definitive agreements with respect thereto (the “New Financing Agreements”). Globe shall use its reasonable best efforts, and shall cause its Subsidiaries, to comply with the terms, and satisfy on a timely basis the conditions, of the Commitment Letters, any alternative financing commitments, the Financing Agreement or the New Financing Agreement, as applicable, and any related fee and engagement letters. Globe shall (x) furnish to the Company complete, correct and executed copies of the Financing Agreement or the New Financing Agreements, if applicable, promptly upon their execution, (y) give the Company prompt notice of any breach by any party of any of the Commitment Letters, any alternative financing commitment or the Financing Agreement or the New Financing Agreements, as applicable, of which Globe becomes aware or any termination thereof and (z) otherwise keep the Company reasonably informed of the status of Globe’s efforts to arrange the Debt Financing (or any replacement thereof) and, without limiting the generality of the foregoing, provide the Company prompt notice: (A) if Globe or Acquiror becomes aware that any of the Commitment Letters cease to be in full force and effect and the legal, valid, binding and enforceable obligations of Globe, Acquiror or of the other parties thereto; (B) if any portion of the Debt Financing becomes unavailable in the manner or from the sources contemplated in the Commitment Letters; (C) upon the occurrence of any event or development that Globe or Acquiror expects to, or that would reasonably be expected to, have a material and adverse impact on the ability of Globe or Acquiror to obtain all or any portion of the Debt Financing in the manner or from the sources contemplated in the Commitment Letters or (D) upon receipt of any written notice or other written communication of the refusal or threatened refusal by any party to any Commitment Letter to provide its portion of the Debt Financing contemplated by such Commitment Letter, or any material dispute between or among any parties to, or breach or default by any party to any Commitment Letter or definitive document related to the Debt Financing.

(c) From and after the date of this Agreement, the Company, each of its Subsidiaries and each of their respective Representatives will provide such cooperation as is reasonably requested by Globe in connection with the Debt Financing, including (a) causing appropriate officers and employees of the Company and each of its Subsidiaries (i) to be available on a customary basis to meet with prospective lenders, rating agencies and investors in presentations, meetings, road shows and due diligence sessions, (ii) to assist with the preparation of disclosure documents, offering documents, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents in connection therewith (including permitting the use of the Company’s and its Subsidiaries’ logo therein provided that such logos are used solely in a manner that is not intended or reasonably likely to harm the Company or its Subsidiaries’ or the reputation or goodwill thereof), (iii) to furnish Globe and its financing sources with financial statements and financial and other pertinent information regarding the Company and each Subsidiary, to the extent available and as may be reasonably requested by Globe to consummate the bank financing (including the Debt Financing), (iv) to assist Globe and Acquiror in obtaining customary certificates, pay-off letters, and legal opinions (provided that none of the Company’s outside or internal legal counsel shall be required to deliver any such legal opinion) or other documents, effective as of Effective Time or the Acceptance Time, as applicable, as may be reasonably requested by Globe and Acquiror in connection with the financing, (v) to assist Globe in obtaining any waivers, consents and approvals, effective as of Effective Time or the Acceptance Time, as applicable, from other parties to

Contracts and Liens to which the Company or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound or subject, and (vi) to take all other actions reasonably necessary to permit the consummation of the financing (including the Debt Financing) and to satisfy any conditions precedent thereto and (b) assisting Globe and Acquiror in obtaining the cooperation of the independent certified public accountants of the Company and its Subsidiaries to provide assistance to Globe and Acquiror, including (i) providing the consents required under applicable securities laws to the use of their audit reports relating to the Company and its Subsidiaries in a public offering document, (ii) participating in customary due diligence sessions that may be conducted by the underwriters of any securities offering and (iii) providing any necessary “comfort letters” and to prepare and deliver other customary documents and instruments. Notwithstanding anything to the contrary in this Section 5.16(c), the Company and its Subsidiaries shall not be required to provide cooperation that unreasonably interferes with the ongoing operations of the Company or its Subsidiaries. All non-public or otherwise confidential information regarding the Company, its Subsidiaries and their businesses obtained by Globe and Acquiror and their financing sources pursuant to this Section 5.16(c) shall be kept confidential in accordance with the Confidentiality Agreement and the provisions of this Agreement, except that Globe and Acquiror shall be permitted to disclose such information to potential sources of capital, arrangers, rating agencies, prospective lenders and investors and their respective employees and Representatives in connection with the Debt Financing so long as such persons agree to be bound by the Confidentiality Agreement; provided that, without limiting the Company’s obligations pursuant to Section 5.7 and Section 5.8, prior to the Effective Time, in no event shall any such information be included or incorporated by reference in any registration statement, prospectus or other document filed by Globe or Acquiror with the SEC.

(d) Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries (i) to take any action that would reasonably be expected to conflict with or violate the Company Charter Documents (or equivalent organizational documents of a Subsidiary of the Company) or any applicable Law (including the Singapore Code, where applicable) or result in the breach of any Contract to which the Company or such Subsidiary is a party, (ii) prior to the Effective Time or the Acceptance Time, as applicable, to pay any commitment, similar fee, or other amount, or to reimburse any third party expenses, enter into any agreements, or provide any representations, warranties or indemnities in connection with any such Debt Financing (except to the extent Globe or Acquiror promptly reimburses (in the case of out-of–pocket costs) or provides, in advance, the funding (in all other cases) to the Company or any such Subsidiary therefor, (iii) prior to the Effective Time or the Acceptance Time, as applicable, to have, incur or assume any liability or obligation in connection with the Debt Financing, (iv) to prepare separate financial statements for any Subsidiary of the Company or change any fiscal period, or to prepare any financial reports, statements or analyses that are not prepared by, or reasonably available to, the Company and its Subsidiaries in the ordinary course of business, (v) to provide any projections or financial forecasts prepared by the Company or any of its Subsidiaries with respect to the business and properties of the Company and its Subsidiaries, (vi) to provide access or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any Subsidiary, or that the Company and its Subsidiaries are not otherwise required to provide or disclose pursuant to Section 5.5(b), or (vii) take any corporate action (such as board resolutions or other similar consents of any governing body) in order to approve the Debt Financing, any definitive agreement with respect thereto or any other matter or agreement in connection with the Debt Financing, other than any such corporate action that becomes effective only upon the Effective Time or the Acceptance Time, as applicable. None of the Company, its Subsidiaries or their respective Representatives shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing agreement to be entered into in connection with the Debt Financing that is (i) not contingent upon the Closing or that would be effective prior to the Effective Time or the Acceptance Time, as applicable and (ii) not in compliance with, or not permitted by, applicable Singapore laws, including without limitation applicable Singapore laws relating to the provision of financial assistance by a company in connection with or related to the acquisition of its shares. For the avoidance of doubt, nothing in this Section 5.16 shall oblige the directors of the Company to undertake any action or pass any resolution to approve the provision of any financial assistance by the Company in connection with the Debt Financing in contravention of their respective duties under applicable Singapore laws.

(e) Each of Globe and Acquiror (x) acknowledges and agrees that, prior to the Effective Time, the Company, its Subsidiaries and their respective Representatives will not have any responsibility for, or incur any liability to any Person under, the Debt Financing that Globe may raise in connection with the transactions contemplated by this Agreement, (y) shall, promptly upon written request by the Company, reimburse the Company for all documented out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company or its Subsidiaries in performing their obligations under this Section 5.16, and shall indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers and Representatives for any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred in connection with the arrangement of the Debt Financing, or any assistance or activities, or information provided, in connection therewith, including the performance of any obligations under this Section 5.16, and that each such Person is intended to be a third-party beneficiary of this Section 5.16(e).

(f) Notwithstanding this Section 5.16 or anything in this Agreement to the contrary, the parties agree and acknowledge that the completion of the Debt Financing or any other financing is not a condition to the consummation of the Acquisition. Each of Globe and Acquiror acknowledges and agrees that the conditions set forth in Article VI, as any of the same apply to the obligations of the Company pursuant to this Section 5.16, shall automatically be deemed satisfied and any action or omission of the Company, any of its Subsidiaries or any of their Representatives pursuant to this Section 5.16 shall, subject to Section 8.9(c), in no way affect, or present a defense of any kind to, the Company’s rights to consummate this Agreement pursuant to Article VIII, to collect the Globe Termination Fee, or to otherwise enforce its rights pursuant to this Agreement.

Section 5.17 Certain Globe Matters. Prior to the Effective Time, Globe (a) will cause the conditions set forth in its bylaws relating to its and its subsidiaries’ investment in securities (both in total and with respect to a single security) (the “Globe Bylaw Condition”) to continue to be satisfied, assuming for this purpose the consummation of the Acquisition, and (b) will not take or permit to be taken any action that would cause, the consummation of the Acquisition to violate the Globe Bylaw Condition.

Section 5.18 Escrow Matters. Concurrently with the execution of this Agreement, (i) the Company, Globe, Acquiror and Mega International Commercial Bank Co. Ltd., Foreign Department (the “Account Bank”) and Mega International Commercial Bank Co. Ltd., Trust Department (the “Escrow Agent”) are entering into an escrow agreement (the “Escrow Agreement”) providing for the administration of an escrow account and (ii) Globe has deposited into an escrow account maintained by the Account Bank and escrowed by the Escrow Agent an amount equal to US$40,000,000 (such aggregate amount, the “Escrow Fund”), as collateral and security for the payment of the Globe Termination Fee in accordance with this Agreement and the Escrow Agreement. The funds held in the Escrow Fund shall be held by the Account Bank and escrowed by the Escrow Agent until the earlier to occur of (a) the Closing Date, on which date, promptly following the Effective Time, the Company and Globe shall execute and deliver to the Escrow Agent a joint written instruction directing that the Escrow Fund be released to such account or accounts designated in writing by Globe to the Escrow Agent, (b) the date on which this Agreement is validly terminated, at which time, the Company and Globe shall execute and deliver to the Escrow Agent a joint written instruction directing that the Escrow Fund be released (y) to such account or accounts designated in writing by the Company to the Escrow Agent, if the Globe Termination Fee is payable pursuant to Section 7.3(b)(iv), or (z) to such account or accounts designated in writing by Globe to the Escrow Agent, if the Globe Termination Fee is not payable pursuant to Section 7.3(b)(iv) or (c) such release of funds otherwise provided for by the Escrow Agreement.

ARTICLE VI

CONDITIONS TO THE SCHEME OF ARRANGEMENT

Section 6.1 Conditions to the Obligations of Each Party to Effect the Scheme of Arrangement. The respective obligations of each party to this Agreement to consummate the Scheme of Arrangement shall be subject to the satisfaction (or waiver, if permissible under applicable Legal Requirements) on or prior to the Effective Time of the following conditions:

(a) Company Shareholder Approval. The Scheme of Arrangement shall have received the requisite approval from holders of Company Ordinary Shares in compliance with the requirements of Section 210(3) of the Companies Act and under all other applicable Legal Requirements (the “Company Shareholder Approval”).

(b) Scheme Court Order. The Court shall have granted the Scheme Court Order and such Scheme Court Order shall have become final.

(c) ACRA Registration. The Company shall have completed the lodgment of the Scheme Court Order with ACRA.

(d) No Prohibitive Legal Requirements or Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Acquisition illegal or otherwise prohibiting, restraining or enjoining the consummation of the Acquisition.

(e) Regulatory Approvals. All approvals, authorizations, clearances, licenses, orders, confirmations, consents, exemptions, grants, permissions, recognitions and waivers set forth on Section 6.1(e) of the Company Disclosure Schedule shall have been duly obtained, made or given and shall be in full force and effect and not subject to appeal, and all terminations or expirations of applicable waiting periods (and any extensions thereof) imposed by any Governmental Entity with respect to the transactions contemplated hereby (including the HSR Act) shall have expired or been terminated.

(f) CFIUS. With respect to the filing with CFIUS, one of the following shall have occurred: (i) the parties hereto shall have received written notification from CFIUS that the Acquisition and the other transactions contemplated by this Agreement are not covered transactions under FINSA; (ii) the parties hereto shall have received written confirmation from CFIUS that it has completed its review or, if applicable, investigation under FINSA and determined that there are no unresolved national security concerns with respect to the Acquisition and the other transactions contemplated by this Agreement; or (iii) following an investigation, CFIUS shall have reported the Acquisition and the other transactions contemplated by this Agreement to the President of the United States and (x) the President of the United States shall have announced his decision not to suspend, block or prohibit the Acquisition and the other transactions contemplated by this Agreement or (y) the period under FINSA during which the President of the United States may announce his decision to take action to suspend, block or prohibit the Acquisition and the other transactions contemplated by this Agreement shall have expired without any such action being announced or taken (the “CFIUS Approval”).

Section 6.2 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Scheme of Arrangement shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Globe and Acquiror contained in this Agreement (other than the representations of Globe and Acquiror set for in Section 3.1 (Organization; Standing and Power) and Section 3.2 (Authority; Non-Contravention; Necessary Consents)) shall be true and correct in all respects (without giving effect to any “materiality,” “Acquiror Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date except (A) where the failures of any such representations and warranties to be so true and correct have not had an Acquiror Material Adverse Effect and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date); provided, that the representations and warranties of Globe contained in Section 3.1 (Organization; Standing and Power) and Section 3.2 (Authority; Non-Contravention; Necessary Consents) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date). The Company shall have received a certificate with respect to the foregoing signed on behalf of Acquiror by an authorized executive officer of each of Globe and Acquiror.

(b) Agreements and Covenants. Globe and Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate with respect to the foregoing signed on behalf of Globe and Acquiror by an authorized executive officer of each of Globe and Acquiror.

Section 6.3 Additional Conditions to the Obligations of Globe and Acquiror. The obligations of Globe and Acquiror to consummate the Scheme of Arrangement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Globe:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (other than the representations of the Company set forth in Section 2.1(a) (Organization; Standing and Power), Section 2.1(b) (Charter Documents), the second and third sentences of Section 2.1(d) (Subsidiaries), Section 2.2 (Capital Structure), Section 2.3(a) and (b)(i) (Authority; Non-Contravention) and Section 2.10 (Brokers’ and Finders’ Fees)) shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties other than those contained in Section 2.5(a)) as of the date of this Agreement and the Closing Date as though made on and as of such date except (A) for failures to be true and correct that, in the aggregate for all such failures, have not had a Company Material Adverse Effect and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date); provided, that the representations and warranties of the Company contained in Section 2.1(a) (Organization; Standing and Power), Section 2.1(b) (Charter Documents), the second and third sentences of Section 2.1(d) (Subsidiaries), Section 2.2 (Capital Structure), Section 2.3(a) and (b)(i) (Authority; Non-Contravention) and Section 2.10 (Brokers’ and Finders’ Fees) shall be true and correct in all respects (except, with respect to Section 2.2, to the extent that such inaccuracies would be de minimis in the aggregate) as of the date of this Agreement and the Closing Date as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date). Acquiror shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized executive officer of the Company.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Acquiror shall have received a certificate to such effect signed on behalf of the Company by an authorized executive officer of the Company.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) No Governmental Proceedings. There shall not be any (i) pending suit, action or proceeding challenging or seeking to restrain or prohibit the consummation of the Scheme of Arrangement or any of the other transactions contemplated by this Agreement or (ii) pending suit, action or proceeding seeking to require Globe, Acquiror or the Company or any of their Subsidiaries or Affiliates to effect any remedial measures that Acquiror is not required to accept pursuant to Section 5.7.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated, and the Acquisition may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the shareholders of the Company:

(a) by mutual written consent duly authorized by the boards of directors of the Company and Globe;

(b) by either Globe or the Company if the Acquisition shall not have been consummated by 11:59 p.m. (New York City Time) on May 17, 2017 (the operative date upon which this Agreement becomes terminable pursuant to this Section 7.1(b) being referred to herein as the “Termination Date”); provided, that if, prior to the Termination Date, all of the conditions to the Scheme of Arrangement set forth in Article VI have been satisfied or waived, as applicable, or for conditions that by their nature are to satisfied at the Effective Time, shall then be capable of being satisfied, other than any condition set forth in Section 6.1(d), (e) or (f), either the Company or Globe may, prior to 11:59 p.m. (New York City Time) on the Termination Date, extend the Termination Date to a date that is ninety (90) days after the Termination Date (and if so extended, such later date shall be the Termination Date); provided further, however, that (i) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party hereto whose action or failure to fulfill any covenant or obligation under this Agreement has been the primary cause of any of the conditions to the consummation of the transactions contemplated hereby set forth in Article VI having failed to be satisfied or fulfilled on or prior to the Termination Date, and such action or failure to fulfill any covenant or obligation constitutes a material breach of this Agreement;

(c) by either Globe or the Company if a Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect, (ii) has the effect of making the Acquisition illegal or otherwise prohibiting, restraining or enjoining the consummation of the Acquisition and (iii) is final and nonappealable; provided, that (A) the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have complied with its obligations under Section 5.7(d) to have any such Law, statute, rule, regulation, executive order, decree, injunction or other order vacated or lifted or removed and (B) the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party hereto whose breach or failure to perform or comply with any obligation under this Agreement was the primary cause of, or the primary factor that resulted in, the issuance of such Law, statute, rule, regulation, executive order, decree, injunction or other order;

(d) by either Globe or the Company if (i) Acquiror has not commenced the Offer and (ii) either (A) the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Scheme Meeting or at any adjournment or postponement thereof at which the applicable vote is taken or (B) the Court refuses to grant the Scheme Court Order; provided, that the right to terminate this Agreement pursuant to this Section 7.1(d)(B) shall not be available to a party hereto if such party shall have failed to comply in all material respects with its obligations under Section 5.1(a) or Section 5.1(b), as applicable;

(e) by the Company, upon a breach by Globe or Acquiror of any representation, warranty, covenant or agreement on the part of Globe or Acquiror set forth in this Agreement, or if any representation or warranty of Globe or Acquiror shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in any of Globe’s or Acquiror’s representations and warranties or breach by Globe or Acquiror is curable by Globe or Acquiror prior to the Termination Date, then the Company may not terminate this Agreement under this Section 7.1(e) prior to sixty

(60) days following the receipt of written notice from the Company to Globe of such inaccuracy or breach; provided, further, that Globe and Acquiror exercise commercially reasonable efforts to cure such breach through such sixty (60) day period (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached any of its representations, warranties, covenants or agreements contained in this Agreement or if such inaccuracy or breach by Globe or Acquiror is cured in all material respects within such sixty (60) day period);

(f) by Globe, upon a breach by the Company of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) (or, if Globe elects to effect the Acquisition by way of the Offer with the consent of the Company pursuant to and in accordance with the terms of this Agreement, the conditions set forth in clause (c) of Annex II, to the extent that such conditions have been cleared by SIC) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the Termination Date, then Globe may not terminate this Agreement under this Section 7.1(f) prior to sixty (60) days following the receipt of written notice from Acquiror to the Company of such inaccuracy or breach; provided, further, that the Company exercises commercially reasonable efforts to cure such breach through such sixty (60) day period (it being understood that Globe may not terminate this Agreement pursuant to this Section 7.1(f) if it shall have materially breached any of its representations, warranties, covenants or agreements contained in this Agreement or if such inaccuracy or breach by the Company is cured in all material respects within such sixty (60) day period);

(g) by Globe if a Triggering Event shall have occurred. For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Board or any committee thereof shall for any reason have made a Change of Recommendation, (ii) if Globe elects to commence the Offer with the consent of the Company pursuant to and in accordance with this Agreement and the Company shall have failed to file the Schedule 14D-9 as required under Section 1.02(a) of Annex I, (iii) the Company shall have failed to include: (A) in the Scheme Document the recommendation of the Board in favor of the approval of the Scheme of Arrangement and this Agreement and/or (B) if Globe elects to commence the Offer with the consent of the Company pursuant to and in accordance with this Agreement, in the Schedule 14D-9 the recommendation of the Board that Company shareholders tender their Company Ordinary Shares in the Offer, (iv) the Company shall have entered into any Acquisition Agreement, (v) the Company shall have publicly announced its intention to do any of the foregoing, or (vi) the Company shall have committed a material breach of the provisions of Section 5.4;

(h) by the Company if: (i) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Effective Time, but each of which is capable of being, and is reasonably expected to be, satisfied at the Effective Time, or conditions that are within the control of Globe), (ii) the Company has irrevocably confirmed in writing to Globe that it is ready, willing and able to consummate the Acquisition (and the Company shall not have delivered written notice purporting to revoke such notice) and (iii) Globe does not then have readily available the Required Amount and Globe and Acquiror otherwise fail to consummate the transactions contemplated by this Agreement by 5:00 p.m. New York City time on the third (3rd) Business Day following receipt of such written notice from the Company; and

(i) by the Company, provided that the Company has complied in all material respects with its obligations under Section 5.3 and Section 5.4, at any time prior to obtaining the Company Shareholder Approval at the Scheme Meeting or any adjournment or postponement thereof, in order to concurrently enter into a definitive Acquisition Agreement providing for a Superior Offer, if prior to or concurrently with such termination, the Company pays the Termination Fee (as defined in Section 7.3(b)(i)) due under Section 7.3(b)(i).

Section 7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall become null and void and of no further force or effect without liability or obligation on the part of any party hereto (or any Affiliate of such party and such party’s and its Affiliates’ respective Representatives), except as set forth in Section 5.5(a), Section 5.16(e), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties hereto contained in the Confidentiality Agreement, which agreement shall survive termination of this Agreement in accordance with its terms.

Section 7.3 Fees and Expenses.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated.

(b) Payments.

(i) In the event that this Agreement is terminated by (A) Globe pursuant to Section 7.1(g), then the Company shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay Globe a fee equal to U.S. $19,200,000 in immediately available funds (the “Termination Fee”), or (B) the Company pursuant to Section 7.1(i), then the Company shall, on the date of such termination, pay Globe the Termination Fee, in each case by wire transfer of immediately available U.S. dollars to the applicable account or accounts designated in writing to the Company by Globe.

(ii) In the event this Agreement is terminated pursuant to Section 7.1(b) or Section 7.1(d), or by Globe pursuant to Section 7.1(f) and following the date hereof and (x) prior to the Scheme Meeting in the event of a termination of this Agreement pursuant to Section 7.1(d) and (y) prior to such termination in the event of a termination pursuant to Section 7.1(b) or (f), as the case may be, any Acquisition Proposal with respect to the Company shall have been made known to the Company or publicly disclosed and, in either case, not withdrawn, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal in respect of the Company which is not withdrawn, and (A) within twelve (12) months following the termination of this Agreement an Alternative Transaction involving the Company is consummated or (B) within twelve (12) months following the termination of this Agreement the Company enters into a Contract providing for an Alternative Transaction involving the Company that is subsequently consummated, then the Company shall promptly pay Globe the Termination Fee, but in no event later than two (2) Business Days after the first to occur of (A) or (B) (and in the case of (B), only upon the consummation of such Alternative Transaction) (it being understood that only one Termination Fee shall be payable in the event that (A) and (B) both occur) by wire transfer of immediately available U.S. dollars to the applicable account or accounts designated in writing to the Company by Globe.

(iii) Notwithstanding anything to the contrary in this Agreement, if Globe receives the Termination Fee pursuant to Section 7.3(b)(i) or Section 7.3(b)(ii), such payment (plus any amount payable pursuant to Section 7.3(b)(vi)) shall be the sole and exclusive remedy of Globe and Acquiror against the Company and its Subsidiaries and their respective former, current or future partners, shareholders, managers, members, Affiliates and Representatives (each a “Company Related Party”) and no Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; provided, however, that if Globe receives any payments from the Company in respect of any breach of this Agreement and thereafter Globe receives the Termination Fee pursuant to Section 7.3(b)(i) or Section 7.3(b)(ii), the amount of such Termination Fee shall be reduced by the aggregate amount of such payments made by the Company in respect of any such breaches. Subject only to Globe’s and Acquiror’s entitlement to specific performance as set forth in Section 8.9, in the event the Termination Fee is paid, the maximum aggregate liability of the Company and any Company Related Party under or in respect of this Agreement or the transactions related hereto shall be an amount equal to the Termination Fee plus any amount payable pursuant to Section 7.3(b)(vi).

(iv) In the event that this Agreement is terminated pursuant to (A) Section 7.1(h), (B) Section 7.1(e) as a result of the breach by Globe or Acquiror of the representations set forth in Section 3.2(e) or the covenants set forth in Section 5.17, (C) Section 7.1(c), provided that the Governmental Entity referred to therein has acted with respect to CFIUS, any Antitrust Law or any ROC Approval or (D) Section 7.1(b) and, at the time of such termination pursuant to Section 7.1(b) (x) all of the conditions to the Scheme of Arrangement set forth in Article VI have been satisfied or waived, as applicable (other than (I) conditions that by their nature are to be satisfied at the Effective Time, provided that such conditions shall then be capable of being satisfied and (II) conditions that are within the control of Globe or Acquiror), other than any one or more of the conditions set forth in Section 6.1(e), Section 6.1(f) or, solely with respect to CFIUS, any Antitrust Law or any ROC Approval, Section 6.1(d) or Section 6.3(d) or (y) in the event that Globe has elected to effect the Acquisition by way of the Offer with the consent of the Company pursuant to and in accordance with the terms of this Agreement, the Offer Conditions described Annex II have been satisfied or waived (other than (I) conditions that by their nature are to be satisfied at the expiration of the Offer, provided that such conditions shall then be capable of being satisfied and (II) conditions that are within the control of Globe or Acquiror), other than any Offer Conditions described in clauses (e) or (f) of Annex II, or, solely with respect to CFIUS, any Antitrust Law or any ROC Approval, clause (d) of Annex II, then in each case described in the foregoing clauses (A), (B), (C) and (D), Globe and the Company shall promptly, but in no event later than two (2) Business Days after the date of such termination, execute and deliver to the Escrow Agent a joint written instruction to release to the Company from the funds held in the Escrow Fund an amount equal to U.S. $40,000,000 in immediately available funds (the “Globe Termination Fee”) to the applicable account or accounts designated in such joint written instruction to the Escrow Agent.

(v) Notwithstanding anything to the contrary in this Agreement, if the Company receives the Globe Termination Fee pursuant to Section 7.3(b)(iv) such payment (plus any amount payable pursuant to Section 7.3(b)(vi)) shall be the sole and exclusive remedy of the Company against Globe and its Subsidiaries and their respective former, current or future partners, shareholders, managers, members, Affiliates and Representatives (each a “Globe Related Party”) and no Globe Related Party shall have any further liability or obligation, relating to or arising out of this Agreement or the transactions contemplated hereby; provided, however, that if the Company receives any payments from Globe or Acquiror in respect of any breach of this Agreement and thereafter the Company receives the Globe Termination Fee pursuant to this Section 7.3(b)(iv), the amount of such Globe Termination Fee shall be reduced by the aggregate amount of such payments made by Globe or Acquiror in respect of any such breaches. Subject only to the Company’s entitlement to specific performance as set forth in Section 8.9, the maximum aggregate liability of Globe, Acquiror and the Globe Related Parties under or in respect of this Agreement or the transactions related hereto shall be an amount equal to U.S. $40,000,000 plus any amount payable pursuant to Section 7.3(b)(vi).

(vi) Interest and Costs. Each of Globe, Acquiror and the Company acknowledges that the agreements contained in this Section 7.3(b) are integral parts of the transactions contemplated by this Agreement, and that, without these agreements, none of Globe, Acquiror or the Company would enter into this Agreement. Accordingly, if a party fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, another party hereto makes a claim that results in a judgment against the party failing to pay the amounts set forth in this Section 7.3(b), such failing party shall pay the claiming party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with obtaining such amounts, together with interest on the amounts set forth in this Section 7.3(b) from the date such payment becomes due pursuant to this Section 7.3(b) to the date paid at the prime rate published in the Wall Street Journal on the date such payment was required to be made.

(vii) Certain Definitions. For the purposes of this Section 7.3(b) only, “Alternative Transaction” with respect to the Company, shall mean the transactions contemplated by an Acquisition Proposal (other than the transactions contemplated by this Agreement); provided, that for the purpose of this definition, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.4(g)(i), except that references to “15%” therein shall be deemed to be references to “50%”.

(viii) Each of the Company, Globe and Acquiror acknowledges and agrees that, notwithstanding anything expressed or implied in this Agreement or elsewhere, in no event shall (i) the Company be required to pay the Termination Fee on more than one occasion or (ii) Globe be required to pay the Globe Termination Fee on more than one occasion.

Section 7.4 Amendment. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with this Agreement and the Acquisition by the shareholders of the Company; provided, however, after such approval, no amendment shall be made which by applicable Legal Requirements or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders of the Company without such further approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Globe, Acquiror and the Company.

Section 7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken or authorized by its board of directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties hereto. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties of Acquiror and the Company contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and shall not survive the Effective Time for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party hereto or any of their respective Affiliates, or any of their respective Representatives, in respect thereof, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time. After the Effective Time, there shall be no liability on the part of, nor shall any claim be made by, any party hereto or any of their respective Affiliates, or any of their respective Representatives, in respect of any covenants or agreements that, by their terms, contemplate performance at or prior to the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date is not a Business Day) of transmission by telecopy or facsimile or (c) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date is not a Business Day) if delivered by an internationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to the Company, to:

SunEdison Semiconductor Limited
501 Pearl Drive St. Peters, Missouri 63376
Attention:	Senior Vice President and General Counsel
Telephone No.:	(636) 474-5430

with copies to:

Bryan Cave LLP
One Metropolitan Square, Suite 3600
211 N. Broadway
St. Louis, Missouri 63102
Attention:	William F. Seabaugh, Esq.
Kristin M. Yemm, Esq.
Telephone No.:	(314) 259-2450
Telecopy No.:	(314) 259-2020

(ii)	if to Globe or Acquiror, to:

GlobalWafers Co., Ltd.
No. 8. Industrial East Road 2.
Hsinchu City 30075, Taiwan R.O.C.
Attention:	Doris Hsu
Corey Lu
Telephone No.	+886 3 5772233
ext 2370
Telecopy No.	+886 3 5781706

with copies to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
U.S.A.
Attention:	John M. Reiss, Esq
Michael A. Deyong, Esq.
Jonathan Olier, Esq
Telephone No.	(212) 819-8247
Telecopy No.:	(212) 354-8113

Section 8.3 Interpretation; Certain Definitions.

(a) For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement (including in the Schedules, Annexes and the Company Disclosure

Schedule and Acquiror Disclosure Schedule) are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of such entity and its Subsidiaries, taken as a whole. When reference is made herein to a “Business Day,” such reference shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, State of Missouri, State of Texas, Singapore or the Republic of China, or is a day on which banking institutions located in New York, New York, Singapore or the Republic of China are authorized or required by law or other governmental action to close. When reference is made in this Agreement to information that has been “made available,” then that shall mean that such information was either (i) included in the Company Designated SEC Reports or (ii) included in the Company electronic data room no later than 2:00 p.m., Eastern Time, one (1) Business Day before the date of this Agreement. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to an Article, Section, paragraph, clause, Schedule, Annex or Exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Whenever the phrase “in the ordinary course of business,” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice.” References to any “statute” or “regulation” are to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any “Section of any statute or regulation” include any successor to the section. The definition of any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. All references to “$” in this Agreement shall be deemed references to United States dollars. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. The Company, Globe and Acquiror agree that the terms and language of this Agreement were the result of negotiations between the Company, Globe and Acquiror and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against the Company, Globe or Acquiror, as the case may be. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

(b) For purposes of this Agreement, the term “Company Designated SEC Reports” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any report filed with the SEC by the Company pursuant to the Exchange Act after the date of filing of such Form 10-K filed with the SEC on the SEC’s EDGAR system at least three (3) Business Days prior to the date of this Agreement (excluding, in each case, any risk factors disclosures contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer or any other similar disclosures included in such Company Designated SEC Reports that are predictive, cautionary or forward-looking in nature and, in each case, only to the extent the qualifying nature of such disclosure is reasonably apparent on the face of such Company Designated SEC Reports).

(c) For purposes of this Agreement, the term “Knowledge” shall mean, (i) with respect to the Company, the actual knowledge after reasonable inquiry of the individuals listed on Section 8.3(c) of the Company Disclosure Schedule and (ii) with respect to Globe, the actual knowledge after reasonable inquiry of the individuals listed on Section 8.3(c) of the Acquiror Disclosure Schedule.

(d) For purposes of this Agreement, the term “Company Material Adverse Effect” shall mean any change, event, development, circumstance or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, operations, assets (including intangible assets), liabilities, capitalization, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole or (y) the Company’s ability to consummate the transactions contemplated by this Agreement on a timely basis; provided, however, that, with respect to clause (x), in no event shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any Effect resulting from national, regional or world economic or political conditions, except in any case to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers, (B) conditions in the semiconductor industry, and Effects therein, except to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers, (C) any Effect resulting from actions required to be taken by the Company pursuant to this Agreement or approved in advance in writing by Globe, (D) any Effect attributable to the announcement or pendency of the Acquisition or the other transactions contemplated by this Agreement, including the identity of Globe and the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with their respective customers, suppliers or other Persons with whom any of them has a business relationship, (E) a change (in and of itself) in the stock price or trading volume of such entity, or any failure (in and of itself) of such entity to meet published revenue or earnings projections; provided, that clause (E) shall not exclude any underlying Effect which may have caused such change in stock price or trading volume or failure to meet internal or published revenue or earnings projections, (F) any adverse effect resulting from any act of terrorism, war, national or international calamity, force majeure or any other similar event, except in either case to the extent the Company and its Subsidiaries are either directly affected thereby or are disproportionately affected thereby as compared to their industry peers, (G) any Effect resulting from or relating to any change after the date of this Agreement in generally accepted accounting requirements or principles, except in any case to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers or (H) any Effect resulting from changes after the date of this Agreement in Legal Requirements, except to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to their industry peers. For purposes of this Agreement, the term “Acquiror Material Adverse Effect” shall mean any Effect that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the Acquiror Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the ability of Globe or Acquiror to perform their respective obligations hereunder and the transactions contemplated hereby.

(e) For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

Section 8.4 Disclosure Schedules. The disclosure set forth in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as applicable, shall provide an exception to or otherwise qualify (a) the representations and warranties of the Company or Acquiror, as applicable, contained in the Section or subSection of this Agreement corresponding by number to such disclosure and (b) the other representations and warranties in this Agreement to the extent it is readily apparent from a plain reading of such disclosure that such disclosure is applicable to such other representations and warranties. The parties hereby agree that no reference to or disclosure of any item or other matter in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as applicable, shall be construed as an admission or indication that (i) such item or other matter is material, (ii) such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as applicable, respectively, or (iii) any breach or violation of any Legal Requirements or any Contract exists or has actually occurred.

Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

Section 8.6 Entire Agreement; Third-Party Beneficiaries. This Agreement, the Escrow Agreement and the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Acquiror Disclosure Schedule, (a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Effective Time and shall survive any termination of this Agreement and (b) are not intended to confer upon any other Person any rights or remedies hereunder; provided, however, that the parties hereto specifically acknowledge and agree that Section 5.12 and Section 5.16(e) shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof.

Section 8.7 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

Section 8.9 Governing Law; Specific Performance; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided, however, that (i) the Scheme of Arrangement shall be governed by the laws of the Republic of Singapore and (ii) the laws of a particular party’s jurisdiction of incorporation shall govern such party’s fiduciary obligations.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to Section 8.9(c), without posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties hereto further agree that (i) by seeking any remedy provided for in this Section 8.9(b), a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement and (ii) nothing contained in this Section 8.9(b) shall require any party hereto to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 8.9(b) before exercising any other right under this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, but without limiting the Company’s right to specifically enforce Globe’s and Acquiror’s other obligations under this Agreement (including by requiring Globe and the Acquiror to perform its obligations under Section 5.16), the Company shall not be entitled to specifically enforce the respective obligations of Globe or Acquiror to consummate the Acquisition if the Debt Financing is not available in an amount sufficient to permit Globe to consummate the Acquisition on the date that would otherwise have been the Closing Date.

(d) Except with respect to the Scheme of Arrangement and matters arising therefrom which shall be brought and determined exclusively in the Courts of Singapore, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.9, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Legal Requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.10 Assignment. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto. Notwithstanding the foregoing, Globe and Acquiror may, without the consent of the Company, assign this Agreement or all or any portion of its rights, interests or obligations hereunder to any of Globe’s Subsidiaries; provided that no such assignment shall release Globe or Acquiror from their respective obligations hereunder; and provided, further, that such assignment is permitted pursuant to the Commitment Letters and does not in any way affect the conditionality or availability of the Debt Financing or make the consummation of the Debt Financing less likely to occur. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.11 Waiver of Jury Trial. EACH OF GLOBE, ACQUIROR AND THE COMPANY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFOR, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN ACCORDANCE WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ACQUIROR OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

GlobalWafers Co., Ltd.

By:	/s/ Doris Hsu
Name:	Doris Hsu
Title:	Chairperson and CEO

GWafers Singapore Pte. Ltd.

By:	/s/ Doris Hsu
Name:	Doris Hsu
Title:	Director

SunEdison Semiconductor Limited

By:	/s/ Shaker Sadasivam
Name:	Shaker Sadasivam
Title:	President and Chief Executive Officer

[Signature Page to Implementation Agreement]

ANNEX I

THE OFFER

To the extent permitted by Legal Requirements and subject to compliance with the Singapore Code, or the receipt of any necessary waiver(s) or clearance(s) by the SIC of the applicable provisions thereof, the Parties agree that in the event the Offer is commenced by Globe with the consent of the Company, the Offer shall be conducted in accordance with this Annex I:

Section 1.01 The Offer.

(a) Commencement of the Offer. In the event the Acquisition is effected by way of an Offer pursuant to and in accordance with this Agreement, Acquiror shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase all of the issued Company Ordinary Shares (other than those already held by Globe, Acquiror, their related corporations (as such term is defined in the Companies Act) or their respective nominees, including all new Company Ordinary Shares unconditionally issued or to be issued pursuant to the valid conversion of any Company Options or Company Restricted Share Units on or before the latest date on which the Offer is no longer open for acceptances (the “Offer Shares”) at a price per share at least equal to the Scheme Price (the “Offer Price”) (as adjusted as provided in Section 1.01(c), if applicable) and in accordance with the requirements of the Singapore Code, if applicable. Acquiror reserves the right to require that any or all of the Offer Conditions (other than the Minimum Acceptance Condition) be satisfied as a pre-condition to the making of the Offer. The Acquiror, when commencing the Offer, will have sufficient resources available to it to satisfy full acceptance of the Offer and to make the payments required to be made under Section 5.11 of this Agreement.

(b) Terms and Conditions of the Offer. The obligations of Acquiror to accept for payment, and pay for, any Company Ordinary Shares tendered pursuant to the Offer are subject only to the conditions set forth in Annex II (the “Offer Conditions”). The Offer Conditions are for the sole benefit of Acquiror, and, subject to prior consultation with the SIC, Acquiror may waive, in whole or in part, any Offer Condition. Acquiror expressly reserves the right to increase the Offer Price or, subject to prior consent of the SIC, to waive or make any other changes in the terms and conditions of the Offer; provided, however, that, notwithstanding the foregoing or anything to the contrary set forth in this Agreement or in the Offer Documents, unless previously approved by the Company and the SIC in writing, Acquiror shall not (i) reduce the number of Company Ordinary Shares sought to be purchased in the Offer, (ii) reduce the Offer Price, (iii) change the form of consideration payable in the Offer, (iv) amend, modify or waive the Minimum Tender Condition, (v) add to the Offer Conditions or amend, modify or supplement any Offer Condition, (vi) extend the expiration date of the Offer in any manner other than in accordance with the terms of Section 1.01(d), or (vii) amend, modify, change or supplement any terms or conditions of the Offer that would have a material and adverse effect on the Offer or the shareholders of the Company.

(c) Adjustments to Offer Price. Subject to the Singapore Code, if applicable, the Offer Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Ordinary Shares), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Ordinary Shares occurring on or after the date hereof and prior to Acquiror’s acceptance for payment of, and payment for, Company Ordinary Shares tendered in the Offer.

(d) Expiration and Extension of the Offer. The Offer shall initially be scheduled to expire at Midnight, New York City Time, on the later of (i) the 20th Business Day following the commencement of the Offer (determined using Rule 14d-1(g)(3) under the Exchange Act) and (ii) the 28th day after the posting of the Offer Documents (such later date, the “Initial Offer Expiration Date”); provided, however, if at the Initial Offer Expiration Date or at any then scheduled expiration of the Offer thereafter, any Offer Condition is not satisfied or waived, Acquiror shall extend the Offer on one or more occasions, in consecutive increments of up to five (5) Business Days each (or such longer period as Acquiror and the Company may agree) and (y) Acquiror shall extend the Offer on one or more occasions for the minimum period required by any rule, regulation, interpretation or position of the SEC or the SIC or, in each case, the staff thereof applicable to the Offer; provided, however, that in no event shall Acquiror be required to extend the Offer beyond the Termination Date. The last date on which the Offer is required to be extended pursuant to this Section 1.01(d) is referred to as the “Offer End Date” (it being understood that under no circumstances shall the Offer End Date occur after the latest date as permitted under the Singapore Code.) Subject to the Singapore Code and the consent of the SIC, in each case if applicable, Acquiror may, in its sole discretion, provide a “subsequent offering period” in accordance with Rule 14d-11 under the Exchange Act (the “Subsequent Offering Period”).

(e) Payment. On the terms and subject to the conditions of the Offer and this Agreement, Acquiror shall accept for payment, and pay for, all Company Ordinary Shares validly tendered and not withdrawn pursuant to the Offer promptly (and in any event within three (3) Business Days) after the applicable expiration date of the Offer (as it may be extended in accordance with Section 1.01(d)) and in any event in compliance with Rule 14e- 1(c) promulgated under the Exchange Act, and Acquiror shall also accept for payment, and pay for, all Company Ordinary Shares as they are validly tendered during any Subsequent Offering Period. The date of payment for Company Ordinary Shares accepted for payment pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the “Offer Closing”, and the date on which the Offer Closing occurs is referred to in this Agreement as the “Offer Closing Date”.

(f) Offer Documents. Acquiror shall prepare, and on the date of commencement of the Offer file, with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto, and including all exhibits thereto, the “Schedule TO”), which shall include, as exhibits, an offer to purchase and a related letter of transmittal, a summary advertisement and other ancillary Offer documents pursuant to which the Offer will be made (such Schedule TO and the documents attached as exhibits thereto, together with any supplements or amendments thereto, the “Offer Documents”) and promptly thereafter shall mail the Offer Documents to the holders of the Company Ordinary Shares as required by applicable Legal Requirements. The Company shall co-operate with Acquiror in connection with the preparation and filing of the Offer Documents with the SEC, SIC, Court or any other Governmental Entity in relation to the Offer and the Company shall promptly provide to Acquiror such information concerning the Company as may be required or reasonably requested by Acquiror for inclusion in the Offer Documents or any amendments or supplements thereto. The Company hereby consents to the inclusion in the Offer Documents of the Recommendation. Each of Acquiror and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Acquiror shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC, the SIC or other applicable Governmental Entity and the Offer Documents, as so corrected, to be disseminated to the holders of Company Ordinary Shares, in each case as and to the extent required by applicable Legal Requirements. Acquiror shall promptly notify the Company upon the receipt of any comments from the SEC, the SIC or any other Governmental Entity (or their staffs) or any request from the SEC, the SIC or any other Governmental Entity or (their staffs) for amendments or supplements to the Offer Documents, and shall provide the Company with copies of all correspondence between Acquiror and its respective Representatives, on the one hand, and the SEC, the SIC or any other Governmental Entity or (their staffs), on the other hand. Acquiror shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC, the SIC or any other Governmental Entity or (their staffs) with respect to the Offer Documents, and Acquiror shall provide the Company and its counsel a reasonable opportunity to review and comment on any written response to any such written comments of the SEC, the SIC or any other Governmental Entity or (their staffs). Prior to the filing of the Offer Documents (or any amendment or supplement thereto) or the dissemination thereof to the holders of Company Ordinary Shares, or responding to any comments of the SEC, the SIC or any other Governmental Entity or (their staffs) with respect thereto, Acquiror shall provide the Company a reasonable opportunity to review and to propose comments on such document or response.

Section 1.02 Company Actions.

(a) Schedule 14D-9. On the date the Offer Documents are filed with the SEC, provided that, in each case, Acquiror shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Acquiror’s designees to the Board and with respect to Acquiror’s officers, directors and Affiliates, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, together with any supplements or amendments thereto, the “Schedule 14D-9”), which shall describe and make a recommendation with respect to the Offer, and promptly thereafter shall mail the Schedule 14D-9 to the holders of the Company Ordinary Shares. The Company shall also include in the Schedule 14D-9 the Fairness Opinion and the advice of the independent financial advisor and the advice of the independent directors of the Company on the Offer. Acquiror shall promptly furnish to the Company in writing all information concerning Acquiror that may be required by applicable securities laws for inclusion in the Schedule 14D-9. Each of Acquiror and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect. The Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and the Schedule 14D-9, as so corrected, to be disseminated to the holders of Company Ordinary Shares, in each case as and to the extent required by applicable Legal Requirements. The Company shall promptly notify Acquiror upon the receipt of any comments from the SEC, the SIC, the Court or any other Governmental Entity (or their staffs) or any request from the SEC, the SIC, the Court or any other Governmental Entity (or their staffs) for amendments or supplements to the Schedule 14D-9, and shall provide Acquiror with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, the SIC, the Court or any other Governmental Entity (or their staffs), on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC, the SIC, or any other Governmental Entity (or their staffs) with respect to the Schedule 14D-9, and where relevant to the Acquiror, the Company shall provide Acquiror and their respective counsel a reasonable opportunity to review and comment on any written response to any such written comments.

(b) Shareholder Lists. In connection with the Offer, the Company shall cause its transfer agent to furnish Acquiror promptly with mailing labels containing the names and addresses of the record holders of Company Ordinary Shares as of a recent date and of those Persons becoming record holders subsequent to such date, together with lists, copies of all lists of shareholders, security position listings, computer files and all other information in the Company’s possession or control regarding the beneficial owners of Company Ordinary Shares, and shall furnish to Acquiror such information (including updated lists of shareholders, security position listings and computer files) and assistance as Acquiror may reasonably request in communicating the Offer to the record and beneficial holders of the Company Ordinary Shares. Subject to applicable Legal Requirements, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Acquiror shall not use or disclose the information contained in any such labels, lists, listings and files other than in connection with the Offer and the Scheme of Arrangement and, if this Agreement shall be terminated, shall, upon request, deliver to the Company or destroy all copies of such information then in its possession or control in accordance with the Confidentiality Agreement.

Section 1.03 Directors.

(a) Composition of Company Board. Effective upon the initial acceptance for payment by Acquiror of Company Ordinary Shares pursuant to the Offer (the “Acceptance Time,” the use of which term herein shall not, unless the context otherwise requires, depend upon whether Acquiror shall exercise its rights under this Section 1.03(a)) and from time to time thereafter, Acquiror shall be entitled to designate from time to time such number of members of the Board as will give Acquiror, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, representation equal to at least that number of directors, rounded up to the next whole number, that is the product of (i) the total number of directors (giving effect to the directors elected or appointed pursuant to this sentence) multiplied by (ii) the percentage that (A) the number of Company Ordinary

Shares owned by Acquiror and its Subsidiaries (including Company Ordinary Shares accepted for payment pursuant to the Offer) bears to (B) the number of issued Company Ordinary Shares. Subject to applicable Legal Requirements, the Company shall take all action requested by Acquiror necessary to effect any election or appointment pursuant to this Section 1.03, including (at the election of Acquiror) (x) subject to the Company Charter Documents, increasing the size of the Board, and (y) obtaining the resignation of such number of its current directors as is, in each case, necessary to enable such designees to be so elected or appointed to the Board in compliance with applicable Legal Requirements (including, to the extent applicable prior to the Effective Time, Rule 10A-3 under the Exchange Act). From time to time after the Acceptance Time, the Company shall take all action necessary to cause the individuals so designated by Acquiror to be directors on the Board to constitute substantially the same percentage (rounding up where appropriate) as is on the Board on each committee of the Board to the fullest extent permitted by all applicable Legal Requirements and the rules of NASDAQ, and the Company shall take all action requested by Acquiror necessary to effect any such election or appointment.

(b) Section 14(f) of the Exchange Act. The Company shall mail to its shareholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder (together with any amendments or supplements thereto, the “Information Statement”), and the Company agrees to make such mailing concurrently with the mailing of the Schedule 14D-9, provided that, Acquiror shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to such designees and with respect to Acquiror’s officers, directors and Affiliates, and if not then as soon as practicable thereafter. Effects on Continued Listing. After the Acceptance Time, the Company shall, upon Acquiror’s request, take all action reasonably necessary to elect to be treated as a “controlled company” as defined by the NASDAQ.

Section 1.04 Compulsory Offer. If Acquiror receives valid acceptances pursuant to the Offer (or, subject to Acquiror’s compliance with its obligations hereunder, otherwise acquires Company Ordinary Shares at or below the Offer Price during the period of the Offer), in respect of not less than 90% of the Offer Shares as at the date of the Offer and excluding any Company Ordinary Shares held as treasury shares), then Acquiror intends to exercise its right under the Companies Act to compulsorily acquire, at the Offer Price, those Offer Shares of shareholders of the Company who have not accepted the Offer.

ANNEX II

THE OFFER CONDITIONS

Notwithstanding any other term of the Offer or the Agreement, Acquiror shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Acquiror’s obligation to pay for or return tendered Company Ordinary Shares promptly after the termination or withdrawal of the Offer), pay for any Company Ordinary Shares tendered pursuant to the Offer unless:

(a) there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Company Ordinary Shares that would represent at least ninety percent (90%) of the Offer Shares (the “Minimum Tender Condition”); provided, however, that Acquiror may, in its discretion (and notwithstanding anything to the contrary contained in this Agreement, without the consent of the Company), subject to the consent of the SIC and compliance with the Singapore Code (if applicable), reduce the Minimum Tender Condition to that number of Offer Shares which, when added to the Company Ordinary Shares held by or on behalf of Acquiror and its Subsidiaries, would represent greater than fifty percent (50%) of the voting rights attributable to the maximum potential issued Company Ordinary Shares as of the expiration of the Offer;

(b) the Agreement shall not have been terminated;

(c) the representations and warranties of the Company contained in this Agreement (other than the representations of the Company set forth in Section 2.1(a) (Organization; Standing and Power), Section 2.1(b) (Charter Documents), the second and third sentences of Section 2.1(d) (Subsidiaries), Section 2.2 (Capital Structure), Section 2.3(a), and (b)(i) (Authority; Non-Contravention) and Section 2.10 (Brokers’ and Finders’ Fees)) shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties other than those contained in Section 2.5(a)) as of the date of this Agreement and the Closing Date as though made on and as of such date except (A) for failures to be true and correct that, in the aggregate for all such failures, have not had a Company Material Adverse Effect and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date); provided, that the representations and warranties of the Company contained in Section 2.1(a) (Organization; Standing and Power), Section 2.1(b) (Charter Documents), the second and third sentences of Section 2.1(d) (Subsidiaries), Section 2.2 (Capital Structure), Section 2.3(a) and (b)(i) (Authority; Non-Contravention) and Section 2.10 (Brokers’ and Finders’ Fees) shall be true and correct in all respects (except, with respect to Section 2.2, to the extent that such inaccuracies would be de minimis in the aggregate) as of the date of this Agreement and the Closing Date as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), and Acquiror shall have received a certificate

II-1

with respect to the foregoing signed on behalf of the Company by an authorized executive officer of the Company;

(d) there shall not be any (i) pending suit, action or proceeding initiated by any Governmental Entity of competent jurisdiction challenging or seeking to restrain or prohibit the consummation of the Offer or any of the other transactions contemplated by this Agreement or (ii) pending suit, action, or proceeding initiated by any Governmental Entity of competent jurisdiction seeking to require Acquiror or the Company or any of their Subsidiaries or Affiliates to effect any remedial measures that Acquiror is not required to accept pursuant to Section 5.7;

(e) all approvals, authorizations, clearances, licenses, orders, confirmations, consents, exemptions, grants, permissions, recognitions and waivers set forth on Section 6.1(e) of the Company Disclosure Schedule shall have been duly obtained, made or given and shall be in full force and effect and not subject to appeal, and all terminations or expirations of applicable waiting periods (and any extensions thereof) imposed by any Governmental Entity with respect to the transactions contemplated hereby (including the HSR Act) shall have expired or been terminated;

(f) the CFIUS Approval shall have been obtained;

(g) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Acceptance Time, and Acquiror shall have received a certificate to such effect signed on behalf of the Company by an authorized executive officer of the Company; and

(h) since the date hereof, there shall not have occurred a Company Material Adverse Effect.

For purposes of determining whether the Minimum Tender Condition has been satisfied, Acquiror shall have the right to include or exclude for purposes of its determination thereof shares tendered in the Offer pursuant to guaranteed delivery procedures.

The foregoing conditions shall be in addition to, and not a limitation of, the rights and obligations of Acquiror to extend, terminate or modify the Offer pursuant to the terms and conditions of this Agreement.

The foregoing conditions are for the sole benefit of Acquiror and, subject to the terms and conditions of this Agreement and the applicable rules and regulations of the SEC, the SIC, the Court or any other applicable Governmental Entity, may (other than the Minimum Tender Condition) be waived by Acquiror in whole or in part at any time and from time to time in its sole discretion prior to the expiration of the Offer. The failure of Acquiror at any time to exercise any of the foregoing rights prior to the expiration of the Offer shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration of the Offer.

The Acquiror shall, in accordance with the Singapore Code, seek the SIC’s consent before invoking any of the conditions set out in (a) to (h) above to cause the Offer to lapse.

II-2

ANNEX B

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE

Originating Summons

Number 949 of 2016

In the Matter of

SunEdison Semiconductor Limited

(RC No. 201334164H)

and

In the Matter of Section 210 of

the Companies Act, Chapter 50

SCHEME OF ARRANGEMENT

under Section 210 of the Companies Act, Chapter 50

between

SunEdison Semiconductor Limited

and

the Scheme Shareholders (as defined herein)

and

GWafers Singapore Pte. Ltd.

and

GlobalWafers Co., Ltd.

(A)	In this Scheme of Arrangement, unless inconsistent with the subject or context:

(i)	the following expressions shall bear the following meanings:

“Acquiror” means GWafers Singapore Pte. Ltd., a company incorporated under the laws of Singapore and a direct wholly owned subsidiary of GWC.

“Books Closure Date” means the date and time on which the Register of Transfers and the Register of Members of the Company will be closed for the purposes of determining the entitlement of the Scheme Shareholders to the Scheme Price under the Scheme, which shall coincide with the Effective Date.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, State of Missouri, State of Texas, Singapore or the Republic of China, or is a day on which banking institutions located in New York, New York, Singapore or the Republic of China are authorized or required by law or other governmental action to close.

“Companies Act” means the Companies Act, Chapter 50 of Singapore.

“Company” means SunEdison Semiconductor Limited.

“Company Options” means outstanding options to purchase Company Ordinary Shares granted by the Company under the Company’s 2014 Long Term Incentive Plan and the Company’s 2014 Non-Employee Director Incentive Plan.

“Company Ordinary Shares” means ordinary shares of the Company.

“Company Restricted Share Units” mean all restricted share units which represent the right to receive Company Ordinary Shares or an amount in cash measured by the value of Company Ordinary Shares.

“Court” means the High Court of the Republic of Singapore.

“DTC” means The Depository Trust Company.

“Effective Date” means 5:00 p.m., Singapore time on the date on which this Scheme becomes effective in accordance with Clause 13 of this Scheme.

“Entitled Scheme Shareholders” means Scheme Shareholders as at 5:00 p.m., Singapore time on the Books Closure Date.

“GWC” means GlobalWafers Co., Ltd., a corporation organized under the laws of the Republic of China.

“Implementation Agreement” means that certain Implementation Agreement dated August 17, 2016, entered into among the Company, GWC and Acquiror to implement the Scheme.

“Latest Practicable Date” means October 7, 2016, being the latest practicable date prior to the printing of the document containing this Scheme for the purpose of ascertaining certain information for inclusion herein.

“Liens” means any liens, equities, mortgages, charges, encumbrances, security interests, debentures, hypothecations, easements, pledges, title retention, trust arrangement, hire purchase, judgment, preferential right, rights of pre-emption and other rights or interests conferring security or similar rights in favour of a third party.

“Long-stop date” means May 17, 2017 (or such other date as the Company, GWC and Acquiror may agree in writing or as extended in accordance with the Implementation Agreement).

“Paying Agent” means a paying agent selected by Acquiror with the Company’s prior approval (which approval shall not be unreasonably conditioned, withheld or delayed), to act as agent for the benefit of the Entitled Scheme Shareholders in connection with the Scheme.

“Relevant Court Date” means the first day on which the Court hears the application for an order under Section 210(4) of the Companies Act to approve the Scheme, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

“Register of Members” means the register of members maintained by the Company pursuant to Sections 190 and 196 of the Companies Act.

“Register of Transfers” means the register maintained by the Company to record transfers of Shares made by persons on the Register of Members.

“Registered Holder” means each person who is a registered holder of Scheme Shares in the Register of Members of the Company as at 5:00 p.m., Singapore time on the Books Closure Date.

“Scheme” means this scheme of arrangement in its present form or with or subject to any modification thereof or addition thereto or condition(s) approved or imposed by the Court.

“Scheme Price” means the cash consideration payable to each Entitled Scheme Shareholder for each Scheme Share, US$12.00.

“Scheme Shareholders” means persons who are (a) registered as holders of Company Ordinary Shares in the Register of Members of the Company, other than CEDE & Co.; and (b) holders of Company Ordinary Shares in book entry form on the register of DTC (“DTC Participants”), which Company Ordinary Shares are held through DTC’s nominee CEDE & Co., as the registered holder of such Company Ordinary Shares on the Register of Members of the Company. Scheme Shareholders shall in no event include GWC, Acquiror or their subsidiaries.

“Scheme Shares” means Company Ordinary Shares other than those held by or on behalf of GWC, Acquiror or their subsidiaries.

(ii)	the term “Scheme Shareholder” includes a person entitled by transmission;

(iii)	any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted, whether before or after the date of this Scheme;

(iv)	words denoting the singular number shall include the plural and vice versa;

(v)	words importing persons shall include corporations; and

(vi)	unless otherwise stated, all timing referred to is made by reference to Singapore time.

(B)	Company. The Company was incorporated in Singapore on 20 December 2013 and is a public company limited by shares and was listed on NASDAQ on 28 May 2014. As at the Latest Practicable Date, the Company had 42,391,750 Company Ordinary Shares issued and outstanding. As at the Latest Practicable Date, 4,188,826 Company Ordinary Shares were subject to issuance pursuant to outstanding Company Options and 2,309,953 Company Ordinary Shares may be issued upon vesting of Company Restricted Share Units that remain outstanding and subject to future vesting. If all the outstanding Company Options are fully exercised and all the outstanding Company Restricted Share Units are fully vested, the total number of Company Ordinary Shares issued and outstanding would be 48,890,529.

(C)	Acquiror. Acquiror was incorporated in Singapore on February 2, 2016 and is a private company limited by shares. Acquiror is a direct wholly owned subsidiary of GWC. As at the Latest Practicable Date, GWC, Acquiror and their subsidiaries hold 2,074,000 Company Ordinary Shares, which is less than 5.0% of the share capital of the Company.

(D)	Purpose of the Scheme. The purpose of the Scheme is the acquisition by Acquiror of all outstanding Company Ordinary Shares (other than those held by GWC, Acquiror or their subsidiaries).

(E)	Implementation Agreement. The parties have entered into the Implementation Agreement to set out their respective obligations with respect to the Scheme.

(F)	Appearance by Acquiror. GWC and Acquiror have agreed to appear through legal counsel at the hearing of the application to approve this Scheme and to consent thereto, and to undertake to the Court to be bound thereby and to do all things and take all steps as are reasonably necessary by either of them to ensure giving effect to this Scheme.

THE SCHEME

PART I

CONDITIONS PRECEDENT

1.	This Scheme is conditional upon:

(a)	each condition precedent set out in Article VI of the Implementation Agreement being satisfied or, subject to the terms of the Implementation Agreement, being waived; and

(b)	as at 8.00 a.m. on the Relevant Court Date, the Implementation Agreement not having been terminated.

PART II

TRANSFER OF THE SCHEME SHARES

2.	With effect from the Effective Date, all of the Scheme Shares shall be transferred, fully paid, free from all Liens and together with all rights, benefits and entitlements attaching thereto as at the Effective Date and thereafter attaching thereto (including the right to receive and retain all dividends, rights and other distributions (if any) declared, paid or made by the Company on or after the Effective Date), to Acquiror.

3.	For the purpose of giving effect to the transfer of the Scheme Shares provided for in Part II of this Scheme, the Company shall execute, or cause to be executed, on behalf of all Scheme Shareholders and on behalf of CEDE & Co., as DTC’s nominee, an instrument or instruction of transfer of all the Scheme Shares held by such Scheme Shareholders (whether directly or held in the name of DTC through its nominee, CEDE & Co.) to the Acquiror, and every such instrument or instruction of transfer so executed shall be effective as if it had been executed by the relevant Scheme Shareholder and by CEDE & Co. respectively.

PART III

PAYMENT OF SCHEME PRICE

4.	In consideration for the transfer of the Scheme Shares provided for in Clause 2 of this Scheme, GWC shall cause Acquiror to pay, or failing which GWC shall pay, (a) to each person who is a Registered Holder, excluding CEDE & Co., the Scheme Price for each Scheme Share transferred by each such Registered Holder; and, (b) in the case of CEDE & Co., for each Scheme Share held by CEDE & Co. for the benefit of the DTC Participants who are Entitled Scheme Shareholders, the Scheme Price for each Scheme Share transferred pursuant to Clause 2. Payments under this Clause 4 shall be made in accordance with this Part III of this Scheme.

5.

Prior to the Effective Date, GWC or Acquiror shall enter into an agreement in form and substance reasonably acceptable to the Company and GWC with the Paying Agent. GWC or Acquiror shall deposit, or cause to be deposited, with the Paying Agent at or prior to the Effective Date, for the benefit of the Entitled Scheme Shareholders, a cash amount in immediately available funds sufficient to provide all funds necessary for the Paying Agent to make payments of the Scheme Price to each Entitled Scheme Shareholder for its Scheme Shares as provided in the Implementation Agreement (the “Scheme Fund”). GWC shall take all actions necessary to ensure that the Scheme Fund includes at all times cash sufficient to satisfy GWC or Acquiror’s obligations pursuant to Clause 4 of this Scheme and Article I of the Implementation Agreement.

6.	As promptly as practicable after the Effective Date, the Paying Agent shall mail to each Registered Holder whose Scheme Shares are represented by certificates (“Certificates”) a letter of transmittal in a form agreed to among GWC, Acquiror and the Company setting forth payment instructions for use in effecting the surrender of the Certificates in exchange for the Scheme Price (the “Letter of Transmittal”). Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by GWC, and upon delivery of a Letter of Transmittal with respect to the Certificates, the holder of the Certificates shall be entitled to receive in exchange therefor cash in an amount equal to the Scheme Price multiplied by the number of Scheme Shares formerly represented by such Certificates and the Certificates so surrendered shall be cancelled. Any Registered Holders of Scheme Shares that are non-certificated and represented by book-entry shall not be required to deliver a Letter of Transmittal and in lieu thereof, shall, upon receipt by the Paying Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) be entitled to receive the Scheme Price multiplied by the number of Scheme Shares formerly represented by such book-entry. Any payments to be made to any Registered Holder shall be subject to any required withholding as provided in Section 1.3 of the Implementation Agreement.

7.	As soon as practicable after the Effective Date and in any event not later than 10 calendar days after the Effective Date, against the transfer of the Scheme Shares provided for in Clause 3 of this Scheme, Acquiror shall cause the Paying Agent to, and the Paying Agent shall, make payment of the Scheme Price payable on the transfer of the Scheme Shares pursuant to this Scheme to each Registered Holder by making payment of the aggregate Scheme Price payable to such Registered Holder in accordance with Clause 6 of this Scheme. The Paying Agent will (i) send a cheque for the aggregate Scheme Price payable to such Registered Holder (subject to any withholding as provided in Section 1.3 of the Implementation Agreement) made out in favor of such Registered Holder by first class mail to such Registered Holder’s address in the Register of Members of the Company at the close of business on the Books Closure Date or such other address set forth in such Registered Holder’s Letter of Transmittal, if applicable, or “agent’s message,” at the sole risk of such Registered Holder, or in the case of joint Registered Holders, to the first named Registered Holder made out in favor of such Registered Holder by first class mail to such Registered Holder’s address in the Register of Members of the Company at the close of business on the Books Closure Date or such other address set forth in such Registered Holder’s Letter of Transmittal, if applicable, or “agent’s message,” at the sole risk of such Registered Holder; or (ii) credit the aggregate Scheme Price payable to such Registered Holder (subject to any withholding as provided in Section 1.3 of the Implementation Agreement) to the bank account of such Registered Holder designated in such Registered Holder’s Letter of Transmittal, if applicable, or “agent’s message.”

8.	The encashment of any cheque, or as the case may be, the crediting in the designated bank account of a Registered Holder, referred to in Clause 7 of this Scheme, shall be a good discharge to Acquiror, GWC, the Company and the Paying Agent for the moneys represented thereby.

9.

On or after the day falling six calendar months after the posting of the cheques by GWC or Acquiror pursuant to Clause 5 of this Scheme, GWC or Acquiror shall have the right to cancel or countermand payment of any such cheques which have not then been cashed (or have been returned uncashed) and shall place all moneys represented thereby in a bank account in the Company’s name with a licensed bank in the United States or Singapore as selected by Acquiror. The Company or its successor entity shall hold such moneys until the expiration of six years from the Effective Date and shall prior to such date make payments there out of the sums payable pursuant to Clause 4 of this Scheme (subject to any withholding as provided in Section 1.3 of the Implementation Agreement) to persons who satisfy the Company or its successor entity that they are respectively entitled thereto and the cheques referred to in Clause 5 of this Scheme of which they are payees have not been cashed. Any payments made by the Company or its successor entity hereunder shall not include any interest accrued on the sums to which the respective persons are entitled pursuant to Clause 4 of this Scheme. Any such determination by the Company or its successor entity on whether any person is so entitled or not so entitled, as the case may be, shall be conclusive and binding upon all persons claiming an interest in the relevant moneys.

10.	On the expiration of six years from the Effective Date, each of the Company, GWC and Acquiror shall be released from any further obligation to make any payments under this Scheme and the Company or its successor entity shall transfer to Acquiror the balance (if any) of the sums then standing to the credit of the bank account referred to in Clause 9 of this Scheme including accrued interest, subject, if applicable, to the deduction of interest, tax or any withholding tax or any other deduction required by law and subject to the deduction of any expenses.

11.	Clause 10 of this Scheme shall take effect subject to any prohibition or condition imposed by law.

12.	On and from the Effective Date, each existing certificate representing a former holding of the Scheme Shares shall cease to have effect as a document for title of the shares comprised therein and each of the Scheme Shareholders shall be bound at the request of Acquiror to deliver his, her or its existing share certificates for his, her or its holdings of the Scheme Shares for cancellation to the Company’s transfer agent, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts USA 02021.

PART IV

EFFECTIVE DATE

13.	Subject to the satisfaction (or waiver) of the conditions precedent set out in Clause 1 of this Scheme, this Scheme shall become effective upon a copy of the Order of the Court sanctioning this Scheme under Section 210 of the Companies Act being duly lodged with the Accounting and Corporate Regulatory Authority in Singapore.

14.	Unless this Scheme shall have become effective as aforesaid on or before the Long-stop Date or such later date as the Court, on the application of the Company or the Acquiror (for itself and on behalf of GWC), may allow, this Scheme shall lapse.

15.	The Company and Acquiror (for itself and on behalf of GWC) may jointly consent for and on behalf of all concerned to any modification of, or amendment to, this Scheme or to any condition which the Court may think fit to approve or impose.

16.	In the event that the Scheme does not become effective for any reason, the costs and expenses incurred by any party in connection with the Scheme will be borne by the party that incurred such expenses, subject to the terms and conditions of the Implementation Agreement.

17.	This Scheme shall be governed by, and construed in accordance with, the laws of Singapore, and the Company, GWC, Acquiror and the Scheme Shareholders submit to the non-exclusive jurisdiction of the courts of Singapore. Save as provided for in this Scheme, a person who is not a party to this Scheme has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term or provision of this Scheme.

Dated October 13, 2016

ANNEX C

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL

August 17, 2016

Board of Directors

SunEdison Semiconductor Limited

501 Pearl Drive

St. Peters, MO 63376

Members of the Board of Directors:

We understand that SunEdison Semiconductor Limited (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with GlobalWafers Co., Ltd. (“Gingko”), pursuant to which Gingko, through its wholly-owned Singapore subsidiary GWafers Singapore Pte. Ltd. (“Gingko Singapore”), will acquire by way of a scheme of arrangement under Section 210 of the Companies Act, Chapter 50 of Singapore law the entire issued share capital of the Company or, with the consent of the Company, through a takeover offer in lieu of the scheme of arrangement. Upon the effectiveness of the Proposed Transaction, each share of common stock of the Company issued and outstanding (other than those held by or on behalf of Gingko, Gingko Singapore and their subsidiaries) (the “Shares”) will be transferred to Gingko Singapore, and in consideration for the transfer of the Shares the holders of the Shares (the “Shareholders”) will receive $12.00 per share in cash (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Implementation Agreement by and among Gingko, Gingko Singapore, and the Company dated on or about August 17, 2016 (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement. All capitalized terms used but undefined herein shall have the meanings ascribed to them in the Agreement.

On July 11, 2016, the Company applied to the Securities Industry Council of Singapore (the “SIC”) for a waiver of the application of the Singapore Code on Take-overs and Mergers (the “Singapore Takeover Code”) to the Company in its entirety in respect of the abovementioned scheme of arrangement (the “Waiver”). On August 11, 2016, the SIC granted the Waiver. Accordingly, we understand that the abovementioned scheme of arrangement is not subject to the provisions of the Singapore Takeover Code.

We have been requested by the Board of Directors of the Company to render our opinion to the Board of Directors with respect to the fairness, from a financial point of view, to the Company’s Shareholders of the Consideration to be offered to such Shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the Shareholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

Barclays is rendering this opinion at the request of the Board of Directors and pursuant to the terms of the Agreement. As the Waiver has been granted by the SIC, by rendering this opinion, Barclays is not acting as an “independent financial adviser” or “independent adviser”, or providing “independent advice”, to the Company for the purposes of the Singapore Takeover Code (including but not limited to Rule 7 of the Singapore Takeover Code relating to independent advisers) or other applicable Singapore laws, rules or regulations.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of August 16, 2016, which sets forth the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and December 31, 2014, the Company’s earnings releases for the fiscal quarters ended June 30, 2016, March 31, 2016 and December 31, 2015 and other filings with the Securities and Exchange Commission that we deemed relevant; (3) publicly available information concerning Gingko that we believe to be relevant to our analysis, including Gingko’s Annual Reports for the fiscal years ended December 31, 2015 and December 31, 2014, Gingko’s Quarterly Financial Reports for the fiscal quarters ended March 31, 2016 and June 30, 2016, and research analyst projections for Gingko; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”); (5) the trading history of the Company’s ordinary shares from May 22, 2014 to August 15, 2016 and a comparison of that trading history with those of other companies that we deemed relevant, including Gingko; (6) the results of our efforts to solicit indications of interest from third parties with respect to strategic alternatives involving the Company, including reviewing certainty of terms, financing, and regulatory requirements of such indications of interest; (7) a comparison of the present and projected financial condition of the Company and Gingko with each other and with those of other companies that we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; and (9) published estimates of independent research analysts with respect to the projected future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We have not been provided with, and did not have any access to, financial projections of Gingko prepared by management of Gingko. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. For purposes of our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement will conform in all material respects to the draft referred to in item 1 of the fifth paragraph of this letter that was reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in such draft Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and in accordance with any Singapore law requirements to the extent applicable to the Proposed Transaction. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the Shareholders of the Company in the Proposed Transaction is fair to such Shareholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have acted as joint bookrunner on the Company’s follow-on equity offerings in January 2015, which raised approximately $262 million, and June 2015, which raised approximately $291 million.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Gingko for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is solely for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote or act with respect to the Proposed Transaction.

Very truly yours,

BARCLAYS CAPITAL INC.

ANNEX D

LETTER FROM THE IFA TO THE DIRECTORS ON THE SCHEME

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, SINGAPORE BRANCH

(Incorporated in Australia)

Australian Company Number: 005357522

16 August 2016

To:    The Board of Directors

          SunEdison Semiconductor Limited

          501 Pearl Drive

          St. Peters, MO 63376

Dear Sir and Madam,

PROPOSED ACQUISITION OF SUNEDISON SEMICONDUCTOR LIMITED BY GWAFERS SINGAPORE PTE. LTD. BY WAY OF A SCHEME OF ARRANGEMENT UNDER SECTION 210 OF THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE

1.	INTRODUCTION

The Board of Directors of SunEdison Semiconductor Limited (the “Company” or “SEMI”) is currently contemplating a proposed acquisition (the “Acquisition”) of the Company by Gwafers Singapore Pte. Ltd. (the “Acquiror”), a company incorporated in Singapore and wholly-owned by GlobalWafers Co. Ltd. (“GlobalWafers”). The Acquisition is proposed to be effected by way of a scheme of arrangement (the “Scheme”) under Section 210 of the Companies Act, Chapter 50 of Singapore.

Upon the Scheme becoming effective and binding, the Company will become a wholly-owned subsidiary of the Acquiror, and subject to the filing of a notification with the U.S. Securities and Exchange Commission and prior written notification to NASDAQ will be delisted from NASDAQ.

Australia and New Zealand Banking Group Limited, Singapore Branch (“ANZ”) has been appointed as the independent financial advisor to the directors of the Board of the Company (the “Directors”) in respect of the Scheme. This letter (“Letter”), which sets out our views and evaluation of the financial terms of the Scheme and our advice thereon to the Directors, will form part of the Scheme Document and is based on the proposed terms of the Scheme that the management of the Company (“Management”) shared with ANZ on 25 July 2016.

2.	TERMS OF REFERENCE

ANZ has been appointed to advise the Directors on the financial terms of the Scheme. We do not, by this Letter, comment on or warrant the merits of the Scheme other than to form an opinion as to whether the financial terms of the Scheme are fair and reasonable and not prejudicial to the interests of the shareholders of the Company (the “Shareholders”).

We have confined our evaluation to the financial terms of the Scheme. Our terms of reference do not require us to evaluate or comment on the strategic or commercial merits and / or risks of the Scheme or on the future prospects of the Company and any of its related or associated companies (the “Group”). Such evaluation or comment, if any, remains the sole responsibility of the Directors and the Management although we may draw upon their views or make such comments in respect thereof (to the extent deemed necessary or appropriate by us and provided that such has been disclosed to us) in arriving at our view as set out in this Letter. We were not requested or authorized to solicit, and we have not solicited, any indications of interest from any third party with respect to the Company shares (“Shares”) or the assets of the Company. We are therefore not addressing the relative merits of the Scheme as compared to any alternative transaction (if any) previously considered by the Company (or the Shareholders) or that otherwise may be available to the Company (or the Shareholders), or as compared to any alternative offer that might otherwise be available in the future. We were not a party to the negotiations entered into by the Company in relation to the Scheme.

The Management have confirmed to us that, to the best of their knowledge and belief, all material information relating to the Company, the Group and the Scheme has been disclosed to us, that such information provided and representations made to us by the Management are true, complete and accurate in all material respects as at 15 August 2016, being the latest practicable date prior to the submission of the Letter to the Directors (the “Latest Practicable Date” or “LPD”) and that there are no omissions of which would cause any information disclosed to us to be inaccurate, incomplete or misleading as at the Latest Practicable Date.

We have relied upon certain publicly available information relating to the Company and the accuracy and completeness of all information given to us by the Management and have not independently verified such information, whether written or verbal, and accordingly cannot and do not represent or warrant, expressly or implied, and do not accept any responsibility for, the accuracy, completeness or adequacy of such information.

We are not required to express, and we do not express, any view on the growth prospects, earnings potential or valuation of the Company. We are therefore not expressing any view herein as to the prices at which the Shares may trade assuming the absence of the Scheme or if the Scheme is not effected.

We have not made any independent evaluation or appraisal of the assets and liabilities of the Company or the Group and we have not been furnished with any such independent evaluation or appraisal. Accordingly, no representation or warranty, express or implied, is made and no responsibility is accepted by us concerning the accuracy, completeness or adequacy of all such information, provided or otherwise made available to us or relied on by us.

The preparation of this Letter, our financial evaluation of the Scheme and our opinion in this Letter are based upon market, economic, industry, monetary and other conditions prevailing as at the Latest Practicable Date, as well as publicly available information and information provided to us by the Company and its advisors as at the Latest Practicable Date. Such conditions may change significantly over a relatively short period of time. Shareholders should further take note of any announcements relevant to their consideration of the Scheme which may be released by the Company and / or the Acquiror after the Latest Practicable Date. In arriving at our view, we have taken into account certain other factors and have been required to make certain assumptions. We assume no responsibility to update, revise or reaffirm our opinion in light of any subsequent development after the Latest Practicable Date that may affect our opinion contained herein.

In rendering our advice and giving our opinion, we did not have regard to the general or specific investment objectives, financial situation, risk profiles, tax position or particular needs and constraints of any individual Shareholder. As each Shareholder would have different investment objectives and profiles, we would advise the Directors to recommend that any individual Shareholder who may require specific advice in relation to his or her investment objectives or portfolio should consult his or her stockbroker, bank manager, solicitor, accountant or other professional advisors immediately.

The Company has been separately advised by its own advisors in the preparation of other documents relating to the Acquisition (other than this Letter). We have had no role or involvement and have not provided any advice, financial or otherwise, whatsoever in the preparation, review and verification of any documents relating to the Acquisition (other than this Letter). Accordingly, we take no responsibility for and express no views, express or implied, on the contents of any documents relating to the Acquisition (other than this Letter).

This Letter is addressed to the Directors solely for their benefit in connection with and for the purposes of their consideration of the Scheme, and the recommendations made by them to Shareholders with regard to the Scheme shall remain the responsibility of the Directors.

Our advice in relation to the Scheme should be considered in the context of the entirety of this Letter and other documents relating to the transaction made available by the Company.

3.	THE SCHEME

The following is a summary of certain proposed key terms of the Scheme. Shareholders are advised to refer to the Company’s letter to Shareholders in the Scheme Document for more details on the Scheme.

3.1	Terms of the Scheme

Terms. Under the Scheme:

(i)	All the Scheme Shares held by entitled Shareholders will be transferred to the Acquiror:

(a)	fully paid;

(b)	free from all encumbrances;

(c)	together with all rights, benefits and entitlements as at the effective time of the Scheme, being the time at which the Scheme, if approved, will become effective upon the lodgment of the Scheme Court Order with the Accounting and Corporate Regulatory Authority of Singapore or such earlier date as the Court may determine (the “Effective Time”) and thereafter attaching thereto, including the right to receive and retain all dividends, rights and other distributions (if any) which may be announced, declared, paid or made by the Company on or after the Effective Time; and

(ii)	In consideration for such transfer, and upon and subject to the Scheme becoming effective, each entitled Shareholder will be entitled to receive from the Acquiror the Scheme Consideration, being US$12.00 in cash for each Scheme Share (as defined herein), subject to any withholding taxes.

Scheme Shares. The Scheme will be extended, on the same terms and conditions to:

(i)	all Shares; and

(ii)	all new Shares unconditionally issued or to be issued on or before the books closure date under the Scheme pursuant to (a) the valid exercise of any stock options of the Company and (b) the vesting of any awards under the restricted stock units (“RSUs”) plan of the Company.

For the purpose of the Scheme, the expression “Scheme Shares” shall include all existing Shares and such new Shares.

3.2	Scheme Conditions

The Scheme is conditional upon the satisfaction (or where applicable, waiver) of the Scheme conditions (“Scheme Conditions”). The Scheme will only become effective and binding if all the Scheme Conditions have been satisfied (or, where applicable, waived) and provided neither the Company nor the Acquiror exercises its Termination Right (if any). Shareholders should note that if any of the Scheme Conditions are not satisfied, the Scheme may not become effective.

3.3	Waiver on the application of The Singapore Code on Take-overs and Mergers (the “Code”)

The Securities Industry Council has on 11 August 2016 granted a waiver of the application of the Code to the Company in its entirety in respect of the Scheme.

4.	INFORMATION ON THE ACQUIROR

The Acquiror was incorporated in Singapore on 2 February 2016 as a private limited company, and is a wholly-owned subsidiary of GlobalWafers. GlobalWafers is a manufacturer of semiconductor silicon wafers listed on the Taipei Exchange in Taiwan. GlobalWafers’ market capitalization as of the Latest Practicable Date was NT$24.0 billion or approximately US$766.6 million1 (based on basic shares outstanding).

GlobalWafers and its affiliates currently own 2,074,000 shares of the Company which were acquired in one or more transactions on the open market from 28 September 2015 to 13 November 2015. During the period, the daily historical volume weighted average transacted price (“VWAP”) ranged from US$9.14 to US$11.60 per share.

5.	INFORMATION ON THE COMPANY

The Company is a manufacturer and distributor of silicon wafers to the semiconductor industry with manufacturing facilities in Taiwan, Malaysia, South Korea, Italy, Japan and the United States. The Company is listed on NASDAQ. The Company’s market capitalization as of the Latest Practicable Date was approximately US$346.6 million (based on basic shares outstanding).

6.	FINANCIAL EVALUATION OF THE TERMS OF THE SCHEME

In evaluating the terms of the Scheme, from a financial point of view, as at the Latest Practicable Date, we have considered the following factors:

(A)	Recent financial performance of the Group;

(B)	Historical market price performance and trading activity of the Shares;

(C)	Valuation multiples of selected public companies which are considered to be broadly comparable to the Company in limited aspects (“Comparable Companies”);

(D)	Trailing valuation multiples of the Company and an index comprising the Comparable Companies (“Comparable Companies Index” or “CCI”) relative to valuation multiples implied by the Scheme Consideration;

(E)	Valuation multiples implied by precedent acquisitions of target companies broadly comparable to the Company (“Precedent Transactions”);

(F)	Premium / discount implied by selected precedent substantive / change of control acquisitions involving target companies listed on the NASDAQ stock exchange (“Precedent Take-overs”);

(G)	Broker price targets for the Shares; and

(H)	Other relevant considerations which have a significant bearing on our assessment.

General Bases and Assumptions

The figures and underlying financial data used in our analyses in this Letter, including share prices, trading volumes, and broker research, have been extracted from, inter alia, Bloomberg, Capital IQ, Mergermarket, Thomson ONE and other public filings and documents as at the Latest Practicable Date. ANZ has not independently verified (nor assumed responsibility or liability for independently verifying) or ascertained and makes no representations or warranties, express or implied, as to the accuracy, completeness or adequacy of such information.

[1]	Based on a US$:NT$ foreign exchange rate of 1:31.368 as at the LPD.

Valuation Ratios

We have applied the following valuation ratios in our analysis of the Scheme Consideration:

Valuation Multiple	Description
EV / Revenue	“EV” or “enterprise value” is the sum of the company’s market capitalization, preferred equity, minority interests, short and long term debt less its cash and cash equivalents. The “EV/Sales” ratio illustrates the market value of a company’s business relative to its historical sales, without regard to the company’s capital structure.

EV / EBITDA (on an adjusted basis)

“EV” or “enterprise value” is the sum of the company’s market capitalization, preferred equity, minority interests, short and long term debt less its cash and cash equivalents. “EBITDA” stands for historical earnings before interest, tax, depreciation and amortization expenses, inclusive of share of associates’ and joint ventures’ income and excluding exceptional items. The “EV/EBITDA” ratio illustrates the market value of a company’s business relative to its historical pretax operating cash flow performance, without regard to the company’s capital structure.

All underlying EBITDA figures used in the Letter, unless otherwise stated, have been normalized to exclude exceptional items. Exceptional items for the purpose of the analyses in the Letter include foreign exchange gains and losses, loss on sale of investments, long-lived asset impairment charges, pension settlement charge, equity in loss / income of equity method investments, restructuring charges, stock compensation expenses, as well as other non-recurring and non-operational income and expenses, as applicable.

The Company’s adjusted EBITDA figures have been derived from the 8-K filings for the respective periods.

P / NAV	“NAV” or “net asset value” is the book value of a company’s shareholders’ equity. The “P/NAV” or “price-to-NAV” ratio illustrates the ratio of the market price of a company’s shares relative to its historical book value per share as recorded in its latest reported financial statements. Comparisons of companies using their book value are affected by differences in their respective accounting policies, in particular their depreciation and asset valuation policies.

In applying the above ratios, we have considered whether the multiples of the Company, implied by the Scheme Consideration, lie above, within or below the mean and median, and the minimum and maximum of the range implied by the relevant ratios considered set out in the Letter.

We note that the generally accepted accounting principles (“GAAP”) used by the respective comparable companies may be different. Such differences may therefore render any comparisons carried out less useful than if the same GAAP was being used. In addition, we note that the comparable companies are not identical to the Company in terms of, inter alia, location, business mix, scale, geographical spread and track record. Any conclusions drawn from any comparisons made may therefore not necessarily reflect the possible market valuation of the Company.

(A)	Recent Financial Performance of the Group

The Group’s recent historical revenue and net earnings in respect of the audited financial years (“FY”) ended 31 December 2013, 2014 and 2015 (“FY2013”, “FY2014” and “FY2015”, respectively) and unaudited 6-month periods ended 30 June 2015 and 2016 (“1H FY2015” and “1H FY2016”, respectively) are summarized below. The following financial information should be read in conjunction with the full text of the Company’s unaudited financial statements for 1H 2016 and annual reports for FY2013, FY2014 and FY2015 including the notes thereto.

The income statement of the Group for FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016 are summarized below:

Income Statement Highlights(1) (FYE 31 December)

in US$ million	FY2013	FY2014	FY2015	LTM	1H FY2015	1H FY2016
Revenue	920.6	840.1	777.5	743.9	406.8	373.2
Growth	(1.5%)	(8.7%)	(7.5%)	(9.9%)	(3.4%)	(8.3%)
EBITDA	104.5	36.8	19.4	(23.0)	49.0	6.6
Margin	11.4%	4.4%	2.5%	(3.1%)	12.0%	1.8%
Adjusted EBITDA(2)	74.6	92.3	103.6	88.6	55.8	40.8
Margin	8.1%	11.0%	13.3%	11.9%	13.7%	10.9%
EBIT	(15.1)	(79.2)	(92.1)	(132.0)	(8.5)	(48.4)
Margin	(1.6%)	(9.4%)	(11.8%)	(17.7%)	(2.1%)	(13.0%)
Net income	(55.3)	(91.0)	(136.7)	(277.5)	(24.8)	(165.6)
Margin	(6.0%)	(10.8%)	(17.6%)	(37.3%)	(6.1%)	(44.4%)

Sources: The Company’s annual reports and unaudited quarterly financial statements.

Note:

(1)	As reported by the Company.
(2)	Adjusted EBITDA as reported in 8-K filings of the Company. Adjustments include restructuring charges and other non-recurring items, loss on sale of investments, long-lived asset impairment charges, pension settlement charge, equity in loss / income of equity method investments and stock compensation expenses.

The financial position of the Group as at 31 December 2013, 2014 and 2015 and 30 June 2016 are summarized below:

Balance Sheet Highlights(1) (FYE 31 December)

in US$ million	FY2013	FY2014	FY2015		Q2 FY2016
Current assets:
Cash and cash equivalents	40.8	88.2	83.5		79.2
Accounts receivable	112.7	102.9	85.8		94.0
Inventories	128.1	122.1	109.3		114.5
Other current assets	32.0	55.6	31.2		28.2

	313.6	368.8	309.8		315.9

Non-current assets:
Property, plant and equipment, net	724.9	598.8	530.8		528.8
Investments	—	130.6	121.9	(2)	0.3
Other non-current assets	113.3	77.6	86.5		99.4

	838.2	807.0	739.2		628.5

Total assets	1,151.8	1,175.8	1,049.0		944.4

Current liabilities:
Current debt	2.8	2.1	13.3		21.0
Accounts payable	211.9	104.0	116.5		123.5
Accrued expenses	87.2	81.2	67.5		64.8
Other current liabilities	47.6	14.0	44.1		7.4

	349.5	201.3	241.4		216.7

Non-current liabilities:
Non-current debt	7.6	196.6	191.9		191.5
Pension and post-employment liabilities	49.2	54.7	51.9		52.2
Other non-current liabilities	34.3	31.7	25.7		62.3

	91.1	283.0	269.5		306.0

Total liabilities	440.6	484.3	510.9		522.7

Minority interest	44.2	1.2	1.2		1.2
Common shareholders’ equity	667.0	690.3	536.9		420.5
Total equity	711.2	691.5	538.1		421.7

Sources: The Company’s annual reports and unaudited quarterly financial statements.

Note:

(1)	As reported by the Company.
(2)	Decrease in value of non-current investment assets primarily attributable to an asset impairment charge relating to the Company’s investment in SMP Ltd., a joint venture company formed with SunEdison, Inc. and Samsung Fine Chemicals to build and operate a polysilicon production plant in South Korea.

Leverage Ratios

	FY2013	FY2014	FY2015	Q2 FY2016
Total Debt(1)	59.6	253.4	257.1	264.7
Net Debt(2)	18.8	165.2	173.6	185.5
Total Debt / Total Assets	5.2%	21.6%	24.5%	28.0%
Net Debt / Total Assets	1.6%	14.1%	16.5%	19.6%
Total Debt / Adjusted EBITDA(3)	0.80 x	2.75 x	2.48 x	2.99 x
Net Debt / Adjusted EBITDA(3)	0.25 x	1.79 x	1.68 x	2.09 x

Note:

(1)	Total debt includes long-term and short-term borrowings and unfunded pension and post-employment liabilities.
(2)	Net debt is calculated by subtracting cash and cash equivalents from total debt.
(3)	Adjusted EBITDA figure is based on a last-twelve-month (“LTM”) basis.

Based on the above, we note the following:

(i)	The Group’s reported revenue decreased in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016 by approximately 1.5%, 8.7%, 7.5%, 3.4% and 8.3% year-on-year (“YoY”), respectively;

(ii)	The Group’s reported EBITDA margins were approximately 11.4%, 4.4%, 2.5%, 12.0% and 1.8% in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016, respectively. On an adjusted basis, the Group’s reported EBITDA margins were approximately 8.1%, 11.0%, 13.3%, 13.7% and 10.9% in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016, respectively;

(iii)	The Group’s reported EBIT margins were negative, being approximately –1.6%, –9.4%, –11.8%, –2.1% and –13.0% in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016, respectively;

(iv)	The Group’s reported net income margins were negative, being approximately –6.0%, –10.8%, –17.6%, –6.1% and –44.4% in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016, respectively;

(v)	With respect to the financial position of the Group, the assets comprised mainly of (i) property, plant and equipment which accounted for approximately 56.0% of the Group’s total assets as at 30 June 2016, (ii) inventories which accounted for approximately 12.1% of the Group’s total assets as at 30 June 2016 and (iii) other non-current assets which accounted for approximately 10.5% of the Group’s total assets as at 30 June 2016; and

(vi)	Total debt (including pension and post-employment liabilities) for the Group increased by US$205.1 million from US$59.6 million as at 31 December 2013 to US$264.7 million as at 30 June 2016.

(B)	Historical Market Price Performance and Trading Activity of the Shares

We have compared the Scheme Consideration to the historical price performance of the Shares and considered the historical trading volume of the Shares. We set out below a chart of the closing price of the Shares for the period starting from the IPO day of the Shares up to and including the Latest Practicable Date.

Sources: The Company’s announcements, annual reports, quarterly reports and Bloomberg. Market data as of the LPD.

Note:

(1)	The constituent companies of the CCI have been equally weighted instead of being weighted by market capitalization.

Based on the above, we note that the Shares have underperformed the Comparable Companies Index (“CCI”) and the NASDAQ Composite Index significantly. For the period since the Company’s IPO on 22 May 2014 up to and including the Latest Practicable Date, the Share price of the Company has decreased by approximately 45.5%, while the CCI decreased by approximately 2.3% and the NASDAQ Composite Index increased by approximately 26.7% during the same period.

(1)	22 May 2014	SEMI commences trading on NASDAQ Global Select Market.

(2)	7 August 2014	Q2 FY2014 results announcement: Net sales were US$214.9 million, down 11.9% YoY; Operating profit was US$1.3 million, compared to an operating loss of US$4.2 million in the equivalent quarter in the previous year.

(3)	5 November 2014	Q3 FY2014 results announcement: Net sales were US$213.2 million, down 8.3% YoY; Operating loss was US$62.5 million, compared to an operating profit of US$21.3 million in the equivalent quarter in the previous year.

(4)	8 January 2015	SEMI announces the commencement of an underwritten public offering of 12,000,000 ordinary Shares by selling shareholders. The Company would not receive any of the proceeds from the sale of the ordinary Shares.

(5)	14 January 2015	SEMI announces the pricing of a secondary underwritten public offering of 15,000,000 ordinary Shares on behalf of selling shareholders at a price to the public of US$15.19 per Share. The Company would not receive any of the proceeds from the sale of the ordinary Shares.

(6)	18 February 2015	FY2014 full-year results announcement: Net sales were US$840.1 million, down 8.7% YoY; Operating loss was US$81.8 million, compared to an operating loss of US$19.0 million in the equivalent quarter in the previous year.

(7)	7 May 2015	Q1 FY2015 results announcement: Net sales were US$199.4 million, down 3.3% YoY; Operating loss was US$12.7 million, compared to an operating loss of US$16.9 million in the equivalent quarter in the previous year.

(8)	24 June 2015	SEMI announces the commencement of an underwritten public offering of 15,935,828 ordinary Shares by selling shareholders and announced the pricing to the public of US$18.25 per Share. The Company would not receive any of the proceeds from the sale of the ordinary Shares.

(9)	5 August 2015	Q2 FY2015 results announcement: Net sales were US$207.4 million, down 3.5% YoY; Operating loss was US$5.0 million, compared to an operating income of US$1.3 million in the equivalent quarter in the previous year.

(10)	9 November 2015	Q3 FY2015 results announcement: Net sales were US$189.0 million, down 11.4% YoY; Operating loss was US$68.8 million, compared to an operating loss of US$62.5 million in the equivalent quarter in the previous year.

(11)	18 February 2016	SEMI announces that its Directors have authorized a process to explore a range of strategic alternatives following receipt of unsolicited preliminary indications of interest in the Company and retained Barclays Capital, Inc. (“Barclays”) to assist in its review of strategic alternatives.

(12)	8 March 2016	FY2015 full-year results announcement: Net sales were US$777.5 million, down 7.5% YoY; Operating loss was US$101.9 million, compared to an operating loss of US$81.8 million in the equivalent quarter in the previous year.

(13)	18 April 2016	Former parent company, SunEdison, Inc., files for bankruptcy protection.

(14)	9 May 2016	Q1 FY2016 results announcement: Net sales were US$182.3 million, down 8.6% YoY; Operating loss was US$12.8 million, compared to an operating loss of US$12.7 million in the equivalent quarter in the previous year.

(15)	3 August 2016	Q2 FY2016 results announcement: Net sales were US$190.9 million, down 8.0% YoY; Operating loss was US$25.9 million, compared to an operating loss of US$5.0 million in the equivalent quarter in the previous year.

We have considered the premia implied by the Scheme Consideration over the historical VWAP and the historical trading volume of the Shares for the 1-year period up to and including the Latest Practicable Date.

The VWAP and trading volume of the Shares for various periods up to and including the Latest Practicable Date are set out below:

	VWAP(1) (US$)	Premium of Scheme Consideration Over VWAP (%)	Highest Closing Price (US$)	Lowest Closing Price (US$)	Average Daily Trading Volume(2) (‘000)	Daily Trading Volume as a % of Shares Outstanding(3)
Period up to and including the LPD
12-month	7.83	53.3%	13.67	3.47	289	0.7%
6-month	5.97	101.0%	8.18	3.47	285	0.7%
3-month	6.04	98.5%	8.18	4.26	207	0.5%
1-month	7.00	71.5%	8.18	6.08	201	0.5%
Last closing price on the LPD	8.18	46.7%	8.18	8.18	119	0.3%

Source: Bloomberg. Market data as of the LPD.

Notes:

(1)	VWAP figures shown are rounded to the nearest three decimal places.
(2)	The average daily trading volume of the Shares is calculated based on the total volume of Shares traded during the period divided by the number of market days traded for the Shares during that period.
(3)	For the purpose of calculating the average daily trading volume as a percentage of Shares outstanding for the various periods, we have used the total Shares outstanding of approximately 42,369,354 Shares as at 29 July 2016.

Based on the above, we note the following:

(i)	The Scheme Consideration represents a premium of 53.3%, 101.0%, 98.5% and 71.5% over the 12-month, 6-month, 3-month and 1-month VWAP of the Shares, respectively;

(ii)	The Scheme Consideration represents a premium of 46.7% over the closing price of US$8.18 of the Shares on the Latest Practicable Date;

(iii)	The Scheme Consideration is within the range of the daily closing price of the Shares over the 12-month period up to and including the Latest Practicable Date, which was between a low of US$3.47 and a high of US$13.67 per Share;

(iv)	The Scheme Consideration represents a 245.8% premium over the lowest closing price of US$3.47 and a 12.2% discount to the highest closing price of US$13.67 of the Shares, over the 12-month period up to and including the Latest Practicable Date; and

(v)	The Shares have been experiencing decreasing trading liquidity, with the average daily trading volume of the Shares of approximately 289,000 Shares for the 12-month period (approximately 0.7% of total Shares outstanding) up to and including the Latest Practicable Date decreasing to approximately 119,000 Shares for the 1-month period (approximately 0.3% of total Shares outstanding).

The Scheme provides an opportunity for Shareholders to cash out at a significant premium to current market prices.

Our analysis of the past price performance of the Shares is not indicative of the future price performance of the Shares, which will be governed by other factors such as, inter alia, the performance and prospects of the Company, prevailing economic conditions, economic outlook, market conditions and sentiments.

Shareholders should also note that the historical price performance of the Shares may have been due to market factors and other individual factors which may not be easily isolated and identified with certainty.

(C)	Valuation Multiples of Comparable Companies

For the purpose of evaluating the financial terms of the Scheme, we have made reference to the valuation statistics of Comparable Companies to provide an indication of the current market expectations with regard to the valuation of these businesses. Brief descriptions of the Comparable Companies are set out below:

Company	Company Description	Market Cap(1) (US$m)
Shin-Etsu Chemicals Co., Ltd. (“Shin-Etsu”)	Founded in 1926, Shin-Etsu manufactures and sells polyvinyl chloride (PVC), semiconductor silicon wafers, and silicones worldwide. Shin-Etsu is the largest wafer producer by revenue globally. The company is headquartered in Tokyo, Japan.	29,614.7

SUMCO Corporation (“SUMCO”)	Founded in 1999, SUMCO manufactures and sells silicon wafers for the semiconductor industry worldwide. SUMCO is the second largest wafer producer by revenue. The company is headquartered in Tokyo, Japan.	22,338.0

GlobalWafers Co., Ltd. (“GlobalWafers”)	Founded in 1981, GlobalWafers manufactures and sells silicon wafers and ingots for the semiconductor industry worldwide. GlobalWafers is a global top 5 wafer producer by revenue. The company is headquartered in Hsinchu, Taiwan.	766.6

Siltronic AG (“Siltronic”)	Founded in 1953, Siltronic mainly manufactures and sells silicon wafers for the semiconductor industry worldwide. Siltronic is the third largest wafer producer by revenue globally. The company is headquartered in Munich, Germany.	542.1

The Company

Founded in 1959, the Company manufactures and sells silicon wafers for the semiconductor industry worldwide.

The Company is a global top 5 wafer producer by revenue.

The company is headquartered in Missouri, USA.

		548.1(2)

Sources: Broker reports and Capital IQ.

Note:

(1)	Market capitalization is calculated based on share prices and exchange rates from Capital IQ as at the LPD. Market capitalization is calculated on a fully-diluted basis per the treasury stock method.
(2)	Calculated using fully-diluted share count based on Shares outstanding of 42,369,354 as at 29 July 2016, 2,370,662 RSUs outstanding and 930,837 exercisable stock options as at the LPD.

We have conducted our analysis based on EV / Revenue, EV / EBITDA and P / NAV multiples as the key parameters for the comparison and the implied valuation multiples for the Comparable Companies together with certain other financial metrics are set out below:

				Financial Metrics			Valuation Metrics
Comparable Companies	Market Cap(1) (US$m)		Enterprise Value(2) (US$m)	Latest 3-Year Revenue CAGR(3)	LTM EBITDA Margin(4)	Total Debt / LTM EBITDA(4)	LTM EV / Revenue(2) (times)	LTM EV / EBITDA(2)(4) (times)	Latest P / NAV(1)(5) (times)
Shin-Etsu	29,614.7		22,086.7	7.1%	25.3%	0.06 x	1.76 x	7.0 x	1.52 x

SUMCO	2,338.0		4,064.9	3.0%	18.8%	4.61 x	1.89 x	10.1 x	1.02 x

GlobalWafers(6)	766.6		719.3	1.7%	24.6%	0.16 x	1.52 x	6.2 x	1.45 x

Siltronic	542.1		512.0	3.6%	15.5%	1.28 x	0.51 x	3.3 x	1.47 x

			High	7.1%	25.3%	4.61 x	1.89 x	10.1 x	1.52 x

			Mean	3.9%	21.1%	1.53 x	1.42 x	6.6 x	1.37 x

			Median	3.3%	21.7%	0.72 x	1.64 x	6.6 x	1.46 x

			Low	1.7%	15.5%	0.06 x	0.51 x	3.3 x	1.02 x

The Company (based on Scheme Consideration)	548.1	(7)	734.8	(7.9%)	11.9%	2.99 x	0.99 x	8.3 x	1.30 x

Sources: Annual reports, quarterly reports, and Capital IQ.

Notes:

(1)	Market capitalization is calculated based on share prices and exchange rates from Capital IQ as at the LPD. Market capitalization is calculated on a fully-diluted basis per the treasury stock method.
(2)	The EVs of the respective Comparable Companies were calculated based on (i) the respective market capitalization as at the LPD; (ii) the preferred equity, unfunded pension liabilities, non-controlling interest and net debt (if any) as set out in the respective latest available financial statements as at the LPD.
(3)	Compounded annual growth rate for the latest 3-year period as per latest available financial statements.
(4)	Calculated using actual EBITDA for the trailing 12-month period based on the respective companies’ latest available financial statements as at the LPD. EBITDA figures are inclusive of share of associates’ and joint ventures’ income, and are normalized to exclude exceptional items.
(5)	Based on the book NAV obtained from the respective companies’ latest available financial statements as at the LPD.
(6)	Figures exclude pro-forma financials resulting from the company’s acquisition of Topsil Semiconductor Materials A/S. On 20 May 2016, GlobalWafers signed an agreement to acquire the silicon business from Topsil Semiconductor Materials A/S for DKK320 million on a debt-free basis.
(7)	Calculated using fully-diluted share count based on Shares outstanding of 42,369,354 as at 29 July 2016, 2,370,662 RSUs outstanding and 930,837 exercisable stock options as at the LPD.

Based	on the above and for illustrative purposes, we note that:

(i)	The latest 3-year revenue CAGR of the Company is negative at –7.9% and is below the range of latest 3-year revenue CAGR of the Comparable Companies of 1.7% to 7.1%;

(ii)	The LTM EBITDA margin of the Company of 11.9% is below the range of the LTM EBITDA margins of the Comparable Companies of 15.5% to 25.3%;

(iii)	The Total Debt / LTM EBITDA ratio of the Company of 2.99 times is within the range of the Total Debt / LTM EBITDA ratios of the Comparable Companies of 0.06 times to 4.61 times and is above the mean of 1.53 times and median of 0.72 times;

(iv)	The LTM EV / Revenue ratio implied by the Scheme Consideration of 0.99 times is within the range of the LTM EV / Revenue ratios of the Comparable Companies of 0.51 times to 1.89 times and is below the mean of 1.42 times and median of 1.64 times;

(v)	The LTM EV / EBITDA ratio implied by the Scheme Consideration of 8.3 times is within the range of the LTM EV / EBITDA ratios of the Comparable Companies of 3.3 times to 10.1 times and is above the mean of 6.6 times and median of 6.6 times; and

(vi)	The Latest P / NAV ratio implied by the Scheme Consideration of 1.30 times is within the range of Latest P / NAV ratios of the Comparable Companies of 1.02 times to 1.52 times and is below the mean of 1.37 times and median of 1.46 times.

The above comparison with the Comparable Companies is for illustrative purposes only. We wish to highlight that the Comparable Companies universe used for this analysis is not exhaustive. The Comparable Companies may not be directly comparable with the Company and may vary with respect to, amongst others, the geographical spread of activities, business mix and model within the industry, size of the addressable market for their products, scale of operations, asset intensity, financial leverage, accounting policies, risk profile, tax factors, and track record and future prospects. Accordingly, the Comparable Companies may not provide a meaningful basis for valuation comparison and any comparison made is necessarily limited.

(D)	Trailing Valuation Multiples of the Company and Comparable Companies Relative to Valuation Multiples Implied by the Scheme Consideration

For the purpose of evaluating the financial terms of the Scheme, we have made reference to the trailing valuation multiples of the Company and Comparable Companies to evaluate how the valuation multiples implied by the Scheme Consideration compare to them.

We have compared the trailing LTM EV / Revenue multiples implied by the Scheme Consideration (based on the Company’s LTM revenue as of 30 June 2016) to the Company and the Comparable Companies’ LTM EV / Revenue multiples (based on its trailing 12-month revenue for the applicable time periods) over the 12-month period up to and including the Latest Practicable Date.

Trailing LTM EV / Revenue Multiples

Summary of Trailing LTM EV / Revenue Multiples
LTM to the LPD:	SEMI	CCI
High	0.95 x	1.74 x
Mean	0.65 x	1.40 x
Median	0.60 x	1.35 x
Low	0.41 x	1.13 x

Source: Capital IQ, annual reports and quarterly reports.

Note:

(1)	The constituents of the CCI are weighted equally in the calculation of the daily trailing LTM EV / Revenue multiples of the CCI.

Based on the above, we note that the following:

(i)	The LTM EV / Revenue multiple implied by the Scheme Consideration of 0.99 times is above the range of LTM EV / Revenue multiples (based on trailing 12-month revenue) of the Company of 0.41 times to 0.95 times over the 12-month period up to and including the Latest Practicable Date;

(ii)	The LTM EV / Revenue multiple implied by the Scheme Consideration of 0.99 times is below the range of LTM EV / Revenue multiples (based on trailing 12-month revenue) of the CCI of 1.13 times to 1.74 times over the 12-month period up to and including the Latest Practicable Date; and

(iii)	The LTM EV / Revenue multiple implied by the Scheme Consideration of 0.99 times translates to a discount[2] of 30.4% to 1.42 times of the CCI as of the Latest Practicable Date. This implied discount of 30.4% is also narrower than the range of trailing discounts implied by the Shares to the CCI of 40.4% to 66.3% over the 12-month period up to and including the Latest Practicable Date.

We have also compared, the LTM EV / EBITDA multiple implied by the Scheme Consideration (based on the Company’s LTM EBITDA as of 30 June 2016) to the Company and Comparable Companies’ LTM EV/EBITDA multiples (based on its trailing 12-month EBITDA for the applicable time periods) over the 12-month period up to and including the Latest Practicable Date.

Trailing LTM EV / EBITDA Multiples

[2]	Represents the differential between the multiple implied by the Scheme Consideration and the multiple of the CCI in percentage terms as of the LPD.

Summary of Trailing LTM EV / EBITDA Multiples
LTM to the LPD:	SEMI	CCI
High	6.9 x	8.1 x
Mean	5.0 x	6.3 x
Median	4.8 x	6.0 x
Low	3.1 x	4.8 x

Source: Capital IQ, annual reports and quarterly reports.

Note:

(1)	The constituents of the CCI are weighted equally in the calculation of the daily trailing LTM EV / EBITDA multiples of the CCI.

Based on the above, we note the following:

(i)	The LTM EV / EBITDA multiple implied by the Scheme Consideration of 8.3 times is above the range of LTM EV / EBITDA multiples (based on trailing 12-month EBITDA) of the Company of 3.1 times to 6.9 times over the 12-month period up to and including the Latest Practicable Date and above the mean and median;

(ii)	The LTM EV / EBITDA multiple implied by the Scheme Consideration of 8.3 times is above the range of LTM EV / EBITDA multiples (based on trailing 12-month EBITDA) of the CCI of 4.8 times to 8.1 times over the 12-month period up to and including the Latest Practicable Date and above the mean and median; and

(iii)	The LTM EV / EBITDA multiple implied by the Scheme Consideration of 8.3 times translates to a premium of 28.1% to 6.5 times of the CCI as of the Latest Practicable Date. This implied premium of 28.1% also compares favorably to the range of trailing discounts implied by the Shares to the CCI ranging from 5.3% to 41.3% over the 12-month period up to and including the Latest Practicable Date.

We have also compared the trailing latest (“Latest”) P / NAV multiple implied by the Scheme Consideration (based on the Company’s latest book value as of 30 June 2016) to the Company’s Latest P / NAV multiple (based on its latest book value for the applicable time periods) over the 12-month period up to and including the Latest Practicable Date.

Trailing Latest P / NAV Multiples

Summary of Trailing Latest P / NAV Multiples
LTM to the LPD:	SEMI	CCI
High	0.93 x	1.83 x
Mean	0.62 x	1.39 x
Median	0.59 x	1.31 x
Low	0.27 x	1.06 x

Source: Capital IQ, annual reports and quarterly reports.

Note:

(1)	The constituents of the CCI are weighted equally in the calculation of the daily trailing Latest P / NAV multiples of the CCI.

Based on the above, we note the following:

(i)	The Latest P / NAV multiple implied by the Scheme Consideration of 1.30 times is above the range of Latest P / NAV multiples (based on trailing latest book values) of the Company of 0.27 times to 0.93 times over the 12-month period up to and including the Latest Practicable Date;

(ii)	The Latest P / NAV multiple implied by the Scheme Consideration of 1.30 times is within the range of Latest P / NAV multiples (based on trailing latest book values) of the CCI of 1.06 times to 1.83 times over the 12-month period up to and including the Latest Practicable Date and is below the mean and median;

(iii)	The Company’s Share price had consistently traded at a discount to the trailing NAV per Share (below 1.00 times Latest P / NAV) over the 12-month period up to and including the Latest Practicable Date;

(iv)	The trailing discount, based on closing Share prices, to prevailing NAV per Share over the 12-month period up to and including the Latest Practicable Date had ranged from 6.7% (0.93 times Latest P / NAV) to 72.9% (0.27 times Latest P / NAV);

(v)	The premium to prevailing NAV per Share of 30.3% (1.30x times Latest P / NAV) implied by the Scheme Consideration compares favorably to the average discount to NAV per Share of 38.2% (0.62 times Latest P / NAV) at which the Shares had closed over the 12-month period up to and including the Latest Practicable Date; and

(vi)	The Latest P / NAV multiple implied by the Scheme Consideration of 1.30 times translates to a discount of 6.5% to 1.39 times of the CCI as of the Latest Practicable Date. The implied discount of 6.5% also is narrower than the range of trailing discounts implied by the Shares to the CCI of 40.9% to 76.6% over the 12-month period up to and including the Latest Practicable Date.

We wish to highlight that the historical trading patterns or performance of the Shares and the Comparable Companies should not, in any way, be relied upon as an indication of its future trading patterns or performance, which will be governed by, inter alia, the performance and prospects of the Company, prevailing economic conditions, economic outlook and market conditions and sentiments.

(E)	Valuation Multiples of Precedent Transactions

We have compared the valuation multiples implied by the Scheme Consideration to those of comparable transactions, completed during the 5-year period up to and including the Latest Practicable Date, mainly involving the acquisitions of substantive / controlling equity stakes in companies primarily engaged in the business of wafer production and third-party assembly and testing for the semiconductor industry, for which information is publicly available.

A brief description of the Precedent Transactions selected for analysis is set out below:

Target	Announcement Date	Description
Wafer Manufacturing Companies
Okmetic Oyj (“Okmetic”)	1 April 2016

•    Manufactures silicon wafers for sensor, and discrete and analog industries worldwide.

•    Offers single side polished wafers for discrete and analog applications, surface MEMS, specific double side polished wafers.

•    Okmetics’s wafers are used in automotive, aviation, and medical, as well as consumer electronics applications.

Covalent Materials Corporation (Silicon Wafer Business) (“Covalent Materials”)	10 August 2011	• Manufactures and processes large diameter wafers, quartz glass products, silicon carbide products and graphite products.

Third Party Assembly / Testing Service Providers

Siliconware Precision Industries Co. Ltd. (“Siliconware Precision”)	21 August 2015

•    Provides semiconductor packaging and testing services to semiconductor suppliers worldwide.

•    Also offers a turnkey service from packaging and testing to shipment service.

•    The company’s testing and other services include wafer probing; final testing services for circuit packages and change kit and socket design services for integrated circuits.

ThaiLin Semiconductor Corp. (“ThaiLin Semiconductor”)	12 November 2014

•    Provides semiconductor testing solutions in Taiwan.

•    Offers back-end testing services for memory, flash, mixed-signal/logic IC, and optical display peripheral IC products, as well as assembly and testing services.

•    Offers test engineering support, such as test program optimization, program conversion from platform-to-platform, and test program development; and wafer and product test services for various semiconductor products.

STATS ChipPAC Ltd. (“STATS ChipPAC”)	6 November 2014

•    Provides semiconductor packaging design, bump, probe, assembly, test, and distribution services for communications, digital consumer, and computing market applications. Its services include post wafer fab process, and back-end assembly and test.

•    Offers advanced packaging and wirebond packaging services, including integrated circuit package technology, such as wafer bump, redistribution layer design and fabrication.

•    Provides package design; electrical, mechanical, and thermal simulation; measurement and design of leadframes and laminate substrates; and wafer processing and bumping on 200mm and 300mm wafers with options for wafer repassivation, redistribution, and IPD layers.

Semiteq Co., Ltd. (“Semiteq”)	26 November 2013

•    Engages in semiconductor post-processing in South Korea. The company performs assembly and final testing services.

•    Products include muiti chip, quad flat non-leaded, quad flat, thin small outline, and system in package solutions; and CMOS image sensors, BOCs, and fine-pitch ball grid arrays. Semiteq Co also offers thermal interpretation, as well as mechanical and electrical simulation services.

Sources: Company filings and Capital IQ.

We have conducted our analysis based on EV / Revenue, EV / EBITDA and P / NAV multiples as the key parameters for the comparison and the implied valuation multiples for the Precedent Transactions are set out below:

Announcement Date	Target Company (Country)	Acquiror	Stake Acquired (%)	Implied Equity Value(1) (US$m)		Implied Enterprise Value(2) (US$m)		LTM EV / Revenue(2) (times)	LTM EV / EBITDA(3) (times)	Latest P / NAV(4) (times)
1 April 2016	Okmetic (Finland)	NSIG	96	196.8		201.9	(6)	2.15 x	10.2 x	2.71 x

24 August 2015	Siliconware Precision (Taiwan)	Advanced Semiconductor	25	4,267.2		4,242.7	(7)	1.64 x	5.0 x	2.07 x

12 November 2014	ThaiLin Semiconductor (Taiwan)	ChipMOS Technologies	53	178.2		115.2	(8)	1.36 x	6.4 x	1.13 x

6 November 2014	STATS ChipPAC (Singapore)	Jiangsu Changjiang	100	793.5		1,806.2	(9)	1.24 x	6.2 x	0.84 x

26 November 2013	Semiteq (South Korea)	iTEST	64	18.9		62.6	(10)	0.69 x	4.9 x	n.a.

10 August 2011	Covalent Materials (Japan)	Sino-American Silicon Products	100	304.2		304.2	(11)	0.57 x	2.6 x	n.a.

						High		2.15 x	10.2 x	2.71 x

						Mean		1.28 x	5.9 x	1.69 x

						Median		1.30 x	5.6 x	1.60 x

						Low		0.57 x	2.6 x	0.84 x

The Company (based on Scheme Consideration)			100	548.1	(5)	734.8	(5)	0.99 x	8.3 x	1.30 x

Sources: Transaction documents, offer announcements, annual reports, quarterly reports and Capital IQ.

Notes:

(1)	Implied equity value is calculated based on the final offer prices of the respective transactions and exchange rates from Capital IQ as at the day prior to deal announcement. Implied equity value is calculated on a fully-diluted basis per the treasury stock method.
(2)	The EVs of the respective Precedent Transactions were calculated based on (i) the respective market capitalization as at the LPD; (ii) the preferred equity, unfunded pension liabilities, non-controlling interest and net debt (if any) as set out in the respective latest available financial statements as at the LPD.

(3)	Based on actual EBITDA for the 12-month period preceding the announcement dates of the respective Precedent Transactions. EBITDA figures are inclusive of share of associates’ and joint ventures’ income, and are normalized to exclude exceptional items.
(4)	Based on the offer price per share and the book NAV per share or the ex-cash offer price per share and the adjusted / ex-cash NAV per share (where applicable) based on the latest reported filings as at the announcement dates of the respective Precedent Transactions.
(5)	Calculated using fully-diluted share count based on Shares outstanding of 42,369,354 as at 29 July 2016, 2,370,662 RSUs outstanding and 930,837 exercisable stock options as at the LPD.
(6)	Transaction details as per stock exchange release dated 1 April 2016. Transaction value is based on am implied cash offer price of EUR9.85 per share, consisting of the share offer price of EUR9.20 together with dividends of EUR0.65 per share declared in connection with the transaction. The price offered for option rights validly tendered in the tender offer is EUR4.87 in cash for each 2013 A option right and EUR4.62 in cash for each 2013 B option right. Okmetic had a total of 17,287,500 shares issued, as well as 252,000 2013 A share option rights and 358,000 2013 B share option rights granted as at the announcement date of the transaction.
(7)	First transaction (basis for the relevant valuation benchmarking stated in the table above): On 24 August 24 2015, Advanced Semiconductor (“ASE”) commenced an unsolicited tender offer to purchase up to 779,000,000 of common shares of Siliconware Precision (“SPIL”) (equivalent to approximately 25.0% of the issued and outstanding shares) at a purchase price of NT$45.00 per common share or NT$225.00 per American depositary shares (“ADS”). ASE’s tender offer was successful, and on 22 September 2015, ASE accepted for payment 725,749,060 common shares and 10,650,188 ADSs.

Second transaction (lapsed): On December 29, 2015, ASE launched its second unsolicited public tender offer to purchase up to 770,000,000 of SPIL common shares (equivalent to approximately 24.7% of the issued and outstanding shares), including those represented by ADSs. ASE offered to pay NT$55.00 for each common share, or NT$275.00 for reach ADS. The second tender offer was unsuccessful due to failure to satisfy tender offer conditions as ASE did not receive approval from the Taiwan Fair Trade Commission for its proposed combination before the expiration of the tender offer.

Third transaction (on-going): On 26 May 2016, ASE and SPIL entered into a joint share exchange memorandum of understanding pursuant to which ASE proposed to enter into a combination transaction with SPIL in which both parties would jointly establish a holding company, which will (1) issue new shares in exchange for all of ASE’s shares at the exchange ratio of 1 ASE common share in exchange for 0.5 HoldCo common shares and (2) pay NT$55.00 in cash per SPIL Common Share and NT$275.00 per ADS. Transaction details as per tender offer statement dated 24 August 2015.

(8)	Transactions details as per ChipMOS Technologies form 6-K dated 12 November 2014. Based on a total of 220,233,000 shares issued as at the announcement date of the transaction; one share of the target was exchanged for NT$12.50 in cash and 0.311 share of the acquiror. The implied EV is based on the acquiror’s share price of NT$39.50 as of 11 November 2014, being the last full trading day prior to the announcement of the transaction.
(9)	On 5 November 2014 JCET proposed to acquire all of the issued and paid-up ordinary shares of STATS ChipPAC on a fully-diluted basis for an aggregate purchase price of US$780 million. Transaction details are calculated on the basis of 2,202,218,293 shares in issue and the offer price of S$0.46577 per share, as per offer document dated 16 July 2016. Financial information reflects LTM financials for STATS ChipPAC up to 28 September 2014 figures. EBITDA figures are adjusted for significant non-recurring items including plant closure costs, flood related insurance settlement and charges.
(10)	Based on the total purchase consideration of KRW12.9 billion.
(11)	Based on the latest revised purchase price of JPY23.5 billion paid on a debt free basis as of 5 November 2012.

Based on the above and for illustrative purposes, we note that:

(i)	The LTM EV / Revenue ratio implied by the Scheme Consideration of 0.99 times is within the range of the LTM EV / Revenue ratios of the Precedent Transactions of 0.57 times to 2.15 times and is below the mean of 1.28 times and median of 1.30 times;

(ii)	The LTM EV / EBITDA ratio implied by the Scheme Consideration of 8.3 times is within the range of the LTM EV / EBITDA ratios of the Precedent Transactions of 2.6 times to 10.2 times and is above the mean of 5.9 times and median of 5.6 times; and

(iii)	The Latest P / NAV ratio implied by the Scheme Consideration of 1.30 times is within the range of the Latest P / NAV ratios of the Precedent Transactions of 0.84 times to 2.71 times and below the mean of 1.69 times and median of 1.60 times.

The Directors should note that the level of premium (if any) an acquiror would normally pay in a general offer, merger or take-over transaction varies in different circumstances depending on, inter alia, the attractiveness of the underlying business to be acquired, the synergies (if any) to be gained by the acquiror from integrating the target company’s businesses with its existing business, the possibility of significant revaluation of the assets to be acquired, the availability of substantial cash reserves, the liquidity in the trading of the target company’s shares, the presence of competing bids for the target company, the form of consideration offered by an acquiror, the extent of control the acquiror already has in the target company and prevailing market conditions and expectations.

The Directors should also note that the comparison is made without taking into consideration the relative efficiency of information or the underlying liquidity of the shares of the relevant companies, the performance of the shares of the companies or the quality of earnings prior to the relevant announcements and the market conditions, sentiments and expectations when the announcements were made.

The Precedent Transactions are provided for illustrative purposes only. The Precedent Transactions and the acquired companies may not be directly comparable with the Scheme and the Company and may vary with respect to, amongst others, the acquisition of minority versus controlling stakes in the transactions, the liquidity of the underlying shares in the acquired companies and the prevailing market conditions at the time of the transactions, as well as the geographical spread of activities, business mix and model within the industry, size of the addressable market for their products, scale of operations, asset intensity, financial leverage, accounting policies, risk profile, tax factors, track record and future prospects of the acquired companies. Accordingly, the Precedent Transactions may not provide a meaningful basis for comparison.

(F)	Precedent Take-overs Premia Analysis

We have looked at the tender offers involving take-private of NASDAQ-listed target companies completed within a 12-month period up to and including the Latest Practicable Date with a transaction size ranging between US$100 million and US$1 billion.

The premium / discount of the Precedent Take-overs for the periods of 1-day prior, 1-month, 3-month, 6-month and 12-month VWAP, respectively, are set out below:

		Premium / (discount) of the Scheme Consideration over / to relevant prices prior to announcement
Announcement Date(1)	Target	Purchase Consideration (US$m)	Closing 1- day (%)(2)	1-month VWAP (%)	3-month VWAP (%)	6-month VWAP (%)	12-month VWAP (%)
23 May 2016	XenoPort(3)	483.4	59.8%	59.5%	55.6%	43.6%	33.2%

2 May 2016	Symmetry Surgica(4)	140.3	26.0%	26.6%	32.3%	41.2%	47.8%

7 April 2016	Alliance Fiber Optic Products(5)	311.9	24.0%	32.0%	34.5%	27.6%	9.7%

10 March 2016	1st Century Bancshares(6)	116.0	40.3%	36.1%	41.7%	44.5%	50.0%

29 February 2016	API Technologies(7)	111.7	98.0%	70.9%	63.9%	42.6%	17.1%

26 February 2016	RR Media(8)	241.2	52.8%	59.0%	54.0%	56.7%	62.6%

4 February 2016	Multi-Fineline Electronix(9)	589.4	40.8%	51.5%	26.7%	31.5%	23.3%

10 December 2015	LoJack Corp(10)	134.0	85.6%	95.7%	109.1%	89.4%	108.1%

7 December 2015	Jiayuan.com(11)	125.3	8.0%	10.2%	14.9%	14.1%	17.6%

10 December 2015	Mattson Technology(12)	286.1	27.5%	54.2%	52.6%	28.9%	6.3%

24 November 2015	Boulder Brands(13)	789.1	9.2%	21.6%	27.0%	38.7%	24.7%

23 November 2015	TeleCommunication Systems(14)	363.2	13.9%	14.7%	26.1%	31.4%	39.5%

30 September 2015	Ocata Therapeutics(15)	359.7	78.9%	92.0%	102.3%	80.9%	63.2%

16 September 2015	Adept Technology(16)	190.3	63.0%	79.5%	82.8%	101.6%	79.3%

2 September 2015	Synergetics USA(17)	197.8	70.8%	69.8%	59.6%	52.1%	63.9%

21 August 2015	Steiner Leisure(18)	834.0	15.0%	15.0%	19.2%	26.0%	37.2%

18 August 2015	Dot Hill Systems(19)	693.3	79.2%	66.8%	50.9%	55.6%	73.6%

12 August 2015	Planar Systems(20)	156.7	40.0%	56.4%	52.4%	23.0%	6.2%

10 August 2015	NTELOS Holdings(21)	197.4	25.3%	53.1%	38.5%	51.8%	44.0%

6 August 2015	Merge Healthcare(22)	815.1	31.8%	36.8%	48.3%	49.2%	68.7%

High			98.0%	95.7%	109.1%	101.6%	108.1%

Mean			44.5%	50.1%	49.6%	46.5%	43.8%

Median			40.1%	53.7%	49.6%	43.1%	41.8%

Low			8.0%	10.2%	14.9%	14.1%	6.2%

The Company (based on Scheme Consideration)		548.1	46.7%	71.5%	98.5%	101.0%	53.3%

Sources: Capital IQ, Bloomberg, company filings.

Note:

(1)	Based on the date on which the relevant offer was announced.
(2)	Premium calculated based on the last traded price on the respective reference dates.
(3)	On 21 May 2016, XenoPort entered into a merger agreement with Arbor Pharmaceuticals and AP Acquisition Sub pursuant to which AP Acquisition Sub commenced a tender offer to acquire all of the XenoPort’s issued and outstanding shares of common stock at a purchase price of US$7.03 per share. The market premia are calculated based on the purchase price. The time reference for calculation of premia is 20 May 2016, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.
(4)	On 2 May 2016, Symmetry Surgical entered into a merger agreement with Symmetry Surgical Holdings and Symmetry Acquisition Corp providing for Symmetry Acquisition Corp to be merged with and into Symmetry Surgical, with Symmetry Surgical surviving as a wholly-owned subsidiary of Symmetry Surgical Holdings. On 1 July 2016, each share Symmetry Surgical common stock issued and outstanding was cancelled and converted into the right to receive US$13.10 in cash. The market premia are calculated based on the purchase price. The time reference for calculation of premia is 28 April 2016, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.
(5)	On 7 April 2016, Corning Incorporated, Apricot Merger Company and Alliance Fiber Optic Products (“AFOP”) announced the entry into a merger agreement pursuant to which Corning Incorporated commenced a tender offer to purchase all of the outstanding shares of AFOP at a price of US$18.50 per share in cash. The market premia are calculated based on the purchase price. The time reference for calculation of premia is 6 April 2016, being the last full trading day of the shares on the NASDAQ preceding the announcement regarding Corning Incorporated tender offer.

(6)	On 10 March 2016, 1st Century Bancshares (“1st Century”), entered into a merger agreement, with Midland Financial and MC 2016 Corp, pursuant to which MC 2016 Corp was merged with and into 1st Century. The market premia are calculated based on the offer price of US$11.22 per share. The time reference for calculation of premia is 9 March 2016, being the last full trading day of the shares on the NASDAQ prior to the announcement of the Midland Financial offer.
(7)	On 28 February 2016, API Technologies entered into a merger agreement with RF1 Holding and RF Acquisition Sub (affiliates of private equity firm J.F. Lehman & Company) providing for the merger of RF Acquisition Sub with and into the API Technologies. The market premia are calculated based on the offer price of US$2.00 per share. The time reference for calculation of premia is 26 February 2016, being the last full trading day of the shares on the NASDAQ prior to the announcement of the RF Acquisition Sub offer.
(8)	On 25 February 2016, RR Media entered into a merger agreement with SES under which SES acquired RR Media by way of statutory merger. Subject to the terms and conditions of the merger agreement, each ordinary share issued and outstanding prior to the effective time of the merger was converted into and represented the right to receive $13.291 in cash. The time reference for calculation of premia is 25 February 2016, being the last full market day prior to the date of announcement of the SES offer on which the shares were traded on the NASDAQ.
(9)	On 4 February 2016, Multi-Fineline Electronix entered into a merger agreement with Suzhou Dongshan Precision Manufacturing (“Suzhou”) and Dragon Electronix Merger Sub under which Dragon Electronix Merger Sub was merged with and into the Multi-Fineline Electronix, with Multi-Fineline Electronix continuing after the merger as the surviving corporation. The market premia are calculated based on the purchase price of US$23.95 per share. The time reference for calculation of premia is 3 February 2016, being the last full market day prior to the date of announcement of the Suzhou offer on which the shares were traded on the NASDAQ.
(10)	On 1 February 2016, LoJack Corporation (“LoJack”), CalAmp and Lexus Acquisition Sub entered into a merger Agreement, pursuant to which Lexus Acquisition Sub conducted a cash tender offer for all of LoJack’s shares at a purchase price per share of US$6.45. The time reference for calculation of premia is 9 December 2015, being the last full trading day of the shares on the NASDAQ prior to the announcement of the CalAmp tender offer.
(11)	On 7 December 2015 Jiayuan.com International (“Jiayuan”) entered into a merger agreement with LoveWorld and FutureWorld. Pursuant to the merger agreement, LoveWorld acquired Jiayuan for cash consideration equal to US$5.04 per ordinary share of Jiayuan and US$7.56 per American depositary share of Jiayuan (“ADS”), each two ADSs representing three Shares. The time reference for calculation of premia is 4 December 2015, being the last full trading day of the shares on the NASDAQ prior to the announcement of the LoveWorld offer.
(12)	On 1 December 2015, Mattson Technology (“Mattson”), entered into a merger agreement with Beijing E-town Dragon Semiconductor Industry Investment Center (“Beijing E-town”), providing for the merger of a wholly-owned subsidiary of Beijing E-town with and into Mattson, with Mattson surviving the merger as a wholly-owned subsidiary of Beijing E-town. Pursuant to the terms merger agreement each share of Mattson was cancelled and automatically converted into the right to receive US$3.80 in cash. The time reference for calculation of premia is 30 November 2015, being the last full trading day of the shares on the NASDAQ prior to the announcement of the Beijing E-town offer.
(13)	On 24 November 2015, Pinnacle Foods and Slope Acquisition entered into a merger agreement with Boulder Brands (“Boulder”). Pursuant to the merger agreement Slope Acquisition has agreed to commence a cash tender offer for all of Boulder’s outstanding shares at a purchase price of US$11.00 per share. The time reference for calculation of premia is 23 November 2015, being the last full trading day of the shares on the NASDAQ prior to the announcement of the Pinnacle Foods tender offer.
(14)	On 22 November 2015, TeleCommunication Systems entered into a merger agreement with Comtech Telecommunications (“Comtech”) and Typhoon Acquisition Corp pursuant to which Typhoon Acquisition Corp commenced a tender offer for all of the outstanding shares of common stock of the TeleCommunication Systems at a purchase price of US$5.00 per share. The time reference for calculation of premia is 20 November 2015, being the last full trading day of the shares on the NASDAQ prior to the announcement of the Comtech tender offer.
(15)	On 10 November 2015, Ocata Therapeutics (“Ocata”) entered into a merger agreement with Astellas Pharma and Laurel Acquisition pursuant to which Laurel Acquisition conducted a tender offer for all of Ocata’s outstanding shares of common stock of Ocata at a purchase price of US$8.50 per share. The time reference for calculation of premia is 6 November 2015, being the last full trading day of the shares on the NASDAQ prior to the announcement of the Astellas Pharma tender offer.
(16)	On 16 September 2015, Adept Technology entered into a merger agreement, by and among Adept Technology, OMRON Corporation, Omron Management Center of America (“OMCA”) and Hoffman Acquisition Corp. Pursuant to the merger agreement, Hoffman Acquisition Corp commenced a tender offer to purchase all outstanding shares of Adept Technology at a price of US$13.00 per share. The time reference for calculation of premia is 15 September 2015, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.
(17)	On 1 September 2015, Synergetics entered into a merger agreement with Valeant Pharmaceuticals and Blue Subsidiary Corp pursuant to which Blue Subsidiary Corp commenced a tender offer for all of the outstanding shares of Synergetics at the following price (i) $6.50 per share, net to the holder in cash, plus (ii) one contractual contingent value right per share which represents the right to receive up to two contingent payments of up to $1.00 in the aggregate upon the achievement of certain milestones. The time reference for calculation of premia is 1 September 2015, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.
(18)	On 20 August 2015, Steiner Leisure Limited entered into a merger agreement with Nemo Parent and Nemo Merger Sub providing for the merger of Nemo Merger Sub with and into Steiner Leisure Limited, with Steiner Leisure Limited surviving the merger as a wholly-owned subsidiary of Nemo Parent. The market premia are calculated based on the purchase price of US$65.00 per share. The time reference for calculation of premia is 20 August 2015, being the last full market day prior to the date of announcement of the Nemo Parent offer on which the shares were traded on the NASDAQ.
(19)	On 18 August 2015, Dot Hill Systems Corp (“Dot Hill”), entered into a merger agreement with Seagate HDD Cayman (“Seagate”), and Denali Acquisition Sub Corp. Pursuant to the merger agreement Denali Acquisition Sub Corp commenced a tender offer to acquire all of the outstanding shares of common stock of Dot Hill at a purchase price of $9.75 per share in cash. The time reference for calculation of premia is 17 August 2015, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.

(20)	On 12 August 2015, Planar Systems entered into a merger agreement with Leyard American Corporation, Leopard Acquisition Corporation and Leyard Optoelectronic pursuant to which Leopard Acquisition Corporation merged with and into Planar Systems. The market premia are calculated based on the purchase price of US$6.58 per share. The time reference for calculation of premia is 11 August 2015, being the last full market day prior to the date of announcement of the Nemo Parent offer on which the shares were traded on the NASDAQ.
(21)	On 10 August 2015, Shenandoah Telecommunications issued a press release announcing the execution of a merger agreement dated 10 August 2015, with Gridiron Merger Sub and NTELOS Holdings (“nTelos”). Pursuant to the merger agreement Shenandoah Telecommunications acquired nTelos pursuant to a merger in which Gridiron Merger Sub will be merged with and into nTelos. The market premia are calculated based on the purchase price of US$9.25 per share. The time reference for calculation of premia is 15 August 2015, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.
(22)	On 6 August 2015, Merge Healthcare entered into a merger agreement with International Business Machines Corporation (“IBM”) and Datong Acquisition Corp. Pursuant to the terms of the merger agreement Datong Acquisition Corp merged with and into Merge Healthcare, and Merge Healthcare became a wholly-owned subsidiary of IBM. The market premia are calculated based on the purchase price of US$9.25 per share. The time reference for calculation of premia is 5 August 2015, being the last full market day prior to the date of announcement of the tender offer on which the shares were traded on the NASDAQ.

Based on the above, we note that the implied premia of the Scheme Consideration are within the range and above the mean and median of the Precedent Take-overs for the closing 1-day prior, 1-month, 3-month, 6-month and 12-month VWAPs.

The Directors should note that the level of premium (if any) an acquiror would normally pay in a general offer, merger or take-over transaction varies in different circumstances depending on, inter alia, the attractiveness of the underlying business to be acquired, the synergies (if any) to be gained by the acquiror from integrating the target company’s businesses with its existing business, the possibility of significant revaluation of the assets to be acquired, the availability of substantial cash reserves, the liquidity in the trading of the target company’s shares, the presence of competing bids for the target company, the form of consideration offered by an acquiror, the extent of control the acquiror already has in the target company and the prevailing market conditions and expectations.

The Directors should also note that the comparison is made without taking into consideration the underlying liquidity of the shares of the relevant companies, the performance of the shares of the companies or the quality of earnings prior to the relevant announcement and the market conditions or sentiments when the announcements were made or the desire or relative need for control leading to compulsory acquisition. Moreover, as the Company is not necessarily in the same industry and does not conduct the same businesses as the other target companies, it may not, therefore, be directly comparable to the target companies in terms of geographical spread of activities, composition of business activities, product lines, size of addressable market, scale of operations, asset intensity, financial leverage, risk profile, client base, accounting policies, track record, prospects and other relevant criteria. Accordingly, the Precedent Take-overs may not provide a meaningful basis for comparison.

(G)	Broker Price Targets for the Shares

In the 6-month period up to and including the Latest Practicable Date, five brokerage houses issued research reports with a price target on the Company, according to Bloomberg and Thomson ONE data. We have reviewed the price targets for the Shares estimated by broker research and they are set out below:

Broker Price Targets (prior to the LPD)

Sources: Bloomberg, Thomson ONE and broker reports.

Note:

(1)	Average of Wells Fargo’s estimated valuation range of US$8.00 to US$9.50 per Share.

Based on the above, we note that the Scheme Consideration is above the range of broker price targets, and represents a premium of 69.7% over the mean broker price target of US$7.07, 69.0% over the median of US$7.10, and 26.3% over the maximum of US$9.50.

We wish to highlight that the above broker research report universe may not be exhaustive and price targets for the Shares and other statements and opinions contained in the reports within the universe used represent the individual views of the broker research analyst based on the circumstances (including, inter alia, market, economic, industry and monetary conditions as well as market sentiment and investor perceptions regarding the future prospects of the Company) prevailing at the date of the publication of the respective broker research reports. The opinions of the brokers may change over time as a result of, among other things, changes in market conditions, the Company’s market development and the emergence of new information relevant to the Company. As such, the above price targets may not be an accurate prediction of future market prices of the Shares.

Any opinions or price targets expressed in such broker research reports represent the individual views of the respective brokers and not of ANZ.

(H)	Summary of Financial Analyses set out in Preceding Sub-sections (C) to (G)

Summary of Key Financial Analyses(1)

						SEMI relative to CCI:
Analyses Related to Financial Metrics	Min.(2)	Mean(2)	Median(2)	Max.(2)	Company	Min.-Max. Range	Mean- Median Range
Key Comparable Companies Financial Benchmarks—See sub-section (C)
Latest 3-Year Revenue CAGR	1.7%	3.9%	3.3%	7.1%	(7.9%)	Under- performed	Under- performed
LTM EBITDA Margin	15.5%	21.1%	21.7%	25.3%	11.9%	Under- performed	Under- performed
Total Debt / LTM EBITDA	0.06 x	1.53 x	0.72 x	4.61 x	2.99 x	Within	Higher leverage

						Scheme Consideration Relative to:
Analyses Related to Scheme Consideration	Min.(2)	Mean(2)	Median(2)	Max.(2)	Company(3)	Min.-Max. Range(4)	Mean- Median Range(4)
Trading Comparables Analysis (x)—Sub-section (C)
LTM EV / Revenue	0.51 x	1.42 x	1.64 x	1.89 x	0.99 x	Within	Below
LTM EV / EBITDA	3.3 x	6.6 x	6.6 x	10.1 x	8.3 x	Within	Above
Latest P / NAV	1.02 x	1.37 x	1.46 x	1.52 x	1.30 x	Within	Below

Trailing Trading Multiples Analysis (x)—Sub-section (D)
SEMI
Trailing LTM EV / Revenue	0.41 x	0.65 x	0.60 x	0.95 x	0.99 x	Above	Above
Trailing LTM EV / EBITDA	3.1 x	5.0 x	4.8 x	6.9 x	8.3 x	Above	Above
Trailing Latest P / NAV	0.27 x	0.62 x	0.59 x	0.93 x	1.30 x	Above	Above
Implied Discount / (Premium) to CCI
Trailing LTM EV / Revenue	40.4%	53.7%	55.3%	66.3%	30.4%	Favorable	Favorable
Trailing LTM EV / EBITDA	5.3%	20.9%	20.4%	41.3%	(28.1%)	Favorable	Favorable
Trailing Latest P / NAV	40.9%	55.9%	55.8%	76.6%	6.5%	Favorable	Favorable

Precedent Transactions Analysis (x)—Sub-section (E)
LTM EV / Revenue	0.57 x	1.28 x	1.30 x	2.15 x	0.99 x	Within	Below
LTM EV / EBITDA	2.6 x	5.9 x	5.6 x	10.2 x	8.3 x	Within	Above
Latest P / NAV	0.84 x	1.69 x	1.60 x	2.71 x	1.30 x	Within	Below

Precedent Take-overs Premia Analysis (%)—Sub-section (C) and (F)
Premium to Closing 1-day	8.0%	44.5%	40.1%	98.0%	46.7%	Within	Above
Premium to 1-month VWAP	10.2%	50.1%	53.7%	95.7%	71.5%	Within	Above
Premium to 3-month VWAP	14.9%	49.6%	49.6%	109.1%	98.5%	Within	Above
Premium to 6-month VWAP	14.1%	46.5%	43.1%	101.6%	101.0%	Within	Above
Premium to 12-month VWAP	6.2%	43.8%	41.8%	108.1%	53.3%	Within	Above

Broker Price Targets for the Shares (US$)—Sub-section (G)
6-month period up to the LPD	5.50	7.07	7.10	9.50	12.00	Above	Above

Note:

(1)	Summary of key analyses set out in sub-sections (C), (D), (E), (F) and (G).
(2)	Minimum, mean, median and maximum of the respective benchmarks.
(3)	Implied by the Scheme Consideration.
(4)	Parameters implied by the Scheme Consideration relative to the minimum and maximum, and mean and median range of the respective benchmarks.

(I)	OTHER CONSIDERATIONS

(i)	The Scheme is binding on all Shareholders

If the Scheme is approved by a majority in number of Shareholders present and voting, either in person or by proxy, at the meeting of Shareholders to be convened at the direction of the Court to approve the Scheme (the “Court Meeting”), such majority holding not less than 75 per cent in value of the Shares held by Shareholders present and voting at the Court Meeting, the Scheme will be binding on all Shareholders, regardless of whether they were present in person or by proxy or voted at the Court Meeting.

(ii)	Other Conditions of the Scheme

The Directors should note that besides the requisite approval of Shareholders at the Court Meeting, the Scheme is also subject to, inter alia, the Scheme Conditions. In the event that such conditions precedent are not fulfilled or waived, the Scheme may not proceed. There is no assurance as at the Latest Practicable Date that the Scheme will become effective.

(iii)	Third Party Proposals

As per the Company’s announcement on 18 February 2016, following receipt of unsolicited preliminary indications of interest in the Company, the Directors authorized a process to explore a range of strategic alternatives. The Company retained Barclays to assist in its review of strategic alternatives, which include among other things, a merger or sale of the Company (the “Review Process”).

As a result of the on-going Review Process, the emergence of third party proposals and potential superior offer(s) is possible.

(iv)	Potential Funding Requirements of the Company

The Company operates in a capital intensive industry that relies on the availability of sizeable amounts of debt. As at 30 June 2016, the Company had approximately US$212.5 million of total indebtedness (excluding pension and post-employment liabilities), US$21.0 million of which is due to be refinanced or rolled over within the next twelve months from 30 June 2016. The Company may be required to meet its funding needs via new equity fund raisings or debt financing on terms which may restrict it in certain ways, including limiting its ability to pay future dividends or requiring it to procure consents before it can pay dividends to Shareholders.

7.	RECOMMENDATION

In arriving at our opinion to the Directors, we have taken into consideration and relied upon, inter alia, the following key factors which should be read in conjunction with, and interpreted, in the full context of this Letter:

(a)	The Scheme provides an opportunity for Shareholders to cash out at a significant premium to current market prices;

(b)	The Company has confirmed to us that alternative strategic options were considered prior to the Announcement, including discussions with alternative acquirors, but the Company was of the view that none of these options represented as compelling a proposal as the Scheme, which was the result of an extensive sell-side process run by the Company and Barclays, the Company’s financial advisor;

(c)	The Group’s reported revenue decreased in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016 by approximately 1.5%, 8.7%, 7.5%, 3.4% and 8.3% year-on-year (“YoY”), respectively;

(d)	The Group’s reported net income margins were negative, being approximately –6.0%, –10.8%, –17.6%, –6.1% and –44.4% in FY2013, FY2014, FY2015, 1H FY2015 and 1H FY2016, respectively;

(e)	Total debt (including pension and post-employment liabilities) for the Group increased by US$205.1 million from US$59.6 million as at 31 December 2013 to US$264.7 million as at 30 June 2016. The

Company has confirmed to us the need for substantial, continued capital investment going forward. We note that the Company currently has the second highest financial leverage[3] of the Comparable Companies;

(f)	The Scheme Consideration represents a premium of 53.3%, 101.0%, 98.5% and 71.5% over the 12-month, 6-month, 3-month and 1-month VWAP of the Shares, respectively; The Scheme Consideration represents a premium of 46.7% over the closing price of US$8.18 of the Shares on the Latest Practicable Date;

(g)	The Shares have underperformed the CCI and the NASDAQ Composite Index significantly. For the period since the Company’s IPO on 22 May 2014 up to and including the Latest Practicable Date, the Share price of the Company has decreased by approximately 45.5%, while the CCI has decreased by approximately 2.3% and the NASDAQ Composite Index increased by approximately 26.7% during the same period;

(h)	The Scheme Consideration is within the range of the daily closing price of the Shares over the 12-month period up to and including the Latest Practicable Date, which was between a low of US$3.47 and a high of US$13.67 per Share; The Scheme Consideration represents a 245.8% premium over the lowest closing price of US$3.47 and a 12.2% discount to the highest closing price of US$13.67 of the Shares, over the 12-month period up to and including the Latest Practicable Date;

(i)	The comparison of the financial metrics of the Company to the Comparable Companies should be taken into context when evaluating the various valuations multiples implied by the Scheme Consideration:

•	The latest 3-year revenue CAGR of the Company is negative at –7.9% and is below the range of latest 3-year revenue CAGR of the Comparable Companies of 1.7% to 7.1%;

•	The LTM EBITDA margin of the Company of 11.9% is below the range of the LTM EBITDA margins of the Comparable Companies of 15.5% to 25.3%;

•	The Total Debt / LTM EBITDA ratio of the Company of 2.99 times is within the range of the Total Debt / LTM EBITDA ratios of the Comparable Companies of 0.06 times to 4.61 times and is above the mean of 1.53 times and median of 0.72 times;

(j)	In comparison to the trading valuation multiples of the Comparable Companies:

•	The LTM EV / Revenue ratio implied by the Scheme Consideration of 0.99 times is within the range of the LTM EV / Revenue ratios of the Comparable Companies of 0.51 times to 1.89 times;

•	The LTM EV / EBITDA ratio implied by the Scheme Consideration of 8.3 times is within the range of the LTM EV / EBITDA ratios of the Comparable Companies of 3.3 times to 10.1 times and is above the mean of 6.6 times and median of 6.6 times;

•	The Latest P / NAV ratio implied by the Scheme Consideration of 1.30 times is within the range of Latest P / NAV ratios of the Comparable Companies of 1.02 times to 1.52 times;

(k)	In comparison to the trailing LTM EV / Revenue multiples of the Company and the Comparable Companies:

•	The LTM EV / Revenue multiple implied by the Scheme Consideration of 0.99 times is above the range of LTM EV / Revenue multiples (based on trailing 12-month revenue) of the Company of 0.41 times to 0.95 times over the 12-month period up to and including the Latest Practicable Date;

•	The LTM EV / Revenue multiple implied by the Scheme Consideration of 0.99 times translates to a discount[4] of 30.4% to 1.42 times of the CCI as of the Latest Practicable Date. This implied

[3]	Financial leverage is defined as Total Debt / LTM EBITDA.
[4]	Represents the differential between the multiple implied by the Scheme Consideration and the multiple of the CCI in percentage terms as of the LPD.

discount of 30.4% is also narrower than the range of trailing discounts implied by the Shares to the CCI of 40.4% to 66.3% over the 12-month period up to and including the Latest Practicable Date.

(l)	In comparison to the trailing LTM EV / EBITDA multiples of the Company and the Comparable Companies:

•	The LTM EV / EBITDA multiple implied by the Scheme Consideration of 8.3 times is above the range of LTM EV / EBITDA multiples (based on trailing 12-month EBITDA) of the Company of 3.1 times to 6.9 times over the 12-month period up to and including the Latest Practicable Date and above the mean and median;

•	The LTM EV / EBITDA multiple implied by the Scheme Consideration of 8.3 times is above the range of LTM EV / EBITDA multiples (based on trailing 12-month EBITDA) of the CCI of 4.8 times to 8.1 times over the 12-month period up to and including the Latest Practicable Date and above the mean and median; and

•	The LTM EV / EBITDA multiple implied by the Scheme Consideration of 8.3 times translates to a premium of 28.1% to 6.5 times of the CCI as of the Latest Practicable Date. This implied premium of 28.1% also compares favorably to the range of trailing discounts implied by the Shares to the CCI ranging from 5.3% to 41.3% over the 12-month period up to and including the Latest Practicable Date;

(m)	In comparison to the trailing Latest P / NAV multiples of the Company and the Comparable Companies:

•	The Latest P / NAV multiple implied by the Scheme Consideration of 1.30 times is above the range of Latest P / NAV multiples (based on trailing latest book values) of the Company of 0.27 times to 0.93 times over the 12-month period up to and including the Latest Practicable Date;

•	The Latest P / NAV multiple implied by the Scheme Consideration of 1.30 times is within the range of Latest P / NAV multiples (based on trailing latest book values) of the CCI of 1.06 times to 1.83 times over the 12-month period up to and including the Latest Practicable Date and is below the mean and median;

•	The Company’s Share price had consistently traded at a discount to the trailing NAV per Share (below 1.00 times Latest P / NAV) over the 12-month period up to and including the Latest Practicable Date;

•	The trailing discount, based on closing Share prices, to prevailing NAV per Share over the 12-month period up to and including the Latest Practicable Date had ranged from 6.7% (0.93 times Latest P / NAV) to 72.9% (0.27 times Latest P / NAV);

•	The premium to prevailing NAV per Share of 30.3% (1.30x times Latest P / NAV) implied by the Scheme Consideration compares favorably to the average discount to NAV per Share of 38.2% (0.62 times Latest P / NAV) at which the Shares had closed over the 12-month period up to and including the Latest Practicable Date; and

•	The Latest P / NAV multiple implied by the Scheme Consideration of 1.30 times translates to a discount of 6.5% to 1.39 times of the CCI as of the Latest Practicable Date. The implied discount of 6.5% also is narrower than the range of trailing discounts implied by the Shares to the CCI of 40.9% to 76.6% over the 12-month period up to and including the Latest Practicable Date;

(n)	In comparison to the valuation multiples implied by the Precedent Transactions:

•	The LTM EV / Revenue ratio implied by the Scheme Consideration of 0.99 times is within the range of the LTM EV / Revenue ratios of the Precedent Transactions of 0.57 times to 2.15 times;

•	The LTM EV / EBITDA ratio implied by the Scheme Consideration of 8.3 times is within the range of the LTM EV / EBITDA ratios of the Precedent Transactions of 2.6 times to 10.2 times and is above the mean of 5.9 times and median of 5.6 times;

•	The Latest P / NAV ratio implied by the Scheme Consideration of 1.30 times is within the range of the Latest P / NAV ratios of the Precedent Transactions of 0.84 times to 2.71 times;

(o)	In comparison to the transaction premium (or discount) implied by the Precedent Take-overs:

•	The implied premia of the Scheme Consideration are within the range and above the mean and median of the Precedent Take-overs for the closing 1-day prior, 1-month, 3-month, 6-month and 12-month VWAPs;

(p)	In comparison to the broker research price targets for the Shares, the Scheme Consideration is above the range of broker price targets, and represents a premium of 69.7% over the mean broker price target of US$7.07, 69.0% over the median of US$7.10, and 26.3% over the maximum of US$9.50.

Based upon, and having considered, inter alia, the factors described above and the information that has been made available to us as at the Latest Practicable Date, we are of the opinion that as at the Latest Practicable Date, the Scheme Consideration is fair and reasonable and not prejudicial to the interests of the Shareholders from a financial point of view. Accordingly, we would advise the Directors to recommend that, in the absence of a superior offer, Shareholders should vote in favor of the Scheme.

We recommend that the Directors should advise the Shareholders of ANZ’s opinion in this Letter. We would also advise the Directors to caution the Shareholders that they should not rely on our advice to the Directors as the sole basis for deciding whether or not to vote in favor of the Scheme.

In rendering our advice and giving our opinion, we did not have regard to the specific investment objectives, financial situation, tax position or particular needs and constraints of any individual Shareholder. As each Shareholder would have different investment objectives and profiles, we would advise the Directors to recommend that any individual Shareholder who may require specific advice in relation to his or her investment objectives or portfolio should consult his or her stockbroker, bank manager, solicitor, accountant or other professional advisors immediately.

We wish to emphasize that our opinion is limited to the fairness and reasonableness of the Scheme from a financial point of view as at the Latest Practicable Date. Our terms of reference do not require us to express, and we do not express, an opinion on the future business and prospects of the Company or the Group.

The Directors should also note that the trading of the Shares is subject to, inter alia, the performance and prospects of the Company and the Group, prevailing market conditions, economic outlook and stock market conditions and sentiments. Accordingly, this opinion does not and cannot take into account future trading activities, patterns or price levels that may be established for the Shares after the Latest Practicable Date, since these are governed by factors beyond the ambit of our review and also, such opinion, if given, would not fall within our terms of reference in connection with the Scheme. This Letter is addressed to the Directors solely for their benefit, in connection with and for the purpose of their consideration of the financial terms of the Scheme and should not be relied on by any other party or for any other purpose. This Letter does not constitute and should not be relied on as a recommendation to, or confer any rights or remedies upon, any Shareholder as to how such person should deal with or vote their Shares in relation to the Scheme or any matter related thereto. The recommendation made by the Directors to the Shareholders in relation to the Scheme shall remain the sole responsibility of the Directors.

Whilst a copy of this Letter may be reproduced in the Scheme Document, neither the Company nor the Directors may reproduce, disseminate or quote this Letter (or any part thereof) for any other purpose at any time and in any manner without the prior written consent of ANZ in each specific case.

Yours faithfully

For and on behalf of

Australia and New Zealand Banking Group Limited, Singapore Branch

Ben Gledhill

Head of Corporate Advisory, Asia

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

SUNEDISON SEMICONDUCTOR LIMITED 501 PEARL DRIVE ST. PETERS, MO 63376

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1	A proposal to adopt and approve the scheme of arrangement under Section 210 of the Companies Act, Chapter 50, of Singapore, by and among SunEdison Semiconductor Limited, the Scheme Shareholders, GlobalWafers Co., Ltd. and GWafers Singapore Pte. Ltd., pursuant to which GWafers Singapore Pte. Ltd. proposes to acquire all of the outstanding ordinary shares of SunEdison Semiconductor Limited (other than those held by GlobalWafers Co., Ltd., GWafers Singapore Pte. Ltd. and their subsidiaries) for $12.00 per share, in cash, without interest.	—	—	—

2	A proposal to adjourn the Court Meeting to a later date or time if necessary or appropriate.	—	—	—

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting	Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

SUNEDISON SEMICONDUCTOR LIMITED

Court Meeting of Scheme Shareholders

November 7, 2016 7:00 AM CDT

This proxy is solicited by the Board of Directors

The Scheme Shareholder hereby appoints Shaker Sadasivam or failing whom Jeffrey Hall or failing whom Sally Townsley or failing whom the Chairman of the Court Meeting, as Proxy and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of SUNEDISON SEMICONDUCTOR LIMITED that the Scheme Shareholder is entitled to vote at the Court Meeting of Scheme Shareholders to be held at 7:00 AM, CDT on November 7, 2016, at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, MO 63303, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted at the Court Meeting in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

The undersigned hereby acknowledges receipt of the Notice of the Court Meeting of Scheme Shareholders and the accompanying proxy statement.

Continued and to be signed on reverse side